Filed Pursuant to Rule 424(b)(4)

Registration No. 333-248516 and

Registration No. 333-249250

Prospectus

HYCROFT MINING HOLDING CORPORATION

8,333,334 Units, each consisting of One Share of Class A Common Stock and

One Warrant to Purchase One Share of Class A Common Stock

We are offering 8,333,334 units, with each unit consisting of one share of our Class A common stock, par value $0.0001 per share (“Common Stock”), and one warrant to purchase one share of our Common Stock (together with the shares of Common Stock issuable upon exercise of such warrants, the “Units”). Warrants included in the Units have an exercise price of $10.50 per whole share (the “Warrants”).

The Units will not be issued or certificated. The shares of Common Stock and the Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The Warrants will be exercisable on the date of issuance and will expire on the five year anniversary of the date of issuance.

Our Common Stock, public warrants and Seller warrants (as defined herein) are listed on the Nasdaq Capital Market under the symbols “HYMC,” “HYMCW ” and “HYMCZ,” respectively. On October 1, 2020, the closing price of our Common Stock was $9.04 per share, the closing price of our public warrants was $1.46 and the closing price of our Seller warrants was $0.33 per share.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock and Warrants involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$9.00	$75,000,006
Underwriting discounts and commissions (1)	$0.495	$2,117,501
Proceeds, before expenses, to us	$8.505	$72,882,505

(1)	Excludes 4,055,555 Units sold to affiliated entities and individuals. We have also agreed to reimburse certain expenses of the underwriters. See “Underwriting” beginning on page 108 of this prospectus for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to an additional 1,250,000 Units from us at the public offering price, less the underwriting discounts and commissions, within 30 days of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the Units to investors on or about October 6, 2020, subject to customary closing conditions.

Joint Book-Running Managers

BMO Capital Markets	Stifel	Canaccord Genuity

Co-Manager

Cormark Securities

The date of this prospectus is October 2, 2020

We are responsible for the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained in this prospectus and we take no responsibility for any other information that others may give you. We are offering to sell, and seeking offers to buy, the Units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Units. Our business, operating results or financial condition may have changed since such date.

ABOUT THIS PROSPECTUS

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On May 29, 2020, the entity formerly known as Mudrick Capital Acquisition Corporation (the “Company”), consummated the transactions contemplated by the Purchase Agreement, dated as of January 13, 2020, by and among the Company, MUDS Acquisition Sub, Inc. (“Acquisition Sub”) and Hycroft Mining Corporation, a Delaware corporation (the “Seller”), as amended by that certain Amendment to Purchase Agreement, dated as of February 26, 2020 (as amended, the “Purchase Agreement”). Pursuant to the Purchase Agreement, Acquisition Sub acquired all of the issued and outstanding equity interests of the direct subsidiaries of Seller and substantially all of the other assets and assumed substantially all of the liabilities of Seller, a U.S.-based gold and silver producer operating the Hycroft Mine located in the mining region of northern Nevada. In connection with the completion of the business combination transaction contemplated by the Purchase Agreement (the “Recapitalization Transaction”), the Company changed its name from Mudrick Capital Acquisition Corporation to Hycroft Mining Holding Corporation. The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is included as Exhibit 2.1 and Exhibit 2.2 to the registration statement of which this prospectus forms a part. Common terms and their meaning are set forth below under the heading “Selected Definitions.”

MARKET, RANKING AND OTHER INDUSTRY DATA

Certain market, ranking and industry data included in this prospectus, including the size of certain markets and our size or position and the positions of our competitors within these markets, including its products and services relative to its competitors, are based on estimates of our management. These estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate, which, in each case, we believe are reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance, but is inherently imprecise.

Assumptions and estimates of our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk factors—Risks Related to Our Business.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements.”

SELECTED DEFINITIONS

Unless stated in this prospectus or the context otherwise requires, references to:

“1.25 Lien Exchange” means the exchange by the 1.25 Lien Noteholders of the outstanding 1.25 Lien Notes for the Subordinated Notes.

“1.25 Lien Exchange Agreement” means that certain Note Exchange Agreement, dated as of January 13, 2020, by and among Seller and certain investment funds affiliated with or managed by Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine, as amended, pursuant to which the 1.25 Lien Exchange occurred immediately prior to the consummation of the Recapitalization Transaction.

“1.25 Lien Notes” means the notes issued pursuant to the Note Purchase Agreements, dated as of February 22, 2019, May 21, 2019, June 27, 2019, August 6, 2019, August 29, 2019, September 25, 2019, October 16, 2019, November 21, 2019, December 17, 2019, January 17, 2020, February 7, 2020, March 12, 2020, April 16, 2020 and May 7, 2020 between Seller, the guarantors and the purchasers named therein and WBox 2015-5 Ltd., as collateral agent.

“1.25 Lien Noteholders” means the holders of the 1.25 Lien Notes and, subsequent to the 1.25 Lien Exchange, the holders of the Subordinated Notes.

“1.5 Lien Notes” means the notes issued pursuant to the Note Purchase Agreements, dated as of May 3, 2016, July 29, 2016, September 22, 2016, November 30, 2016, February 2, 2017, April 12, 2017, June 30, 2017, July 14, 2017, December 20, 2017,

March 8, 2018, May 10, 2018, July 10, 2018, August 22, 2018, November 1, 2018, and December 19, 2018 between Seller, the guarantors and the purchasers named therein and WBox 2015-5 Ltd., as collateral agent.

“1.5 Lien Noteholders” means certain investment funds affiliated with Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine that hold the 1.5 Lien Notes.

“Amended and Restated Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement entered into at the closing of the Recapitalization Transaction, by and among the Company and the restricted stockholders.

“Acquisition Sub” means MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of the Company now known as Autar Gold Corporation.

“Aristeia” means Aristeia Capital, LLC.

“Board” means the board of directors of Hycroft Mining Holding Corporation.

“business day” means a day, other than Saturday, Sunday or such other day on which commercial banks in New York, New York are authorized or required by applicable laws to close.

“Cantor” means Cantor Fitzgerald & Co.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“conversion” means the conversion of the Second Lien Notes into shares of Seller common stock, pursuant to the terms of the Second Lien Conversion Agreement.

“DGCL” means the General Corporation Law of the State of Delaware.

“debt and warrant assumption” means the assignment by Seller and the assumption by the Company of (x) $80,000,000 in aggregate principal amount of Subordinated Notes, (y) the Sprott Credit Agreement and (z) Seller’s liabilities and obligations under the Seller Warrant Agreement.

“effective time” means 9:00 a.m. New York time on May 29, 2020.

“employee benefit plan” means any material “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

“Excess Noteholders” means the holders of the Excess Notes.

“Excess Notes” means the $48,459,232 in aggregate principal amount of Subordinated Notes exchanged pursuant to the Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means that certain Exchange Agreement, dated as of January 13, 2020, by and among Seller, Acquisition Sub, the 1.5 Lien Noteholders and the 1.25 Lien Noteholders, as amended.

“First Lien Credit Agreement” means the first lien term loan credit agreement between Seller and The Bank of Nova Scotia, as administrative agent, and other lenders.

“First Lien Notes” means the notes under the First Lien Credit Agreement.

“forward purchase” means the issuance to sponsor of shares of Common Stock pursuant to the terms of the Forward Purchase Contract.

“Forward Purchase Contract” means the Forward Purchase Contract, dated January 24, 2018, by and between the Company and sponsor, pursuant to which sponsor purchased 3,125,000 shares of Common Stock and 2,500,000 forward purchase warrants exercisable at $11.50 per share, for gross proceeds of $25,000,000, concurrently with the consummation of the Recapitalization Transaction.

“forward purchase warrants” means the warrants to purchase one share of Common Stock at a price of $11.50 per share issued to the sponsor upon consummation of the Recapitalization Transaction pursuant to the Forward Purchase Contract.

“founder shares” means shares of Class B common stock, par value $0.0001 per share, of the Company initially purchased by sponsor which were redeemed or converted into shares of Common Stock upon the consummation of the Recapitalization Transaction.

“GAAP” means generally accepted accounting principles in the United States.

“Highbridge” means Highbridge Capital Management, LLC.

“HRD” means Hycroft Resources & Development, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of the Company.

“Hycroft,” “Company,” “we,” “our,” or “us,” means Hycroft Mining Holding Corporation, a Delaware corporation.

“Hycroft Mine” means the Hycroft Open Pit Mine, located in Winnemucca, Nevada that produces gold and silver using a heap leach mining process.

“Hycroft Technical Report” means that certain Technical Report Summary, Heap Leaching Feasibility Study prepared for Seller with an effective date of July 31, 2019 by M3 Engineering and Technology Corporation and other qualified persons, prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S-K.

“Incentive Plan” means the HYMC 2020 Performance and Incentive Pay Plan.

“initial stockholders” means holders of founder shares prior to the IPO.

“Initial Subscribers” means investment funds affiliated with or managed by Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine (together with any permitted assigns under the Subscription/Backstop Agreements).

“IPO” means the Company’s initial public offering, consummated on February 12, 2018, through the sale of 20,800,000 public units (including 800,000 units sold pursuant to the underwriters’ partial exercise of their overallotment option) at $10.00 per unit.

“JOBS Act” means the Jumpstart our Business Startups Act of 2012.

“Lender” means Sprott Private Resource Lending II (Collector), LP.

“Mudrick Capital” means Mudrick Capital Management, L.P., a Delaware limited partnership, an affiliate of sponsor.

“Nasdaq” means The Nasdaq Stock Market LLC.

“New Mining Rules” means the Modernization of Property Disclosures for Mining Registrants final rule promulgated by the SEC.

“New Warrant Agreement” means that certain warrant agreement, dated as of the date of the initial issuance of the securities offered pursuant to this prospectus against payment therefor, by and between the Company and Continental Stock Transfer & Trust Company, as initial warrant agent.

“Note exchange” means the exchange of the 1.5 Lien Notes and the Excess Notes, if any, for shares of Common Stock valued at $10.00 per share pursuant to the terms of the Exchange Agreement.

“Parent Sponsor Letter Agreement” means that certain letter agreement, dated as of January 13, 2020, by and between the Company and sponsor, as amended from time to time.

“PIPE warrants” means the warrants to purchase one share of Common Stock at a price of $11.50 per share issued to the Initial Subscribers in the private investment.

“private investment” means the equity financing through a private placement of equity securities in the Company pursuant to Section 4(a)(2) of the Securities Act, for gross proceeds to the Company in an aggregate amount of approximately $76.0 million funded in accordance with the terms of the Subscription/Backstop Agreements.

“private placement warrants” means the warrants issued to sponsor and Cantor in a private placement simultaneously with the closing of the IPO.

“public shares” means shares of Common Stock sold as part of the units in the IPO.

“public units” means one share of Common Stock and one redeemable public warrant of the Company, whereby each public warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share of Common Stock, sold in the IPO.

“public warrants” means the warrants included in the units issued in the IPO, where one warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share of Common Stock in accordance with the terms of the Warrant Agreement.

“Purchase Agreement” means that certain Purchase Agreement, dated January 13, 2020, as amended on February 26, 2020, by and among the Company, Acquisition Sub and Seller.

“Recapitalization Transaction” means the transactions contemplated by the Purchase Agreement, the Exchange Agreement and the Second Lien Conversion Agreement consummated on May 29, 2020.

“representatives” means a Person’s officers, directors, employees, accountants, consultants, agents, legal counsel, and other representatives.

“restricted stockholders” means, collectively, sponsor, Cantor, certain directors and officers of the Company (as set forth in the Amended and Restated Registration Rights Agreement), the 1.5 Lien Noteholders, certain stockholders of Seller that receive Common Stock in the Recapitalization Transaction, the Initial Subscribers pursuant to the private investment, and Lender.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Charter” means the Second Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on May 29, 2020.

“Second Lien Conversion Agreement” means that certain Note Conversion and Consent Agreement by and among Seller and the Second Lien Noteholders, dated January 13, 2020.

“Second Lien Notes” means the notes issued pursuant to (a) that certain Note Purchase Agreement, dated as of October 22, 2015, by and among Seller, certain of its affiliates and the purchasers named therein and (b) that certain Note Purchase Agreement, dated as of December 2, 2015, by and among Seller, certain of Seller’s subsidiaries and the purchasers named therein, in each case, entered into pursuant to the 15% Senior Secured Convertible Notes Due 2020 Indenture, dated as of October 22, 2015, by and among Seller, the guarantors (as defined therein) and Wilmington Trust, National Association, as trustee and collateral agent as of January 6, 2016 and March 24, 2016.

“Second Lien Noteholders” means certain funds affiliated with Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and two additional noteholders.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Hycroft Mining Corporation, a Delaware corporation.

“Seller common stock” means Seller’s common stock, par value $0.001 per share.

“Seller warrants” means a warrant to purchase shares of Common Stock issued pursuant to the Seller Warrant Agreement following the assumption of the Seller Warrant Agreement by the Company pursuant to the Purchase Agreement and effective as of the consummation of the Recapitalization Transaction.

“Seller Warrant Agreement” means that certain warrant agreement, dated as of October 22, 2015, by and between Seller and Computershare Inc., a Delaware corporation, and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company, collectively as initial warrant agent; such warrant agreement was assumed by the Company pursuant to the Purchase Agreement and Continental Stock Transfer & Trust Company, LLC is the successor warrant agent.

“sponsor” means Mudrick Capital Acquisition Holdings LLC, a Delaware limited liability company, which is 100% owned by investment funds and separate accounts managed by Mudrick Capital.

“Sprott Credit Agreement” means that certain amended and restated credit agreement, dated as of May 29, 2020, between Hycroft Mining Holding Corporation, as borrower, MUDS Acquisition Sub, Inc., MUDS Holdco, Inc., Hycroft Resources & Development, LLC, a Delaware limited liability company, and Allied VGH LLC, a Delaware limited liability company, as guarantors, Sprott Private Resource Lending II (Collector), LP, as lender, and Sprott Resource Lending Corp., as arranger.

“Sprott Royalty Agreement” means that certain royalty agreement between the Company, Hycroft Resources & Development, LLC, a Delaware limited liability company and Sprott Private Resource Lending II (Co), Inc.

“Subordinated Notes” means the $80.0 million in aggregate principal amount of 10% payment in-kind subordinated notes issued pursuant to the 1.25 Lien Exchange Agreement and assigned to, and assumed by, the Company in connection with the Recapitalization Transaction.

“Subscription/Backstop Agreements” means those certain Subscription/Backstop Agreements, dated as of January 13, 2020, by and among the Company and the Initial Subscribers, as amended on May 28, 2020.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the U.S. Tax Code.

“trust account” means the trust account of the Company that held the proceeds from the IPO.

v

“Unit” means each unit offered hereby, consisting of one share of our Common Stock and one Warrant to purchase one share of our Common Stock, together with the shares of Common Stock issuable upon due exercise of such Warrants.

“U.S. Holder” means a beneficial owner of the Company’s securities who or that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of the trust or one or more U.S. persons (as defined in the U.S. Tax Code) have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

“U.S. Tax Code” means the Internal Revenue Code of 1986, as amended.

“Warrant Agreement” means the Warrant Agreement, dated February 7, 2018, by and between Mudrick Capital Acquisition Corporation and Continental Stock Transfer & Trust Company, LLC.

“Warrants” means the warrants to purchase one share of Common Stock at an exercise price of $10.50 per whole share, included in the Units offered hereby, and issued pursuant to the New Warrant Agreement.

“Whitebox” means Whitebox Advisors, LLC.

“Wolverine” means Wolverine Asset Management, LLC.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” in the “Summary,” “Risk Factors,” “Description of Business,” “Description of Property,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere throughout this prospectus. All statements, other than statements of historical facts, included in this prospectus and in press releases and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business.

The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “schedule” and similar words or expressions identify forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about:

●	Use of proceeds from this offering;
●	Industry-related risks including:
o	Fluctuations in the price of gold and silver;
o	Uncertainties concerning estimates of reserves and mineralized material;
o	Uncertainties relating to the novel coronavirus (“COVID-19”) pandemic;
o	The intense competition within the mining industry and state of Nevada;
o	The inherently hazardous nature of mining activities, including environmental risks;
o	Our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets;
o	Potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements;
o	Cost of compliance with current and future government regulations;
o	Uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities;
o	Potential challenges to title in our mineral properties;
o	Risks associated with proposed legislation in Nevada that could significantly increase the costs or taxation of our operations; and
o	Changes to the climate and regulations and pending legislation regarding climate change.
●	Business-related risks including:
o	Risks related to our liquidity and going concern considerations;
o	Risks related to the heap leaching process at the Hycroft Mine and estimates of production;
o	Our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs and capital expenditure projections;
o	Risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ores;
o	The decline of our gold and silver production;
o	Risks related to our reliance on one mine with a new process;
o	Uncertainties and risks related to our reliance on contractors and consultants;
o	Uncertainties related to our ability to replace and expand our ore reserves;
o	The costs related to our land reclamation requirements;
o	Availability and cost of equipment, supplies, energy, or commodities;
o	The commercial success of, and risks relating to, our development activities;
o	Risks related to slope stability;
o	Our ability to raise capital on favorable terms or at all;
o	Risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness;

o	Uncertainties resulting from the possible incurrence of operating and net losses in the future;
o	Risks related to disruption of our business due to the historical chapter 11 proceedings;
o	The loss of key personnel or our failure to attract and retain personnel;
o	Risks related to technology systems and security breaches;
o	Risks related to current and future legal proceedings;
o	Our current intention or future decisions whether or not to use streaming or forward-sale arrangements;
o	Risks associated with possible future joint ventures; and
o	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.
●	Risks related to our securities, including
o	Volatility in the price of our Common Stock;
o	Risks related to a lack of liquidity in the trading of our Common Stock and the Warrants;
o	Potential declines in the value of our Common Stock and the Warrants due to substantial future sales of our common stock and/or warrants;
o	Dilution of your investment;
o	We do not intend to pay cash dividends; and
o	Anti–takeover provisions could make a third party acquisition of us difficult.

These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on current expectations. Although our management believes that its expectations are based on reasonable assumptions, we can give no assurance that these expectations will prove correct. Please see “Risk Factors” below for more information about these and other risks. Potential investors are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that our forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our and Seller’s consolidated financial statements and related notes.

As used in this prospectus, unless the context otherwise requires or indicates, references to “Hycroft,” “Company,” “we,” “our,” and “us,” refer to Hycroft Mining Holding Corporation and its subsidiaries. “Seller” refers to Hycroft Mining Corporation.

Overview

We are a U.S.-based gold producer that is focused on operating and developing our wholly owned Hycroft Mine in a safe, environmentally responsible, and cost-effective manner. Gold and silver sales represent 100% of our operating revenues and the market prices of gold and silver significantly impact our financial position, operating results and cash flows. The Hycroft Mine is located in the state of Nevada.

During the second quarter of 2019, we restarted open pit mining operations at the Hycroft Mine, and, during the third quarter of 2019, produced and sold gold and silver which we have continued to do on an approximate weekly basis since restarting. As part of the 2019 restart of mining operations, existing equipment was re-commissioned, including haul trucks, shovels and a loader, upgrades were made to the crushing system and new leach pad space was added to the existing leach pads. During the first half of 2020, we continued to increase our operations by mining more tons, procuring additional mobile equipment rentals, and increasing our total headcount. During the first six months of 2020 the Hycroft Mine produced 12,342 ounces of gold and 73,717 ounces of silver and sold 10,797 ounces of gold and 70,703 ounces of silver.

As of June 30, 2019, based on the Hycroft Technical Report, the Hycroft Mine had proven and probable mineral reserves of 12.0 million ounces of gold and 481.4 million ounces of silver (18.0 million ounces of gold equivalent), which are contained in oxide, transition and sulfide ores. The Hycroft Mine ranks among one of the 20 largest gold deposits in the world, and the second largest in the United States, based on resource sizes. Pursuant to the current 34-year life of mine plan in the Hycroft Technical Report, once fully operational, mining will range from approximately 85 – 100 million tons per year resulting in average annual life-of-mine production of 366,000 gold equivalent ounces (230,700 ounces of gold and over 10 million ounces of silver) at by-product cash cost of production of $548 per ounce. As set forth in the Hycroft Technical Report, during the initial five-year ramp-up we expect mining will be performed by a contract mining company or we will primarily use a short-term equipment rental fleet using customary truck and shovel open pit mining methods. After the initial ramp-up, we expect to self-perform mining with our own equipment fleet.

Effective July 31, 2019, M3 Engineering and Technology Corporation (“M3 Engineering”), in conjunction with SRK Consulting (U.S.), Inc. (“SRK”) and Seller, completed the Hycroft Technical Report Summary, Heap Leaching Feasibility Study prepared for Seller with an effective date of July 1, 2019, and prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S-K, for a two-stage, heap oxidation and subsequent leaching of transition and sulfide ores.

Our sole mining property is located in Nevada. We currently have one operating property, which is the Hycroft Mine as discussed herein.

Recent Developments

On May 29, 2020, we completed the Recapitalization Transaction described below in the Section entitled “Description of Business.”

On July 1, 2020, Randy Buffington, our former Chairman, President, and CEO departed the Company. Mr. Buffington is assisting us during this transition period and has entered into a consulting agreement for 24 months, through July 1, 2022. See Note 22 — Subsequent Events to the Notes to Unaudited Consolidated Financial Statements and “Executive Compensation — Transition Agreements with Randy Buffington.”

Diane R. Garrett, Ph.D, was appointed as the Company’s President and Chief Executive Officer and as a director, effective as of September 8, 2020. For more information about Dr. Garrett’s biography and compensation arrangements, see “Management” and “Executive Compensation — Compensation Arrangements with Diane R. Garrett,” respectively.

On September 8, 2020, the Company entered into a Transition and Succession Agreement and a Consulting Agreement with Stephen M. Jones, pursuant to which he resigned as the Company’s interim President and Chief Executive Officer and agreed to remain as a non-executive employee through November 30, 2020 and to provide consulting services for an additional six months thereafter. For more information, see “Executive Compensation — Transition Agreements with Stephen M. Jones.”

Risk Factors

An investment in our securities involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others:

Industry-related risks including:

●	Fluctuations in the price of gold and silver;
●	Uncertainties concerning estimates of reserves and mineralized material;
●	Uncertainties relating to the ongoing COVID-19 pandemic;
●	The intense competition within the mining industry and state of Nevada;
●	The inherently hazardous nature of mining activities, including environmental risks;
●	Our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets;
●	Potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements;
●	Cost of compliance with current and future government regulations;
●	Uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities;
●	Potential challenges to title in our mineral properties;
●	Risks associated with proposed legislation in Nevada that could significantly increase the costs or taxation of our operations; and
●	Changes to the climate and regulations and pending legislation regarding climate change.

Business-related risks including:

●	Risks related to our liquidity and going concern considerations;
●	Risks related to the heap leaching process at the Hycroft Mine and estimates of production;
●	Our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs and capital expenditure projections;
●	Risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ores;
●	The decline of our gold and silver production;
●	Risks related to our reliance on one mine with a new process;
●	Uncertainties and risks related to our reliance on contractors and consultants;
●	Uncertainties related to our ability to replace and expand our ore reserves;
●	The costs related to our land reclamation requirements;
●	Availability and cost of equipment, supplies, energy or commodities;
●	The commercial success of, and risks relating to, our development activities;
●	Risks related to slope stability;
●	Our ability to raise capital on favorable terms or at all;

●	Risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness;
●	Uncertainties resulting from the possible incurrence of operating and net losses in the future;
●	Risks related to disruption of our business due to the historical chapter 11 proceedings;
●	The loss of key personnel or our failure to attract and retain personnel;
●	Risks related to technology systems and security breaches;
●	Risks related to current and future legal proceedings;
●	Our current intention or future decisions whether or not to use streaming or forward-sale arrangements;
●	Risks associated with possible future joint ventures; and
●	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

Risks related to our securities and this offering, including:

●	Volatility in the price of our Common Stock;
●	Risks related to a lack of liquidity in the trading of our Common Stock and the Warrants;
●	Potential declines in the value of our Common Stock and the Warrants due to substantial future sales of our Common Stock and/or warrants;
●	Dilution of your investment;
●	We do not intend to pay cash dividends; and
●	Anti-takeover provisions could make a third party acquisition of us difficult.

You should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 8 of this prospectus.

Implications of Being An Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of specified reduced requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations;
●	we are exempt from the requirement to obtain an attestation report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and
●	we are not required to give our stockholders non-binding votes on executive compensation or "golden parachute" arrangements.

We may take advantage of these provisions for up to five full fiscal years or such earlier time that we are no longer an emerging growth company. We may choose to take advantage of some but not all of these reduced burdens. We would cease to be an emerging growth company if we have $1.07 billion or more in annual revenues, have more than $700 million in market value of our shares of common stock held by non-affiliates, or issue more than $1 billion of non-convertible debt over a three-year period. The Company has elected not to opt out of the extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Corporate Information

We were incorporated on August 28, 2017 as a Delaware corporation under the name “Mudrick Capital Acquisition Corporation” and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On May 29, 2020, in connection with the consummation of the Recapitalization Transaction, we changed our name to “Hycroft Mining Holding Corporation.”

Our principal executive offices are located at 8181 E. Tufts Ave., Suite 510, Denver, Colorado, and our telephone number is (303) 253-3267. Our website is www.hycroftmining.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

THE OFFERING

The following summary contains general information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Units offered by us

8,333,334 Units. Each Unit consists of one share of Common Stock and one Warrant to purchase one share of our Common Stock (together with the shares of Common Stock issuable upon exercise of such Warrants).

Underwriters’ option to purchase additional Units

We have granted the underwriters a 30-day option to purchase up to an additional 1,250,000 Units from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

Description of Warrants

The Warrants will be exercisable on the date of issuance at an exercise price of $10.50 per share of Common Stock and will expire on the five year anniversary of the original issuance date.

This prospectus also relates to the shares of Common Stock issuable upon due exercise of the Warrants. The exercise price of the Warrants and the number of shares into which the Warrants may be exercised are subject to adjustment in certain circumstances. See the section of this prospectus entitled “Description of Securities – Description of Warrants Included in the Units” for more information.

Common stock to be outstanding immediately after this offering	58,493,477 shares (or 59,743,477 shares if the underwriters exercise their option to purchase additional Units in full).
Use of proceeds

We estimate that the net proceeds from the sale of Units in this offering will be approximately $72.5 million (or approximately $83.1 million if the underwriters’ option to purchase additional Units in this offering is exercised in full), based upon the public offering price of $9.00 per Unit, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund working capital expenditures as we continue to ramp up operations at the Hycroft Mine including construction of a new leach pad and associated infrastructure, and for general corporate purposes. See the section of this prospectus entitled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors

See the section of this prospectus entitled “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock and Warrants.

Except as otherwise indicated, the information in this prospectus reflects or assumes the following:

●no exercise of warrants outstanding as of September 25, 2020 (including the Warrants offered hereby); and
●no exercise by the underwriters of their option to purchase up to an additional 1,250,000 Units in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the other information set forth in the registration statement of which this prospectus forms a part, including our and Seller’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our Common Stock and Warrants. If any of the events or developments described below occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Notes Regarding Forward-Looking Statements” above.

Risks Related To Our Industry

The market prices of gold and silver are volatile. A decline in gold and silver prices could result in decreased revenues, decreased net income, increased losses and decreased cash inflows, which would negatively affect our business.

Gold and silver are commodities. Their prices fluctuate and are affected by many factors beyond our control, including interest rates, expectations regarding inflation, speculation, currency values, central bank activities, governmental decisions regarding the disposal of precious metals stockpiles, global and regional demand and production, political and economic conditions and other factors. The prices of gold and silver, as quoted by The London Bullion Market Association on September 25, 2020, December 31, 2019 and December 31, 2018, were $1,860, $1,515 and $1,279 per ounce for gold, respectively, and $22.63, $18.05 and $15.46 per ounce for silver, respectively. The prices of gold and silver may decline in the future. A substantial or extended decline in gold or silver prices would adversely impact our financial position, revenues, net income and cash flows, particularly in light of our current strategy of not engaging in hedging transactions with respect to gold or silver. In addition, sustained lower gold or silver prices may:

●	reduce revenue potential due to cessation of the mining of deposits, or portions of deposits, that have become uneconomic at the then-prevailing gold or silver price;
●	reduce or eliminate the profit, if any, that we currently expect from mining operations;
●	halt, delay, modify, or cancel plans for the mining of oxide and sulfide ores or the development of new and existing projects;
●	make it more difficult for us to satisfy and/or service our debt obligations;
●	reduce existing reserves by removing ores from reserves that can no longer be economically processed at prevailing prices; and
●	cause us to recognize an impairment to the carrying values of mineral properties and long-lived assets.

Reserve and other mineralized material calculations are estimates only, and are subject to uncertainty due to factors including metal prices, inherent variability of the ore and recoverability of metal in the mining process.

The calculation of mineral reserves, mineral resources and grades are estimates and depend upon geological interpretation and statistical inferences or assumptions drawn from drilling and sampling analysis, which may prove to be unpredictable. There is a degree of uncertainty attributable to the calculation of mineral reserves and mineral resources, and corresponding grades. Until mineral reserves and mineral resources are actually mined and processed, the quantity of ore and grades must be considered as an estimate only. In addition, the quantity of mineral reserves and mineral resources may vary depending on metal prices, which largely determine whether mineral reserves and other mineralized materials are classified as ore (economic to mine) or waste (uneconomic to mine). A decline in metal prices may result in previously reported mineral reserves (ore) becoming uneconomic to mine (waste). Current reserve estimates were calculated using a $1,200 per ounce gold price and $16.50 per ounce silver price. A material decline in the current price of gold or silver could require a reduction in our reserve estimates. Any material change in the quantity of mineral reserves, mineral resources, mineralization, grade or stripping ratio may affect the economic viability of our properties. In addition, we can provide no assurance that gold and silver recoveries experienced in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

Our activities may be adversely affected by the ongoing COVID-19 pandemic, whether those effects are local, nationwide or global. Matters outside our control may prevent us from executing on our mining operations, limit travel of Company representatives, adversely affect the health and welfare of Company personnel or prevent important vendors and contractors from performing normal and contracted activities, including mining operations.

Our business could be adversely impacted by the effects of the ongoing COVID-19 pandemic. In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic, which continues to spread throughout the United States. Efforts implemented by local and national governments, as well as businesses, including temporary closures, are expected to have adverse impacts on local, national and the global economies. The extent to which the COVID-19 pandemic impacts our business, including our operations and the market for our securities, will depend on future developments, which are highly uncertain and cannot be predicted at this time. Uncertainties include the duration, severity and scope of the outbreak and the actions taken to contain or treat the COVID-19 outbreak. In particular, the continued spread of COVID-19 could materially and adversely impact our business including without limitation, employee health, limitations on travel, the availability of industry experts and personnel, restrictions to planned drill programs, assaying, and other factors that will depend on future developments beyond our control that may have a material and adverse effect on its business, financial condition and results of operations. There can be no assurance that our personnel will not be impacted by such disease and we may ultimately see our workforce productivity reduced or incur increased medical and related costs as a result of these health risks. In addition, a significant outbreak of COVID-19 could result in a widespread global health crisis that could adversely affect global economies and financial markets resulting in an economic downturn that could have an adverse effect on the demand for precious metals and our future prospects.

Moreover, the actual and threatened spread of the COVID-19 pandemic globally has had a material adverse effect on the global economy, could continue to negatively impact stock markets, including the trading price of our shares, could adversely impact our ability to raise capital, could cause continued interest rate volatility and movements that could make obtaining financing or refinancing our debt obligations more challenging or more expensive and could result in any operations affected by COVID-19 becoming subject to quarantine. Any of these developments, and others, could have a material adverse effect on our business and results of operations.

We face intense competition in the mining industry.

The mining industry is intensely competitive. As a result of this competition, some of which is with large established mining companies with substantial mining capabilities and with greater financial and technical resources than ours, we compete with other mining companies in the recruitment and retention of qualified managerial and technical employees and in acquiring attractive mining claims. If we are unable to successfully attract and retain qualified employees, our development programs and/or our operations may be slowed down or suspended, which may adversely impact our development, financial condition and results of operations.

Mining development and processing operations pose inherent risks and costs that may negatively impact our business.

Mining development and processing operations involve many hazards and uncertainties, including, among others:

●	metallurgical or other processing problems;
●	ground or slope failures;
●	industrial accidents;
●	unusual and unexpected rock formations or water conditions;
●	environmental contamination or leakage;
●	flooding and periodic interruptions due to inclement or hazardous weather conditions or other acts of nature;
●	fires;
●	seismic activity;
●	organized labor disputes or work slow-downs;
●	mechanical equipment failure and facility performance problems; and
●	the availability of critical materials, equipment and skilled labor.

These occurrences could result in damage to, or destruction of, our properties or production facilities, personal injury or death, environmental damage, delays in mining or processing, increased production costs, asset write downs, monetary losses and legal liability, any of which could have an adverse effect on our results of operations and financial condition and adversely affect our projected development and production estimates.

Our insurance may not cover all of the risks associated with our business.

The mining business is subject to risks and hazards, including, but not limited to, construction risks, environmental hazards, industrial accidents, the encountering of unusual or unexpected geological formations, slide-ins, flooding, earthquakes and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, reduced production and delays in mining, asset write-downs, monetary losses and possible legal liability. Insurance fully covering many of these risks is not generally available to us and if it is, we may elect not to obtain it because of the high premium costs or commercial impracticality. We do not currently carry business interruption insurance and have no plans to obtain such insurance in the future. Any liabilities incurred for these risks and hazards could be significant and could adversely affect our results of operation, cash flows and financial condition.

Environmental regulations could require us to make significant expenditures or expose us to potential liability.

To the extent we become subject to environmental liabilities, the payment of such liabilities or the costs that we may incur, including costs to remedy environmental pollution, would reduce funds otherwise available to us and could have a material adverse effect on our financial condition, results of operations, and liquidity. If we are unable to fully remedy an environmental violation or release of hazardous substances, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy or corrective action. The environmental standards that may ultimately be imposed at a mine site can vary and may impact the cost of remediation. Actual remedial costs may exceed the financial accruals that have been made for such remediation. The potential exposure may be significant and could have a material adverse effect on our financial condition and results of operations.

Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property or natural resources and injury to persons resulting from the environmental, health and safety impacts of our past and current operations, which could lead to the imposition of substantial fines, remediation costs, penalties, injunctive relief and other civil and criminal sanctions. Substantial costs and liabilities, including those required to restore the environment after the closure of mines, are inherent in our operations. We cannot provide any assurance that any such law, regulation, enforcement or private claim will not have a negative effect on our business, financial condition or results of operations.

Our operations are subject to extensive environmental regulations, which could result in the incurrence of operational delays, penalties and costs.

All phases of our operations are subject to extensive federal and state environmental regulation, including those enacted under the following laws:

●	Comprehensive Environmental Response, Compensation, and Liability Act;
●	The Resource Conservation and Recovery Act;
●	The Clean Air Act;
●	The National Environmental Policy Act;
●	The Clean Water Act; and
●	The Safe Drinking Water Act.

Additional regulatory authorities also have jurisdiction over some of our operations and mining projects including the Environmental Protection Agency, the Nevada Division of Environmental Protection, the U.S. Fish and Wildlife Service, the U.S. Bureau of Land Management (the “BLM”), and the Nevada Department of Wildlife.

These environmental regulations require us to obtain various operating permits, approvals and licenses and also impose standards and controls relating to development and production activities. For instance, we are required to hold a Nevada Reclamation Permit with respect to the Hycroft Mine. This permit mandates concurrent and post-mining reclamation of mines and requires the posting of reclamation bonds sufficient to guarantee the cost of mine reclamation. Changes to the amount required to be posted for reclamation bonds for our operations at the Hycroft Mine could materially affect our financial position, results of operations, cash flows and liquidity. Also, the U.S. Fish and Wildlife Service may designate critical habitat and suitable habitat areas it believes are necessary for survival of a threatened or endangered species. A critical habitat or suitable habitat designation could result in further material restrictions to land use and may materially delay or prohibit land access for our development. For example, we had to obtain certain permits associated with mining in the area of an eagle habitat. Failure to obtain such required permits or failure to comply with federal and state regulations could also result in delays in beginning or expanding operations, incurring additional costs for investigation or cleanup of hazardous substances, payment of penalties for non-compliance or discharge of pollutants, and post-mining closure, reclamation and bonding, all of which could have an adverse impact on our financial performance, results of operations and liquidity.

Compliance with current and future government regulations may cause us to incur significant costs.

Our operations are subject to extensive federal and state legislation governing matters such as mine safety, occupational health, labor standards, prospecting, exploration, production, exports, toxic and hazardous substances, explosives, management of natural resources, land use, water use, air emissions, waste disposal, environmental review and taxes. Compliance with this and other legislation could require us to make significant financial outlays. The enactment of new legislation or more stringent enforcement of current legislation may increase costs, which could have a negative effect on our financial position, results of operations, and liquidity. We cannot provide any assurances that we will be able to adapt to these regulatory developments on a timely or cost-effective basis. Violations of these laws, regulations and other regulatory requirements could lead to substantial fines, penalties or other sanctions, including possible shut-down of the Hycroft Mine or future operations, as applicable.

Changes in environmental regulations could adversely affect our cost of operations or result in operational delays.

The regulatory environment in which we operate is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. New environmental laws and regulations or changes in existing environmental laws and regulations could have a negative effect on exploration activities, operations, production levels and methods of production.

We cannot provide any assurance that future changes in environmental laws and regulations will not adversely affect our current operations or future projects. Any changes to these laws and regulations could have an adverse impact on our financial performance and results of operations by, for example, requiring changes to operating constraints, technical criteria, fees or surety requirements.

Our operations are subject to numerous governmental permits that are difficult to obtain and we may not be able to obtain or renew all of the permits we require, or such permits may not be timely obtained or renewed.

In the ordinary course of business we are required to obtain and renew governmental permits for our operations, including in connection with our plans for heap leaching our transition and sulfide ores at the Hycroft Mine. We will also need additional governmental permits to accomplish our long-term plans to mine sulfide ores, including without limitation, permits to allow construction of additional leach pad space. Obtaining or renewing the necessary governmental permits is a complex and time-consuming process involving costly undertakings by us. The duration and success of our efforts to obtain and renew permits are contingent upon many variables not within our control, including the interpretation of applicable requirements implemented by the permitting authority and intervention by third parties in any required environmental review. We may not be able to obtain or renew permits that are necessary to our operations on a timely basis or at all, and the cost to obtain or renew permits may exceed our estimates. Failure to comply with the terms of our permits may result in injunctions, fines, suspension or revocation of permits and other penalties. We can provide no assurance that we have been, or will at all times, be in full compliance with all of the terms of our permits or that we have all required permits. The costs and delays associated with compliance with these permits and with the permitting process could alter the mine plan, delay or stop us from proceeding with the operation or development of the Hycroft Mine or increase the costs of development or production, any or all of which may materially adversely affect our business, results of operations, financial condition and liquidity.

There are uncertainties as to title matters in the mining industry. Any defects in such title could cause us to lose our rights in mineral properties and jeopardize our business operations.

Our mineral properties consist of private mineral rights, leases covering private lands, leases of patented mining claims and unpatented mining claims. Areas of the Hycroft Mine are unpatented mining claims located on lands administered by the BLM, Nevada State office to which we have only possessory title. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively ownership of such claims. These uncertainties relate to such things as sufficiency of mineral discovery, proper location and posting and marking of boundaries, and possible conflicts with other claims not determinable from descriptions of record. We believe a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, and this uncertainty is inherent in the mining industry.

The present status of our unpatented mining claims located on public lands allows us the right to mine and remove valuable minerals, such as precious and base metals, from the claims conditioned upon applicable environmental reviews and permitting programs. We also are generally allowed to use the surface of the land solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the land remains with the United States. We remain at risk that the mining claims may be forfeited either to the United States or to rival private claimants due to failure to comply with statutory requirements. Prior to 1994, a mining claim locator who was able to prove the discovery of valuable, locatable minerals on a mining claim, and to meet all other applicable federal and state requirements and procedures pertaining to the location and maintenance of federal unpatented mining claims, had the right to prosecute a patent application to secure fee title to the mining claim from the Federal government. The right to pursue a patent, however, has been subject to a moratorium since October 1994, through federal legislation restricting the BLM from accepting any new mineral patent applications. If we do not obtain fee title to our unpatented mining claims, we can provide no assurance that we will be able to obtain compensation in connection with the forfeiture of such claims.

There may be challenges to title to the mineral properties in which we hold a material interest. If there are title defects with respect to any properties, we might be required to compensate other persons or perhaps reduce our interest in the affected property. Also, in any such case, the investigation and resolution of title issues would divert our management’s time from ongoing production and development programs.

Legislation has been proposed periodically that could, if enacted, significantly affect the cost of our operations on our unpatented mining claims or the amount of Net Proceeds of Mineral Tax we pay to the State of Nevada.

Members of the U.S. Congress have periodically introduced bills which would supplant or alter the provisions of the Mining Law of 1872. Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims. Such proposed legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims. A majority of our mining claims are unpatented claims. Although we cannot predict what legislated royalties might be, the enactment of these proposed bills could adversely affect the potential for development of our unpatented mining claims and the economics of our existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our financial performance and results of operations.

We pay Net Proceeds of Mineral Tax (“NPT”), to the State of Nevada on up to 5% of net proceeds generated from the Hycroft Mine. Net proceeds are calculated as the excess of gross yield over direct costs. Gross yield is determined as the value received when minerals are sold, exchanged for anything of value or removed from the state. Direct costs generally include the costs to develop, extract, produce, transport and refine minerals. From time to time Nevada legislators introduce bills which aim to increase the amount of NPT that mining companies operating in the state pay. Recently a resolution was introduced in each of the Assembly and Senate of the state of Nevada to repeal the NPT and replace it with a tax on gross revenue. If legislation is passed that increases the NPT we pay to the state of Nevada or if the NPT is replaced with a tax on gross revenue, our business, results of operations, and cash flows could be negatively impacted.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such regulations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation.

Climate change could have an adverse impact on our cost of operations.

The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the area in which we operate. These climate changes may include changes in rainfall and storm patterns and intensities, water shortages and changing temperatures. These changes in climate could adversely affect our mining operations, including by affecting the moisture levels and pH of ore on our leach pads, increase the cost of production at the Hycroft Mine and adversely affect the financial performance of our operations.

Risks Related to Our Business

Due to uncertainty surrounding our ability to achieve sales, production, cost and other operating targets, as well as our ability to raise sufficient additional working capital in this offering to fund construction of a leach pad, substantial doubt exists as to our ability to continue as a going concern. Our plans to alleviate the substantial doubt about our ability to continue as a going concern may not be successful, and we may be forced to limit our business activities or be unable to continue as a going concern, which would have a material adverse effect on our results of operations and financial condition.

The consolidated financial statements as of and for the periods ended June 30, 2020 included in this prospectus have been prepared on a “going concern” basis, which contemplates the presumed continuation of the Company even though events and conditions exist that, when considered individually or in the aggregate, raise substantial doubt about our ability to continue as a going concern because it is probable that, without sufficient additional capital injections, we will be unable to meet our obligations as they become due within one year after the date that such financial statements were issued.

For the six months ended June 30, 2020, we incurred a net loss of $84.4 million and the cash used in operating activities was $57.6 million. As of June 30, 2020, we had available cash on hand of $47.3 million, working capital of $68.0 million, total liabilities of $195.4 million, and an accumulated deficit of $468.8 million. Although we recently completed the Recapitalization Transaction, using our internal forecasts and cash flow projection models, we now project, without the net proceeds from this offering, there is insufficient cash to meet our future obligations as they become due or ramp up the Hycroft Mine’s operations from current levels or to levels which are contemplated by the Hycroft Technical Report.

Our ability to continue as a going concern is contingent upon achieving sales, production, cost, and other operating targets, as well as the success of this offering to provide additional capital financing for working capital and construction of a leach pad. If we are unable to secure sufficient additional financing or capital on terms favorable to us, we may be forced to limit our business activities or be unable to continue as a going concern, which would have a material adverse effect on our results of operations, financial condition and liquidity.

In addition, the consolidated financial statements contained herein do not include any adjustments related to the recoverability and classification of recorded assets or the amounts and classification of any liabilities or any other adjustments that might be necessary should we be unable to continue as a going concern. As such, recorded amounts in these financial statements (including without limitation, stockholders’ equity) have been prepared in accordance with GAAP on a historical-cost basis, as required, which do not reflect or approximate the current fair value of our assets or management’s assessment of our overall enterprise or equity value. As a result, the amounts recorded for such assets, liabilities and adjustments as of the date of the consolidated financial statements herein may not be indicative of the values in the future which could be materially impacted if we do not secure sufficient additional funding or capital.

Our ability to continue as a going concern is dependent on, among other things, generating profitable operating results, having sufficient liquidity, and maintaining compliance with the covenants and other requirements under the Sprott Credit Agreement and the Subordinated Notes. As of June 30, 2020, we had recorded $139.0 million of debt on our condensed consolidated balance sheets, comprised of the carrying value of the obligations under the Sprott Credit Agreement and the Subordinated Notes, which were $63.1 million and $80.7 million, respectively, and debt issuance costs of $4.8 million. The documents governing these obligations contain various operating and financial covenants, the breach of which would result in a default under such agreements, and in certain cases, cross-defaults under other agreements. As of June 30, 2020, we were in compliance with all applicable indebtedness covenants but no assurances can be given that such compliance will continue if we are unable to secure sufficient additional financing or capital. If we default under such indebtedness, it would have a material adverse impact on our operations, financial condition and results of operations. In addition, the terms of certain additional financing or capital available to us may not be permitted under the Sprott Credit Agreement and the Subordinated Notes and/or we may be unable to obtain waivers of such covenants to allow for us to secure additional financing or capital, which events would have a material adverse impact on our results of operations, financial condition and liquidity.

The estimation of the ultimate recovery of gold and silver from the Hycroft Mine, although based on standard industry sampling and estimating methods, is subjective. Our results of operations, liquidity, and financial position may be negatively impacted if actual recoveries are lower than initial estimations.

The Hycroft Mine historically utilized a heap leach process to extract gold and silver from ore. Our new plans outlined in the Hycroft Technical Report are also based on a heap leach process. The heap leach process extracts gold and silver by placing ore on an impermeable pad and applying a dilute cyanide solution that dissolves a portion of the contained gold and silver, which are then recovered in metallurgical processes. We use several integrated steps in the process of extracting gold and silver to estimate the metal content of ore placed on the leach pad. Although we refine our estimates as appropriate at each step in the process, the final amounts are not determined until a third-party smelter refines the doré and/or metal-laden carbon and determines the final ounces of gold and silver available for sale. We then review this end result and reconcile it to the estimates we developed and used throughout the production process. Based on this review, we adjust our estimation procedures when appropriate. Due to the complexity of the estimation process and the number of steps involved, among other things, actual recoveries can vary from estimates, and the amount of the variation could be significant and could have a material adverse impact on our financial condition, results of operations and liquidity.

We may not achieve our production and/or sales estimates and our costs may be higher than our estimates, thereby reducing our cash flows and negatively impacting our results of operations and liquidity.

We prepare estimates of future production, sales, and costs for our operations. We develop our estimates based on, among other things, mining experience, mineral reserve and resource estimates, assumptions regarding ground conditions and physical characteristics of ores (such as hardness and presence or absence of certain metallurgical characteristics), costs to construct new leach pads and estimated rates and costs of mining and processing. All of our estimates are subject to numerous uncertainties, many of which are beyond our control. Our actual production and/or sales may be lower than our estimates and our actual costs may be higher than our estimates, which could negatively impact our cash flows and results of operations. While we believe that our estimates are reasonable at the time they are made, actual results will vary and such variations may be material. These estimates are speculative in nature, and it may be the case that one or more of the assumptions underlying such projections and estimates may not materialize. You are cautioned not to place undue reliance on the projections and estimates set forth in this prospectus.

We may need to raise additional capital after this offering but such additional capital may not be available on favorable terms or at all.

The continuing operation of the Hycroft Mine under the new mine plan will require significant investment. Failure to obtain sufficient financing may result in the delay or indefinite postponement of development or production at the Hycroft Mine. The covenants in the Sprott Credit Agreement and the Sprott Royalty Agreement could significantly limit our ability to secure new or additional credit facilities, increase our cost of borrowing, and make it difficult or impossible to raise additional capital on favorable terms or at all.

Our primary future cash requirements will be to fund working capital as we ramp up operations at the Hycroft Mine and to fund future and sustaining capital expenditures. Using current metal price levels and our estimates of future metal sales, production and operating costs, expenses, and project, development, and capital expenditures contemplated under our plan for the second half of 2020, we currently expect recurring negative monthly cash flows for the remainder of 2020. You are cautioned that management’s expectations regarding our liquidity and capital resources are based on a number of assumptions that we believe are reasonable but could prove to be incorrect. For example, our expectations are based on assumptions regarding commodity price levels, gold and silver recovery percentages and rates, production estimates, timing of oxidation, anticipated costs and other factors that are subject to a number of risks, many of which are beyond our control. If our assumptions prove to be incorrect, we may require additional financing sooner than we expect to continue to operate our business, which may not be available on favorable terms or at all and which could have a material adverse effect on our results of operations, financial condition and liquidity.

Cost estimates of operating the Hycroft Mine are uncertain, which may adversely affect our expected production and profitability.

The expenditures to implement our new two-stage pre-oxidation and leach process, and access our transition and sulfide ores, are considerable and changes in costs, construction schedules, commodity prices and other factors can adversely affect project economics and expected production and profitability. There are a number of factors that can affect costs and construction schedules and result in our assumptions and estimates about the anticipated benefits of a project being incorrect, including, among others:

●	changes in input commodity prices and labor costs;
●	oxidation rates and recovery rates of gold and silver from the ore;
●	available leach pad space on which to place ore for leaching and recovery of gold and silver;
●	availability and terms of financing;
●	availability of labor, energy, transportation, equipment, and infrastructure;
●	changes in anticipated tonnage, grade and metallurgical characteristics of the ore to be mined and processed;
●	difficulty of estimating construction costs over a period of years;
●	delays in completing any environmental review or in obtaining environmental or other governmental permits;
●	weather and severe climate impacts; and
●	potential delays related to social and community issues.

We have previously recovered gold and silver from oxide and transition ores at the Hycroft Mine through our heap leach operations. In connection with our restarted mining operations, in addition to mining oxide ore, we are also mining gold and silver from transition and sulfide ores using a modified heap leach process, in which soda ash is being used to manage pH and alkalinity in a two-stage oxidation and leach process, in accordance with the Hycroft Technical Report. However, it is important to note that the economic parameters described in a feasibility study, such as the Hycroft Technical Report, include a number of assumptions and estimates that could prove to be incorrect. We use feasibility studies to make a reasoned determination of whether to proceed with a project and to support the required financing for a project but you should not assume that the economic analysis contained in a feasibility study is a guarantee of future performance or that the estimated net present value or internal rates of return will be achieved. Actual results may differ materially. In particular, the processing of sulfide ore and additional transition ore at the Hycroft Mine is uncertain and, therefore, the costs and timing of the commencement of the production of sulfide ore and additional transition ore operations at the Hycroft Mine could vary greatly from our estimates.

There is only limited experience of recovering gold and silver from sulfide ores using a heap leaching process and we may not be able to economically recover gold and silver.

Under our current mine plan, we have begun to mine and extract gold and silver from transition and sulfide ores using a two-step pre-oxidation process on transition and sulfide ores using soda ash to manage pH and alkalinity during the oxidation process in accordance with the methods set forth in the Hycroft Technical Report. However, the economic parameters described in the Hycroft Technical Report include a number of assumptions and estimates that could prove to be incorrect. Additionally, this two-step process to oxidize transition and sulfide ores before heap leaching to extract gold and silver is a new and relatively untested process, is used only on a limited basis worldwide and has not been widely accepted as a viable process. We cannot provide any assurance that the development and advancement of the Hycroft Mine transition and sulfide ores leaching operations will result in economically viable mining operations, yield new mineral reserves or other mineralized material, enable us to convert other mineralized material (included within mineral resources identified by the Hycroft Technical Report), or be implemented on an economic and profitable basis.

We currently depend on a single mine and there is no assurance that we will not incur any interruptions or stoppages in our mining activities which would have a material adverse effect on our results of operations and financial condition.

The Hycroft Mine is our only mining property. We can provide no assurance that we will be successful in profitably operating the Hycroft Mine using the sulfide leaching process. Further, any interruption in our ability to operate the Hycroft Mine, such as, but not limited to, a natural disaster, pandemic (such as the ongoing COVID-19 outbreak), loss of material permits, processing interruptions or difficulties or labor strike would have a materially adverse effect on our ability to produce gold and silver and to generate revenue.

Our reliance on third party contractors and consultants to conduct our operations and construction projects exposes us to risks.

In connection with the operation of the Hycroft Mine, we will contract and engage third party contractors and consultants to assist with aspects of our operations and related construction projects, including construction of the new leach pad, repair of the crushing facility, and mining of our ore and waste. As a result, our operations and construction projects are subject to a number of risks, some of which are outside our control, including:

●	negotiating agreements with contractors and consultants on acceptable terms;
●	the inability to replace a contractor or consultant and their operating equipment in the event that either party terminates the agreement;
●	reduced control over those aspects of operations which are the responsibility of the contractor or consultant;
●	failure of a contractor or consultant to perform under their agreement or disputes relative to their performance;
●	interruption of operations or increased costs in the event that a contractor or consultant ceases their business due to insolvency or other unforeseen events;
●	failure of a contractor or consultant to comply with applicable legal and regulatory requirements, to the extent they are responsible for such compliance; and
●	problems of a contractor or consultant with managing their workforce, labor unrest or other employment issues.

In addition, we may incur liability to third parties as a result of the actions of our contractors or consultants. The occurrence of one or more of these risks could decrease our gold and silver production, increase our costs, interrupt or delay our mining operations or our ability to access our ores, and adversely affect our liquidity, results of operations and financial position.

Our lack of exploration activities will lead to our inability to replace depleted reserves.

To maintain production levels over time we must replace depleted reserves by exploiting known ore bodies and locating new deposits. Pursuant to Seller’s emergence from bankruptcy, all exploration properties other than those associated with the Hycroft Mine were sold in the chapter 11 proceedings. We have no current plans to continue further exploration other than related to the mining and processing of gold and silver contained in ore within the Hycroft Mine, and there can be no assurance that such projects will be successful. Our mineral base will decline if reserves are mined without adequate replacement, and we may not be able to sustain production beyond the currently contemplated mine life, based on projected production rates.

Land reclamation requirements for the Hycroft Mine may be burdensome and expensive.

Land reclamation requirements are generally imposed on companies with mining operations in order to minimize long-term effects of land disturbance. Reclamation may include requirements to control dispersion of potentially deleterious effluents; treat ground and surface water to drinking water standards; and reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our activities, we must allocate financial resources that might otherwise be spent on further development programs. We have established a provision for our reclamation obligations on the Hycroft Mine property, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

The sale by Seller of mineral properties and suspension of acquisition and exploration activities greatly limit our ability to generate new reserves or identify other mineralized materials to replace or expand our current reserves.

The Hycroft Mine has a limited life based on proven and probable mineral reserves and resources. Identifying promising mining properties to expand and replace our mineral reserves and resources is difficult and speculative. As part of Seller’s emergence from federal bankruptcy proceedings, pursuant to its plan of reorganization, Seller sold its remaining exploration properties. The sale of such mineral properties greatly limits our ability to develop or grow our reserves or identify new mineral resources. As a result, our revenues from the future sale of gold and silver may decline, resulting in lower income and reduced growth. Further, we expect to encounter strong competition from other mining companies in connection with the acquisition of properties producing or capable of producing gold and silver.

Although we are not currently conducting any acquisition and exploration activities, if or when those activities are resumed, we will face competition from many of these companies that have greater financial resources than we do. Consequently, we may be unable to replace and expand current ore reserves through the acquisition of new mining properties or interests therein on terms we consider acceptable.

A shortage of equipment and supplies and/or the time it takes such items to arrive at the Hycroft Mine could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to engage in mining and development operations. The shortage of such supplies, equipment and parts and/or the time it takes such items to arrive at the Hycroft Mine could have a material adverse effect on our ability to carry out our operations and develop the Hycroft Mine, and therefore limit or increase the cost of production. Such shortages could also result in increased construction costs and cause delays in expansion projects.

The inability to obtain soda ash or delays in obtaining soda ash could adversely affect our ability to profitably operate our business.

There are a limited number of suppliers that produce and supply soda ash and, to our knowledge, such suppliers do not typically mine soda ash in excess of what they believe they can sell. We have entered into a three-year agreement with a soda ash supplier to provide soda ash for our operations. However, if the contracted supplier cancels the contract, is unable to produce and supply enough soda ash or ceases operations because of the large quantities of soda ash required in our operations, we may have to temporarily stop mining until we can obtain a new contract to purchase soda ash. Further, we cannot provide any assurance as to the costs that we might incur in obtaining soda ash from a substitute supplier which could adversely affect the profitability and cash flow of our mining operations.

Changes in the cost or supply of energy or commodities used in operations may adversely affect the profitability of our operations and our financial condition.

Our mining operation is an intensive user of energy. Our principal energy sources are electricity and diesel fuel. We rely upon third parties for our supply of energy resources consumed in our mining activities. Energy prices can be affected by numerous factors beyond our control, including global and regional supply and demand, political and economic conditions, including the impact of global public health crises such as the spread of COVID-19 on the global economy, and applicable regulatory regimes. The prices of various sources of energy may increase significantly from current levels. An increase in energy prices could materially and adversely affect our results of operations and financial condition.

Disruptions in the supply of our energy resources could temporarily impair our ability to produce gold and silver or delay any construction or expansion projects or plans. Our mining operation is in a remote location requiring the long distance transmission of power. A disruption in the transmission of energy, inadequate energy transmission infrastructure or the termination of any of our energy supply contracts could interrupt our energy supply and adversely affect our operations or expansion projects.

Our production costs are also affected by the prices of commodities we consume or use in our operations, such as diesel fuel, sodium cyanide, soda ash, lime, tires, and explosives. The prices of such commodities are influenced by supply and demand trends affecting the mining industry in general and other factors outside our control. Increases in the price for materials consumed in our mining and production activities could materially and adversely affect our liquidity, results of operations, financial condition and cash flows.

We cannot be certain that our future development activities will be commercially successful.

Substantial expenditures are required to construct additional leach pads to extract gold and silver from our transition and sulfide ore utilizing the new metallurgical processes to extract gold and silver from the transition and sulfide ores described in the Hycroft Technical Report, to further develop the Hycroft Mine to identify new mineral reserves and resources, and to expand or establish mineral reserves and resources through drilling and analysis. We cannot provide assurance that our process to extract gold and silver from transition and sulfide ores using a heap leach process can be maintained on an economic and profitable basis, that any mineral reserves or resources discovered will be in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely or economic basis. A number of factors, including costs, actual mineralization, consistency and reliability of ore grades and commodity prices affect successful project development. The efficient operation of processing facilities, the existence of competent operational management, as well as the availability and reliability of appropriately skilled and experienced consultants also can affect successful project development. We can provide no assurance that the development and advancement of the Hycroft Mine sulfide leaching operations will result in economically viable mining operations or yield new mineral reserves or resources.

We may be adversely affected by challenges relating to slope stability.

Our open pit mine gets deeper as we mine it, presenting certain geotechnical challenges including the possibility of slope failure. If we are required to decrease pit slope angles or provide additional road access to prevent such a failure, our stated mineral reserves could be negatively affected. Further, hydrological conditions relating to pit slopes, renewal of material displaced by slope failures and increased stripping requirements could also negatively affect our stated mineral reserves. We cannot provide any assurances that we will not have to take additional action to maintain slope stability in the future or that our actions taken to date will be sufficient. Unexpected failure or additional requirements to prevent slope failure may negatively affect our results of operations and financial condition, as well as have the effect of diminishing our stated ore reserves.

The Sprott Credit Agreement and Sprott Royalty Agreement impose significant operating and financial restrictions that may limit our ability to operate our business.

The Sprott Credit Agreement and the Sprott Royalty Agreement impose significant operating and financial restrictions on us and our restricted subsidiaries. These restrictions limit our ability and the ability of our restricted subsidiaries to, among other things, as applicable:

●	incur additional debt;
●	pay dividends or make other restricted payments, including certain investments;
●	create or permit certain liens;
●	sell assets;
●	engage in certain transactions with affiliates; and
●	consolidate or merge with or into other companies, or transfer all or substantially all of our assets or the assets of our restricted subsidiaries.

These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities.

In addition, the Sprott Credit Agreement and the Sprott Royalty Agreement require us to comply with a number of customary covenants, including:

●	covenants related to the delivery of monthly, quarterly and annual financial statements, budgets and annual projections;
●	maintaining required insurance;
●	compliance with laws (including environmental);
●	compliance with ERISA;
●	maintenance of ownership of 100% of the Hycroft Mine;
●	restrictions on consolidations, mergers or sales of assets;
●	limitations on liens;

●	limitations on issuance of certain equity interests;
●	limitations on issuance of additional indebtedness;
●	limitations on transactions with affiliates; and
●	other customary covenants.

We cannot assure you that we will satisfy these covenants or that our lenders will waive any future failure to do so. A breach of any of the covenants under the Sprott Credit Agreement and the Sprott Royalty Agreement could result in a default. If a default occurs under the Sprott Credit Agreement and the Sprott Royalty Agreement, the lenders could elect to declare the debt, together with accrued interest and other fees, to be immediately due and payable and proceed against the collateral securing that debt, which, in the case of the Sprott Credit Agreement and the Sprott Royalty Agreement, constitutes all or substantially all of our assets.

Our substantial indebtedness could adversely affect our financial condition.

We have a significant amount of outstanding indebtedness. As of June 30, 2020, the carrying value of the obligations under the Sprott Credit Agreement and the Subordinated Notes were $63.1 million and $80.7 million, respectively. Subject to the limits contained in the Sprott Credit Agreement and the Sprott Royalty Agreement, if we are able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes, then the risks related to our high level of debt could intensify. Our high level of debt and royalty payment obligations could:

●	make it more difficult for us to satisfy our obligations with respect to our outstanding debt;
●	require a substantial portion of our cash flows to be dedicated to debt service and/or royalty payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;
●	limit our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;
●	increase our vulnerability to commodity price volatility, including increases in prices of commodities that we purchase and decreases in prices of gold and silver that we sell, each as part of our operations, general adverse economic and industry conditions;
●	limit our flexibility in planning for and reacting to changes in the industry in which we compete;
●	place us at a disadvantage compared to other, less leveraged competitors; and
●	increase our cost of borrowing.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under our debt, and the price of our Common Stock. The Sprott Credit Agreement and the Sprott Royalty Agreement each contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of nearly all of our debt.

If we default on our obligations to pay any of our indebtedness or otherwise default under the agreements governing our indebtedness, lenders could accelerate such debt and we may be subject to restrictions on the payment of our other debt obligations or cause a cross-acceleration.

Any default under the agreements governing our indebtedness that is not waived by the required lenders or holders of such indebtedness, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on other debt instruments. If we are unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness and royalty payment obligations, or if we otherwise fail to comply with the various covenants in any agreement governing our indebtedness, we would be in default under the terms of the agreements governing such indebtedness and other indebtedness under the cross-default and cross-acceleration provisions of such agreements. In the event of such default:

●	the lenders or holders of such indebtedness could elect to terminate any commitments thereunder, declare all the funds borrowed thereunder to be due and payable and, if not promptly paid, in the case of our secured debt, institute foreclosure proceedings against our assets; and

●	even if these lenders or holders do not declare a default, they may be able to cause all of our available cash to be used to repay indebtedness owed to them.

As a result of such default and any actions the lenders may take in response thereto, we could be forced into bankruptcy or liquidation.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on our debt and royalty obligations or refinance our debt obligations (if necessary) depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control, including the market prices of gold and silver. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness and our royalty obligations.

If our cash flows and capital resources are insufficient to fund our debt service obligations and our royalty obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets, seek additional debt or equity capital or restructure or refinance our indebtedness. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The Sprott Credit Agreement and the Sprott Royalty Agreement restrict our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service and royalty payment obligations then due.

In addition, we conduct a substantial portion of our operations through our subsidiaries, certain of which in the future may not be guarantors of our indebtedness. Accordingly, repayment of our indebtedness is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of our indebtedness, our subsidiaries do not have any obligation to pay amounts due on our indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.

Our inability to generate sufficient cash flows to satisfy our debt and royalty obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations.

If we cannot make scheduled payments on our debt, we will be in default and the lenders under the Sprott Credit Agreement and the Sprott Royalty Agreement could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation.

Seller’s history of operations included periods of operating and net losses, and we may incur operating and net losses in the future. Seller’s significant net losses and Seller’s significant amount of indebtedness led Seller to declare bankruptcy in 2015.

Prior to Seller’s emergence from bankruptcy proceedings on October 22, 2015, Seller generated operating losses of $368.9 million for the period from January 1, 2015 through October 22, 2015 and $480.1 million for the year ended December 31, 2014. In the years ended December 31, 2018 and 2017, Seller generated operating losses of $8.2 million and $32.9 million, respectively, and net losses of $55.8 million and $74.1 million, respectively. In connection with the restart of operations beginning in 2019, in the year ended December 31, 2019, we generated operating losses of $33.9 million and net losses of $98.9 million. Additionally, Seller generated operating losses of $49.6 million and net losses of $84.4 million for the six months ended June 30, 2020. If we continue to suffer operating and net losses, our business, financial condition, results of operations and cash flows may be negatively impacted.

We have material indebtedness. We may not generate sufficient revenues in future periods to cover our payment obligations under the Sprott Credit Agreement, the Subordinated Notes, and the Sprott Royalty Agreement to pay for all of our operating or other expenses, which could have a material adverse effect on our business, results of operations and financial condition.

The chapter 11 proceedings may have disrupted our business relationships, which may materially and adversely affect our operations.

The chapter 11 reorganization that Seller went through in 2015 may have created a negative public perception of us in relation to our competitors and adversely impacted our relationships with our employees, suppliers, customers and other parties. Consequently, our relationships with our customers, suppliers, certain liquidity providers and employees may have been adversely impacted and our operations, currently and going forward, could be materially and adversely affected, such as if we are not extended customary business credit or payment terms.

If we lose key personnel or are unable to attract and retain additional personnel, we may be unable to develop our business.

Our development in the future will be highly dependent on the efforts of key management employees, and other key employees that we may hire in the future. We will need to recruit and retain other qualified managerial and technical employees to build and maintain our operations. If we are unable to successfully recruit and retain such persons, our development and growth could be significantly curtailed.

We are dependent upon information technology systems, which are subject to disruption, damage, failure and risks associated with implementation and integration.

We are dependent upon information technology systems in the conduct of our operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, extortion to prevent or the unauthorized release of confidential or otherwise protected information and the corruption of data. Given the unpredictability of the timing, nature and scope of information technology disruptions, we could potentially be subject to production downtimes, operational delays, extortion, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our cash flows, financial condition or results of operations.

We could also be adversely affected by system or network disruptions if new or upgraded information technology systems are defective, not installed properly or not properly integrated into our operations. System modification failures could have a material adverse effect on our business, financial position and results of operations and could, if not successfully implemented, adversely impact the effectiveness of our internal controls over financial reporting.

We may be subject to legal proceedings.

Due to the nature of our business, we may be subject to regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of our business. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed on appeal. We can provide no assurances that these matters will not have a material adverse effect on our business.

We are not currently a party to any forward sale or other significant hedging arrangements to protect against gold and silver prices and commodity prices and, as a result, our operating results are exposed to the impact of any significant decrease in the price of gold or silver or any significant increase in commodity prices.

We are not currently a party to any forward sales or other hedging arrangements to reduce the risk of exposure to volatility in commodity prices. Accordingly, our future operations will be exposed to the impact of any significant decrease in gold or silver prices and any significant increase in commodity prices. If such prices adversely change significantly, we will realize reduced revenues and increased costs.

Further, we cannot provide any assurance that the use of hedging techniques will always be to our benefit. Hedging instruments that protect against gold and silver market price volatility may prevent us from realizing the full benefit from subsequent increases in market prices with respect to covered production, which would cause us to record a mark-to-market loss, decreasing our profits. Hedging contracts also are subject to the risk that the other party may be unable or unwilling to perform its obligations under these contracts. Any significant nonperformance could have a material adverse effect on our financial condition, results of operations and cash flows.

Joint ventures and other partnerships may expose us to risks.

In the future, we may enter into joint ventures or other partnership arrangements with other parties in relation to the exploration, development and production of certain properties. Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constituting documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions which could lead to a deadlock in the operations of the joint venture or partnership. Further, we may be unable to exert control over strategic decisions made in respect of such properties. Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and therefore could have a material adverse effect on our results of operations, financial performance and cash flows.

Our four largest stockholders will be able to exert significant influence over matters submitted to stockholders for approval, which could delay or prevent a change in corporate control or result in the entrenchment of management of our Board, possibly conflicting with the interests of our other stockholders.

Mudrick Capital, Whitebox, Highbridge and Aristeia beneficially owned approximately 43.8%, 24.1%, 13.8% and 9.2% of the outstanding shares of our Common Stock as of September 25, 2020 (excluding shares acquirable upon exercise of outstanding warrants held by Mudrick Capital, Whitebox, Highbridge and Aristeia and based on information filed with the SEC or otherwise provided by them), respectively. Because of their significant stockholdings, each of Mudrick Capital, Whitebox, and Highbridge could exert significant influence in determining the outcome of corporate actions requiring stockholder approval and otherwise influence our business. This influence could have the effect of delaying or preventing a change in control or entrenching management of our Board, which could conflict with the interests of other stockholders and, consequently, could adversely affect the market price of the Common Stock.

Risks Related to this Offering and Owning Our Securities

The price of our Common Stock may be volatile, and you could lose all or part of your investment.

The trading price of our Common Stock following this offering may fluctuate substantially. This may be especially true for companies, like ours, with a small public float. The trading price of our Common Stock following this offering will depend on several factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our Common Stock since you might be unable to sell your shares at or above the price you paid for them, if any. Factors that could cause fluctuations in the trading price of our Common Stock include:

●	price and volume fluctuations in the overall stock market from time to time;
●	volatility in gold and silver commodity prices and in the market prices and trading volumes of gold mining stocks;
●	changes in operating performance, including challenges to our ability to economically and profitably recover gold and silver through heap leaching of sulfide ores, and stock market valuations of other mining companies generally, or those in our industry in particular;
●	sales of shares of our Common Stock by us or our stockholders;
●	the public’s reaction to our press releases, other public announcements and filings with the SEC;
●	rumors and market speculation involving us or other companies in our industry;
●	actual or anticipated changes in our operating results or fluctuations in our operating results; actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;
●	litigation involving us;
●	developments; or disputes concerning our mining rights;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in accounting standards, policies, guidelines, interpretations or principles;
●	any major change in our management; and

●	other events or factors, including those resulting from war, global pandemics, incidents of terrorism or responses to these events.

In addition, the stock market in general, and the market for mining companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our Common Stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Common Stock shortly following this offering.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

If securities or industry analysts issue an adverse opinion regarding our stock or do not publish research or reports about our company, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that equity research analysts publish about us and our business. Currently, we do not have any analyst coverage and we may not obtain analyst coverage in the future. If we obtain analyst coverage, we would have no control over such analysts or the content and opinions in their reports. Securities analysts may elect not to provide research coverage of our company, and such lack of research coverage may adversely affect the market price of our Common Stock. The price of our Common Stock could also decline if one or more equity research analysts downgrade our Common Stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our significant stockholders and/or sales by selling stockholders under an effective shelf registration statement, a large number of shares of our Common Stock becoming available for sale, or the perception in the market that holders of a large number of shares intend to sell their shares of Common Stock. As of September 25, 2020, we had outstanding 50,160,143 shares of Common Stock and 34,289,898 warrants exercisable at a price of $11.50 per share for an equivalent number of shares of Common Stock (not including the Seller warrants which, with an exercise price of $44.82 per share, are significantly out of the money).

We may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Common Stock.

We may issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of Common Stock or other equity securities of equal or senior rank would have the following effects:

●	our existing stockholders’ proportionate ownership interest in us will decrease;
●	the relative voting strength of each previously outstanding share of Common Stock may be diminished; and
●	the market price of our shares of our Common Stock may decline.

We do not intend to pay cash dividends for the foreseeable future.

We have agreed to restrictions against paying cash dividends in the Sprott Credit Agreement. We intend to retain all of our earnings for the foreseeable future to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. As a result, you may only receive a return on your investment in our Common Stock if the market price of our Common Stock increases. Our Board retains the discretion to change this policy at any time subject to the restrictions to which we have agreed.

Because the public offering price of our Common Stock included in the Units or issuable upon exercise of the Warrants will be substantially higher than the net tangible book value per share of our outstanding Common Stock following this offering, new investors will experience immediate and substantial dilution.

The public offering price of our Common Stock included in the Units or issuable upon exercise of the Warrants will be substantially higher than the net tangible book value per share of our Common Stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our Common Stock, included in the Units or issuable upon exercise of the Warrants in this offering, you will experience immediate and substantial dilution. See the section of this prospectus entitled “Dilution.”

There is no public market for the Warrants.

There is no established public trading market for the Warrants and a public market for the Warrants may never develop. The Warrants are not listed, and we do not intend to apply for listing the Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Warrants is limited, and investors may be unable to liquidate their investments in the Warrants.

The Warrants purchased in this offering do not entitle the holder to any rights as common stockholders until the holder exercises the Warrant for shares of our Common Stock.

Until you acquire shares of our Common Stock upon exercise of your Warrants purchased in this offering, such Warrants will not provide you any rights as a common stockholder, except as set forth in the Warrants. Upon exercise of your Warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

The exercise price of the Warrants will not be adjusted for certain dilutive events.

The exercise price of the Warrants is subject to adjustment for certain events, including, but not limited to, the payment of a stock dividend, stock splits, certain issuances of capital stock, options, convertible securities and other securities. However, the exercise prices will not be adjusted for dilutive issuances of securities and there may be transactions or occurrences that may adversely affect the market price of our Common Stock or the market value of the Warrants without resulting in an adjustment of the exercise prices of the Warrants.

The Warrants are speculative in nature and may not have any value.

The Warrants in this offering do not confer any rights of Common Stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price and during a fixed period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire Common Stock and pay an exercise price of $10.50 per share of Common Stock. The Warrants will be exercisable beginning on the date of issuance and expire on the fifth anniversary of the date of issuance.

Moreover, following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. There can also be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, the Warrants may not have any value.

Anti-takeover provisions in our organizational documents and under Delaware law could make a third party acquisition of the Company difficult.

Our Second Amended and Restated Charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make it more difficult to remove management by our Board and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
●	the right of our Board to appoint a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

●	a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;
●	the ability of our Board to determine whether to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
●	limiting the liability of, and providing indemnification to, our directors and officers; and
●	advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Hycroft.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our shares of Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to the following:

●	exemption from the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002;
●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;
●	exemption from the requirements of holding non-binding stockholder votes on executive compensation arrangements; and
●	exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless the SEC otherwise determines, any future audit rules that may be adopted by the Public Company Accounting Oversight Board.

We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after our initial public offering, or until the earlier of (i) the last day of the fiscal year in which we have annual gross revenue of $1.07 billion or more, (ii) the date on which we have, during the previous three year period, issued more than $1 billion in non-convertible debt or (iii) the date on which we are deemed to be a large accelerated filer under the federal securities laws. We will qualify as a large accelerated filing as of the first day of the first fiscal year after we have (i) more than $700 million market value in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

We cannot predict if investors will find our Common Stock less attractive if we rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an “emerging growth company.”

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we filed with the SEC after our IPO, and generally requires a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.” We could be an “emerging growth company” for up to five fiscal years.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

USE OF PROCEEDS

We estimate that the net proceeds from this offering after deducting estimated underwriters’ fees and offering expenses will be approximately $72.5 million, or approximately $83.1 million if the underwriters exercise their over-allotment option, based on the public offering price of $9.00 per Unit. We intend to use the net proceeds from this offering to fund working capital expenditures as we continue to ramp up operations at the Hycroft Mine including the construction of a new leach pad and associated infrastructure, and for general corporate purposes. Our actual use of the net proceeds may vary depending on our operating and capital needs from time to time.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2020:

●	On an actual basis; and
●	On an as-adjusted basis to reflect our receipt of the net proceeds from our sale of 8,333,334 Units in this offering at the public offering price of $9.00 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our and Seller’s financial statements and the related notes thereto appearing elsewhere in this prospectus.

	As of June 30, 2020
	Actual	As Adjusted(1)

	(in thousands, except for share numbers)
Cash, cash equivalents and short-term investments	$47,293	$119,772
Current debt, net	—	—
Long-term debt, net	139,044	139,044
Total liabilities	195,404	195,404
Stockholders’ equity (deficit):
Class A Common stock, $0.001 par value per share; 400 million shares authorized, actual and as adjusted; 50,160,042 shares issued and outstanding, actual; 58,493,376 shares issued and outstanding, as adjusted	5	6
Additional paid-in capital	466,047	538,525
Accumulated deficit	(468,775)	(468,775)
Total stockholders’ equity	(2,723)	69,756
Total capitalization	$192,681	265,160

(1)	A $1.00 increase or decrease in the public offering price of $9.00 per Unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, would increase or decrease, as applicable, our as adjusted amount of each of cash, cash equivalents and short-term investments, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $8.1 million, assuming that the number of Units offered, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses. We may also increase or decrease the number of Units we are offering. Each 100,000 share increase or decrease in the number of Units offered in this offering would increase or decrease, as applicable, the as adjusted amount of each of cash, cash equivalents and short-term investments, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $0.9 million at the public offering price of $9.00 per Unit and after deducting the estimated underwriting discounts and commissions and estimated offering expenses.

The number of shares of our Common Stock issued and outstanding actual and adjusted in the table above is based on 50,160,042 shares of Common Stock outstanding as of June 30, 2020, and excludes any securities issued in this offering and the following:

●	2,508,002 additional shares of Common Stock reserved for future issuance under our Incentive Plan;
●	34,289,999 shares of Common Stock issuable upon exercise of warrants outstanding as of June 30, 2020, with an exercise price of $11.50 per share; and
●	3,210,213 shares of Common Stock issuable upon exercise of 12,721,623 Seller warrants outstanding as of June 30, 2020, with an exercise price of $44.82 per share.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per Unit and the as-adjusted net tangible book value per share of our Common Stock immediately after this offering, assuming no value is attributed to the Warrants included in the Units. Such calculation does not reflect any dilution associated with the sale and exercise of Warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized.

Net tangible book value (or deficit) per share of Common Stock is determined by dividing our net tangible book value (or deficit), which is our total tangible assets less total liabilities, by the number of outstanding shares of our Common Stock at a given date.

Our net tangible book deficit as of June 30, 2020, was approximately $2.7 million, or $0.05 per share of Common Stock.

After giving effect to our sale of 8,333,334 Units in this offering (excluding the proceeds and issuance of shares, if any, from the exercise of the Warrants issued pursuant to this offering) at a public offering price of $9.00 per Unit, and after deducting the underwriting discount and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $69.8 million, or $1.19 per share of Common Stock. This represents an immediate increase in net tangible book value to existing stockholders of approximately $1.24 per share and an immediate dilution in net tangible book value of approximately $7.81 per share to investors participating in this offering. The following table illustrates this per share dilution:

Public offering price per Unit		$9.00
Historical net tangible book deficit per share as of June 30, 2020	$(0.05)
Increase in net tangible book value per share attributable to new investors in this offering	$1.24
As adjusted net tangible book value per share as of June 30, 2020, after giving effect to this offering		$1.19

Dilution per share of Common Stock to new investors in this offering		$7.81

If the underwriters exercise their option to purchase an additional 1,250,000 Units in full, the as-adjusted net tangible book value per share of our Common Stock immediately after this offering would be $1.35 per share, and the dilution in net tangible book value per share to new investors in this offering would be $7.65 per share of Common Stock, at a public offering price of $9.00 per Unit, and after deducting the underwriting discount and estimated offering expenses payable by us in connection with this offering.

A $1.00 increase (decrease) in the public offering price of $9.00 per Unit would increase (decrease) the net tangible book value by $0.14 per share of Common Stock (assuming no exercise of the underwriters’ option to purchase additional Units) and would increase (decrease) the dilution to new investors by $0.86 per share of Common Stock (assuming no exercise of the underwriters’ option to purchase additional Units), assuming the number of Units offered, as set forth on the cover page of this prospectus, remains the same and without deducting the estimated underwriting discounts and offering expenses payable by us in connection with this offering.

If the underwriters exercise their option to purchase additional Units, the number of shares of Common Stock held by new investors will increase to 9,583,334, or approximately 16 percent, of the total number of shares of our Common Stock outstanding after this offering.

To the extent that our outstanding warrants, other than the Seller warrants, but including the Warrants offered hereby, are exercised, investors participating in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of shares of Common Stock or other equity securities of equal or senior rank, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF BUSINESS

Overview

We are a U.S.-based gold producer that has historically focused on mining, developing, and exploring properties in the state of Nevada in a safe, environmentally responsible, and cost-effective manner. Gold and silver sales have historically represented 100% of our operating revenues and are expected to represent 100% of our operating revenues in the future. Accordingly, the market prices of gold and silver significantly impact our financial position, operating results and cash flows.

On May 29, 2020, we consummated the Recapitalization Transaction pursuant to which Acquisition Sub, our indirect wholly owned subsidiary, acquired all of the issued and outstanding equity interests of the direct subsidiaries of Seller and substantially all of the other assets and assumed substantially all of the liabilities of Seller. In connection with the completion of the Recapitalization Transaction, we changed our name from Mudrick Capital Acquisition Corporation to Hycroft Mining Holding Corporation.

The Hycroft Mine, our sole operating property, ranks among one of the 20 largest gold deposits in the world, and second largest in the United States, based on our total gold equivalent mineral resources of 31 million ounces.

World’s Largest Primary Gold Deposits

(in Millions of Ounces of Gold Equivalents)

Source: Hycroft Technical Report and the Policy Perception Index from the Fraser Institute Fraser Institute Annual Surveys of Mining Companies 2019 and 2018

●	Hycroft AuEq. calculated based on Hycroft Technical Report commodity pricing of $1,300/oz for gold and $17.33/oz for silver; includes stockpiled sulfide ore.
●	Presents other assets’ gold and gold equivalent silver ounces converted at long-term street consensus pricing of $1,500/oz for gold and $18.00/oz for silver.
●	Lower risk denotes a Fraser Institute Policy Perception Index score above 75; mid risk indicates a Policy Perception Index score between 50 and 75; higher risk indicates a Policy Perception Index score below 50.

Recapitalization Transaction

As indicated above, the Company completed the Recapitalization Transaction with Seller on May 29, 2020, in accordance with the terms of the Purchase Agreement.

In accordance with the Purchase Agreement, Allied VGH Inc., a Nevada corporation (“Allied VGH”), and Allied Nevada Delaware Holdings Inc., a Delaware corporation (“Allied Delaware”), were converted into Delaware limited liability companies prior to the consummation of the Recapitalization Transaction. Pursuant to the Recapitalization Transaction, Acquisition Sub (a) acquired from Seller (i) all of the issued and outstanding equity interests of Allied Nevada Gold Holdings, LLC, a Nevada limited liability company, Allied VGH (as converted), and Allied Delaware (as converted), the direct subsidiaries of Seller and (ii) substantially all of the remaining assets of Seller subject to specified retained assets and (b) assumed substantially all of the liabilities of Seller, including, without limitation, the liabilities and obligations of Seller under the Seller Warrant Agreement.

The value of the aggregate consideration was estimated at approximately $615.0 million, which amount was inclusive of the value of the 15,140,584 shares of the Common Stock issued as consideration to Seller in the Recapitalization Transaction (and promptly distributed pro rata to Seller’s stockholders), the value of Seller’s debt assumed by the Company at the closing of the Recapitalization Transaction, and the value of Seller’s debt paid off or exchanged for shares of Common Stock and cancelled by Seller at the closing of the Recapitalization Transaction.

On May 29, 2020, immediately prior to the consummation of the Recapitalization Transaction, the Company issued pursuant to the private investment an aggregate of 7,596,309 shares of Common Stock and 3,249,999 million PIPE warrants for an aggregate purchase price of approximately $76.0 million to the Initial Subscribers, pursuant to the terms of separate Subscription/Backstop Agreements. In addition, on May 29, 2020, immediately prior to the consummation of the Recapitalization Transaction, sponsor surrendered to the Company 3,511,820 founder shares (included in the 15,140,584 shares distributed pro rata to Seller’s stockholders) in accordance with the terms of the Purchase Agreement and the Parent Sponsor Letter Agreement.

At the consummation of the Recapitalization Transaction, the Company, sponsor, Cantor, Excess Noteholders and 1.5 Lien Noteholders that received shares of Common Stock upon exchange of Excess Notes and 1.5 Lien Notes, certain stockholders of Seller that received shares of Common Stock in the Recapitalization Transaction and, some of which are affiliates of the Company after consummation of the Recapitalization Transaction, the Initial Subscribers and Lender, and such persons or entities, collectively, referred to as “restricted stockholders,” entered into the Amended and Restated Registration Rights Agreement, pursuant to which the restricted stockholders are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. Pursuant to the Amended and Restated Registration Rights Agreement, a registration statement on Form S-1 was filed with the SEC and declared effective on July 22, 2020, which registers for resale the Common Stock and certain warrants of the Company owned by the restricted stockholders. The restricted stockholders have agreed in the Amended and Restated Registration Rights Agreement not to sell, transfer, pledge or otherwise dispose of shares of Common Stock they hold or receive for certain time periods, ranging from between 30 days after the consummation of the Recapitalization Transaction for warrants purchased in the private investment to six months for shares received in the Note exchange, to one year after the consummation of the Recapitalization Transaction for converted founder shares, subject to certain exceptions.

Concurrently with the consummation of the Recapitalization Transaction, sponsor also purchased 3,125,000 shares of Common Stock and 2,500,000 forward purchase warrants to purchase one share of Common Stock per warrant for $11.50 per share, in accordance with the terms of the Forward Purchase Contract.

On October 4, 2019, Seller, as borrower, certain subsidiaries of Seller, as guarantors, Lender, and Sprott Resource Lending Corp., as arranger, executed a secured multi-advance term credit facility pursuant to which Lender committed to make, subject to certain conditions set forth therein, term loans in an aggregate principal amount up to $110.0 million (the “Initial Sprott Credit Agreement”). On May 29, 2020, the Company and certain of its subsidiaries, as guarantors, entered into the Amended and Restated Credit Agreement (the “Sprott Credit Agreement”) to update the conditions precedent and effect certain other changes to conform the terms of the Initial Sprott Credit Agreement to the details of the Recapitalization Transaction. At the consummation of the Recapitalization Transaction, the Company assumed the Initial Sprott Credit Agreement pursuant to the terms of the Purchase Agreement, entered into the Sprott Credit Agreement, borrowed $70.0 million under such facility and issued to Lender 496,634 shares of Common Stock equal to approximately 1% of the Company’s post-closing shares of Common Stock outstanding. In addition, concurrently with the consummation of the Recapitalization Transaction, the Company and HRD entered into the Sprott Royalty Agreement with Lender, pursuant to which, among other things, HRD received $30.0 million in cash consideration in exchange for a 1.5% net smelter perpetual royalty payment relating to the Hycroft Mine, the principal asset of HRD acquired in the Recapitalization Transaction.

On May 28, 2020, in connection with the closing of the Recapitalization Transaction, Seller, Acquisition Sub, the 1.25 Lien Noteholders and the 1.5 Lien Noteholders entered into an Omnibus Amendment to the Note Purchase Agreements and Exchange Agreement (the “Omnibus Amendment”), which effected certain technical changes, and added certain representations and warranties to, the Exchange Agreement.

On May 29, 2020, in connection with the consummation of the Recapitalization Transaction, the Company amended and restated its existing amended and restated certificate of incorporation (the “Second Amended and Restated Charter”) to:

(a)	change the name of the Company to Hycroft Mining Holding Corporation;
(b)	increase the total number of authorized shares of all classes of capital stock from 111,000,000 shares to 410,000,000 shares, consisting of (i) 400,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock;
(c)	remove or amend those provisions of our prior certificate of incorporation which terminated or otherwise ceased to be applicable following the completion of the Recapitalization Transaction, including removal of certain provisions relating to the Company’s prior status as a blank check company and the Company’s Class B Common Stock that no longer applied;

(d)	clarify the exclusive forum provision to provide the Court of Chancery of the State of Delaware as the exclusive forum for certain stockholder litigation shall not apply to any action to enforce any liability or duty under the Securities Act or the Exchange Act, for which there is exclusive federal or concurrent federal and state jurisdiction;
(e)	permit stockholder action by written consent;
(f)	provide that the Company will not be governed by Section 203 of the DGCL, and included a provision that is substantially similar to Section 203 of the DGCL, but excluded the investment funds affiliated with sponsor and their respective successors and affiliates and the investment funds affiliated with or managed by the Initial Subscribers from the definition of “interested stockholder,” and
(g)	reclassify the board of directors.

Upon consummation of the Recapitalization Transaction, the Company assumed Seller’s liabilities and obligations under the Seller Warrant Agreement. Each Seller warrant outstanding and unexercised immediately prior to the effective time of the Recapitalization Transaction is exercisable to purchase shares of our Common Stock at an exercise price, as of July 1, 2020, of $44.82 per share, and each Seller warrant is exercisable into approximately 0.2523 shares of our Common Stock for a total of 3,210,213 shares of our Common Stock.

The foregoing descriptions of the Sprott Credit Agreements, the Sprott Royalty Agreement, the Seller Warrant Agreement, the Subscription/Backstop Agreements, the amendments thereto, the Amended and Restated Registration Rights Agreement, the Omnibus Amendment, and the Second Amended and Restated Charter do not purport to be complete and are subject to and qualified in their entirety by reference to such documents, copies of which are included as Exhibits 10.1, 10.2, 4.1, 10.3, 10.4, 10.5, 10.13 and 3.1, respectively, of the registration statement of which this prospectus forms a part.

Hycroft Business

General

Historically, gold and silver sales from the Hycroft Mine have represented 100% of Seller’s operating revenues and are expected to represent 100% of our operating revenues in the future. Due to declines in the price per gold and silver ounce in 2014 and 2015, Seller’s predecessor filed voluntary petitions for relief under the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware and on July 8, 2015, Seller’s predecessor announced that it had suspended mining operations. On October 22, 2015, Seller’s predecessor completed its financial restructuring process and emerged from the chapter 11 process.

Since suspending mining operations in July 2015, the Hycroft Mine’s operating cash flows have been limited and have related primarily to gold and silver produced from the previously mined ore that had been placed on leach pads. At the end of the first quarter of 2017, with the revenue from the gold and silver produced from the leach pads no longer covering the cost of the reagents necessary for production, the Hycroft Mine was placed into care and maintenance mode to minimize expenditures and conserve cash. Gold and silver production in care and maintenance is a byproduct of maintenance activities and not considered as sales revenues. The Hycroft Mine restarted mining operations during the first half of 2019. The first pour of gold and silver occurred in August 2019. As part of its restart of mining operations, Seller obtained a feasibility study as of July 31, 2019 for the heap leaching process for transition and sulfide ores.

Our sole operating mine, the Hycroft Mine, is an open-pit heap leach operation located approximately 54 miles west of Winnemucca, Nevada. Historically, gold and silver sales have represented 100% of our operating revenues and the market prices of gold and silver significantly impact our financial position, operating results and cash flows.

As reflected in the Hycroft Technical Report completed by M3 Engineering and Technology (“M3 Engineering”), SRK Consulting US (“SRK”) and Seller, compliant with the recently adopted Modernization of Property Disclosures for Mining Registrants (the “New Mining Rules”), which we have voluntarily adopted early, as of June 30, 2019, the Hycroft Technical Report reflected proven and probable mineral reserves of 11.996 million ounces of gold and 481.4 million ounces of silver, which were contained in oxide, transition and sulfide ores. The Hycroft Technical Report also reported, as of June 30, 2019, the following measured, indicated and inferred mineral resources of gold and silver contained in oxide, transition and sulfide ores (in 000’s):

Mineral Resources(1)	Gold (Oz)	Silver (Oz)
Measured(2)	649	15,554
Indicated(2)	3,050	93,438
Inferred	5,769	129,754

(1)	Under SEC standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time of the reserve determination. The term “economically,” as used in the SEC’s New Mining Rules, means that profitable extraction or production has been established or analytically demonstrated in a feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally,” as used in the New Mining Rules definition of reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, we must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with our current mine plans. In accordance with the New Mining Rules, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” used in this prospectus are defined in the New Mining Rules.
(2)	The measured and indicated mineral resources are exclusive of those mineral resources modified to produce the reported mineral reserves.

The Hycroft Technical Report does not include any assumptions for the conversion of mineral resources to mineral reserves. It is expected that additional drilling and technical work could lead to an extension of the mine life through the conversion of resources to reserves.

You are specifically cautioned not to assume that any part or all of the mineral deposits (including any mineral resources) in these categories will ever be converted into mineral reserves, as defined by the SEC. You are also cautioned that mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the New Mining Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

Prior to the suspension of mining operations on July 8, 2015, Seller’s predecessor recovered metals contained in oxide and transition ores through heap leach operations. As discussed below, the Hycroft Mine’s current mining plan and operations involve oxidizing and leaching transition and sulfide material in a heap leach application. As of July 31, 2019, based upon the findings in the Hycroft Technical Report, about 94% of the Hycroft Mine’s ore contains enough refractory gold to economically justify pretreatment by pre-oxidation prior to cyanide leaching.

Historical Test Work

Beginning in 2007, Seller’s predecessor examined milling options to expand production, including direct cyanidation of high-grade oxide ore, and production of a flotation concentrate from sulfide ore, followed by an oxidative treatment of the concentrate. The original focus was on oxidation methods primarily employed in the Nevada gold industry, including pressure oxidation and roasting. Test work on these processes showed that each of these options could work well.

In 2013, Seller’s predecessor began testing a suite of alternative oxidation methods, including chlorination, ambient pressure alkaline oxidation, fine-grinding with intense cyanidation, and a procedure similar to the patented Albion Process. The goal was to develop an economically viable process that would be less expensive to build and operate than autoclaves and that would eliminate the need for offsite concentrate sales.

Batch test results were positive and indicated that the Hycroft Mine’s concentrates were amenable to oxidation under atmospheric conditions, using trona as the acid neutralizing agent. Continuous pilot plant testing on three main domains was completed at Hazen Research to confirm these results.

In 2016, the viability of the atmospheric oxidation process using trona was demonstrated in a 10 ton-per-day integrated pilot plant at the mine site. This plant included primary grinding of 3/8” material, followed by flotation, atmospheric oxidation, cyanide leaching, counter-current decantation and Merrill-Crowe precipitation.

Previous testing and analysis of the Hycroft Mine indicated that transition and sulfide ore can be oxidized in a heap leach operation prior to irrigation with cyanide solution and previous studies have all contributed to the development of the proposed process for the two-stage, heap oxidation and subsequent leaching of sulfide and transition ores. Aside from offering an extensive characterization of the ore, our past test work has served to demonstrate the relationship between oxidation and recovery, to quantify the carbonate consumption requirements for oxidation and to establish reaction rates under varying operating conditions. Knowledge of the oxidation mechanism that was established in past work has favorably assisted the advancement of the pre-oxidation process that we are using at the Hycroft Mine.

The Hycroft Technical Report prepared by M3 Engineering, in association with SRK and Seller was issued effective July 31, 2019 and followed the requirements of the New Mining Rules. The Hycroft Technical Report provides the results of the heap leach feasibility study that evaluated the possibility of oxidizing and leaching transitional and sulfidic material in a heap leach application. The Hycroft Technical Report presents a mineral reserve and resource estimate, a supporting life-of-mine plan and the results of metallurgical testing to determine the applicability of oxidizing and leaching transition and sulfide ore in a heap leach process. The metallurgical testing includes three phases of the ongoing test program using extensive column and bottle roll test work. The objective of the Hycroft Technical Report was to determine if soda ash, a refined form of trona, can be used to oxidize sulfides in a heap leach operation prior to irrigation with cyanide solution. This process, which is the subject of a pending patent application, is intended to accomplish two goals, namely, the liberation of gold and silver in the sulfides by oxidation, thereby increasing its recovery, and the reduction of the heap’s potential to turn acidic during cyanide leaching.

Over a decade of research into various carbonate oxidation systems has laid the foundation for the pre-oxidation and cyanidation process. A history of processes that have contributed to the development of this technology is included in the Hycroft Technical Report to show the progression of the mechanism used for oxidation as well as the logic that led to current operating procedures.

The metallurgical test programs conducted on the Hycroft Mine deposit consisted of a series of comminution, flotation, concentrate oxidation, and cyanide leaching tests on whole ore, flotation tailing, and oxidized sulfide concentrate. The samples were mostly derived from drill cores.

Ore is classified as “oxide,” “transitional,” or “sulfide,” depending on the solubility of its gold content in cyanide solution (refractoriness). Ores having cyanide soluble gold contents of 70% or higher are classified as oxide ore. Those with cyanide-soluble gold contents below 30% are considered sulfide. The remainder, with cyanide-soluble contents between 30 to 70% are considered transition ores. The classification has been shown to have no strong correlation with sulfide sulfur content.

Heap Leach Test Work

In October 2015, Seller began testing the possibility of oxidizing (using trona to manage the pH) and leaching the transition and sulfide ores in a heap leach scenario in order to reduce the capital intensity of recovering the gold and silver ounces contained in such ores. Heap leach oxidation and cyanide leach tests began with traditional column lab work. Core samples for metallurgical testing were selected to represent the most significant domains within the orebody. Central, Brimstone and Vortex, will be the main sources of ore going forward. Tests were conducted in plexiglass cylindrical columns that were 1-ft diameter and 4-ft high. Ore samples were crushed to 1/2”, blended and loaded into the columns.

Between the oxidation and leach stages, the columns were rinsed with water followed by lime-saturated water. The objective of the water rinse was to remove as much of the sulfate produced and excess carbonate alkalinity as practicable from the ore column. Sulfate that remains will react with calcium in the leach solution to precipitate CaSO4, which could form a passivation layer over the solids that are being leached. Bicarbonate has been shown to react with cyanide resulting in high cyanide consumptions. The objective of the lime-water rinse was to neutralize residual bicarbonate after the water rinse. Depending on the efficiency of the water rinse, the lime-saturated rinse may not be required but this will have to be tested to determine the trade-off between the cost of lime-water rinse and the cyanide loss.

Oxidation was performed for different periods ranging from 60 days to 180 days, by adding soda ash to the ore column and applying just enough solution to the column to keep the ore wet. This status was maintained to ensure that the interstices in the ore column are filled with oxygen-supplying air and not flooded with solution. A small amount of solution was allowed to drain at the bottom of the column, enough to collect at least 50 ml of sample each day for pH analysis, and to create a weekly composite for sulfate analysis. Oxidation was tracked by the amount of sulfate produced.

The results of the column oxidation followed by leach tests in general supported the hypothesis that higher oxidation levels of transition and sulfide ores produce better gold and silver recoveries in the subsequent cyanide leach process. From the overall trend observed in the test results, it appears that gold recoveries of 70% are possible for all the domains if the conditions are right. It is recommended that testing be continued using optimal conditions to provide experimental support for this recovery target. These optimal conditions include soda ash dosage, crush size, oxidation time, maintaining moist conditions during oxidation and ensuring access to air. During operations, testing of ore is likewise recommended to fine tune the conditions to be used in the heap. The duration of the oxidation cycle is variable and dependent on parameters found in the head assay.

While trona was initially used in testing to manage the pH and alkalinity during oxidation, for commercial production Seller determined to use soda ash, a trona product, as they believed that soda ash can deliver higher carbonate concentrations than trona and requires less mass to be moved and stored in order to provide the same total alkalinity.

As reported in the Hycroft Technical Report, operating parameters and expected recoveries for heap leaching were as follows:

Domain	Nominal* Target Oxidation, %	CN —Leach Time, days	Au Recovery, %	Ag Recovery, %
Northwest (Bay)	31	60	55	55
West (Central)	40	60	70	70
Southwest (Camel) Above Water Table	40	60	70	70
Southwest (Camel) Below Water Table	40	60	65	70
Brimstone	40	60	65	70
Vortex	40	60	65	70

The Hycroft Technical Report indicated that maximum recoveries can be attained if the correct operating conditions are observed, including the following:

1.	It is essential that pH be maintained above 9.5 during the oxidation process but not higher than 11. This ensures that the catalytic action of the ferrous-ferric carbonate redox pair is prevailing.
2.	The total carbonate alkalinity must be maintained at a minimum of 20,000 parts per million, preferably up to 60,000 ppm to stabilize enough iron in solution.
3.	During oxidation, the ore must be maintained wet.
4.	However, the heap must not be saturated with solution to allow oxygen to migrate to the oxidation sites.
5.	When the desired oxidation level is attained, excess carbonate and bicarbonate must be rinsed out of the heap. This may be followed by a lime water rinse to neutralize any residual carbonate.

Maintaining permeability in the heap is important during both oxidation and leach stages.

Hycroft Business Strategy

Based on the test work outlined above, we have developed a mine plan to profitably produce gold and silver at the Hycroft Mine (in a stable jurisdiction) that focuses on two-stage, heap leach oxidation of transition and sulfide ores using soda ash to manage the pH and alkalinity during oxidation and subsequent cyanidation of the oxidized ores. The following simplified schematic outlines the process that we intend to use, which is further described in the Hycroft Technical Report.

PRIMARY CRUSHING
SECONDARY
& TERTIARY
CRUSHING
SODA ASH UNLOADING
& STORAGE
HEAP LEACH
MERRILL-CROWE
& REFINERY
(EXISTING)

HYCROFT OVERALL FLOW SHEET

The oxidation process begins at the crusher with reagent dosing of material prior to and during the crushing process being applied and closely monitored. Once placed on the leach pads, lysimeters are installed at two depths to provide data to determine oxidation progress. The lysimeters were a proven instrument that was modified slightly for this specific application. Solution management is critical during the oxidation and leach phases to ensure the solutions do not mix and that other factors, such as weather, do not impact the process. Data monitoring and management is critical throughout the process to ensure we approach the operation of each cell appropriately.

Restart of Mining and Leach Pad Expansion Project

Under the mine plan that was developed by Seller, we currently intend to mine using typical truck and shovel open pit mining methods.

The Hycroft Technical Report contemplates that the Hycroft Mine will ramp up production over five years to the design crushed ore tonnage of 36 million tons per year, starting with 4.5 million tons in 2019, 12.6 million tons in 2020, 23.3 million tons in 2021, and reaching the target 36 million tons per year in 2024. The Company currently believes that the Hycroft Mine's production is approximately one year behind the production levels described in the Hycroft Technical Report.

The yearly tonnage will be supplemented by a small percentage of ore that will be placed and leached as run-of-mine ore.

Mining at the Hycroft Mine is currently in the initial stage of our restart plan. In connection with the restart of mining operations, we made repairs to the crushing system. Our primary crusher was reconditioned and brought into operation in late March 2019. Our secondary and tertiary crushers were also recommissioned and brought into operation in March. During the second quarter of 2020, we commenced in-pit contractor drilling and blasting activities to provide fresh ore feed for the crusher, fresh run-of-mine ore and waste removal in support of the full year plan. We currently operate the Brimstone Merrill-Crowe facility and refinery and have begun planning to restart the North Merrill-Crowe plant in 2021 to meet our expectations of increasing solution flows from the new leach pad. With 24-hour mining operations, we are currently operating with our own fleet of six 200-ton haul trucks, two shovels, one loader and support equipment, supplemented with a contractor’s fleet of one shovel, seven 240-ton haul trucks and one loader. Gold and silver ounces produced, and related ounces sold, were lower than levels set forth in the Hycroft Technical Report due to our inability to properly execute our processing plans and delays in getting the pads under leach. However, we continue to believe that the production level referenced in the Hycroft Technical Report are ultimately achievable once infrastructure is ramped up and we can execute the mine and processing plans successfully.The gold and silver grades of ore mined in the first half of 2020 were as planned and decreased from the comparable period of 2019 in which existing higher grade stockpile ore was mined prior to commencement of drilling and blasting activities.

Hycroft constructed 50,000-ton leach pads to demonstrate the commercial scale viability of the sulfide oxidation and leach process. Thus far, our demonstrated process on initial leach pads one and two is achieving higher than feasibility level gold recoveries for Brimstone ore (82% versus 65% in the Hycroft Technical Report) and Central ore (85% versus 70% in the Hycroft Technical Report) as set forth in more detail below:

Brimstone, Vortex, lower Camel Testing

Represents:

●	81% of total reserve ore tons
●	81% of total reserve gold ounces
●	85% of total reserve silver ounces

Recoveries:

●	82% vs Hycroft Technical Report of 65%
●	Rate of Oxidation 21% faster than the Hycroft Technical Report
●	76 operating days per annum increase

Gold Produced:

●	Using 80% recovery: +1.3M oz gold sold with no additional operating costs

Central Testing

Represents:

●	19% of total reserve ore tons
●	18% of total reserve Gold ounces

●	14% of total reserve Silver ounces

Recoveries:

●	85% vs Hycroft Technical Report of 70%
●	Rate of Oxidation 21% faster than the Hycroft Technical Report
●	76 operating days per annum increase

Gold Produced:

●	Using 80% recovery: +0.4M oz gold sold with no additional operating costs

You are cautioned that these rates of recovery are initial results from only two of our leach test pads and do not represent our current overall recovery rate on the majority of our leach pads.

In July 2019, we received approval of an amendment to our permits for construction of a new leach pad. During the second quarter of 2020, we commenced a leach pad expansion project on the north side of the Hycroft Mine, having an ultimate pad capacity of 550 million tons. This expansion project will provide us with the leach pad space required for future operations. The initial stage of the leach pad expansion project is being constructed in two phases. The first phase will consist of approximately 4.0 million square feet of pad space and infrastructure for ponds, pipes and electricity, and the second phase will consist of approximately 4.6 million square feet (which we expect to construct in 2021) and will have a total capacity of 26.5 million tons. Thus far, all groundwork and the underliner have been completed, as well as the pond lining. We began placing the leach pad liner in mid-July of 2020. With respect to this first phase of leach pad expansion, we expect the earthworks and leach pad construction to be completed in the fourth quarter of 2020 and the related infrastructure completed and initially commissioned in the first quarter of 2021.

In October 2019, Hycroft received a Record of Decision and Plan of Operations Approval from the Bureau of Land Management and a Record of Decision from the United States Fish and Wildlife Service for an Environmental Impact Statement authorizing Hycroft to, among other things, expand its pits, mine below the water table and disturb an eagle territory including the removal of a nest. These Records of Decision are subject to various monitoring, reporting and mitigation requirements.

The Hycroft Mine is a senior-scale asset with an expected average annual production of approximately 366,000 ounces of gold equivalents, based on a 34 year mine life for mining and processing mineral reserves. As set forth in the Hycroft Technical Report, the production schedule is based upon the following projections of average annual gold and silver production over the life-of-mine:

Technical Report 10-Year Operating Profile

Source: Hycroft Technical Report

●	Note: Gold equivalent production calculated assuming $1,300/oz gold and $17.33/oz silver; See “Cautionary Note Regarding Forward-Looking Statements.”

The chart below presents life-of-mine (“LOM”) free cash flow projected by us to be generated by the Hycroft Mine over the 34 year LOM as presented in the Hycroft Technical Report, also using sale prices per ounce of $1,300 for gold and $17.33 for silver. See “Cautionary Note Regarding Forward-Looking Statements” section and Table 19-6 of the Hycroft Technical Report, filed herewith as Exhibit 96.1 for more detail on the line item components of the unlevered free cash flow estimates presented.

1.	Unlevered free cash flow is defined as after-tax cash flow provided by operating activities, plus changes in operating restricted funds, less capital expenditures.
2.	Unlevered free cash flow is a non-GAAP financial measure. The Company’s projections of unlevered free cash flow are not based on GAAP net income/loss or cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances over the periods presented that are not representative or indicative of the Company’s results of operations and that are not currently determinable. Due to the recent restart of operations, continuing ramp up of operations and the uncertainty of the likelihood, amount and timing of any such adjusting items, the Company does not have information available, without undertaking unreasonable efforts, to provide a quantitative reconciliation of any projected non-GAAP financial measures at this time.
3.	Unlevered free cash flow is derived from an asset-level analysis of the Hycroft Mine, as provided in the Hycroft Technical Report.

The chart below provides additional cumulative financial projections of all-in-sustaining costs (“AISC”) and free cash flow contained in the Hycroft Technical Report. AISC and Unlevered Free Cash Flow are non-GAAP financial measures.

	Years 1 – 5	Years 1 – 10	LOM
Production AuEq (k oz)	911	2,824	12,488
AISC(1)(3) ($/ oz)	$767	$764	$624
Unlevered Free Cash Flow(2)(3)(4) ($mm)	$122	$784	$5,072
Capital ($mm)	$231	$501	$768

Source: Hycroft Technical Report

(1)	AISC includes total production cash costs to be incurred at the Company’s mining operation, plus sustaining capital expenditures (once the initial capital is spent) and reclamation costs, less revenue generated from silver sales. Additionally, the measure seeks to reflect the full cost of gold production from the Company’s operations, therefore initial expansionary capital is excluded. Certain other cash expenditures, including income tax payments and financing costs are also excluded.

The Company believes that this measure represents the total costs of producing gold from current operations and provides the Company and other stakeholders with additional information of the Company’s operational performance and ability to generate cash flows. AISC, as a key performance measure, allows the Company to assess its ability to support capital expenditures and to sustain future production from the generation of operating cash flows. This information provides management with the ability to more actively manage capital programs and to make more prudent capital investment decisions.

The Company calculates AISC on a gold ounces sold basis, where silver revenue is treated as a reduction in operating costs. This performance measure was adopted as a result of an initiative undertaken within the gold mining industry; however, this performance measure has no standardized meaning and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company follows the guidance note released by the World Gold Council, which became effective January 1, 2014, in calculating AISC. The World Gold Council is a non-regulatory market development organization for the gold industry whose members comprise global senior gold mining companies.

(2)	Unlevered free cash flow is defined as after-tax cash flow provided by operating activities, plus changes in operating restricted funds, less capital expenditures. The non-GAAP financial measure of Free Cash Flow is presented as an indicator of liquidity to determine amounts that can be reinvested in the Company’s core business.
(3)	Unlevered free cash flow and AISC are non-GAAP financial measures. The Company’s projections of AISC and free cash flow are not based on GAAP net income/loss or cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances over the periods presented that are not representative or indicative of the Company’s results of operations and that are not currently determinable. Due to the recent restart of operations, continuing ramp up of operations and the uncertainty of the likelihood, amount and timing of any such adjusting items, the Company does not have information available, without undertaking unreasonable efforts, to provide a quantitative reconciliation of any projected non-GAAP financial measures at this time.
(4)	Unlevered free cash flow is derived from an asset-level analysis of the Hycroft Mine, as provided in the Hycroft Technical Report. The unaudited projected financial information of the Company includes certain adjustments to the unlevered free cash flow analysis to account for corporate costs and the Sprott Royalty Agreement at the corporate level.

The base case economic analysis provided in the Hycroft Technical Report indicates that the Hycroft Mine project has an after-tax Internal Rate of Return (“IRR”) of 148.6%, with a payback period of 2.5 years and with an after-tax Net Present Value (“NPV”) of $2.1 billion at a 5% discount rate. The economics incorporate updated metallurgical test work and operating costs and are based on long-term prices of $1,300 per ounce of gold and $17.33 per ounce of silver. The project economics are sensitive to metal price fluctuations, as demonstrated below:

Case	Metal Prices ($/oz.)		NPV Cumulative Unlevered FCF	NPV@ 5%	NPV @ 10%	After Tax IRR
	Au	Ag	$ Billions	$ Billions	$ Billions
1	$1,200	$16.50	$4.2	$1.7	$0.8	80%
2	$1,300	$17.33	$5.1	$2.1	$1.1	148%
3	$1,400	$18.67	$6.1	$2.6	$1.3	304%
4	$1,500	$20.00	$7.1	$3.0	$1.6	N/A

1.	Downside Price (Reserve Price)
2.	Financial Base Case
3.	Moderate Price
4.	Upside Price
*

Unlevered free cash flow and NPV are derived from an asset-level analysis of the Hycroft Mine, as provided in the Hycroft Technical Report. The unaudited projected financial information of the Company included certain adjustments to the unlevered free cash flow and NPV analyses to account for corporate costs and the Sprott Royalty Agreement at the corporate level.

In addition to metal prices, the business is sensitive to capital and operating costs as shown below.

Operating and capital cost sensitivity of the LOM heap leach operations (after tax), NPV@5% using long-term prices of $1,300 per ounce of gold and $17.33 per ounce of silver:

	20% Decrease	10% Decrease	Base Case	10% Increase	20% Increase
Mining Cost	$2.41 billion	$2.25 billion		$1.91 billion	$1.75 billion
Processing Cost	$2.43 billion	$2.26 billion	$2.1 billion	$1.90 billion	$1.72 billion
CapEx	$2.18 billion	$2.13 billion		$2.03 billion	$1.98 billion

1.	Mine plan economics are resilient to small changes in mining and processing costs, due to the lower operating leverage.
2.	Low sensitivity to capital expenditure, due to the Company’s capital-light restart, which leverages existing infrastructure.
3.	Unlevered free cash flow and NPV are derived from an asset level analysis of the Hycroft Mine, as provided in the Hycroft Technical Report.

We have prepared the following comparison of price to net asset value (“P/NAV”) multiples of the Company and other junior gold and silver producers. As reflected in the base economic case set forth in the Hycroft Technical Report, our NPV@5% is projected at $2.1 billion using long-term prices of $1,300 per ounce of gold and $17.33 per ounce of silver. When adjusted for the Subordinated Notes of $80 million, $70 million of debt drawn under the Sprott Credit Agreement, the impact on the NPV of the sale of the 1.5% net smelter royalty ($84 million), the NPV of corporate, general and administrative expenses ($121 million) which is not part of the Hycroft Technical Report, and cash on hand at the closing of the Recapitalization Transaction ($66 million), the Net Asset Value (“NAV”) is estimated to be approximately $1.8 billion. With approximately 50 million shares outstanding, and an assumed Common Stock price of $10.00 per share, we calculate an implied P/NAV multiple of approximately 0.3x.

The potential NPV@5% values set forth in the Hycroft Technical Report are highly sensitive to variations in the price of gold and sliver. As reflected and calculated in the Hycroft Technical Report, a $100 per ounce change in the price of gold results in an increase or decrease of the NPV@5% of approximately $300 million and every $1.00 per ounce change in the price of silver results in an increase or decrease of the NPV@5% of approximately $125 million. Extrapolating the NPV@5% set forth in the Hycroft Technical Report for recent changes in the spot price for gold and silver would produce NPV@5% values along the line set forth in the following chart below:

$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
NPV5%
$1,300
$1,400
$1,500
$1,600
$1,700
$1,800
$1,900
$2,000
$2,100
$2,200
$2,300
$2,400
$2,500
Gold Price ($ / oz)

Source: Hycroft Technical Report.

●	Note: Assumes a 75:1 silver to gold ratio.
●	As of September 25, 2020, the London Bullion Market Association afternoon p.m. fix price for gold was $1,860 per ounce and the London Bullion Market Association fixing price for silver was $22.63 per ounce.

The assumptions made in preparing the Hycroft Technical Report and the projections of value and unaudited projected financial information may not reflect actual future conditions. The estimates and assumptions underlying the projections of value and unaudited financial information involve judgments with respect to, among other things, future gold and silver prices, ore reserves, recovery rates for both gold and silver, future environmental expenditures, input commodity prices and labor costs and availability of labor, power, transportation, equipment and infrastructure, including, among others, risks and uncertainties described under “Risk Factors — Risks Related to Our Industry”, “— Risks Related to Our Business” and “Cautionary Note Regarding Forward-Looking Statements”, all of which are difficult to predict and many of which are beyond our control. The underlying assumptions and projected results may not be realized and actual results differ. Additionally, although presented with numerical specificity, the projections of value and financial information with respect to the Company and the Hycroft Mine have not been audited and reflects numerous assumptions and estimates as to future events made by the Company’s management and the qualified persons in preparing the Hycroft Technical Report that our management believes were reasonably prepared.

You are cautioned not to place undue reliance on the projections of value and unaudited financial information set forth above. No representation is made by the Company or any other person to any stockholders regarding the ultimate performance of the Company compared to the information included in the above projections of value and unaudited projected financial information. The inclusion of projections of value and unaudited financial information in this prospectus should not be regarded as an indication that this information will be necessarily predictive of actual future events, and this information should not be relied on as such. The projections of value and unaudited financial information does not take into account any circumstances or events occurring after the date they were prepared, and, except as may be required in order to comply with applicable securities laws, none of the Company or any of its representatives intend to update, or otherwise revise, the unaudited projected financial information, or the specific projections presented, to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

Processing

A significant portion of gold in the Hycroft Mine ore is refractory due to its association with pyrite, marcasite and other sulfides. About 94% of the ore contains enough refractory gold to economically justify pretreatment by pre-oxidation prior to cyanide leaching.

The heap leach operation is designed to treat three categories of ore, classified as described below, using the following methods:

●	Ore Category 1 (ROM ore) — lower grade ore with high cyanide soluble gold is routed directly to the leach pad and cyanide leached to extract gold and silver. This accounts for 4% of the ore over the life of mine. The gold contents are highly soluble and the remaining refractory gold contents are not projected to justify the time and expense of a pre-oxidation step, therefore it will be stacked as run of mine, or ‘ROM’. The ore in this category is typically defined as ‘ROM oxide’ or ‘ROM transition’.
●	Ore Category 2 (3/4” Crushed ore) — higher grade ore with high cyanide soluble gold is crushed to a P80 of 3/4” and cyanide leached to extract gold and silver. This accounts for 2% of the ore over the life of mine. The gold contents are highly soluble, but additional size reduction is expected to increase gold and silver recovery enough to justify the additional expense. The remaining refractory gold contents are not projected to justify the time and expense of a full pre-oxidation cycle. The ore in this category is typically defined as ‘3/4” crushed oxide’ or ‘3/4” crushed transition’.
●	Ore Category 3 (1/2” Crushed ore) — low cyanide soluble ratio ores are crushed to a P80 of 1/2”. The crushed ore is mixed with soda ash to induce an alkaline ‘pre-oxidation’ process. After the oxidation process has been completed to the desired extent, the ore will be rinsed sequentially with water and saturated lime solution, and then leached with cyanide to extract gold and silver. This accounts for 94% of the ore over the life of mine. The ore in this category is typically defined as ‘1/2” crushed sulfide’ or ‘1/2” crushed transition’. This process is the subject of a pending patent application.

Crushing Plant

The crushing system is designed to run a nominal capacity of 65,750 tons per day ramping up to 98,630 tons per day with the addition of two more tertiary crushers. The existing crushing system includes one primary crusher, two secondary crushers, and two tertiary crushers. The existing facility will be sufficient during the ramp-up period, but will require the addition of two more tertiary crushers to attain the design capacity.

Category 2 and Category 3 ores will be transported to the primary crusher dump pocket via haul truck. Prior to the primary crusher, the ore that is being routed as Category 3 will pass under a soda ash silo where a pre-determined amount of soda ash will be added to the ore to begin the pre-oxidation process. The ore will proceed through three stages of crushing and exit the tertiary crushers routed as either 3/4” crushed or 1/2” crushed. It will then be hauled to and stacked on the leach pads.

Pre-Oxidation

Pre-oxidation of the Category 3 ore will begin at the crusher using in-situ moisture and solid soda ash. The amount of soda ash required for the ore is relative to the percent sulfide-sulfur content of the ore. We will regularly sample the mined ore for reagent addition control.

After placing Category 3 ore on the heap, additional soda ash solution will be applied to bring the ore to field capacity (8 – 10% moisture). The solution in the heap will be replenished on a regular basis using soda ash solution in order to offset evaporation and carbonate consumption.

The dissolved oxygen required for the reaction will be replenished through solution to air contact; the oxygen will be monitored inside the heap using embedded recoverable sensors. If required, air inflow can be aided by installing large perforated piping at the bottom of each panel, with ends protruding out of the heap.

Pre-oxidation duration will be determined by the characteristics of the ore and the measured extent of oxidation based upon sulfate production. The extent of oxidation will be determined by the target recoveries for each domain and the initial cyanide soluble gold, which is translated to degrees of oxidation already achieved. The number of days required to attain target oxidation is dependent upon the sulfide-sulfur content of the ore with, higher sulfide-sulfur corresponding to longer oxidation cycles. The majority of the ore is expected to take between 30 and 120 days to finish pre-oxidation. This is measured between the day that soda ash is introduced to the ore at the crusher and the day that the ‘rinse’ cycle begins for the panel.

Rinse Cycle

When the pre-oxidation cycle has been completed, the Category 3 ore will be rinsed first with water, then with a saturated lime solution prior to the commencement of cyanidation leach. This is necessary to remove bicarbonate from the heap and prevent cyanide loss during leaching. The alkalinity of the solution in the heap is monitored to ensure rinse completion prior to the start of cyanidation.

Heap Leach Cyanidation

The cyanidation conditions for all placed ore will be the same regardless of crush size or the use of pre-oxidation. The pH will be controlled using lime. Category 1 and Category 2 ores, those ores not going through pre-oxidation or rinse are expected to undergo a 200-day primary leach cycle. Category 3 ore, having already been oxidized and rinsed, is expected to undergo a nominal 60-day primary leach cycle.

Merrill-Crowe and Refinery

Due to the high silver content of the pregnant solution, gold and silver is recovered by zinc cementation. We have two existing Merrill-Crowe plants, which are used to process pregnant solution from the heap leach operation. The older plant has a capacity of 4,500 gallons per minute. The newer plant is considerably larger, with a present capacity of 21,500 gallons per minute.

The wet filter cakes from the Merrill-Crowe circuits are transferred to retort pans, which are then put into a retort furnace to remove water and mercury. Water and then mercury are sequentially volatilized from the precipitate by heating the precipitate under a partial vacuum. The dried filter cake is mixed with flux, a clarifying agent used to remove certain impurities and reduce the melting point of elements in the precipitate, and then transferred to an electric arc furnace where it is smelted to produce doré.

Project Infrastructure

The future infrastructure for the Hycroft Mine heap leach project includes the existing infrastructure and the requirements of the project. Currently on site are administrative buildings, mobile equipment maintenance shops, two Merrill-Crowe processing plants, a three-stage crushing system, a refinery and heap leach pads. The site also has a modern communications system provided by microwave facilities, including cellular communications. Major infrastructure categories to be constructed for the project include:

●	Additional leach pad space and associated ponds, piping and other facilities;
●	Conveying and stacking;
●	Crushing system refurbishments; and
●	Rail siding.

Fresh water will be obtained from existing active and inactive production wells in a field west of the mine, and from mine dewatering. Plant water requirements are projected to fall below the current permitted water rights.

A rail siding will be constructed that will access the nearby main east-west rail line, which is operated by Union Pacific. The rail siding will be used to receive large quantities of bulk commodities such as soda ash and lime at a reduced cost of transportation versus trucking, while reducing the potential environmental and safety hazards associated with truck transportation. M3 Engineering has provided the design for the rail unloading and materials handling facilities at the rail siding.

Currently the final crushed ore product is loaded to trucks and transported to the heap. A conveyor stacking system is planned in the future which will directly convey the ore to the heap and eliminate the need for the truck haul.

Principal Products and Market Overview

The principal products that the Hycroft Mine produces are unrefined gold bars (doré) and in-process inventories (metal-laden carbon), both of which are sent to third party refineries before being sold, generally at prevailing spot prices, to financial institutions or precious metals traders. Doré bars and metal-laden carbon are sent to refineries to produce bullion that meets the required market standards of 99.95% pure gold and 99.90% pure silver. Under the terms of our refining agreements, doré bars and metal-laden carbon are refined for a fee, and our share of the refined gold and the separately-recovered silver are credited to our account or delivered to our buyers. As noted above, due to the expected higher silver content, we anticipate producing doré and not relying on the carbon-in-columns to produce the metal-laden carbon except in limited circumstances.

Product Revenues and Customers

For the year ended December 31, 2018 and the portion of 2019 prior to Seller resuming mining operations, Seller did not record revenues, with any sales of gold and silver recovered from care and maintenance of the leach pads and not reflecting material production amounts. Accordingly, they were deemed to be a byproduct (and a net expense) of the care and maintenance activities. We expect gold and silver sales to be our only source of future revenues. Even at full production levels, however, we do not believe we have any dependencies on any customers of our gold and silver due to the liquidity of the metal markets and the availability of metal traders and financial institutions. For the year ended December 31, 2019, gold and silver sales of 8,593 ounces and 52,036 ounces, respectively, were reported as revenue as the Hycroft Mine was operating. All gold and silver sales during the year ended December 31, 2019 were to the same customer. However, Hycroft is not obligated to sell all of its gold and silver to one customer.

Gold Uses

Gold has two main categories of use: fabrication and investment. Fabricated gold has a variety of end uses, including jewelry, electronics, computers, dentistry, industrial and decorative uses, medals, medallions and coins. Gold investors that want to own physical gold generally buy gold bullion, coins and jewelry.

Gold Supply

The supply of gold consists of a combination of current production from mining and metal recycling and the draw-down of existing stocks of gold held by governments, financial institutions, industrial organizations and private individuals. Based on publicly available information, gold production from mines was flat for 2019 compared to 2018 totaling approximately 3.46 metric tons (or 111 million troy ounces) and represented approximately 73% of the 2019 global gold supply.

Gold and Silver Prices

The prices of gold and silver are volatile and are affected by many factors beyond our control, such as the sale or purchase of gold and silver by central banks and financial institutions, inflation or deflation and monetary policies, fluctuation in the value of the US dollar and foreign currencies, global and regional demand, and the political and economic conditions of major gold producing countries throughout the world. The following table presents the London Bullion Market Association annual high, low, and average afternoon fixing prices for gold and silver over the past ten years (in US dollars per ounce).

	GOLD PRICES			SILVER PRICES
Year	High	Low	Average	High	Low	Average
2009	1,213	810	972	19.18	10.51	14.67
2010	1,421	1,058	1,225	30.70	15.14	20.19
2011	1,895	1,319	1,572	48.70	26.16	35.12
2012	1,792	1,540	1,669	37.23	26.67	31.15
2013	1,694	1,192	1,411	32.23	18.61	23.79
2014	1,385	1,142	1,266	22.05	15.28	19.08
2015	1,296	1,049	1,160	18.23	13.71	15.68
2016	1,366	1,077	1,251	20.71	13.58	17.14
2017	1,346	1,151	1,257	18.56	15.22	17.04
2018	1,355	1,178	1,268	17.17	13.97	15.71
2019	1,540	1,270	1,393	19.30	14.37	16.21
2020 (through September 25, 2020)	2,067	1,474	1,733	28.89	12.01	19.18

On September 25, 2020, the London Bullion Market Association afternoon p.m. fix price for gold was $1,860 per ounce. On September 25, 2020, the London Bullion Market Association fixing price for silver London Bullion Market Association was $22.63 per ounce.

Employees

We have 228 employees, of whom 217 are currently employed at the Hycroft Mine. None of our employees are represented by unions.

Competition

We compete with other mining companies in connection with hiring and retaining qualified employees. There is substantial competition for qualified employees in the mining industry, some of which is with companies having substantially greater financial resources and a more stable history. As a result, we may have difficulty hiring and retaining qualified employees.

Our management believes that no single company has sufficient market power to affect the price or supply of gold or silver in the world market.

Please see “Risk Factors — Risks Related to Our Industry — We face intense competition in the mining industry”, for additional discussion related to our current and potential competition.

DESCRIPTION OF PROPERTY

Our sole property is the Hycroft Mine. The Hycroft Mine is an open-pit (surface) gold and silver mine with a long history of operations as discussed below. Beginning in July 2015, mining operations at the Hycroft Mine were suspended and the Hycroft Mine was operated solely in a care and maintenance mode through December 31, 2018. Commencing in January 2019, efforts to ramp up and restart mining operations began. During the first quarter of 2019, Seller worked to bring our six haul trucks, two hydraulic shovels and one wheel loader back into operation. In addition, Seller began the rehabilitation of our crushing system and the construction of leach pad space to enable mining operations to begin in the second quarter of 2019. Initial gold and silver production occurred in August 2019. During the first half of 2020, Seller commissioned additional mobile fleet rentals, increased headcount, and commenced the construction of a new leach pad expansion and related infrastructure.

Historically, Seller’s predecessors held as many as 75 mineral exploration properties, all of which were sold in 2015 as part of Seller’s bankruptcy process.

Operating Properties

Hycroft Technical Report

The information that follows relating to the Hycroft Mine is derived, for the most part, from, and in some instances is an extract from, the Hycroft Technical Report prepared in compliance with the SEC’s New Mining Rules. Portions of the following information are based on assumptions, qualifications and procedures which are not fully described herein. Reference should be made to the full text of the Hycroft Technical Report, filed with the SEC as Exhibit 96.1 to the registration statement of which this prospectus forms a part. The Hycroft Technical Report is incorporated herein by reference and made a part hereof.

The Hycroft Technical Report sets forth a revised process for mining that significantly reduces capital expenditures when compared to the prior plans to build a mill to process sulfide ores. A summary of the estimated capital expenditures for the first five years of operations at the Hycroft Mine based upon the Hycroft Technical Report is set forth below:

($000's)	Years 1-5	Year 1	Year 2	Year 3	Year 4	Year 5
Leach Pad & Pond Construction	$50,831	$31,951	$18,425	$—	$455	$—
Mobile Equipment	$312	$—	$312	$—	$—	$—
M3 Capital:
General	$4,397	$—	$—	$4,397	$—	$—
Primary Crushing	$383	$—	$—	$383	$—	$—
Secondary & Tertiary Crushing	$40,419	$—	$—	$9,911	$9,459	$21,050
Conveying & Stacking	$65,924	$—	$—	$12,991	$12,991	$39,941
Reagents	$18,146	$—	$—	$—	$—	$18,146
Rail Unloading & Storage	$32,340	$—	$—	$—	$10,792	$21,548
De-watering	$10,401	$—	$3,850	$376	$2,385	$3,791
Owner's Team	$5,148	$4,548	$600	$—	$—	$—
Other Annual Sustaining	$2,500	$500	$500	$500	$500	$500
Total Capital Expenditures	$230,802	$36,999	$23,687	$28,558	$36,582	$104,976

In 2010, an expansion of the mine and processing facilities began including the addition of the three-stage crushing plant system and 21,500 gpm North Merrill-Crowe plant. Approximately $400 million was spent on the new facilities and other infrastructure improvements prior to ceasing operations in 2016.

Hycroft Open Pit Mine

The following shows where the Hycroft Mine is located.

HYCROFT MINE
Gerlach
Hycroft Mine
Winnemucca
Elko
Gerlach
Reno
Las Vegas
N
0 25 50 100 Miles
Hycroft Mine
Property Location
Humboldt & Pershing Counties
Nevada
HYCROFT

Additionally, the below map shows the current property and facilities layout.

North
Process Facility
Bay
Pit
North
Pad
Brimstone
Process Facility
Offices &
Maintenance
Lewis
Pad
Crusher
Complex
Brimstone
Pad
Railway
Brim C6
Pit
Porter
Pit
Vortex
Dump

Title: Site Map	Scale: 1:17500	HYCROFT RESOURCES & DEVELOPMENT, INC.
Author: MK	Note 1:	
Date: 24-Jul-2019	Note 2:	
Bench:	Note 3:

The Hycroft Mine and related facilities are located 54 miles west of Winnemucca, Nevada. Winnemucca, a city with a population of approximately 7,000, is a commercial community on Interstate 80, 164 miles northeast of Reno. The mine property straddles Townships 34, 35, 351∕2 and 36 North and Ranges 28, 29 and 30 East (MDB&M) with an approximate latitude 40°52’ north and longitude 118°41’ west.

The town is served by a transcontinental railroad and has a municipal airport. Access to the mine from Winnemucca is by Jungo Road, formerly designated as State Route 49, a good-quality, unpaved road, and a short access road to the main entrance of the mine. Well-maintained mine and exploration roads provide access throughout the property. Access is also possible from Imlay, Gerlach and Lovelock by unpaved roads intersecting Interstate 80 and Nevada State Route 447. The majority of our employees live in the Winnemucca area. The site receives electrical power provided by NV Energy from the northwestern Nevada power grid. Initial surveys indicate that the town of Winnemucca has the required infrastructure (shopping, emergency services, schools, etc.) to support the maximum workforce and dependents. The Hycroft Mine currently has water rights which are adequate to support our planned future heap leach operations. The mine is situated on the eastern edge of the Black Rock Desert and on the western flank of the Kamma Mountains between Winnemucca and Gerlach, Nevada. There are no streams, rivers or major lakes in the general area. Elevations in the mine area range between 4,500 and 5,500 feet above sea level.

The climate of the region is arid, with precipitation averaging 7.7 inches per year. Average temperatures during the summer range from 50°F to 90°F and average winter temperatures range from 20°F to 40°F.

We hold 30 private patented claims and 3,247 unpatented mining claims that constitute our Hycroft Mine operating property. The total acreage covered by unpatented claims is approximately 68,759 acres and an additional 1,912 acres is covered by patented claims. Combining the patented and unpatented claims, total claims cover approximately 70,671 acres. Our Hycroft Mine patented claims occupy private lands and our unpatented claims occupy public lands, administered by the BLM. These claims are governed by the laws and regulations of the U.S. federal government and the state of Nevada. To maintain the patented claims in good standing, we must pay the annual property tax payments to the county in which the claims are held. To maintain the unpatented claims in good standing, we must file a notice of intent to maintain the claims within the county and pay the annual mineral claim filing fees to the BLM. Such filing fees amounted to $0.6 million in 2020. As long as we file the annual notice and pay the claim filing fees, there is no expiration date for our unpatented claims.

A portion of the Hycroft Mine is subject to a mining lease requiring us to pay 4% net profit royalty to the owner of certain patented and unpatented mining claims, subject to a maximum of $7.6 million, of which $5.0 million remained payable as of June 30, 2020. There is no expiration date on the net profit royalty.

The Hycroft Mine was formerly known as the Crofoot-Lewis open pit mine, which was a small heap leaching operation that commenced in 1983. Vista Gold Corp., a corporation incorporated under the laws of the Yukon Territory (“Vista”), acquired the Crofoot-Lewis claims and mine in 1987 and 1988. During this first operating period the mine produced over 1.0 million ounces of gold and 2.5 million ounces of silver. The mine production continued until it was placed on a care and maintenance program in December 1998 due to low gold prices. Seller acquired the Hycroft Mine in 2007 pursuant to an arrangement agreement where Vista transferred its Nevada mining properties to Seller’s predecessor. Seller restarted the Hycroft Mine in 2008 and suspended mining operations on July 8, 2015. During 2016, Seller was actively processing and producing gold from the ore within the heap leach pads. On January 1, 2017, Seller went into a care and maintenance mode when it stopped adding lime to the leach pads and continued to operate in a care and maintenance mode throughout 2017 and 2018. Prior to restarting operations, production of gold and silver was a byproduct of Seller’s maintenance activities on the Hycroft Mine. In January 2019 Seller began the restart of mining operations. During the first quarter of 2019 Seller began operations again with six haul trucks, two hydraulic shovels and one wheel loader. In addition, Seller began the rehabilitation of its crushing system and the construction of new leach pad space to enable mining operations to begin in the second quarter of 2019. Initial gold and silver production occurred in August 2019.

On site facilities include an administration buildings, mobile maintenance shop, light vehicle maintenance shop, warehouse, leach pads, crushing system, two Merrill-Crowe process plants and a refinery. The components for a second refinery are on-site and will be constructed as part of the expansion of mining activities. The crushing system was refurbished as part of the restart activities and all other facilities are operational with the exception of the North Merrill-Crowe plant which is not required until 2021. The gross book value of property, plant and equipment associated with the Hycroft Mine as of December 31, 2019, was $68.4 million.

Geology

The Hycroft Mine is located on the western flank of the Kamma Mountains. The deposit is hosted in a volcanic eruptive breccia and conglomerates associated with the Tertiary Kamma Mountain volcanics. The volcanics are mainly acidic to intermediate tuffs, flows and coarse volcanoclastic rocks. Fragments of these units dominate the clasts in the eruptive breccia. The Central Fault and East Fault control the distribution of mineralization. A post-mineral range-front fault separates the ore-body from the adjacent Pleistocene Lahontan Lake sediments in the Black Rock Desert. The geological events have created a physical setting ideally suited to the open-pit, heap-leach mining operation at the Hycroft Mine. The heap leach method is widely used in the southwestern United States and allows the economical treatment of oxidized low-grade ore deposits in large volumes.

The deposit is typically broken into six major zones based on geology, mineralization, and alteration. These zones include Brimstone, Vortex, Central, Bay, Boneyard, and Camel. Breaks between the zones are major faults.

Mineralization at Hycroft has been deposited through multiple phases. An early silica sulfide flooding event deposited relatively low-grade gold and silver mineralization, generally along bedding. This mineralization is cross cut by later, steeply dipping quartz alunite veins. Late stage silver bearing veins are found in the Vortex zone and at depth in the Central area. Late to present supergene oxidation along faults has liberated precious metals from sulfides and further enriched gold and silver mineralization, along water table levels.

The known gold mineralization extends for a distance of three miles in a north-south direction by 1.5 miles in an east-west direction. Mineralization extends to a depth of less than 330 feet in the outcropping to near-outcropping portion of the deposit on the northwest side to over 2,500 feet in the Vortex deposit in the east.

Proven and Probable Mineral Reserves

Our mineral reserve estimates are calculated in accordance with subpart 1300 of Regulation S-K under the New Mining Rules of the Exchange Act. Proven and probable reserves may not be comparable to similar information regarding mineral reserves disclosed in accordance with the guidance of other countries. We conduct ongoing studies of our ore bodies to optimize economic values and to manage risk. We revise our mine plans and estimates of proven and probable mineral reserves as required and in accordance with the latest available studies. Our estimates of proven and probable reserves are prepared by and are the responsibility of our employees.

Our estimated proven and probable reserves are as of June 30, 2019, using prices of $1,200 per ounce for gold and $16.50 per ounce for silver. The gold and silver prices used in estimating reserves are lower than the trailing 3-year average price of $1,272.66 per ounce for gold and $16.53 per ounce for silver. The average London Bullion Market spot metal prices for each of the years ended December 31, 2019, 2018 and 2017 was $1,393, $1,268 and $1,257 per ounce for gold, respectively, and $16.21, $15.71 and, $17.04 per ounce for silver, respectively. Below is a summary of our estimated proven and probable ore reserves as of June 30, 2019.

	Tons	Grades, oz/t		Contained Oz (000s)
	(000s)	Au	Ag	Au	Ag
Proven (Heap Leach)
Oxide ROM	22,476	0.009	0.230	205	5,211
Transition ROM	4,095	0.008	0.190	32	759
Oxide 3∕4” Crushed	15,252	0.012	0.720	184	10,926
Transition 3∕4” Crushed	4,399	0.005	0.310	24	1,367
Transition 1∕2” Crushed	90,206	0.011	0.450	948	40,365
Sulfide 1∕2” Crushed	250,906	0.012	0.470	2,940	116,818
Total Proven Heap Leach	387,334	0.011	0.450	4,333	175,446
Probable (Heap Leach)
Oxide ROM	13,145	0.005	0.230	71	3,005
Transition ROM	3,660	0.005	0.140	20	505
Oxide 3∕4” Crushed	3,001	0.010	0.690	29	2,063
Transition 3∕4” Crushed	1,304	0.004	0.490	5	644
Transition 1∕2” Crushed	52,467	0.010	0.460	504	24,043

Sulfide 1∕2” Crushed	663,071	0.010	0.410	6,936	272,271
Total Probable Heap Leach	736,648	0.010	0.410	7,565	302,531
Total Probable Sulfide Stockpile 1∕2” Crushed	9,079	0.011	0.380	98	3,422
TOTAL PROVEN & PROBABLE MINERAL RESERVES	1,133,061	0.011	0.425	11,996	481,399
Waste	1,321,853
Total Tons	2,454,914
Strip Ratio	1.17

●	Mineral Reserves estimated according to the New Mining Rules definitions.
●	Mineral Reserves estimated at $1,200/oz Au and $16.50/oz Ag.
●	Cut-off grades used a Net Smelter Return (NSR) calculation.
●	Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.

We did not use metal or equivalent metal cut-off grades in estimating proven and probable mineral reserves set forth in the table above and the complexity of the ore body resulted in the use of multiple metallurgical recovery factors by domain and process method, as reflected in the NSR calculations contained in Section 12 of the Hycroft Technical Report. NSR calculations were used as the basis of proven and probable mineral reserve estimations and for decisions influencing operating strategy, mine planning and design, because of differing mining and processing costs, recoveries, and the influence of both gold and silver. Factors including the variable ore types and mineralogy, different process streams and metallurgical recoveries, and related haulage distance can all cause variability in mining and processing costs and block value. Consequently, calculation of the breakeven NSR contained no profit assumptions and breakeven NSR cut-off as used in the mine plan has been determined to be US$0/t. Metallurgical recovery factors used to estimate proven and probable mineral reserves set forth in the table above are variable based upon the domain and processing method applied. Detailed domain specific metallurgical recoveries used to estimate proven and probable mineral reserves are set forth in Table 12-3 in Section 12 of the Hycroft Technical Report, including Au and Ag recoveries by domain for ROM Heap Leach Recovery, ¾” Crushed Heap Leach Recovery, and 1∕2” Crushed Heap Leach Recovery.

The reference point for mineral reserves is ore delivered to the leach pad and does not include reductions attributed to anticipated leach recoveries. In the case of the Hycroft Mine’s open pit, all costs are accounted for during the optimization phase of pit limit planning. Once the optimum pit extents have been determined, the decision to mine the material has been made and the cost incurred; the only task remaining then is to determine the optimal routing of the material. General and administrative expenses, as applied at Hycroft, are a fixed cost and do not vary by the tons mined or processed. As such, general and administrative costs are applied as an annual cost in the mine planning and not applied as a dollar to ton of ore processed. All material routing is based on optimal destination determination accounting for all applicable costs, recoveries, and limits (i.e., crushing capacity).

Typical break-even individual single metal cut-off grade listed for informational reference in the Hycroft Technical Report (Table 12-7) is as follows:

Process Method	Au (opt)	Ag (opt)
ROM Oxide Leach Recovery	0.006	0.938
ROM Transitional Leach Recovery	0.008	1.115
3/4” Crushed Oxide Leach Recovery	0.005	0.793
3/4” Crushed Transitional Leach Recovery	0.007	0.835
1/2” Crushed Transitional Leach Recovery	0.006	0.420
1/2” Crushed Sulfide Leach Recovery	0.007	0.519

The NSR calculation incorporates more than the typical single metal cutoff grades shown above, and the cutoff grades above, while typical, are not utilized in the estimation or reporting of mineral reserves. The NSR calculation covers all fixed and variable costs including mining, processing, sustaining capital deemed to be directly proportional to ore tonnage, general and administration, gross royalties, transport and shipping costs, smelting and refining costs, limits to payable metals, and refining penalties for deleterious metals. The following is an example of the method used to calculate the NSR expressed in US dollars per ton (US$/t):

NSR (US$/t) is calculated from the following equation:

NSR = (((Au Price - Au Selling) * Au Grade * Recovery Au * Au Refine) + ((Ag Price - Ag Selling) * Ag Grade * Recovery Ag * Ag Refine)) * (1 - Royalty) - Mine Cost - Process Cost - Soda Ash Cost - Sustaining Cost - G&A Cost

Where:

NSR	=	Net Smelter Return
Au Price	=	Au selling price in $ per troy ounce
Au Selling	=	bullion treatment and refining cost in $ per troy ounce
Au Grade	=	Au fire grade in troy ounces per ton
Recovery Au	=	% metallurgical recovery of Au by process route& domain
Au Refine	=	% payable for Au refining losses and deductions
Ag Price	=	Ag selling price in $ per troy ounce
Ag Selling	=	bullion treatment and refining cost in $ per troy ounce
Ag Grade	=	Ag fire grade in troy ounces per ton
Recovery Ag	=	% metallurgical recovery of Ag by process route& domain
Ag Refine	=	% payable for Ag refining losses and deductions
Royalty	=	% royalty (Note due to very limited royalty remaining, no royalty has been included)
Mine Cost	=	mining cost per ton by material type
Process Cost	=	process cost per ton by process type& domain
Soda Ash Cost	=	soda ash cost per ton
Sustaining Cost	=	sustaining cost per ton
G&A Costs	=	general and administrative cost per ton

In addition to the factors listed above, methods, material assumptions and criteria used for estimating mineral reserves, as set forth in Section 12 of the Hycroft Technical Report, are as follows:

●	Costs were generated by Hycroft personnel, metallurgical recoveries were developed by M3 Engineering, and slope inputs supplied by Call and Nicholas and Golder Associates.
●	An NSR was generated for each 40 ft x 40 ft x 40 ft block for each of the processing methods available at Hycroft, which are the following:
●	Run-of-Mine (ROM) Heap Leaching of oxide and transitional material;
●	3∕4” Crushed Heap Leaching of oxide and transitional material;

●	1∕2” Crushed Heap Leaching of transitional and sulfide material; and
●	Assumed gold and silver prices of $1,200 and $16.50 per ounce, respectively.
●	Economic pit limits were determined with Geovia Whittle® Strategic Planning software.
●	Open pit designs were completed utilizing Maptek Vulcan 3D mine design software.
●	Mine planning was completed using Minemax strategic and operational mine planning software and the processing method that returned the highest net value was selected. If all processing methods returned a negative value, the block was classified as waste.

Soda ash assumptions set forth in Table 12-4 in Section 12 of the Hycroft Technical Report were as follows:

Soda Ash Cost	=	Cost of Soda Ash x Soda Ash Required
Cost of Soda Ash	=	$0.11 per pound
Soda Ash Required	=	% Oxidation x 2000 x%Sulfide Sulfur x 1.57
% Oxidation	=	(Target Oxidation — ratio_au) / Liberation Rate
Target Oxidation	:	Bay = 55%; All Others = 70%
ratio_au	=	aucn block grade / aufa block grade
Liberation Rate		if (ratio_au le 0.05) then = 1.77
if (ratio_au le 0.10) then = 1.89
if (ratio_au le 0.15) then = 1.99
if (ratio_au le 0.20) then = 2.09
if (ratio_au le 0.25) then = 2.18
if (ratio_au le 0.30) then = 2.27
if (ratio_au le 0.35) then = 2.36
if (ratio_au le 0.40) then = 2.44
if (ratio_au le 0.45) then = 2.53
if (ratio_au le 0.50) then = 2.60
if (ratio_au le 0.55) then = 2.68
if (ratio_au le 0.60) then = 2.70
if (ratio_au le 0.70) then = 2.78

Additional parameters used to calculate NSR included: (i) Whittle input parameters of the heap leach for oxide, transitional and sulfide ores and multiple cost and recovery factors by domain, as set forth in Table 12-2 of the Hycroft Technical Report; and (ii) heap leach metallurgical recoveries utilized in the Whittle optimization in mineral reserve determinations varying by redox, domain and process method, as set forth in Table 12-3 of the Hycroft Technical Report.

Measured, Indicated and Inferred Mineral Resources

Our mineral resource estimates are calculated in accordance with subpart 1300 of Regulation S-K under the New Mining Rules of the Exchange Act and are exclusive of mineral reserves. Measured, indicated and inferred mineral resources may not be comparable to similar information regarding mineral resources disclosed in accordance with the guidance of other countries. The estimates of Mineral Resources may be materially affected if mining, metallurgical, or infrastructure factors change from those currently anticipated at the Hycroft Mine. Estimates of inferred mineral resources have significant geological uncertainty and it should not be assumed that all or any part of an inferred mineral resource will be converted to the measured or indicated categories. Mineral resources that are not mineral reserves do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves.

Our most recent resource estimated measured, indicated and inferred mineral resources, as reflected in the Hycroft Technical Report as prepared by SRK as of June 30, 2019, used prices of $1,400 per ounce for gold and $18.00 per ounce for silver. Below is a summary of our estimated measured, indicated and inferred resources as of June 30, 2019.

			Contained Grade				Contained Metal
Classification	Material	Tons (kt)	AuFa OPT	AuCn OPT	AgFa OPT	S%	Au (koz)	Ag (koz)
Measured	Oxide	5,650	0.011	0.008	0.224	1.79	60	1,267
Mineral	Transition	21,746	0.011	0.005	0.186	1.80	232	4,038
Resources	Sulfide	37,512	0.010	0.002	0.273	1.85	356	10,248
		64,908	0.010	0.004	0.240	1.83	649	15,554
Indicated	Oxide	2,619	0.006	0.005	0.229	1.89	17	599
Mineral	Transition	16,293	0.007	0.003	0.329	1.79	117	5,369
Resources	Sulfide	310,102	0.009	0.002	0.282	1.81	2,916	87,470
		329,014	0.009	0.002	0.284	1.81	3,050	93,438
Measured and	Oxide	8,268	0.009	0.007	0.226	1.82	77	1,867
Indicated Mineral	Transition	38,039	0.009	0.004	0.247	1.80	349	9,407
Resources	Sulfide	347,614	0.009	0.002	0.281	1.81	3,272	97,718
		393,922	0.009	0.002	0.277	1.81	3,699	108,992
Inferred	Oxide	6,191	0.007	0.005	0.267	1.72	44	1,651
Mineral	Transition	20,148	0.008	0.004	0.276	1.74	156	5,570
Resources	Sulfide	568,704	0.010	0.002	0.214	1.76	5,516	121,930
	Fill	4,018	0.013	0.008	0.150	0.63	53	603
		599,062	0.010	0.002	0.217	1.76	5,769	129,754

●	Mineral Resources are not Mineral Reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the Mineral Resources estimated will be converted into Mineral Reserves and no Mineral Resources are assumed to be converted into Mineral Reserves in the Hycroft Technical Report.
●	Open pit mineral resources stated as contained within a potentially economically minable open pit; pit optimization was based on assumed prices for gold of $1,400/oz, and for silver of $18/oz, variable Au and Ag Recoveries based on geo-metallurgical domains, a mining cost of $1.45/ton, variable ore processing costs based on geo-metallurgical domains, and G&A cost of $0.65/ton, and a pit slope of 45 degrees;
●	Open pit mineral resources are reported based on calculated NSR block values and the cutoff therefore varies from block to block. The NSR incorporates Au and Ag sales costs of $0.75/oz beyond the costs used for pit optimization;
●	Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.
●	Mineral Resources are reported exclusive of Mineral Reserves.

We did not use metal or equivalent metal cut-off grades in estimating measured, indicated or inferred mineral resources set forth in the table above, as no mining of mineral resources has been incorporated into the Hycroft Mine plan, and the complexity of the ore body resulted in the use of multiple metallurgical recovery factors by ore body, as reflected in the NSR calculations contained in Section 11 of the Hycroft Technical Report. NSR block calculations were used as the basis for measured, indicated and inferred mineral resources estimations and open pit mineral resources are reported based on calculated NSR block values and the cutoff therefore varies from block to block. SRK worked with our predecessor to construct updated three-dimensional wireframes for alteration and oxidation zones uses geo software. Estimation of gold, silver, sulfur and rock hardness in a three-dimensional block model was completed by Tim Carew, P. Geo. of SRK and is reflected in Section 11 of the Hycroft Technical Report.

Metallurgical recovery factors used to estimate measured, indicated or inferred mineral resources set forth in the table above, are variable based upon the domain and processing method applied. Detailed domain specific metallurgical recoveries used to estimate measured, indicated or inferred mineral resources are set forth in Table 11-21 in Section 11 of the Hycroft Technical Report, including Au and Ag recoveries by domain for ROM Heap Leach Recovery, 3∕4” Crushed Heap Leach Recovery, and 1∕2” Crushed Heap Leach Recovery.

Measured, indicated and inferred mineral resources were estimated based upon an open pit optimization utilizing the following assumptions:

●	assumed prices for gold of $1,400/oz and for silver of $18/oz;
●	variable Au and Ag Recoveries based on geo-metallurgical domains;
●	mining cost of $1.45/ton;
●	variable ore processing costs based on geo-metallurgical domains;
●	G&A cost of $0.65/ton;
●	pit slope of 45 degrees; and
●	NSR incorporates Au and Ag sales costs of $0.75/oz beyond the costs used for pit optimization.

Please see Table 11-21 in Section 11 of the Hycroft Technical Report for a more detailed tabular presentation of the resource pit optimization parameters for oxide, transitional and sulfide ores and multiple cost and metallurgical recovery factors by domain that were also used in the calculation of block NSR values for reporting purposes.

Cautionary Note to Investors

Information concerning our mineral properties in the Hycroft Technical Report and in this prospectus includes information that has been prepared in accordance with the requirements of the New Mining Rules set forth in subpart 1300 of Regulation S-K which we have elected to adopt early. These disclosures differ in material respects from the requirements set forth in Industry Guide 7, which remains applicable to U.S. companies subject to the reporting and disclosure requirements of the SEC that have not early adopted the New Mining Rules. These standards differ significantly from the disclosure requirements of Industry Guide 7 in that mineral resource information contained herein may not be comparable to similar information disclosed by U.S. companies that have not early adopted the New Mining Rules promulgated by the SEC.

Under SEC standards, mineralization, such as mineral resources, may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time of the reserve determination. The term “economically,” as used in the SEC’s Industry Guide 7 definition of reserves, means that profitable extraction or production has been established or analytically demonstrated in a feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally” as used in the SEC’s Industry Guide 7 definition of reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, we must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with our current mine plans. As used in this prospectus, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined and used in accordance with the New Mining Rules set forth in subpart 1300 of Regulation S-K, even though such terms are not recognized under Industry Guide 7 which the New Mining Rules will replace beginning January 1, 2021 for companies that do not early adopt the New Mining Rules. You are specifically cautioned not to assume that any part or all of the mineral deposits (including any mineral resources) in these categories will ever be converted into mineral reserves, as defined by the SEC.

You are cautioned that, except for that portion of mineral resources classified as mineral reserves, mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the New Mining Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

For the above reasons, certain of the information contained in this prospectus may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under Industry Guide 7 of and that have not early adopted the New Mining Rules.

Internal Controls and Material Assumptions

Seller’s drill hole database has been validated by Seller’s exploration group. A review and validation of the collar coordinate, down-hole survey, and geology data was completed in the third quarter of 2014 by Seller’s predecessor’s geologists.

SRK completed data verification and validation in advance of geological modeling and resource estimation, first between May and July 2017, for gold, silver, sulfide sulfur, and total sulfur analytical results, and for logged geological data. During this review, the analytical databases were found to be incomplete. SRK worked with Seller’s predecessor to extract all available analytical data from the acQuire database. This resulted in a 58% increase in the sulfide sulfur dataset. The compilation of gold and silver assay values in parts per million (PPM) units resulted in more intervals with valid Au CN:FA values for oxide modeling, and greater precision for grade estimation. SRK completed data verification for the new analytical database in September 2017.

Model validation was approached through visual and statistical methods. Visual comparison was done on sections and in plan for each area of the deposit. Statistical comparison was achieved using comparative population statistics and swath plots. Reconciliation of the model, excluding fill, to available production data was completed. Material mined by Seller’s predecessor between 2008 and 2015 was compared to blocks in the mined volume. Model and production data are summarized in the Hycroft Technical Report. The model compared well to historical production records for total gold ounces. The model has about 5% more tonnage, and about 4% lower gold grade, than the reported production. Reported silver grade was about 7% lower than what was predicted by the model and resulted in silver ounces produced about 12% less than what was predicted from the block model.

A visual inspection of the model in plan and section confirmed that grades were well correlated between the blocks and the composite data in each area.

Statistics by interpolation domain (grade shell) were used to compare the Au and Ag NN (polygonal) and OK and IDW, where applicable, grades against each other. The NN interpolation method provides a declustered representation of the sample grades and therefore, the resulting mean grades of any other method should be similar to the mean grade of the NN estimate at a zero-cutoff grade. For Au, the OK estimates were within acceptable tolerances of the NN; approximately ±3% for each domain. The global mean estimated OK grade at zero cut-off was within ~1% of the NN estimate. For Ag, the OK and IDW estimates were within acceptable tolerances of the NN; approximately ±5% for each domain, with the higher variances corresponding to the poorly sampled Bay and Lewis domains. The global mean estimated grade at zero cut-off was within ~1.2% of the NN estimate.

A swath plot is a graphical display of the grade distribution derived from a series of bands, or swaths, generated in several directions through the deposit. Using the swath plot, grade variations from the OK and IDW (where applicable) model are compared to the distribution derived from the NN grade model.

On a local scale, the NN model does not provide reliable estimations of grade, but on a much larger scale it represents an unbiased estimation of the grade distribution based on the underlying data. Therefore, if the OK/IDW model is unbiased, the grade trends may show local fluctuations on a swath plot, but the overall trend of the OK/IDW data should be similar to the NN distribution of grade.

Swath plots were generated along east-west and north-south directions, and also for elevation. Swath widths were 200 feet wide for both east-west and north-south orientations, and 80 feet wide in the vertical. Au grades were plotted by OK/IDW (red traces) and NN (blue traces) for all estimated blocks.

Based on the swath plots, it was concluded that there is a reasonable correlation between the modeling methods. The degree of smoothing in the OK/IDW model is evident in the peaks and valleys shown in some swath plots; however, this comparison shows close agreement between the OK/IDW and NN models in terms of overall grade distribution as a function of easting, northing, and elevation; especially where there are high tonnages (as shown by the vertical bars on the plots).

Given that process recoveries and costs in the resource model are grade and/or domain dependent, the application of standard cut-off grades for resource reporting purposes is not feasible. The resources are, therefore, reported with respect to a block NSR value which is calculated on a block-by-block basis. The resource is also constrained by an optimized (Whittle) resource pit, in order to demonstrate that the defined resources have reasonable prospects of eventual economic extraction, a part of the New Mining Rules criteria. All classification categories were considered in the resource pit optimization. The estimation of the NSR values and development of the Whittle resource pit requires assumptions around technical and economic parameters such as process recoveries, mining methods and operating costs.

Drilling

Our exploration model includes data from 1981 to December 2018 and includes 5,501 holes, representing 2.5 million feet of drilling. Exploration drilling was started in 1974 by Duval Corporation, and continued through various owners. Seller’s predecessor commenced systematic exploration and resource development drilling starting in late 2006. Drilling has been focused on oxide reserve delineation, sulfide resource definition, sulfide exploration, condemnation drilling for facilities, silver data and both geotechnical and metallurgical core samples. A combination of rotary, reverse circulation and core drilling techniques has been utilized to verify the nature and extent of mineralization. From late-2006 to August 31, 2016, Seller and its predecessor completed 1,970 exploration holes, totaling approximately 1.45 million feet.

Seller drilled an additional 54 holes, totaling 4,706 feet starting in December 2018 through April 2019 confirming the grades of the previously mined sulfide ore stockpiles, which we have been using as the initial ore feed for Seller’s restart operations.

Drill hole collar locations are shown in the figure below.

Drillholes
Pre-2006
2006-2014
2018 Sonic
N

Sulfide Stockpile

Coordinates in Hycroft Mine Grid (feet)
Aerial photo from 2016 survey

srk consulting	Hycroft Mining Corporation	2019 Feasibility Study Update
		Drillhole Collar Location Map
Job No: 172300.920 Filename: Fig10-1_HycroftDrillLocationMap.pptx	Hycroft Project	Date: June 28, 2019 · Approved: XX · Figure 10-1

Consistent with Seller’s suspension of mining operations and conducting only care and maintenance activities on the Hycroft Mine, during 2017 and through December 2018, they did not conduct additional drilling activities, other than to obtain ore for testing purposes. In December 2018, Seller began confirmation drilling of certain sulfide ore stockpiles that we planned to mine.

Any expansion of the Hycroft Mine necessary to exploit any additional reserves that may be established through our exploration drilling program that are not located within our current mine plan, will require us to obtain all permits, approvals and consents of regulatory agencies responsible for the use and development of mines in Nevada.

Government Regulation of Mining-Related Activities

Government Regulation

Mining operations and exploration activities are subject to various federal, state and local laws and regulations in the United States, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We have obtained or have pending applications for those licenses, permits or other authorizations currently required to conduct our mining, exploration and other programs. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in Nevada and the United States. Although we are not aware of any current claims, orders or directions relating to our business with respect to the foregoing laws and regulations, changes to, or more stringent application or interpretation of, such laws and regulations in Nevada, or in jurisdictions where we may operate in the future, could require additional capital expenditures and increased operating and/or reclamation costs, which could adversely impact the profitability levels of our projects.

Environmental Regulation

Our mining projects are subject to various federal and state laws and regulations governing protection of the environment. These laws and regulations are continually changing and, in general, are becoming more restrictive. They, among other things:

●	impose strict, joint and several liability on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites (the Comprehensive Environmental Response, Compensation, and Liability Act);
●	govern the generation, treatment, storage and disposal of solid waste and hazardous waste (the Federal Resource Conservation and Recovery Act);
●	restrict the emission of air pollutants from many sources, including mining and processing activities (the Clean Air Act);
●	require federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including the issuance of permits to mining facilities and assessing alternatives to these actions (the National Environmental Policy Act);
●	regulate the use of federal public lands to prevent undue and unnecessary degradation of the public lands (the Federal Land Policy and Management Act of 1976 );
●	restrict and control the discharge of pollutants and dredged and fill materials into waters of the United States (the Clean Water Act); and
●	regulate the drilling of subsurface injection wells (the Safe Drinking Water Act and the Underground Injection Control program promulgated thereunder).

At the state level, mining operations in Nevada are regulated by the Nevada Department of Conservation and Natural Resources, Division of Environmental Protection, which has the authority to implement and enforce many of the federal regulatory programs described above as well as state environmental laws and regulations. Compliance with these and other federal and state laws and regulations could result in delays in obtaining, or failure to obtain, government permits and approvals, delays in beginning or expanding operations, limitations on production levels, incurring additional costs for investigation or cleanup of hazardous substances, payment of fines, penalties or remediation costs for non-compliance, and post-mining closure, reclamation and bonding.

It is our policy to conduct business in a way that safeguards public health and the environment. We believe that our operations are, and will be, conducted in material compliance with applicable laws and regulations. However, our past and future activities in the United States may cause us to be subject to liability under such laws and regulations noted above. For information about the risks to our business related to environmental regulation, see “Risk Factors — Risks Related to Our Industry.”

During the years ended December 31, 2019 and 2018, there were no material environmental incidents or non-compliance with any applicable environmental regulations on the properties now held by us, except as follows: On March 19, 2019, Seller executed an Administrative Order of Consent and agreed to a payment of $11,521 to the State of Nevada acting by and through the Division to settle a Finding of Alleged Violation and Order issued November 7, 2018 for non-compliance with the Resource Conservation and Recovery Act requirements to remove hazardous waste within 90 days of accumulation of such waste. Seller did not incur material capital expenditures for environmental control facilities during 2018 and 2019. Additionally, on December 11, 2019, the Division held an enforcement conference with our management (then employed by Seller) to determine whether the issuance of Notices of Alleged Air Quality Violation Order No 2701 was or was not warranted. The Division issued a formal warning and has indicated that it does not intend to take any further action.

Reclamation

We are required to mitigate long-term environmental impacts by stabilizing, contouring, re-sloping and re-vegetating various portions of a site after mining and mineral processing operations are completed. These reclamation efforts will be conducted in accordance with detailed plans, which must be reviewed and approved by the appropriate regulatory agencies. Our reclamation liability is related to the Hycroft Mine and is fully secured by surface management surety bonds that meet the financial bonding requirements of the BLM. Our most recent reclamation cost estimate was approved by the BLM in a May 2017 decision letter. At June 30, 2020, our surface management surety bonds totaled $59.9 million, which were partially collateralized by restricted cash of $39.6 million. Based on the December 31, 2019 estimate, no significant reclamation expenditures will be incurred until 2047 and the reclamation work will be completed by 2065. If we were to carry out unanticipated reclamation work in the future, our financial position could be adversely affected or our posted bonds may be insufficient.

Mine Safety and Health Administration Regulations

Safety and health is our highest priority which is why we have mandatory mine safety and health programs that include employee and contractor training, risk management, workplace inspection, emergency response, accident investigation and program auditing. We consider these programs to be essential at all levels to ensure that our employees, contractors, and visitors only operate in the safest and healthiest environment possible.

Our operations and exploration properties are subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”), under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). Pursuant to Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), issuers are required to disclose specified health and safety violations, orders and citations, related assessments and legal actions, and mining-related fatalities in periodic reports. MSHA inspects our Hycroft Mine on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. The number of citations and orders charged against mining operations, and the dollar penalties assessed for such citations, have generally increased in recent years. When MSHA issues a citation or order, it generally proposes a civil penalty, or fine, as a result of the alleged violation, that the operator is ordered to pay. Citations and orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed. With respect to the Hycroft Mine, Seller received aggregate fines of $26,129 during the first six months of 2020 and aggregate fines of $3,000 and less than $2,000 during the years ended December 31, 2019 and 2018. The Company received aggregate fines of $6,528 during the second quarter of 2020.

Property Interests and Mining Claims

Our development activities are conducted in the State of Nevada. Mineral interests may be owned in Nevada by the United States, Nevada or private parties. Where prospective mineral properties are held by the United States, mineral rights may be acquired through the location of unpatented mineral claims upon unappropriated federal land. Where prospective mineral properties are owned by Nevada or private parties, some type of property acquisition agreement is necessary in order for us to explore or develop such property. Mining claims are subject to the same risk of defective title that is common to all real property interests. Additionally, mining claims are self-initiated and self-maintained and, therefore, possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims solely from an examination of the public real estate records and, therefore, it can be difficult or impossible to confirm that all of the requisite steps have been followed for location and maintenance of a claim. For information about the risks to our business related to our property interests and mining claims, see “Risk Factors — Risks Related to Our Industry.”

LEGAL PROCEEDINGS

From time to time we are involved in various legal actions related to our business, some of which are class action lawsuits. We do not believe, based on currently available information, that contingencies related to any pending or threatened legal matter will have a material adverse effect on our financial statements, although a contingency could be material to our results of operations or cash flows for a particular period depending on our results of operations and cash flows for such period. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

On February 7, 2020, a purported class action complaint was filed by a purported holder of Seller warrants, in the Court of Chancery of the State of Delaware against the Company and the Seller. The complaint seeks a declaratory judgment that the transactions consummated by the Purchase Agreement constituted “Fundamental Change” under the terms of the Seller Warrant Agreement and thereby requiring that the Seller warrants be assumed by us as part of the transactions, in addition to asserting claims for (i) breach or anticipatory breach of contract against the Seller, (ii) breach or anticipatory breach of the implied covenant of good faith and fair dealing against the Seller, and (iii) tortious interference with contractual relations against us. The complaint sought unspecified money damages and also sought an injunction enjoining the Seller and us from consummating the transactions. On February 26, 2020, the Company and the Seller entered into an Amendment to the Purchase Agreement whereby the Seller's liabilities and obligations under the Seller Warrant Agreement were included as an assumed liability under the Purchase Agreement. On March 27, 2020, the Company and the Seller filed a motion to dismiss the complaint. On May 15, 2020, a hearing was held and the complaint was dismissed. On May 21, 2020, Plaintiff filed a motion to alter or amend the Court’s order so that the Court would retain jurisdiction to hear an application for a mootness fee, to which the Company and the Seller, while disputing factual assertions and characterizations, did not oppose. On June 30, 2020, the motion was granted and the Court retained jurisdiction over the action to hear any mootness fee application. The matter was settled and a mootness fee was paid on September 8, 2020.

The Company has become aware that certain holders of Seller warrants have asserted that they have complained to the SEC arguing, inter alia, that the Company has not properly calculated the equitable adjustments to the Seller warrant exercise price and the number of shares of Common Stock into which each Seller warrant is exercisable. The Company has had no contact with, nor received any inquiries from, the SEC regarding this matter and believes that it has properly calculated the equitable adjustments to the Seller warrant exercise price and the number of shares of Common Stock into which each Seller warrant is exercisable pursuant to the provisions of the Seller Warrant Agreement. The Company will vigorously dispute and defend any allegations to the contrary.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Prior to the completion of the Recapitalization Transaction on May 29, 2020, Mudrick Capital Acquisition Corporation’s publicly-traded units, Class A common stock and warrants were listed on the Nasdaq Capital Market under the symbols “MUDSU”, “MUDS” and “MUDSW”, respectively. The Company listed its publicly-traded Common Stock and warrants effective upon the consummation of the Recapitalization Transaction on the Nasdaq Capital Market under the symbols “HYMC” and “HYMCW”, respectively. The Seller warrants commenced trading on the Nasdaq Capital Market on September 1, 2020, under the symbol “HYMCZ.”

The Company has not paid any cash dividends on its Common Stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Company’s board of directors at such time, but is subject to restriction imposed by the Sprott Credit Agreement. In addition, the Company is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future as it is currently expected that available cash resources will be utilized in connection with our ongoing operations, evaluation programs and development projects.

As of September 25, 2020, there were 55 record holders of our Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As a result of the completion of the Recapitalization Transaction, the financial statements of Seller are now the financial statements of the Company. Prior to the Recapitalization Transaction, the Company had no operating assets but, upon consummation of the Recapitalization Transaction, the business and operating assets of Seller sold to the Company became the sole business and operating assets of the Company. Accordingly, the financial statements of Seller and its subsidiaries as they existed prior to the Recapitalization Transaction and reflecting the sole business and operating assets of the Company going forward, are now the financial statements of the Company. Thus, the following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes of Seller set forth under the heading “Index to Financial Statements” elsewhere in this filing. The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of Seller as well as our interim unaudited condensed consolidated financial statements for the three and six months ended June 30, 2020. This discussion contains forward-looking statements reflecting the Company’s current expectations, estimates, plans and assumptions concerning events and financial trends that involve risks and may affect the Company’s future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” beginning on pages 1 and 8 of this prospectus, respectively.

Introduction to the Company

Hycroft Mining Holding Corporation (formerly known as Mudrick Capital Acquisition Corporation (“MUDS”)) and its subsidiaries is a U.S.-based gold producer that is focused on operating and developing its wholly owned Hycroft Mine in a safe, environmentally responsible, and cost-effective manner. Gold and silver sales represent 100% of our operating revenues and the market prices of gold and silver significantly impact our financial position, operating results, and cash flows. The Hycroft Mine is located in the state of Nevada and the corporate office is located in Denver, Colorado. Based upon the Hycroft Technical Report, the Hycroft Mine had proven and probable mineral reserves of 12.0 million ounces of gold and 481.4 million ounces of silver.

Operations restart

During the second quarter of 2019, Seller restarted open pit mining operations at the Hycroft Mine, and, since August 2019, we have produced and sold gold and silver on an approximate weekly basis. As part of the 2019 restart of mining operations, existing equipment was re-commissioned, including haul trucks, shovels and a loader, our crushing system was upgraded and commissioned with our manufacturer, and new leach pad space was added to the existing leach pads. During the first half of 2020, we continued to increase our operations by mining more tons, procuring additional mobile equipment rentals, and increasing our total headcount. During the first six months of 2020, the Hycroft Mine produced 12,342 ounces of gold and 73,717 ounces of silver and sold 10,797 ounces of gold and 70,703 ounces of silver.

Strategy and goals

Our strategy is to increase stockholder value through the successful execution of a two-stage, heap oxidation and subsequent leaching of transition and sulfide ores, as presented in the Hycroft Technical Report. To accomplish this strategy, we must first achieve our most critical near-term internal targets and performance metrics, including within key operating areas, such as mining, crushing, and processing, as well as the related costs and operating expenses associated with producing gold and silver at the Hycroft Mine. We must also successfully construct, commission, and operate our ongoing leach pad expansion project, which provides the required pad areas for future ore placement expected to commence in the fourth quarter of 2020. Due to the technical nature of the two-stage, heap oxidation and leaching process, we must also be successful at attracting and retaining highly-skilled and experienced employees to manage the metallurgical and process departments. At such future time when we believe our near-term goals are achieved, we plan to ramp-up the Hycroft Mine by increasing the amount of ore tons mined and crushed, the amount of ore tons processed, and ultimately the number of gold and silver ounces produced.

As discussed throughout this Management’s Discussion and Analysis of Financial Condition and Results of Operations, including within “– Hycroft Mine” below, during the first six months of 2020 we have been unable to fully achieve our internal operating, processing, sales, and production cost targets, which has created substantial doubt about our ability to continue as a going concern. Refer to “– Recent Developments – Going concern” below for additional details.

Executive Summary

●	Health and Safety – During the second quarter of 2020, we reported two lost time accidents.
●	Recapitalization Transaction – On May 29, 2020, we completed the Recapitalization Transaction, which as of the closing date, among other things, resulted in a cash balance of $68.9 million and 50,160,042 shares of Common Stock issued and outstanding. In addition, the Company had 34,289,999 outstanding warrants to purchase an equal number of shares of Common Stock at $11.50 per share and 12,721,623 Seller warrants to purchase 3,210,213 shares of Common Stock at a price of $44.82 per share.
●	Ounces and realized prices - During the first six months of 2020, the Hycroft Mine produced 12,342 ounces of gold and 73,717 ounces of silver and sold 10,797 ounces of gold (average realized price of $1,631) and 70,703 ounces of silver (average realized price of $16.24).
●	Leach pad construction – During the second quarter and first six months of 2020, we spent $8.6 million and $9.7 million, respectively, on the leach pad expansion project.
●	Cash flows and liquidity – Our ending cash balance as of June 30, 2020, was $47.3 million, following year-to-date 2020 operating cash flows of ($57.6) million, investing activities of ($11.7) million, and financing activities of $107.3 million.
●	Going concern – As of June 30, 2020, substantial doubt existed about our ability to continue as a going concern due to our need for additional capital.

Health and Safety

No matter the level of our health and safety performance, whether high or low, our philosophy is one of “continuous improvement” combined with a belief that “the miner is the most important thing to come out of a mine.” We have mandatory mine safety and health programs that include employee and contractor training, risk management, workplace inspection, emergency response, accident investigation and program auditing. We consider these programs to be essential at all levels to ensure that our employees, contractors, and visitors operate safely.

During the second quarter of 2020, we reported two lost time accidents, which brought the year-to-date total to three. When included with other reportable incidents, the Hycroft Mine’s total reportable incident frequency rate (“TRIFR”), which is one of the metrics we use to assess safety performance, was above industry averages and historical levels experienced at the Hycroft Mine. As a result, we have allocated additional personnel, resources, workforce time, and communications to mine safety which we believe should contribute to a reduction in future lost time accidents and our TRIFR to reach the level of safety we expect and need to keep our workforce, contractors, and visitors safe.

For health and safety actions specific to COVID-19, refer to “– Recent Developments – COVID-19” below.

Recent Developments

Recapitalization Transaction

As discussed in Note 1 - Company Overview and Note 3 - Recapitalization Transaction to the Notes to Unaudited Consolidated Financial Statements, on May 29, 2020, we, formerly known as Mudrick Capital Acquisition Corporation, consummated a business combination transaction (the “Recapitalization Transaction”) as contemplated by a purchase agreement dated January 13, 2020, as amended on February 26, 2020 (the “Purchase Agreement”), by and among us, MUDS Acquisition Sub, Inc. (“Acquisition Sub”) and Hycroft Mining Corporation (“Seller”). Pursuant to the Purchase Agreement, Acquisition Sub acquired all of the issued and outstanding equity interests of the direct subsidiaries of Seller and substantially all of the other assets of Seller and assumed substantially all of the liabilities of Seller. In conjunction with the Recapitalization Transaction, Seller’s indebtedness existing prior to the Recapitalization Transaction was either repaid, exchanged for indebtedness of the Company, exchanged for shares of Common Stock or converted into shares of Seller common stock, and our post-Recapitalization Transaction indebtedness included amounts drawn under the Sprott Credit Agreement and the assumption of the newly issued Subordinated Notes. Upon closing of the Recapitalization Transaction, our unrestricted cash available for use totaled $68.9 million and the number of shares of Common Stock issued and outstanding totaled 50,160,042. In addition, we had 34,289,999 outstanding warrants to purchase an equal number of shares of Common Stock at $11.50 per share and 12,721,623 Seller warrants to purchase 3,210,213 shares of Common Stock at a price of $44.82 per share (see Note 12 – Stockholders’ Equity to the Notes to Unaudited Consolidated Financial Statements for additional information). Upon closing of the Recapitalization Transaction and after giving effect to the terms of the business combination, the former holders of Seller’s indebtedness and common stock, including affiliated entities of such former holders, owned approximately 96.5% of the issued and outstanding Common Stock.

Going concern

As discussed in Note 2 – Summary of Significant Accounting Policies to the Notes to Unaudited Consolidated Financial Statements, events and conditions exist that, when considered individually or in the aggregate, raise substantial doubt about our ability to continue as a going concern because it is probable that, without additional capital injections, we will be unable to meet our obligations as they become due within one year after the date that second quarter 2020 financial statements were issued. Although we recently completed the Recapitalization Transaction, using our internal forecasts and cash flow projection models, we currently project there will be insufficient cash to meet our future obligations as they become due or ramp up the Hycroft Mine’s operations from current levels or to levels that are contemplated by the Hycroft Technical Report.

Production inventory write-downs

Consistent with our financial reporting and accounting policies, and as part of the preparation of the second quarter 2020 financial statements, we performed routine quarter-end metallurgical balancing analysis, which is a process that estimates the remaining recoverable gold and silver ounces on the leach pads using surveyed volumes of material, ore grades determined through sampling and assaying of blastholes, crushed ore sampling, leach pad and solution sampling, estimated recovery percentages based on ore type, domain, and oxidation levels achieved, and quantities of gold and silver actually recovered. During the second quarter of 2020, based on metallurgical balancing results, we determined that 6,512 ounces of gold that had been placed on the leach pads were no longer recoverable and wrote-off such ounces. The write-down of these ounces significantly reduced our projected revenues for the second half of 2020. See Note 4 – Inventories to the Notes to Unaudited Consolidated Financial Statements for additional information.

Cost of sales

We have been unsuccessful in achieving our operating and production costs targets at the Hycroft Mine. During the second quarter of 2020, our production costs, mine site period costs, and the cash portion of the write-down of production inventories totaled $29.7 million, which exceeded second quarter 2020 revenues of $7.6 million by $22.1 million. Higher than planned operating and production costs were the result of: (1) increased contractor support for technical and manpower shortages in crusher operations, mobile maintenance, and leach pad operation; (2) overuse of processing reagents used in the leach pad operations due to poor planning, monitoring, and execution; (3) higher operating costs in the crusher, due to higher than planned belt failures; and (4) higher maintenance costs for the owned mining fleet, due to unexpected timing of component failures. As a result of actual second quarter 2020 operating and production costs incurred, we have revised our future forecasts of production and operating cost estimates for the second half of 2020, which has reduced our estimated future cash flows.

Current status

Our ability to continue as a going concern is contingent upon achieving our sales, production, cost, and other operating targets, as well as the success of this offering to provide additional capital financing for working capital and construction of the leach pad.

COVID-19

In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic, which continues to spread throughout the United States. Efforts implemented by local and national governments, as well as businesses, including temporary closures, are expected to have adverse impacts on local, national and the global economies. We have implemented health and safety policies for employees, contractors, and visitors that follow guidelines published by the Center for Disease Control (“CDC”) and the Mine Safety and Health Administration (“MSHA”). The extent of the impact of the COVID-19 outbreak on our operational and financial performance will depend on certain developments, including the duration and continued spread of the outbreak, and the direct and indirect impacts on our employees, vendors and customers, all of which are uncertain and cannot be fully anticipated or predicted. Since the Hycroft Mine represents the entirety of our operations, any COVID-19 outbreak at the mine site could result in an entire shutdown of the Hycroft Mine itself which would negatively impact our financial position, operating results, and cash flows.

As a result of the ongoing COVID-19 pandemic, we have implemented numerous policies and initiatives, including, but not limited to:

●	General travel and site access restricted to business-critical needs; discretionary travel strongly discouraged;
●	Health and temperature checks required prior to boarding mine site transportation buses;
●	Increased cleaning and disinfecting of common areas, including mobile mining equipment cabs;
●	Social distancing, including limiting meetings to essential people with increased use of conference calls and webinars;
●	Communications informing employees of their ability to take paid-leave for COVID-19-related matters;
●	Employees who can have been permitted to work remotely; and
●	Regularly monitoring local, state, and national publications and guidance for routine discussion amongst executives and management.

To date, we have not experienced any material disruptions to our supply chain because of the COVID-19 pandemic.

CEO Transition

On July 1, 2020, Randy Buffington, our former Chairman, President, and CEO departed the Company. Mr. Buffington is assisting us during this transition period and has entered into a consulting agreement for 24 months, through July 1, 2022. See Note 22  — Subsequent Events to the Notes to Unaudited Consolidated Financial Statements and “Executive Compensation – Transition Agreements with Randy Buffington.”

Diane R. Garrett, Ph.D, was appointed as the Company’s President and Chief Executive Officer and as a director, effective as of September 8, 2020. For more information about Dr. Garrett’s biography and compensation arrangements, see “Management” and “Executive Compensation — Compensation Arrangements with Diane R. Garrett,” respectively.

On September 8, 2020, the Company entered into a Transition and Succession Agreement and a Consulting Agreement with Stephen M. Jones, pursuant to which he resigned as the Company’s interim President and Chief Executive Officer and agreed to remain as a non-executive employee through November 30, 2020 and to provide consulting services for an additional six months thereafter. For more information, see “Executive Compensation — Transition Agreements with Stephen M. Jones.”

Director Compensation

The Compensation Committee and Board of Directors approved annual director compensation arrangements. See “Executive Compensation – Director Compensation” for more information.

Accounting Developments

For a discussion of any recently issued and/or recently adopted accounting pronouncements, see Note 2 — Summary of Significant Accounting Policies to the Notes to Unaudited Consolidated Financial Statements.

Critical Accounting Estimates

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is based on our and Seller’s condensed consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these statements requires us to make assumptions and estimates that affect the reported amounts. The more significant areas requiring the use of management estimates and assumptions relate to; ore on leach pads; proven and probable mineral reserves; impairment of long-lived assets; and our reclamation liability. We base our assumptions and estimates on historical experience and various assumptions that we believe to be relevant at the time our estimates are made. Actual results may differ from amounts estimated in these statements, and such difference could be material. As such, future events and their effects cannot be determined with certainty.

We consider an accounting estimate to be critical if it requires significant management judgments and assumptions about matters that are highly uncertain at the time the estimate is made and if changes in the estimate that are reasonably possible could materially impact our financial statements. Although other estimates are used in preparing our and Seller’s financial statements, we believe that the following accounting estimates are the most critical to understanding and evaluating our reported financial results. For information on all of our significant accounting policies, see Note 2 — Summary of Significant Accounting Policies to the Notes to Unaudited Consolidated Financial Statements.

Ore on Leach Pads

Estimate Required:

The recovery of gold and silver at the Hycroft Mine is accomplished through a two-stage, heap oxidation and subsequent leaching process, the nature of which limits our ability to precisely determine the recoverable gold ounces in ore on leach pads. We estimate the quantity of recoverable gold ounces in ore on leach pads using surveyed volumes of material, ore grades determined through sampling and assaying of blastholes, and estimated recovery rates based on ore type and domain and level of oxidation actually achieved or expected to be achieved prior to leaching. The quantity of recoverable gold ounces and recovery rates varies based on ore mineralogy, ore grade, ore particle sizes and the percentage of cyanide soluble gold. The estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related ore to the actual gold ounces recovered (metallurgical balancing). The ultimate recoverable gold ounces or life-of-mine recovery rate is unknown until mining operations cease. A change in the recovery rate or the quantity of recoverable gold ounces in our stockpiles or ore on leach pads could materially impact our financial statements.

Impact of Change in Estimate:

Changes in recovery rate estimates or estimated recoverable gold ounces that do not result in write-downs are accounted for on a prospective basis. If a write-down is required, ore on leach pads would be adjusted to market values before prospectively accounting for the remaining costs and revised estimated recoverable gold ounces.

During the year ended December 31, 2019, Seller recognized a $16.4 million write-down of ore on leach pads as a result of metallurgical balancing. Cash production costs written-off were $15.1 million and capitalized depreciation and amortization costs written-off were $1.3 million. Based on metallurgical balancing results, Seller determined that 11,680 ounces of gold that had been placed on the leach pads were no longer recoverable and wrote-off these ounces. The write-off of these ounces was primarily a result of mismanagement of solution flows. The lost gold and silver ounces were leached and captured in solution. However, prior to the solution being processed through the Merrill-Crowe plant, it was inadvertently commingled with barren solution and pumped to older leach pads, keeping it from being recovered in the future.

During the three and six months ended June 30, 2020, based on our metallurgical balancing results, we determined that 6,512 and 10,492 ounces of gold, respectively, that had been placed on the leach pads were no longer recoverable and wrote-off these ounces. For the three and six months ended June 30, 2020, we recognized write-downs of production inventories, which included production costs of $10.2 million and $16.7 million, respectively, and capitalized depreciation and amortization costs of $0.7 million and $1.3 million, respectively. The write-off of these ounces was primarily due to mismanagement of the oxidation process and not properly adjusting variables in the oxidation process for changes in the ore type based on domain. As a result, we determined that we would recover fewer ounces than planned of the mismanaged sections of the leach pads.

At June 30, 2020, if our estimate of recoverable gold ounces on the leach pad decreased by 2.5% or 5.0%, recoverable gold ounces in ore on leach pads would decrease by approximately 446 ounces or 891 ounces, respectively, which would require a write-down of $0.7 million or $1.4 million, respectively, of our ore on leach pad costs before prospectively accounting for the remaining costs. A 2.5% or 5.0% increase to our estimate of recoverable gold ounces in ore on leach pads would increase the estimated recoverable ounces by the aforementioned amounts and reduce our weighted average cost per ounce by approximately $39 per ounce or $75 per ounce, respectively, which would be accounted for on a prospective basis.

Proven and Probable Mineral Reserves

Estimate required:

Proven and probable mineral reserves are the part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. Our mineral reserve estimates are calculated in accordance with subpart 1300 of Regulation S-K under the Modernization of Property Disclosures for Mining Registrants of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Estimated recoverable gold ounces in our proven and probable reserves at the Hycroft Mine are used in units-of-production amortization calculations and are the basis for future cash flow estimates utilized in impairment calculations. When determining proven and probable reserves, we must make assumptions and estimates of future commodity prices and demand, the mining methods we use and intend to use in the future, and the related costs incurred to develop, mine, and process our reserves. Our estimates of recoverable gold ounces in proven and probable reserves are prepared by and are the responsibility of our employees. Any change in estimate or assumption used to determine our proven and probable ore reserves could change our estimated recoverable gold ounces in such reserves, which may have a material impact on our financial statements.

Impact of Change in Estimate:

Our proven and probable mineral reserves are periodically updated, usually on an annual basis. Estimated recoverable gold ounces used in our units-of-production amortization and impairment calculations are based on proven and probable ore reserves that were determined as of June 30, 2019 using gold and silver selling prices of $1,200 per ounce and $16.50 per ounce, respectively. Resulting changes in estimates of recoverable gold ounces are used in our units-of-production calculations and impairment calculations on a prospective basis.

Impairment of Long-Lived Assets

Estimate Required:

Our long-lived assets consist of plant, equipment and mine development. We review and evaluate our long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Events that may trigger a test for recoverability include, but are not limited to, significant adverse changes to projected revenues, costs, or future expansion plans or changes to federal and state regulations (with which we must comply) that may adversely impact our current or future operations. An impairment is determined to exist if the total projected future cash flows on an undiscounted basis are less than the carrying amount of a long-lived asset group. An impairment loss is measured and recorded based on the excess carrying value of the impaired long-lived asset group over fair value.

To determine fair value, we use a discounted cash flow model based on quantities of estimated recoverable minerals and incorporate projections and probabilities involving metal prices (considering current and historical prices, price trends, and related factors), production levels, operating and production costs, and the timing and capital costs of expansion and sustaining projects, all of which are based on life-of-mine plans. The term “recoverable minerals” refers to the estimated amount of gold and silver that will be sold after taking into account losses during ore processing and treatment. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. Our estimates of future cash flows are based on numerous assumptions, which are consistent or reasonable in relation to internal budgets and projections, and actual future cash flows may be significantly different than the estimates, as actual future quantities of recoverable gold and silver, metal prices, operating and production costs, and the timing and capital costs of expansion and sustaining projects are each subject to significant risks and uncertainties.

Impact of Change in Estimate:

During the year ended December 31, 2019, Seller recorded impairments of long-lived assets of $0.1 million. The impairment recorded during 2019 related to a leach-pad expansion project that Seller determined it would not utilize and, therefore, did not complete. There were no such impairments during the year ended December 31, 2018.

The estimates and assumptions used in our impairment test as of June 30, 2020 were based on the Hycroft Technical Report. The Hycroft Technical Report was prepared using prices of $1,200 per ounce for gold and $16.50 per ounce for silver, which when using sales prices of $1,300 per ounce for gold and $17.33 per ounce for silver, resulted in an after tax net present value of $2.1 billion. We compared the estimated after tax net present value of $2.1 billion to the carrying value of our plant, equipment, and mine development of $42.3 million, and given the large surplus between the estimated after tax net present value of the Hycroft Mine and the carrying value of our plant, equipment, and mine development a change in the estimates used in the Hycroft Technical Report would be unlikely to result in an impairment as of June 30, 2020.

Reclamation Liability

Estimate Required:

We will be required to perform reclamation activity at the Hycroft Mine in the future. As a result of this requirement, a reclamation liability has been recorded on our consolidated balance sheets that is based on our expectation of the costs that will be incurred years in the future. Any underestimate or unanticipated reclamation costs or any changes in governmental reclamation requirements could require us to record or incur additional reclamation costs. Reclamation liabilities are accrued when they become known, are probable and can be reasonably estimated. Whenever a previously unrecognized reclamation liability becomes known, or a previously estimated reclamation cost is increased, the amount of that liability and additional cost will be recorded at that time and could materially reduce our consolidated net income attributable to stockholders.

Impact of Change in Estimate:

Whenever a previously unrecognized reclamation liability becomes known, or a previously estimated reclamation cost is increased, the amount of that liability and additional cost will be recorded at that time and could materially reduce our consolidated net income attributable to stockholders. There were no such increases during the six months ended June 30, 2020 or 2019. For the years ended December 31, 2019 and 2018, Seller recorded reductions in asset retirement obligation of $1.9 million and $17.0 million, respectively. The 2019 reduction was driven by an increase in Seller’s credit-adjusted risk-free rate, which is used to discount the future estimated reclamation activity, but was partially offset by an increase in projected equipment and diesel costs. The reduction recorded in 2018 was primarily due to an increase of the estimated life of mine to 34 years. As a result of extending the life of mine, reclamation expenditures were delayed by approximately 25 years from the prior estimated schedule.

Based on our current mine plan, no significant reclamation activity will be made until 2047. However, if the significant reclamation activity were to begin in 2042 or 2045 our reclamation liability would increase by approximately $1.3 million and approximately $0.4 million, respectively.

2020 Outlook

While we expect second half of 2020 crushing and production levels to be consistent with or above first half of 2020 levels, we believe that 2021 and beyond will see material increases in mining, crushing and production as we continue to ramp up infrastructure, including the large new leach pad currently under construction on the north of the property. We continue to believe that the production levels (or greater) referenced in the Hycroft Technical Report are ultimately achievable once infrastructure is ramped up and we can execute successfully.

Hycroft Mine

Operations

The following table provides a summary of operating results for our Hycroft Mine, which was restarted in April 2019:

		Three months ended June 30,		Six months ended June 30,
		2020	2019	2020	2019
Ore mined - crusher feed	(ktons)	1,550	837	2,507	850
Ore mined - run of mine	(ktons)	196	---	501	---
Total ore mined	(ktons)	1,746	837	3,008	850
Waste mined	(ktons)	1,272	87	1,437	310
Crushed ore rehandled to leach pads	(ktons)	1,350	678	2,334	842
Total mined and rehandled	(ktons)	4,368	1,601	6,779	2,002

Waste tons to ore tons strip ratio	(#)	0.73	0.10	0.48	0.36

Ore crushed	(ktons)	1,378	752	2,393	850

Ore grade mined - gold	(oz/ton)	0.011	0.022	0.014	0.022
Ore grade mined - silver	(oz/ton)	0.245	0.311	0.205	0.311

Production - gold	(oz)	5,370	—	12,342	—
Production - silver	(oz)	31,806	—	73,717	—

Sales - gold	(oz)	4,237	—	10,797	—
Sales - silver	(oz)	21,331	—	70,703	—

Average realized sales price - gold	($/oz)	$1,719	$—	$1,631	$—
Average realized sales price - silver	($/oz)	$16.49	$—	$16.24	$—

During the second quarter of 2019, we restarted open pit mining operations at the Hycroft Mine, and, during the third quarter of 2019, produced and sold gold and silver which we have continued to do on an approximate weekly basis since restarting. Each quarter since restarting, we have generally increased tons mined, crushed, and placed on the leach pads, most notably in the second quarter of 2020 following the arrival and commissioning of mobile mining equipment rentals (seven haul trucks and one loader). Ore tons mined and crushed require rehandling from the crusher fine ore stockpile to the leach pads for processing, that is, crushed tons require a second cycle of loading and hauling beyond the initial mining cycle which occurs in the open pit. Run of mine ore tons can be placed directly on the leach pads and are not required to be rehandled.

During the first quarter of 2020, ore tons crushed averaged approximately 338,000 tons per month and increased to approximately 459,000 tons per month in the second quarter of 2020. During the second half of 2020, we expect to crush levels consistent with or above first half levels which will allow us to continue our focus on improving crusher operations, planned maintenance scheduling, operator training, and automation enhancements.

As discussed in Note 2 – Summary of Significant Accounting Policies to the Notes to Unaudited Consolidated Financial Statements and in “– Recent Developments – Going Concern” above, during the first half of 2020 we were unable to achieve many of our targets, including with respect to leach pad processing activities which resulted in the write-off of recoverable gold ounces through metallurgical balancing reconciliations. Since restarting, we have (1) been unable to consistently maintain leach pad conditions required to produce all of the estimated recoverable ounces placed on the leach pads, and (2) have experienced instances of solution mismanagement in which pregnant metal-bearing solutions have been circulated to areas of leach pads not currently in operation, thus making such ounces unrecoverable in our current plans. Our operating plans for the second half of 2020 contemplate our estimates of ore tonnage (and related solution flows) that we believe can be successfully processed to mitigate potential future write-offs of recoverable gold ounces due to metallurgical balancing reconciliations, poor leach pad conditions, or solution mismanagement. Early in the third quarter of 2020, additional technical process and metallurgical staff were hired which is expected to mitigate further instances of solution mismanagement and poor process practices.

The gold and silver grades of ore mined in the first half of 2020 were as planned and decreased from the comparable period of 2019 in which existing higher grade stockpile ore was mined prior to any drilling and blasting starting. During the second quarter of 2020, we commenced in-pit contractor drilling and blasting activities to provide fresh ore feed for the crusher, run of mine hauling, and waste removal in support of the full year plan.

Gold and silver ounces produced and related ounces sold was lower than production levels referenced in the Hycroft Technical Report due to our inability to properly execute our processing plans, resulting in recurring write-offs of recoverable gold ounces due to metallurgical balancing reconciliations. Average realized gold prices per ounce increased during the first half of 2020 and resulted in revenue of $7.6 million and $18.8 million during the three and six months ended June 30, 2020.

Leach pad expansion project

During the second quarter of 2020, we commenced a leach pad expansion project on the north side of the Hycroft Mine property to provide us with leach pad space required for future operations. The initial stage of the leach pad project is being constructed in two phases by a contractor, with the first phase consisting of approximately 4.0 million square feet of pad space and infrastructure for ponds, pipes, and electrical controls, and the second phase consisting of approximately 4.6 million square feet, which we expect to construct in 2021. With respect to the first phase, we expect the earthworks and leach pad construction to be completed in the fourth quarter of 2020 with the infrastructure completed and initially commissioned shortly thereafter later in the fourth quarter of 2020.

During the second quarter and first six months of 2020, we spent $8.6 million and $9.7 million, respectively, on the leach pad expansion project, and expect total phase one leach pad project spending to approximate $36.0 million, including any final payments made in the first quarter of 2021. The leach pad expansion project represented approximately 82.9% of our total capital spending during the first six months of 2020 and is expected to represent a similar percentage of capital spending for the remainder of 2020.

2019 Hycroft Technical Report Summary

M3 Engineering and Technology Corporation (“M3 Engineering”), in conjunction with SRK Consulting (U.S.), Inc. (“SRK”) and us, completed the Hycroft Technical Report Summary, Heap Leaching Feasibility Study, prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants, with an effective date of July 31, 2019 (the “Hycroft Technical Report”), for a two-stage, heap oxidation and subsequent leaching of transition and sulfide ores. The Hycroft Technical Report projects the economic viability and potential future cash flows for the Hycroft Mine when mining operations expand to levels presented in the Hycroft Technical Report.

The Hycroft Technical Report provides the results of the Hycroft Mine heap leach feasibility study that evaluated the possibility of oxidizing and leaching transitional and sulfidic material in a heap leach application. The feasibility analyzes a full-scale operation including construction of new leach pads and expanded mining activities. Key components of the process that currently exist onsite include heap leach pads, a crushing facility consisting of primary, secondary, and tertiary crushing, two Merrill-Crowe plants having a total capacity of 26,000 gpm, and associated support facilities.

The Hycroft Technical Report presents reflects a mineral reserve estimate as of June 30, 2019, of 12.0 million ounces of gold and 481.4 million ounces of silver and contained in oxide, transition and sulfide ores, which is projected to be mined over 34 years using typical truck and shovel open pit mining methods. The mine plan developed for the Hycroft Technical Report requires a range of approximately 85 to 100 million tons per year to be mined (both ore and waste) through the mine life. Overall, 1.1 billion tons of ore is mined with a strip ratio of 1.17.

The Hycroft Technical Report outlines the test work done to demonstrate the viability of the two-stage, heap oxidation and subsequent leaching of transition and sulfide ores. As outlined in the Hycroft Technical Report, 94% of the ore is crushed to a P80 of ½” and then mixed with soda ash to induce an alkaline pre-oxidation process. After the ore has been oxidized to the desired extent, we will rinse the ore with fresh water and saturated lime solution and then cyanide leach the ore to extract the gold and silver. This process is the subject of a pending patent application.

The crushing system is initially designed to run at nominal capacity of 2.0 million tons per month ramping up to 3.0 million tons per month with the addition of two additional tertiary crushers. Soda ash is added prior to the trucks unloading into the primary crusher dump pocket to begin the pre-oxidation process. The ore proceeds through three stages of crushing and exists into the fine ore stockpile, which is then hauled to leach pads.

The pH and alkalinity of the ore is managed on the leach pad using a soda ash solution that is applied to bring the ore to field capacity (8-10% moisture). The ore is regularly sampled for reagent addition control and the soda ash solution in the heap is replenished on a regular basis to offset evaporation and carbonate consumption. The duration of the pre-oxidation is expected to take between 30 and 120 days which is determined by the characteristics of the ore and the measured extent of oxidation baes upon sulfate production.

When the pre-oxidation cycle has been completed, we rinse the ore first with fresh water and then with a saturated lime solution prior to the commencement of cyanidation leach. This is necessary to remove sulfate and bicarbonate from the heap and reduce cyanide loss during leaching. The alkalinity of the solution in the heap is monitored to ensure rinse completion prior to the start of cyanidation. The pH is controlled during cyanidation using lime. As the ore has already been oxidized and rinsed, it undergoes a nominal 60-day primary leach cycle.

Due to the high silver content of the pregnant solution, gold and silver are recovered by zinc cementation. We have two existing Merrill-Crowe plants, which are used to process pregnant solution from the heap leach operation. The older plant has a capacity of 4,500 gallons per minute. The newer plant is considerably larger, with a present capacity of 21,500 gallons per minute.

Overall, the Hycroft Technical Report shows 7.8 million ounces of payable gold and 344.1 million ounces of payable silver produced and sold.

Results of Operations

Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019

Revenues

Gold revenue

The table below summarizes gold sales, ounces sold and average realized prices for the following periods (dollars in thousands, except ounce amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Gold revenue	$7,284	$—	$17,612	$—
Gold ounces sold	4,237	—	10,797	—
Average realized price (per ounce)	$1,719	$—	$1,631	$—

During the three and six months ended June 30, 2020, our gold revenue was $7.3 million and $17.6 million, respectively, compared to no revenues in the prior year periods as mining operations were restarted during April 2019 and there was no production during the first six months of 2019. As discussed in “– Hycroft Mine – Operations” above, gold revenues were less than expected for both the three and six months ended June 30, 2020 due to lower production resulting from our inability to achieve processing targets. Because of the lower production for the reasons discussed in “– Hycroft Mine – Operations” above, gold revenues during the three months ended June 30, 2020 decreased from three months ended March 31, 2020. However, we benefited from favorable gold spot prices as the average realized price increased from $1,574 per ounce sold in the first quarter 2020 compared to $1,719 per ounce sold for the second quarter 2020.

Silver revenue

The table below summarizes silver sales, ounces sold and average realized prices for the following periods (dollars in thousands, except ounce amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Silver revenue	$352	$—	$1,148	$—
Silver ounces sold	21,331	—	70,703	—
Average realized price (per ounce)	$16.49	$—	$16.24	$—

During the three and six months ended June 30, 2020, our silver revenue was $0.4 million and $1.1 million, respectively, compared to no revenues in the prior year periods as mining operations were restarted during April 2019 and there was no production during the first six months of 2019. Silver revenue was similarly impacted negatively from our inability to achieve processing targets.

Total cost of sales

Total cost of sales consists of Production costs, Mine site period costs, Depreciation and amortization mine site period costs, Depreciation and amortization, and Write-down of production inventories. The table below summarizes total cost of sales for the following periods (dollars in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Production costs	$7,486	$—	$16,421	$—
Mine site period costs	11,996	—	18,630	—
Depreciation and amortization mine site period costs	874	—	1,432	—
Depreciation and amortization	548	—	1,324	—
Write-down of production inventories	10,959	—	17,924	—
Total cost of sales	$31,863	$—	$55,731	$—

Production costs

For the three and six months ended June 30, 2020, we recognized $7.5 million and $16.4 million, respectively, in production costs, or $1,767 per ounce and $1,521 per ounce of gold sold, respectively, compared to no production costs in the prior year periods as mining operations were restarted during April 2019.

Mine site period costs

During the three and six months ended June 30, 2020, inclusive of depreciation and amortization, we recorded $12.9 million and $20.1 million, respectively, of mine site period costs which did not qualify for allocation to our production-related inventories and, therefore, were expensed as incurred. Such period costs are generally the result of recurring or significant downtime or delays, unusually high levels of repairs, inefficient operations, overuse of processing reagents, or other unusual costs and activities. There were no comparable costs in the prior year periods as mining operations were restarted during April 2019 and there was no production during the first six months of 2019.

Depreciation and amortization

Depreciation and amortization expense was $0.5 million, or $129 per ounce of gold sold for the three months ended June 30, 2020 and $1.3 million, or $123 per ounce of gold sold for the six months ended June 30, 2020.

Write-down of production inventories

As discussed in Note 2 – Significant Accounting Policies and Note 4 – Inventories to the Notes to Unaudited Consolidated Financial Statements, based on metallurgical balancing results, for the three and six months ended June 30, 2020 we determined that 6,512 and 10,492 ounces of gold, respectively, were no longer recoverable and wrote-off such ounces. As a result of the write-offs, we recognized $10.2 million and $16.7 million in write-downs of cash production costs during the three and six months ended June 30, 2020, respectively and $0.7 million and $1.3 million, respectively, in depreciation and amortization. See “– Hycroft Mine – Operations” above for additional information.

General and administrative

General and administrative costs totaled $10.4 million and $1.2 million during the second quarters of 2020 and 2019, respectively, and $12.4 million and $3.2 million during the first six months of 2020 and 2019, respectively. Increases of $9.2 million and $9.3 million during the second quarter and first six months of 2020, respectively, compared to the same periods of 2019 were primarily due to $4.8 million of additional bonus expense which became payable upon completion of the Recapitalization Transaction, $2.1 million of insurance costs related to a directors and officers run-off policy for Seller as a result of the Recapitalization Transaction, and $1.1 million of additional legal and professional service fees associated with general corporate matters and obligations as a public company.

Accretion

We recorded $0.1 million of accretion expense for both the three months ended June 30, 2020 and 2019 and $0.2 million of accretion expense for both the six months ended June 30, 2020 and 2019. Accretion expense relates to the Hycroft Mine’s asset retirement obligation.

Project and development

For the three and six months ended June 30, 2019, project and development costs were $4.6 million and $6.8 million, respectively, while no such costs were incurred during the same periods of 2020. In late 2018, Seller began the process of restarting mining operations and restarted active mining at the Hycroft Mine in April 2019. During the 2019 periods, project and development costs were incurred related to the restart of the Hycroft Mine, such as maintenance and repair of mobile mining equipment and processing equipment (crusher, Merrill-Crowe facility), to prepare for use after sitting idle for several years. During 2019, project and development costs also related to the preparation of feasibility study and metallurgical test work, including for the Hycroft Technical Report.

Pre-production depreciation and amortization

Pre-production depreciation and amortization represents expense recognized prior to the restart of mining operations at the Hycroft Mine and for the three and six months ended June 30, 2019 was $0.2 million and $1.1 million, respectively. Upon the April 2019 restart of the Hycroft Mine, we began capitalizing depreciation and amortization to ore on the leach pads.

Care and maintenance

Care and maintenance totaled $3.8 million for the first six months 2019 and were incurred from January to March of 2019 prior to the Hycroft Mine’s April 2019 restart, after which we no longer recorded such costs.

Interest expense, net

As discussed and detailed in Note 9 – Debt, net to the Notes to Unaudited Consolidated Financial Statements, interest expense totaled $15.1 million and $15.6 million during the second quarters of 2020 and 2019, respectively, and $35.0 million and $30.0 million during the first six months of 2020 and 2019, respectively. Interest expense decreased by $0.5 million during the second quarter of 2020 from the same period of 2019 as the Recapitalization Transaction was completed on May 29, 2020, and lowered recorded interest expense on Seller’s pre-transaction indebtedness by approximately one month, which was partially offset by interest expense recorded for our new post-Recapitalization Transaction indebtedness. Interest expense increased during the first six months of 2020 from the comparable period of 2019 as Seller’s weighted average debt balance prior to the closing of the Recapitalization Transaction increased by $131.1 million to $591.4 million, and we recorded $1.5 million interest expense for our new post-Recapitalization Transaction indebtedness.

Interest income

Interest income totaled $35,000 and $110,000 during the second quarters of 2020 and 2019, respectively, and $147,000 and $226,000 during the first six months of 2020 and 2019, respectively. Interest income was lower in the second quarter and first six months of 2020 due to decreases in interest rate yields from the comparable periods of 2019.

Reorganization items

On March 10, 2015, the predecessor to Seller filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and incurred legal and professional fees of $0.3 million and $0.6 million for the three and six months ended June 30, 2019, respectively, related to such matters.

Income taxes

There was no income tax expense or benefit, net, recognized during any of the three- or six-month periods ended June 30, 2020 or 2019. Seller’s gain from the Recapitalization Transaction was fully offset by the use of Seller’s deferred tax assets. For additional details, refer to Note 15 – Income Taxes to the Notes to Unaudited Consolidated Financial Statements.

Net loss

For the reasons discussed above, we recorded net losses of $49.8 million and $84.4 million for the three and six months ended June 30, 2020, respectively, compared to net losses of $21.9 million and $45.4 million for the three and six months ended June 30, 2019, respectively.

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

Revenue

As a result of the suspension of mining operations in 2015 and entering a care and maintenance mode January 1, 2017, Seller had nominal sales from the recovery of gold and silver in 2017, which further declined in 2018. While in care and maintenance, gold and silver production were considered a byproduct of maintaining the Hycroft Mine. Thus, beginning January 1, 2017, Seller recorded all metal sales as a reduction to care and maintenance, net in the consolidated statements of operations. Due to not having any revenue, Seller did not record any costs as cost of sales or production costs. Additionally, all depreciation and amortization were related to the Hycroft Mine being in care and maintenance.

During the year ended December 31, 2019, the Hycroft Mine restarted operating activities and, as a result, reported metal sales as revenue. Additionally, Seller recorded production costs and depreciation and amortization related to the production of metal as costs of sales. Depreciation and amortization expense that were incurred during 2019, but prior to the restart of mining operations was included as Pre-production depreciation and amortization in the Consolidated Statements of Operations.

Gold revenue

The table below summarizes gold sales, ounces sold and average realized prices for the following periods:

	Year Ended
	December 31,
	2019	2018
	(dollars in thousands
	except ounce amounts)
Gold sales	$12,803	$—
Gold ounces sold	8,593	—
Average realized price (per ounce)	$1,490	$—

During the year ended December 31, 2019, Seller’s gold sales were $12.8 million, which was included as Revenues on its consolidated statements of operations, driven by selling gold following the restart of the mine (discussed above).

Silver revenue

The table below summarizes silver sales, ounces sold and average realized prices for the following periods:

	Year Ended
	December 31,
	2019	2018

	(dollars in thousands
	except ounce amounts)
Silver sales	$906	$—
Silver ounces sold	52,036	—
Average realized price (per ounce)	$17	$—

During the year ended December 31, 2019, Seller’s silver sales were $0.9 million, which was included as Revenues on its consolidated statements of operations, driven by selling silver following the restart of the mine (discussed above).

Cost of sales

Total cost of sales consists of production costs, depreciation and amortization and write-down of production inventories. The table below summarizes cost of sales for the following periods:

	Year Ended
	December 31,
	2019	2018

	(dollars in thousands)
Production costs	$11,041	$—
Depreciation and amortization	1,011	—
Write-down of production inventories	18,617	—
Total cost of sales	$30,669	$—

As discussed above in Revenue, operations were restarted during 2019 and, as a result, Seller began to record Production costs and Depreciation and amortization as Cost of sales in the Consolidated Statements of Operations.

Production costs

For the year ended December 31, 2019, Seller recognized $11.0 million in production costs, or $1,285 per ounce of gold sold. The cost per ounce of gold sold was higher than expected in future periods and was driven by, (1) the use of contractors to supplement the mobile mine maintenance employees and crusher maintenance employees and (2) additional repair costs for the crushing and conveying system. Beginning in the third quarter of 2019, Seller increased its focus on replacing contractors with full time employees and expects this to have a positive impact in future periods. However, given the low unemployment levels for mine workers in or near Nevada, limited availability of foreign workers and competition from other nearby mining companies, we anticipate that this will continue to be an area of focus and challenge for us in 2020. Unplanned crushing and conveying system repair resulted in unexpected downtime, inefficiencies in Seller’s mining process, changes to its mining plan and additional expenditures. Due to unplanned crushing and conveying system repair, ounces produced was less than Seller had budgeted and resulted in an increase in cost per ounce. With the assistance of the crusher manufacturer, a planned maintenance schedule was created for the crushing and conveying system which is expected to decrease the unplanned repairs and decrease expenditures in the future. However, we continue to expect that maintenance will continue to challenge us in 2020.

Depreciation and amortization

Depreciation and amortization expense was $1.0 million, or $118 per ounce of gold sold for the year ended December 31, 2019. Depreciation and amortization expense mostly related to buildings, processing equipment and the leach pad. Construction on the leach pad for the initial restart began late in 2018 and was completed during 2019.

Write-down of production inventories

As discussed in Note 2 — Summary of Significant Accounting Policies to the Notes to Seller’s consolidated financial statements, the estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related gold ore contents to the actual gold ounces recovered (metallurgical balancing). Based on metallurgical balancing results, during 2019, Seller determined that 11,680 ounces of gold that had been placed on the leach pads were no longer recoverable and wrote-off these ounces. As a result of the write-off, during 2019 Seller recognized a write-down of production inventories on the consolidated statements of operations of $16.4 million. Cash production costs written-off were $15.1 million and capitalized depreciation and amortization costs written-off were $1.3 million. The write-off of these ounces was primarily a result of mismanagement of solution flows. The lost gold and silver ounces were leached and captured in solution. However, prior to the solution being processed through the Merrill-Crowe plant, it was inadvertently commingled with barren solution and pumped to older leach pads, keeping it from being recovered in the future.

As discussed in Note 2 — Summary of Significant Accounting Policies to the Notes to Seller’s consolidated financial statements, production-related inventories are carried at the lower of cost or net realizable value. As discussed above, Seller incurred increased production costs due to various operating issues, which resulted in a $2.2 million net realizable value write-down of ore on leach pads.

Operating expenses

Project and development

Project and development costs increased by $2.8 million from $4.9 million for the year ended December 31, 2018 to $7.7 million for the year ended December 31, 2019. The increase was primarily driven by costs incurred in 2019 related to the restart of the Hycroft Mine, such as maintenance and repair of mobile mining equipment and processing equipment (crusher, Merrill-Crowe facility and refinery), to prepare for use after sitting idle for several years. Additionally, during both 2018 and 2019, Seller incurred costs to prepare feasibility studies, including the Hycroft Technical Report, which were a large portion of the cost for each period.

Care and maintenance, net

Care and maintenance, net decreased from $9.0 million for the year ended December 31, 2018 to $3.5 million for 2019. The decrease in Care and maintenance, net on the consolidated statements of operations was primarily driven by the restart of mining operations at the Hycroft Mine. Upon restarting in April 2019, Seller no longer recorded any costs to care and maintenance, net. The Hycroft Mine was in care and maintenance during all of 2018.

Pre-production depreciation and amortization

Pre-production depreciation and amortization represents expense recognized prior to the restart of mining operations at the Hycroft Mine. For the year ended December 31, 2019 pre-production depreciation and amortization was $1.1 million compared to $3.5 million for the prior year. The decrease in pre- production depreciation and amortization was due to restarting mining operation and, therefore, recording depreciation and amortization to ore on the leach pads (beginning April 2019), which was recognized on the Consolidated Statements of Operations as part of total cost of sales as ounces of gold are sold.

Accretion

For the years ended December 31, 2019 and 2018, Seller recognized $0.4 million and $1.3 million, respectively, in accretion expense. The amount of accretion expense for 2019 was reduced as a result of the expectation of a longer mine life.

General and administrative

General and administrative costs for the years ended December 31, 2019 and 2018 were $6.1 million and $5.3 million, respectively. For 2019, Seller incurred stock-based compensation expense of $1.1 million related to restricted stock units granted during 2019, while for 2018 there was no stock-based compensation expense. Also during 2019, Seller’s expense recognition for phantom shares increased $0.5 million due to an increase in the fair value of the 2015 and 2016 grants, whereas during 2018 there was a decrease in the fair value of the phantom shares. The stock-based compensation and phantom share increases were partially offset by a $0.4 million decrease in legal fees and a $0.6 million decrease in compensation and benefits. During 2018, in order to comply with one of Seller’s debt covenants, Seller incurred legal fees related to confidential regulatory filings which resulted in increased legal fees. During 2019, compensation and benefits decreased because certain corporate employees were assisting with the restart of the mine rather than corporate matters, and their salaries were allocated accordingly.

Reduction in asset retirement obligation

Seller recognized reductions in asset retirement obligations of $1.9 million and $17.0 million during the years ended December 31, 2019 and 2018. The 2019 reduction was primarily driven by an increase in Seller’s credit-adjusted risk-free rate, which is used to discount its estimated future reclamation expenditures, but was partially offset by an increase in equipment and diesel costs. Seller’s reduction recorded in 2018 was primarily due to its increase in the estimated life of mine to 34 years. As a result of extending the life of mine, reclamation expenditures were delayed by approximately 25 years from the prior estimated schedule.

Impairment of long-lived assets

During the year ended December 31, 2019, Seller recorded impairments of long-lived assets of $0.1 million. The impairments recorded during 2019 related to a leach pad expansion project that it determined would not be utilized and, therefore, did not complete.

Interest expense, net

For the years ended December 31, 2019 and 2018, interest expense was $64.8 million and $50.9 million, respectively, an increase of $13.9 million, or 27%. The increase was primarily due to an increase in the average debt balance from $397.8 million for 2018 to $492.3 million for 2019, an increase of 24%. The average debt balance increased due to PIK interest on Seller’s Second Lien Notes and 1.5 Lien Notes and the issuance of 1.25 Lien Notes in 2019. The 1.25 Lien Notes were issued to fund the restart of mining operations. Interest expense for 2019 was reduced by $0.6 million for interest that was capitalized to projects during the year.

Gain on retirement of debt

During the year ended December 31, 2018, Seller paid $0.1 million to retire $3.4 million of Second Lien Notes resulting in a $3.3 million gain.

Reorganization items, net

Expenses directly associated with finalizing the chapter 11 cases before the bankruptcy court were reported as Reorganization items, net in the Consolidated Statements of Operations. Seller incurred legal and professional fees of $0.9 million and $0.4 million for the years ended December 31, 2019 and 2018, respectively. The increase was driven by payments to the U.S. Trustee that were calculated based on a percentage of total disbursements, which increased as a result of restarting mining operations.

Income tax expense and benefit

For the year ended December 31, 2018, Seller recorded an income tax expense of $0.1 million as a result of attribute reduction which eliminated a previously recorded income tax receivable. There was no income tax expense or benefit recognized during 2019.

Net loss

Due to the activity discussed above, Seller realized net losses of $98.9 million and $55.8 million for the years ended December 31, 2019 and 2018, respectively.

Liquidity and Capital Resources

General

Prior to the closing of Recapitalization Transaction, Seller’s primary source of liquidity was proceeds received from the issuance of related-party debt instruments, which were used to finance the 2019 restart of mining operations at the Hycroft Mine and all working capital and capital expenditures thereafter. During the second half of 2019, Seller began to produce and sell gold and silver at the Hycroft Mine which provided a source of revenue and related cash flow. On May 29, 2020, we completed the Recapitalization Transaction which provided cash available for use of $68.9 million. As part of the Recapitalization Transaction, Seller’s indebtedness existing prior to the Recapitalization Transaction was either repaid, exchanged for indebtedness of the Company, exchanged for shares of Common Stock or converted into shares of Seller common stock, and our post-Recapitalization Transaction indebtedness included amounts drawn under the Sprott Credit Agreement and the assumption of the newly issued Subordinated Notes.

Of the $68.9 million of cash available for use upon closing the Recapitalization Transaction, we expect to spend approximately $40.0 million on capital expenditures at the Hycroft Mine, including for the leach pad expansion project and the $2.7 million final crusher payment to the vendor, with the remainder to be used for operations and working capital purposes at the Hycroft Mine and corporate charges and expenses. We have yet to generate cash flow from operations and are not forecasting that we will do so in the second half of 2020.

As discussed under “– Recent Developments – Going concern” above, we have insufficient liquidity and available capital resources that raises substantial doubt about our ability to continue as a going concern because it is probable that, without additional capital injections, we will be unable to meet our obligations as they become due within one year after the date that second quarter 2020 financial statements were issued. This offering is intended to address this going concern and provide sufficient capital to enable us to meet our obligations as they become due within one year.

We have undertaken efforts aimed at managing our liquidity and preserving our capital resources by, among other things: (1) monitoring metal prices and the impacts (near-term and future) they have on our business; (2) developing a second half of 2020 forecast which we expect may be achieved in terms of processing projected recoverable ounces placed on the leach pads; (3) controlling our working capital and managing discretionary spending; (4) planning the timing and amounts of capital expenditures at the Hycroft Mine and deferring such items that are not expected to impact our operating plans; and (5) evaluating new financing options which might be attainable and are permissible under our existing debt and royalty agreements. Our future liquidity and capital resources management strategy entails a disciplined approach to monitor the timing and amount of any operational tonnage ramp-up of the Hycroft Mine while attempting to remain in a position that allows us to respond to changes in our business environment, such as a decrease in metal prices or lower than forecast future cash flows, and changes in other factors beyond our control.

Cash and liquidity

We have placed substantially all our cash in operating accounts with a well-capitalized financial institution, thereby ensuring balances remain readily available. Due to the nature of our operations and the composition of our current assets, our Cash, Accounts receivable, and metal inventory balances represent substantially all of our liquid assets on hand. As of June 30, 2020, we had Cash of $47.3 million, Accounts receivable of $0.4 million, and metal inventories of $4.3 million. Additionally, we are provided with additional liquidity as ounces are recovered from the Ore on leach pads, processed into finished goods, and sold at prevailing spot prices to our customers.

The following table summarizes our projected sources of future liquidity, as recorded within our financial statements:

	June 30,	December 31,
	2020	2019
Cash	$47,293	$6,220
Accounts receivable	372	97
Metal inventories(1)	4,260	1,894
Ore on leach pads(2)	28,180	22,062
Total projected sources of future liquidity	$80,105	$30,273

(1)	Metal inventories contained approximately 2,508 recoverable ounces of gold which are expected to be sold within the next 12 months. Assuming a gold selling price of $1,768 per ounce (the June 30, 2020 P.M. fix) and excluding any proceeds from silver sales, the sale of all gold ounces estimated to be recovered from our metal inventories would provide us with $4.4 million of revenue. See Note 4 – Inventories to the Notes to Unaudited Consolidated Financial Statements for additional information.
(2)	Ore on leach pads contained approximately 17,825 ounces of gold which are expected to be processed into finished goods and then sold within the next 12 months. Assuming a gold selling price of $1,768 per ounce (the June 30, 2020 P.M. fix) and excluding any proceeds from silver sales, the sale of all gold ounces estimated to be recovered from our ore on leach pads would provide us with $31.5 million of revenue. See Note 4 – Inventories to the Notes to Unaudited Consolidated Financial Statements for additional information.

Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019

The following table summarizes our sources and uses of cash for the following periods:

	Six Months Ended June 30,
	2020	2019

	(dollars in thousands)
Net loss	$(84,408)	$(45,387)
Net non-cash adjustments	52,057	27,298
Net change in operating assets and liabilities	(25,291)	(6,046)
Net cash used in operating activities	(57,642)	(24,135)
Net cash used in investing activities	(11,704)	(9,725)
Net cash provided by financing activities	107,303	35,046
Net increase in cash	37,957	1,186
Cash, beginning of period	48,967	52,861
Cash, end of period	$86,924	$54,047

Cash used in operating activities

For the six months ended June 30, 2020, we used $57.6 million in cash for operating activities primarily attributable to a net loss of $84.4 million and increases in production related inventories of $24.8 million, which were partially offset by certain non-cash items, in particular, write-downs of production inventories of $17.9 million, which is discussed in Note 4 – Inventories to the Notes to Unaudited Consolidated Financial Statements, the non-cash portion of interest expense of $30.4 million and an increase in accounts payable of $7.8 million.

For the six months ended June 30, 2019, we used $24.1 million of cash in operating activities primarily attributable to a net loss of $45.4 million and increases in production-related inventories of $7.6 million, which were partially offset by certain non-cash items, in particular, the non-cash portion of interest expense of $25.0 million and an increase in accounts payable of $1.7 million.

Cash used in investing activities

For the six months ended June 30, 2020 and 2019, we used $11.7 million and $9.7 million, respectively, in investing activities. For 2020, expenditures primarily related to construction of a new leach pad of $9.7 million, and construction or purchases of processing equipment of $1.5 million. For the 2019 period, expenditures were mostly driven by construction of leach pad space for the restart of $5.3 million, and the purchase and installation of four new cone crushers for $3.4 million.

Cash used in financing activities

For the six months ended June 30, 2020, Seller issued $44.8 million in aggregate principal amount of 1.25 Lien Notes (net of issuance costs) which were used to fund the operations and capital needs through May 29, 2020. The remainder of the financing activities related to the Recapitalization Transaction, which provided $210.0 million in net cash flows and was used to repay Seller’s $125.5 million First Lien Agreement, $6.9 million Promissory Note, and transaction costs and other issuance costs. See Note 3 – Recapitalization Transaction to the Notes to Unaudited Consolidated Financial Statements for further discussion.

The amount of cash provided by financing activities was $35.0 million for the six months ended June 30, 2019, which was due to $36.9 million in aggregate principal amount of 1.25 Lien Notes (net of issuance costs) issued to fund the restart of mining operations. Seller spent $1.2 million for legal and consulting fees related to the Recapitalization Transaction and $0.7 million to extend the maturity of the First Lien Credit Agreement.

Future capital and cash requirements

The following table provides our gross contractual cash obligations as of June 30, 2020, which are grouped in the same manner as they were classified in the cash flows in order to provide a better understanding of the nature of the obligations and to provide a basis for comparison to historical information. We believe the following provides the most meaningful presentation of near-term obligations expected to be satisfied using current and available sources of liquidity

	Payments Due by Period
		Less than	1 - 3	3 - 5	More than
	Total	1 Year	Years	Years	5 Years
	(dollars in thousands)
Operating activities
Operating lease requirements(1)	$10,112	$10,042	$70	$—	$—
Consignment inventory purchase obligation(2)	1,770	885	885	—	—
Interest payments(3)	25,296	1,090	15,687	8,519	—
Crofoot royalty obligation(4)	4,990	240	4,554	196	—
Net smelter royalty(5)	209,815	2,213	9,295	10,905	187,402
Remediation and reclamation expenditures(6)	62,213	—	—	—	62,213
Financing activities
Repayments of debt principal(7)	214,135	—	30,511	45,766	137,858
	$528,331	$14,470	$61,002	$65,386	$387,473

(1)	As noted below in “– Off-balance sheet arrangements,” we have operating leases for mine equipment.
(2)	As noted below in “– Off-balance sheet arrangements,” and as discussed in Note 5 – Prepaids and Other to the Notes to Unaudited Consolidated Financial Statements, we have a future purchase obligation for consignment inventory.
(3)	Under the Sprott Credit Agreement, we must pay interest beginning in the 13th month after the initial advance to the Lender and also pay additional interest payments commencing February 28, 2021 and ending on the maturity date. See Note 9 – Debt, Net to the Notes to Unaudited Consolidated Financial Statements for additional information.
(4)	We are required to pay a 4% net profits royalty, including advance royalty payments of $120,000 in any year where mining occurs on the Crofoot claims. See Note 20 – Commitments and Contingencies to the Notes to Unaudited Consolidated Financial Statements for additional information.
(5)	Under the Sprott Royalty Agreement, we are required to pay a perpetual royalty equal to 1.50% of the net smelter returns from our Hycroft Mine, payable monthly. Amounts presented above incorporate estimates of our current life-of-mine plans. See Note 10 – Royalty Obligation to the Notes to Unaudited Consolidated Financial Statements for additional information.
(6)	Mining operations are subject to extensive environmental regulations in the jurisdictions in which they are conducted and we are required, upon cessation of operations, to reclaim and remediate the lands that our operations have disturbed. The estimated undiscounted cash outflows of these remediation and reclamation obligations are reflected here.
(7)	Repayments of principal on debt consists of amounts due under the Sprott Credit Agreement and the Subordinated Notes. Included in the repayment of the Subordinated Notes principal is interest that has been capitalized as payable in kind on a quarterly basis, and on a monthly basis for the Sprott Credit Agreement for the first 12 months after the initial advance. See Note 9 – Debt, Net to the Notes to Unaudited Consolidated Financial Statements for additional information.

Debt covenants

Our debt agreements contain representations and warranties, events of default, restrictions and limitations, reporting requirements, and covenants that are customary for agreements of these types.

The Sprott Credit Agreement contains covenants that, among other things, restrict or limit our ability to enter into encumbrances (other than Permitted Encumbrances), incur indebtedness (other than Permitted Indebtedness), dispose of our assets (other than Permitted Disposals), pay dividends, and purchase or redeem shares, as such terms are defined in the Sprott Credit Agreement. The Sprott Credit Agreement requires us to report, at all times, that both Working Capital and Unrestricted Cash is at least $10.0 million, and that at least every six months from May 29, 2020 (or earlier as required per the terms of the Sprott Credit Agreement) we demonstrate our ability to repay and meet all present and future obligations as they become due with a financial Model that uses consensus gold and silver prices discounted by 5.0%, as such terms are defined in the Sprott Credit Agreement. The Subordinated Notes include customary events of default, including those relating to a failure to pay principal or interest, a breach of a covenant, representation or warranty, a cross-default to other indebtedness, and non-compliance with security documents.

As of June 30, 2020, the Company was in compliance with all covenants.

As discussed in Note 2 – Summary of Significant Accounting Policies to the Notes to Unaudited Consolidated Financial Statements, our ability to continue as a going concern is contingent upon achieving our sales, production, cost, and other operating targets, as well as the success of a future financing transaction to provide additional capital financing for working capital and construction of its leach pad. Additionally, if we are unable to achieve our targets and obtain financing in the future then we may no longer be able to stay in compliance with all covenants discussed above. See the section of this prospectus entitled “Risk Factors.”

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

	Year Ended
	December 31,
	2019	2018

	(dollars in thousands)
Net loss	$(98,895)	$(55,803)
Net non-cash adjustments	75,393	26,059
Net change in operating assets and liabilities	(36,269)	2,819
Net cash used in operating activities	(59,771)	(26,925)
Net cash used in investing activities	(12,296)	(1,146)
Net cash provided by financing activities	68,173	27,595
Net decrease in cash	(3,894)	(476)
Cash, beginning of period	52,861	53,337
Cash, end of period	$48,967	$52,861

Cash used in and provided by operating activities

For the year ended December 31, 2019, Seller used $59.8 million of cash for operating activities primarily attributable to a net loss of $98.9 million, a reduction in the asset retirement obligations of $1.9 million and increases in the following operating assets; production-related inventories ($38.6 million), materials and supplies inventories ($1.0 million) and prepaid and other ($0.4 million). The cash outflows driven by the items described above were partially offset by certain non-cash expenses such as $54.8 million non-cash portion of interest expense, $18.6 million write-down of production inventories, $2.1 million depreciation and amortization, $1.1 million stock-based compensation and $0.4 million of accretion. There were also increases in accounts payable ($3.4 million) and other liabilities ($0.8 million) that partially offset the cash outflows.

For the year ended December 31, 2018, Seller used $26.9 million of cash for operating activities primarily attributable to a net loss of $55.8 million and non-cash income or gains such as the reduction of our asset retirement obligation ($17.0 million) and the gain on retirement of debt ($3.3 million). The negative impact on cash flow from operations of the net loss, reduction in asset retirement obligation and gain on retirement of debt were partially offset by certain non-cash expenses, including a $40.8 million non-cash portion of interest expense, $3.5 million depreciation and amortization, $1.3 million accretion and $1.0 million write-down of mineral property. There were also several significant changes in assets and liabilities that offset the negative impact on cash flow from operations of the net loss, reduction in asset retirement obligation and gain on retirement of debt, such as the following, a $1.2 million increase in other liabilities, a $0.9 million decrease in prepaids and other, and a $0.5 million increase in interest payable.

Cash used in investing activities

For the years ended December 31, 2019 and 2018, Seller used $12.3 million and $1.1 million, respectively, in investing activities. For 2019, the vast majority of the costs related to (1) construction of new leach pad space for the restart of $6.2 million, (2) the purchase and installation of four new cone crushers for $4.0 million and (3) replacement and significant repairs of existing processing equipment for $0.8 million. For the 2018 period the spend was mostly in the last quarter of the year as Seller was beginning its restart preparations.

Cash used in and provided by financing activities

Cash generated by financing activities was $68.2 million for the year ended December 31, 2019, which was mostly driven by net issuances of $71.8 million in aggregate principal amount of 1.25 Lien Notes (net of issuance costs). The 1.25 Lien Notes were used to fund the restart of mining operations. Seller spent $2.9 million for legal and consulting fees related to the Recapitalization Transaction and the review of our other strategic alternatives and $0.8 million for extending the maturity of the First Lien Credit Agreement, partially offsetting the net cash received from the issuance of 1.25 Lien Notes.

The amount of cash generated by financing activities was $27.6 million for the year ended December 31, 2018, which was mostly driven by net issuances of $27.9 million in aggregate principal amount of 1.5 Lien Notes (net of issuance costs). The proceeds from the issuance of 1.5 Lien Notes was partially offset by cash outflows of $0.1 million each from refinancing issuance costs and retirement of convertible notes.

Off-balance sheet arrangements

As of June 30, 2020, our off-balance sheet arrangements consisted of operating lease agreements (see Note 20 – Commitment and Contingencies to the Notes to Unaudited Consolidated Financial Statements), a net profit royalty arrangement (see Note 20 – Commitment and Contingencies to the Notes to Unaudited Consolidated Financial Statements), and a future purchase obligation for consignment inventory (see Note 5 – Prepaids and Other to the Notes to Unaudited Consolidated Financial Statements).

MANAGEMENT

Management and Board of Directors

The below is a list of our executive officers and directors and their respective ages and a brief account of each of their business experience:

Name	Age	Position(s)
Diane R. Garrett	60	President, Chief Executive Officer and Director
Jeffrey Stieber	36	Vice President and Interim Chief Financial Officer
David Kirsch	40	Chairman of the Board
Eugene Davis	65	Director
John Ellis	85	Director
Michael Harrison	48	Director
Thomas Weng	52	Director
Marni Wieshofer	57	Director

Upon the consummation of the Recapitalization Transaction, the size of our board was increased from five directors to seven directors, and each of the above directors, other than Diane R. Garrett, was elected by our stockholders at the special meeting of our stockholders held on May 29, 2020 to approve the Recapitalization Transaction. Prior to being elected to our Board on May 29, 2020, Messrs. Ellis, Kirsch and Harrison served on Seller’s board of directors for the terms set forth in their bibliography below and Mr. Kirsch has served on our Board since February of 2018. We have determined that each of Messrs. Davis, Ellis, Harrison, Kirsch, and Weng and Ms. Wieshofer are “independent directors” under Nasdaq listing standards. Randy Buffington resigned from his roles of Chairman of the Board, President and Chief Executive Officer effective as of July 1, 2020 and our Board was decreased to six directors. The Board of Directors authorized the increase in the size of our board from six to seven and appointed Diane R. Garrett to the Board of Directors to serve as a director contemporaneous with her appointment as President and Chief Executive Officer, effective as of September 8, 2020.

Diane R. Garrett, Ph.D, began serving as our President and Chief Executive Officer and a director on September 8, 2020. From June 2016 until her appointment with the Company, Dr. Garrett was the President and Chief Executive Officer of Nickel Creek Platinum Corp. (“NCP”), a mining exploration and development company listed on the Toronto Stock Exchange and the OTC-QB Market. She has more than 20 years of senior management and financial expertise in the field of natural resources. Prior to joining NCP, she held the position of President and Chief Executive Officer and a director of Romarco Minerals Inc. (“Romarco”) from November 2002 until October 2015, taking the multi-million-ounce Haile Gold Mine project from discovery to construction. Romarco was acquired by OceanaGold in 2015, at which time Dr. Garrett became a director and consultant to OceanaGold before joining NCP in June 2016. Prior to that, she held numerous senior positions in public mining companies including VP of Corporate Development at Dayton Mining Corporation and VP of Corporate Development at Beartooth Platinum Corporation. Early in her career, Dr. Garrett was the Senior Mining Analyst and Portfolio Manager in the precious metals sector with US Global Investors. Dr. Garrett received her Ph.D. in Engineering and her Masters in Mineral Economics from the University of Texas at Austin. The Board has determined that Dr. Garrett should serve as a director due to her technical expertise and background as a senior executive in mining companies as well as her significant experience with permitting, developing and constructing gold mines and moving a precious-metals mining company from the development stage to the successful producer stage, Dr. Garrett is also a director of Novagold Resources Inc., a mineral exploration company operating in the gold mining industry and listed on the NYSE American and Toronto Stock Exchange.

Jeffrey Stieber since July 1, 2020, is serving as our Vice President and interim Chief Financial Officer. Mr. Stieber joined the Company as its Vice President, Treasurer since the consummation of the Recapitalization Transaction and previously having been appointed in the position by Seller in August 2018, having previously served in senior finance and accounting roles with that company from 2010 to 2015. From 2015 to 2018 Mr. Stieber held senior and executive positions at Tahoe Resources and Klondex Mines, until its acquisition by Hecla. Mr. Stieber has more than ten years of finance and accounting experience within the mining industry, is a CPA, and graduated from the University of Nevada.

David Kirsch is the Chairman of the Board as of July 1, 2020 and has been a member of our Board since February 2018. He also serves as Chairman of the Compensation Committee and a member of the Nominating and Governance Committee. Mr. Kirsch also served as a member of Seller’s board of directors since October 2015, and served as the Chair of the Audit Committee and a member of the Compensation and Nominating and Governance committees for Seller’s board of directors. Mr. Kirsch is a Managing Director and Senior Analyst at Mudrick Capital, where he is responsible for analyzing distressed credit and equity opportunities across a diverse range of industries. Prior to joining Mudrick, from 2008 to 2010 Mr. Kirsch was a Senior Analyst and Managing Director at Miura Global Management, a large global long-short equity hedge fund, where he was responsible for coverage of the financial and consumer industries across the Americas, Europe and Asia. Mr. Kirsch gained extensive restructuring experience as a Director at Alvarez & Marsal from 2003 to 2008. At Alvarez & Marsal, he held primary or lead management roles on an interim basis for distressed companies and advised creditors on balance sheet solutions to maximize the value of their investments. Mr. Kirsch began his Wall Street career as an Analyst in the Healthcare Industry Group in the Investment Banking Division of Banc of America Securities. He is currently serving on the board of directors of NJOY Holdings, a privately- held producer of e-cigs and vaping products to help adult smokers make the switch from tobacco products, Proenza Schouler, Targus Holdings and Nelson Education, where he is the Chairman of the Board. Mr. Kirsch received his B.S. magna cum laude in Economics from the Wharton School at the University of Pennsylvania. Mr. Kirsch’s qualifications to serve on our Board include his extensive leadership and board experience, his experience as Managing Director and Senior Analyst of Mudrick, his current board experience, including as Chairman of the Board of Nelson Education, and his network of contacts in the distressed field.

Eugene Davis has been a member of our Board since the May 29, 2020 Recapitalization Transaction and is Chairman of the Nominating and Governance Committee and a member of the Audit Committee. Mr. Davis currently serves as the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC (“PIRINATE”), a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a chief executive officer, chief restructuring officer, director, chairman or committee chairman of a number of businesses operating in diverse sectors. He was the President, Vice Chairman and a director of Emerson Radio Corporation, a consumer electronics company, from 1990 to 1997 and was the Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc., a direct-mail marketer of sports equipment, from 1996 to 1997. Mr. Davis began his career in 1980 as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and was in private practice from 1984 to 1998. During the past five years, Mr. Davis has been a director of the following public or formerly public companies: Montage Resources Corp., Seadrill Limited, VICI Properties Inc., Verso Corporation, ALST Casino Holdco, LLC, Atlas Air Worldwide Holdings, Inc., Atlas Iron Limited, The Cash Store Financial Services, Inc., Dex One Corp., Genco Shipping & Trading Limited, Global Power Equipment Group, Inc., Goodrich Petroleum Corp., Great Elm Capital Corp., GSI Group, Inc., Hercules Offshore, Inc., HRG Group, Inc., Knology, Inc., SeraCare Life Sciences, Inc., Spansion, Inc., Spectrum Brands Holdings, Inc., Titan Energy LLC, Trump Entertainment Resorts, Inc., U.S. Concrete, Inc. and WMIH Corp. In addition, Mr. Davis is and has been a director of several private companies in various industries. Mr. Davis is well-qualified to serve as a member of our Board because of his substantial knowledge about strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices and his extensive experience serving as a director of public and private companies in various industries.

John Ellis has been a member of our Board since the May 29, 2020 Recapitalization Transaction and is Chairman of the Safety, Sustainability & Technical Committee and a member of the Compensation Committee. Mr. Ellis also served as a member of Seller’s board of directors since December 2017 and served as Chair of the Technical Committee of Seller’s board of directors. Mr. Ellis is a seasoned mining professional with a more than 50-year history of large-scale mine development and operations globally and has provided consulting services to multiple mining companies for the past 18 years. Mr. Ellis began his career in operations with Kennecott Copper, where he progressed from operating roles to management roles before moving on to new opportunities. He has most recently held various senior management roles for CVRD-Inco, including Managing Director of Voisey Bay Nickel and VP Operations for PT Indonesia. Prior to that, he was Chairman and CEO of Anglo Gold North America, Independence Mining Company and Hudson Bay Mining and Smelting Company. He has also provided technical advice in a consulting capacity to major global producers such as CVRD-Inco, BHP (Australia), Queenstake Resources, AngloGold Ashanti and Anglo American. Mr. Ellis currently serves as a member of the board of directors of Jaguar Mining Inc. (JAG: TSX), a gold mining company. Mr. Ellis also served as a member of the board of directors of International Tower Hill Mines Ltd., a mineral exploration company (THM: NYSE American) from February 2014 to May 2019 and of Sunshine Silver Mines, a privately held silver mining company from September 2011 to November 2018 and of Jaguar Mines from June 2016 to present. Mr. Ellis is a graduate of the Haileybury School of Mines and holds a B.Sc. from Montana Tech University. Mr. Ellis brings extensive experience and knowledge of historic and current mining operations coupled with his leadership experience in the mining industry to the Board.

Michael Harrison has been a member of our Board since the May 29, 2020 Recapitalization Transaction and is a member of the Safety, Sustainability & Technical Committee. Mr. Harrison also served as a member of Seller’s board of directors since December 2017 and was a member of the Audit and Technical Committees. Since January 2, 2020, Mr. Harrison has served as the CEO of Sprott Resource Streaming and Royalty Corp. From May 7, 2019 to June 23, 2020, Mr. Harrison served as the Interim President and Chief Executive Officer of Sprott Resource Holdings Inc. (“SRHI”) and prior to such date served as a Managing Director in the mining and metals group of SRHI since February 2017. Prior to joining SRHI, he held the position of President and CEO of Adriana Resources Inc. from October 2015 to February 2017, and Vice President, Corporate Development for Coeur Mining Inc. from February 2011 to August 2015. Mr. Harrison previously served on the Board of Directors of Corsa Coal Corp. (CSO: TSXV) from March 2011 to March 2017 and on the board of directors of Macusani Yellowcake (PLU:TSXV) from May 2011 to January 2013. He also previously worked for Cormark Securities Inc. and National Bank Financial in the mining investment banking groups raising funds and providing mergers and acquisition advice to listed and private mining companies, including the creation of Seller’s predecessor company. Previously, he worked internationally for BHP Billiton Exploration Division as a Project Geophysicist. Mr. Harrison holds a B.Sc.E (Honours) in Geophysics from Queen’s University, and an MBA (with Distinction) from the University of Western Ontario. Mr. Harrison brings over 25 years of executive, financial and technical knowledge in the mining industry to our Board and adds a valuable perspective.

Thomas Weng has been a member of our Board since the May 29, 2020 Recapitalization Transaction and is a member of the Audit Committee and Nominating and Governance Committee. Mr. Weng has more than 25 years of experience in the financial services sector and is a Co-Founding Partner with Alta Capital Partners, a provider of financial advisory services (since February 2011). From February 2007 to January 2011, Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and across all industry segments for Latin America. Prior to 2007, he held various senior positions at Pacific Partners, an alternative investment firm, and Morgan Stanley and Bear Stearns. Mr. Weng currently sits on the board of International Tower Hill Mines and Jaguar Mining Inc. Mr. Weng graduated from Boston University with a Bachelor of Arts in Economics. Mr. Weng is well-qualified to serve as a member of our Board because of his extensive knowledge of strategic planning, mergers and acquisitions, finance, and mining.

Marni Wieshofer has been a member of our Board since the May 29, 2020 Recapitalization Transaction and is Chairwoman of the Audit Committee and a member of the Compensation Committee. Ms. Wieshofer has served as Head of Media and Managing Director in Houlihan Lokey’s TMT Corporate Finance Group, based out of Los Angeles, providing mergers and acquisitions, capital markets, financial advisory and financial restructuring services including the Weinstein Company and Relativity Media bankruptcies and subsequent sales. Before joining Houlihan Lokey, Ms. Wieshofer was Partner and Managing Director at MESA, a boutique advisory investment bank, where she spearheaded investment banking, strategy, and valuation engagements for companies throughout the media space. Her background also includes Chief Financial Officer and EVP of Corporate Development at Lionsgate Entertainment where she oversaw the company’s mergers, acquisitions, and other strategic financial initiatives including the acquisitions and integration of Trimark Pictures, Artisan Entertainment and Redbus Films Distribution U.K. to name a few, as well as the sale of Lionsgate Studios and the Canadian distribution business. Ms. Wieshofer’s experience also includes prominent roles at Media Rights Capital, Alliance Atlantis Communications and Coopers & Lybrand Chartered Accountants. Ms. Wieshofer is currently Lead Director at Thunderbird Entertainment Group Inc. (TSXV: TBRD, OTC: THBRF), a member of the Board of Directors of Film2Future, a member of the Dean’s Advisory Committee at the Rotman School of Management, Chair of the Women’s Volleyball Be Extraordinary Campaign at Western University (University of Toronto); and is a former Director and Chair of the Audit Committee of Takara Resources Inc. Ms. Wieshofer holds a BA from Western University, an MBA from the Rotman School of Management, is a Canadian Chartered Accountant and obtained the ICD.D designation in 2018. Ms. Wieshofer is well-qualified to serve as a member of our Board due to her expertise in mergers and acquisitions, capital markets, financial advisory and financial restructuring services across a range of industries.

Board of Directors

In accordance with our charter, as amended at the special meeting of stockholders on May 29, 2020, members of our Board serve one-year terms, or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Committees of the Board of Directors

We have four standing committees. An Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, composed solely of independent directors. In addition, we established a Safety, Sustainability and Technical Committee on May 29, 2020 upon the consummation of the Recapitalization Transaction, currently composed of two independent directors. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

Eugene Davis, Thomas Weng and Marni Wieshofer (Chair) are the members of the Audit Committee. Under the Nasdaq listing standards and applicable SEC rules, the Audit Committee is required to have at least three members. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Mr. Davis, Mr. Weng and Ms. Wieshofer qualify as independent directors under applicable rules. Each member of the Audit Committee is financially literate and Ms. Wieshofer qualifies as an “audit committee financial expert” as defined under applicable SEC rules.

Under its charter, the functions of the Audit Committee will include:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;
●	the pre-approval of all non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;
●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;
●	discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and our risk assessment and risk management policies, including our major financial risk exposure and steps taken by management to monitor and mitigate such exposure; and
●	reviewing our financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting our financial statements, including alternatives to, and the rationale for, the decisions made.

Compensation Committee

John Ellis, David Kirsch (Chair) and Marni Wieshofer are the members of the Compensation Committee. All of the members of the Compensation Committee are independent directors and considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act. Under its charter, the functions of the Compensation Committee will include:

●	reviewing and approving annually corporate goals and objectives relating to the compensation of the Chief Executive Officer (“CEO”), evaluating the performance of the CEO in light of those goals and reviewing and establishing the CEO’s annual compensation and Incentive Plan participation levels and bases of participation; and
●	reviewing and approving annually the evaluation process and compensation structure for the Company’s or its subsidiaries’ other officers; to evaluate, review and recommend to our Board any changes to, or additional, stock-based and other incentive compensation plans; and to recommend inclusion of the Compensation Discussion and Analysis in the annual proxy statement and annual report on Form 10-K to be filed with the SEC.

In addition, on an annual basis, the Compensation Committee will conduct an in-depth, broad scope and detailed review of succession planning efforts at multiple levels of the our management team.

The Compensation Committee charter also provides that the Compensation Committee shall have the sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Governance Committee

Eugene Davis (Chair), David Kirsch and Thomas Weng are the members of the Nominating and Governance Committee. All of the members of the Nominating and Governance Committee are independent directors.

Under its charter, the functions of the Compensation Committee will include:

●	identifying individuals qualified to become Board member and recommending to the Board the director nominees for the next annual meeting of stockholders;
●	recommending to the Board the corporate governance guidelines applicable to the Company;
●	leading the Board in its annual review of the performance of (a) the Board; (b) its committees; and (c) management;
●	recommending to the Board nominees for each Board committee; and
●	reviewing and recommending annually for approval by the Board, the form and amount of non-management director compensation and benefits.

The Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

The Nominating and Governance Committee has not set specific minimum qualifications for director positions. Instead, the Nominating and Governance Committee will review nominations for election or re-election to the Board on the basis of a particular candidate’s merits and the Company’s needs after taking into account the current composition of the Board. When evaluating candidates annually for nomination for election, the Nominating and Governance Committee will consider an individual’s skills, diversity, independence, experience in areas that address the needs of the Board and ability to devote adequate time to Board duties. The Nominating and Governance Committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company will be identified, interviewed and evaluated by the Nominating and Governance Committee. Candidates selected by the Nominating and Governance Committee will then be recommended to the full Board.

Safety, Sustainability and Technical Committee

John Ellis (Chair) and Michael Harrison are members of the Safety, Sustainability and Technical Committee.

Under its charter, the functions of the Safety, Sustainability and Technical Committee will include the authority to:

●	investigate any activity of the Company or its subsidiaries relating to health, safety, loss prevention and operational security, sustainable development, environmental affairs, public policy and relations with communities and civil society, government relations, human rights and communication matters;
●	review our developmental, construction and operational activities; and
●	retain outside counsel, experts and other advisors as the Safety, Sustainability and Technical Committee may deem appropriate in its sole discretion to assist the Company in fulfilling its responsibilities.

Director Independence

The Board has determined that Messrs. Davis, Ellis, Harrison, Kirsch, and Weng and Ms. Wieshofer are “independent directors” under Nasdaq listing standards. The Board reviews independence on an annual basis and has also determined that each current member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent as defined under the applicable Nasdaq listing standards and SEC rules. The Board further determined that Ms. Wieshofer qualifies as an audit committee financial expert in accordance with applicable rules and guidance. In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

EXECUTIVE COMPENSATION

None of the individuals who were our executive officers and directors prior to the consummation of the Recapitalization Transaction received any cash compensation for services rendered to MUDS. There were no agreements or understandings, whether written or unwritten, with our executive officers concerning the information specified in Item 402(t)(2) or (3) (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Recapitalization Transaction). We also have not, prior to the Recapitalization Transaction, granted any stock options or stock appreciation rights or any other awards under long-term incentive plans.

The following disclosure concerns the compensation arrangements of our current named executive officers and directors for the fiscal years ended December 31, 2019 and 2018 (i.e., before the Recapitalization Transaction) while serving Seller in a similar capacity. Such disclosure should be read together with the compensation tables and related disclosures provided below and in conjunction with the financial statements and related notes appearing elsewhere in this prospectus.

Seller Summary Compensation Table

The following table presents information regarding the compensation awarded to, earned by, or paid in the years ended December 31, 2019 and 2018 to Randy E. Buffington and Stephen M. Jones. These officers are referred to as our named executive officers, or “NEOs”. As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act.

					Non-Equity
				Stock	Incentive Plan	All Other
				Awards(1)	Compensation(2)	Compensation(3)
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	($)	($)	Total ($)
Randy E. Buffington	2019	$525,000	—	$1,575,000	n/a(4)	$22,438	$2,122,438
President and CEO	2018	$525,000	—	—	$150,000	$21,344	$696,344
Stephen M. Jones	2019	$425,000	—	$1,062,500	n/a(4)	$23,628	$1,511,128
EVP, CFO and Secretary	2018	$425,000	—	—	$100,000	$43,666	$568,666

(1)	As a result of Seller’s reorganization pursuant to the chapter 11 cases, all of the stock-based compensation plans were eliminated and all prior awards granted pursuant to the plans were cancelled. Seller did not grant any stock awards in 2017 or 2018. In February 2019, Seller authorized and approved time-based and performance-based equity incentive awards in the aggregate amount of $1,575,000 and $1,062,500 to Messrs. Buffington and Jones, respectively, in the form of restricted stock units convertible following vesting into shares of Seller’s common stock. Under the terms of those agreements and as provided in the Purchase Agreement, the obligations under such equity awards have been assumed by us in connection with the Recapitalization Transaction and mirror replacement equity awards in the form of substantially similar restricted stock units convertible into shares of our Common Stock have been issued in connection with the consummation of the Recapitalization Transaction.
(2)	Seller provided incentive compensation in the form of an annual cash bonus, the payout amounts of which are at-risk, consistent with Seller’s emphasis on using a pay-for-performance philosophy. The 2018 and 2019 annual cash incentive payments were contingent upon the attainment of Seller’s goals and performance criteria, which were developed with the assistance of Seller’s management and approved by the compensation committee of Seller’s board of directors before being subsequently approved by the non-management members of Seller’s board of directors.
(3)	During 2018 and 2019, All Other Compensation consisted of the following:

		401K Plan	Life
		Matching	Insurance	Moving
Name	Year	Contributions ($)	Premiums ($)	Expenses ($)	Total ($)
Randy E. Buffington	2019	$16,800	$5,638	—	$22,438
	2018	$16,500	$4,844	—	$21,344
Stephen M. Jones	2019	$16,800	$6,828	—	$23,628
	2018	$16,500	$4,844	$22,322	$43,666

(4)	As of March 15, 2020, the non-equity incentive bonus payments for 2019 performance had not been paid.

2019 Outstanding Equity Awards at Fiscal Year-End Table

Under Seller’s predecessor’s reorganization plan and in connection with Seller’s emergence from bankruptcy proceedings, on October 22, 2015, all of Seller’s stock-based compensation plans were eliminated and all prior awards pursuant to the compensation plans were cancelled. Seller did not grant any equity awards in 2018.

Under the terms of employment agreements entered into with Messrs. Buffington and Jones, they were each entitled to an equity incentive award. In February 2019, Seller granted time-based and performance-based equity incentive awards in the aggregate amount of $1,575,000 and $1,062,500 to Messrs. Buffington and Jones, respectively, in the form of restricted stock units convertible following vesting into shares of Seller common stock. Under the terms of those agreements and as provided in the Purchase Agreement, the obligations under such equity awards were assumed by us in connection with the Recapitalization Transaction and mirror replacement equity awards in the form of substantially similar restricted stock units convertible into shares of Common Stock were issued in connection with the consummation of the Recapitalization Transaction.

Stock Awards
		Equity Incentive		Equity Incentive
		Plan Award:		Plan Award:
		Number of		Market of Payout
		Unearned Shares,		Value of Unearned
		Units, or Other		Shares, Units, or
	Grant	Rights That Have		Other Rights That
Name	Date	Not Vested (#)		Have Not Vested (#)
Randy E. Buffington	February 20, 2019	—	(1)	$1,575,000
Stephen M. Jones	February 20, 2019	—	(1)	$1,062,500

(1)	The number of shares into which the equity awards granted will vest was not currently determinable.

Retention Bonus Plan

In connection with Seller’s emergence from bankruptcy proceedings, Seller implemented a management incentive plan, which was subsequently superseded by Seller’s Retention Bonus Plan (the “Retention Bonus Plan”), that provided for the payment of cash and/or the issuance of shares of Seller’s common stock to management, including our NEOs. Seller previously paid two cash retention bonus payments under the Retention Bonus Plan to participants, including the NEOs, who remained employed as of December 29,

2017 and required the delivery to Seller’s board of directors of the heap leach feasibility study for the profitable and feasible sulfide ore heap leach process, which was completed on June 29, 2018 and subsequently modified as of August 6, 2018. The Retention Bonus Plan also provided for a third retention bonus, equal to an aggregate amount of $250,000, plus an additional amount tied to a percentage share of an “award pool” (as described below), in the event of either of the following:

●	a “sale transaction” defined generally as the consummation of a sale of all or substantially all of our consolidated assets; or at least a majority of our then issued and outstanding shares of common stock; or
●	a “public offering” defined generally as an underwritten registered public offering pursuant to an effective registration statement covering a sale of shares of Seller’s common stock to the public that results in the listing for trading of our Common Stock on a national securities exchange or quoted on the Nasdaq Capital Market.

The amount of the award pool under the Retention Bonus Plan was to be determined by either the purchase price in a sale transaction or the enterprise value in connection with a public offering. The award pool was to be equal to (i) 1% of the sale proceeds in a sale transaction or enterprise value in a public offering of up to, and including, $200.0 million, plus (ii) 2% of the sale proceeds in a sale transaction or enterprise value in a public offering, if any, above $200.0 million up to, and including, $300.0 million plus (iii) 3% of the sale proceeds in a sale transaction or enterprise value in a public offering, if any, above $300.0 million.

Sale proceeds were defined under the Retention Bonus Plan as:

(i)	the total gross cash proceeds and the fair value of property other than cash actually received on the closing date of a sale transaction by our stockholders in consideration for the sale of their shares of our common stock or on account of the sale by the Company of its assets; plus
(ii)	all indebtedness for borrowed money, guarantees and capitalized leases (but not any other liabilities) assumed, refinanced, retired or extinguished by the acquirer in connection with such sale transaction; plus
(iii)	any contingent amounts, as defined in the Retention Bonus Plan; plus
(iv)	in the case such sale transaction takes the form of a sale, exchange or purchase of shares, the value of any retained equity interest, if any, of our stockholders in the Company based on the value paid for or ascribed to the shares of our common stock transferred in such sale transaction.

The Retention Bonus Plan allowed participants to elect to receive payment in respect of the third retention bonus in either cash or a combination of cash and common stock. However, in connection with the Recapitalization Transaction, executed waivers were obtained from the participants to eliminate the payment election right, such that the third retention bonuses were payable in cash.

The Recapitalization Transaction constituted a “sale transaction” under the Retention Bonus Plan triggering both payment of the third retention bonus under the Retention Bonus Plan and an allocation under the award pool, as determined by the value of the sale transaction. The obligation to make the Retention Bonus Plan payments was assumed by us pursuant to the Purchase Agreement and was paid to the participants, including the NEO’s, upon consummation of the Recapitalization Transaction, subject to the participants’ continued employment by Seller from the date of grant of such award until the consummation of such sale transaction. Payments in the aggregate amount of approximately $5.9 million were made following consummation of the Recapitalization Transaction.

Employment Arrangements

In March of 2019, in anticipation of the Recapitalization Transaction, Seller entered into new employment agreements with Randy E. Buffington and Stephen M. Jones. These new employment agreements superseded and replaced their prior agreements entered into by Seller upon emergence from federal bankruptcy proceedings. Upon consummation of the Recapitalization Transaction, pursuant to their terms and in accordance with the Purchase Agreement, the new employment agreements were assigned to and the obligations under such agreements assumed by the Company.

Common Defined Terms Used in the Employment Agreements

For purposes of the employment agreements with our NEOs, the terms “Cause”, “Change in Control”, “Disability”, and “Good Reason” have the following definitions:

The term “Cause” shall mean that one or more of the following has occurred:

(i)	the NEO is convicted of a felony or pleads guilty or nolo contendere to a felony (whether or not with respect to Seller or any of its affiliates);
(ii)	a failure of the NEO to substantially perform his responsibilities and duties to the Company which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by the appropriate senior officer or any member of the Board identifying the failure in reasonable detail and granting the NEO an opportunity to cure such failure within such 10 day period;
(iii)	the failure of the NEO to carry out or comply with any lawful and reasonable directive of the Board (or any committee of the Board), which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by or on behalf of the Company identifying the failure in reasonable detail and granting the NEO an opportunity to cure such failure within such 10 day period;
(iv)	the NEO engages in illegal conduct, any breach of fiduciary duty (if any), any act of material dishonesty or other misconduct, in each case in this clause (iv), against the Company or any of its affiliates;
(v)	a material violation or willful breach by the NEO of any of the policies or procedures of the Company, including, without any limitation, any employee manual, handbook or code of conduct of the Company which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by or on behalf of the Company identifying the violation or breach in reasonable detail and granting the Executive an opportunity to cure such violation or breach within such 10 day period;
(vi)	the NEO fails to meet any material obligation the NEO may have under any agreement entered into with the Company which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by any member of the Company identifying the failure in reasonable detail and granting the NEO an opportunity to cure such failure within such 10 day period;
(vii)	the NEO’s failure to maintain any applicable license, permit or card required by the federal or state authorities or a political subdivision or agency thereof (or the suspension, revocation or denial of such license, permit or card); or
(viii)	the NEO’s breach of any non-compete, non-solicit, confidentiality or other restrictive covenant to which the NEO may be subject, pursuant to an employment agreement or otherwise.

The term a “Change in Control” of the Company will be deemed to occur as of the first day that one or more of the following conditions is satisfied:

(i)	The “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Company Voting Securities”), is accumulated, held or acquired by a “Person” (as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, holders of capital stock of the Company as of the date hereof or a subsidiary thereof, any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company); provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below will not be a Change in Control; provided further, that immediately prior to such accumulation, holding or acquisition, such Person was not a direct or indirect beneficial owner of 15% or more of Company Voting Securities as of the date of this Agreement; or
(ii)	Individuals who, as of the date of the Agreement, constitute the Board, or “Incumbent Board”, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board; or
(iii)	Consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity, or “Business Combination”, in each case, unless immediately following such Business Combination: (A) more than 50% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination, or “Surviving Corporation”, or (y) if applicable, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries, or “Parent Corporation”, is represented, directly or indirectly by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Company Voting Securities; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that (x) such ownership of the Company existed prior to the Business Combination or (y) that immediately prior to such Business Combination, such Person was a direct or indirect beneficial owner of 15% or more of the Company Voting Securities as of the date of the respective employment agreement, and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Notwithstanding anything to the contrary in the foregoing, in no event will a Change in Control be deemed to have occurred with respect to the NEO (i) in connection with the initial public offering of the Parent Corporation’s Voting Securities; or (ii) if the NEO is part of a purchasing group that consummates the Change in Control transaction. The NEO will be deemed “part of a purchasing group” for purposes of the preceding sentence if the NEO is an equity participant in the purchasing company or group (except (i) passive ownership of less than two percent of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors; provided that, for purposes of the foregoing, participation as a management investor in such purchasing company will not be deemed to be within the exceptions provided for in these items (i) and (ii)); and/or (iii) in connection with the Recapitalization Transaction transaction.

The term “Disability” means the NEO’s long-term disability as defined by and determined under the Company’s long-term disability plan, or if the NEO is not covered by a long-term disability plan sponsored by the Company, then the NEO’s inability (as determined by the Board or compensation committee thereof in its discretion) to engage in any substantial gainful activity by reason of any medically-determined physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration.

The term “Good Reason” means the occurrence of any of the following without the NEO’s consent:

(i)	a material reduction or a material adverse alteration in the nature of the NEO’s position, responsibilities or authorities or the assigning of duties to the NEO that are materially inconsistent with those of the position of such NEO of a company of comparable size in a comparable industry;
(ii)	the NEO’s becoming the holder of a lesser office or title than that previously held;
(iii)	any material breach of this Agreement by the Company that causes an adverse change to the terms and conditions of the NEO’s employment;
(iv)	the Company requires the NEO to relocate his principal business office to a location not within 75 miles of the Company’s principal executive office located in Denver, Colorado or the Hycroft Mine;
(v)	any reduction in the NEO’s salary, other than a reduction in salary generally applicable to executive employees; or
(vi)	failure of the Company to pay the NEO any amount otherwise vested and due under this Agreement or under any plan or policy of the Company following written notice by the NEO to Seller identifying the failure and the basis for such payment and the Company’s failure to cure within 10 days following receipt of such written notice.

In no event will a resignation be deemed to occur for “Good Reason” unless the NEO provides notice to the Company, and such resignation occurs, within 90 days after the event or condition giving rise thereto. Upon receiving notice from the NEO, the Company shall have a period of 30 days during which it may remedy the event or condition.

Employment Agreement with Randy E. Buffington

Seller entered into an employment agreement dated as of March 15, 2019 with Mr. Buffington, which was assumed by the Company, providing for a two-year term as President and Chief Executive Officer, following which he shall be deemed to be an at-will employee during the continuation of his employment by the Company. Under the terms of his employment agreement, Mr. Buffington is entitled to an annual base salary of $525,000, an annual cash incentive bonus initially set at 50% of his annual base salary at target, and long-term equity incentive awards initially awarded at 300% of his annual base salary at target. On February 20, 2019, the board of directors of Seller authorized and approved the issuance of equity awards in the form of restricted stock units with a value of $1,575,000, which were also assumed by the Company. On July 1, 2020, the Company and Mr. Buffington agreed to terminate his employment with the Company and his service on the Board as described in more detail in “– Transition Agreements with Randy Buffington” below.

The initial performance metrics for the annual cash incentive bonus plan were based upon successful financing of the Hycroft Mine development costs, Hycroft Mine operational start up, safety and other metrics which were determined by Seller’s board of directors. After commencement of mining operations, we anticipate establishing new performance metrics under the annual cash incentive bonus plan, including: (i) gold and gold equivalent production/sales, (ii) total cash costs of production per gold or gold equivalent ounce, (iii) health and safety, and/or (iv) such other metrics as are determined from time to time by the Board.

The long-term equity incentive awards are in the form of restricted stock units, subject to the terms and conditions set forth in the written award agreements. Fifty percent of such awards are performance-based equity awards with vesting tied to satisfaction of performance-based metrics which were determined by Seller’s board of directors at the end of the performance period. The remaining 50% of such awards were in the form of time-based equity awards with vesting based upon continued employment. Fifty percent of the time-based equity awards vested upon the consummation of the Recapitalization Transaction and the remaining 50% of such time-based equity awards vested on the second anniversary of the effective date or June 1, 2020. The number of units awarded were determined by an enterprise value of $350 million, reflecting the anticipated value of the Recapitalization Transaction. Under the terms of those equity award agreements and as provided in the Purchase Agreement, the obligations under such equity awards have been assumed by us in connection with the Recapitalization Transaction and mirror replacement equity awards in the form of substantially similar restricted stock units convertible into shares of Common Stock have been issued in connection with the consummation of the Recapitalization Transaction.

The initial long-term equity incentive award agreements will also include “double trigger” accelerated vesting in the event of a Change in Control (which does not include the Recapitalization Transaction), in addition to two accelerated vesting events involving liquidity transactions that would be mutually exclusive with the consummation of the Recapitalization Transaction.

On July 1, 2020, the Company announced that the Board and Randy Buffington agreed that Mr. Buffington would depart from the Company and would resign and transition from his roles of Chairman of the Board, President and Chief Executive Officer and any and all other positions held by him with any direct or indirect subsidiary of the Company, effective as of July 1, 2020.

Transition Agreements with Randy Buffington

On July 1, 2020, the Company and Mr. Buffington entered into a Transition and Succession Agreement (the “Transition Agreement”) pursuant to which Mr. Buffington resigned as Chairman of the Board, President and Chief Executive Officer and any and all other positions held by him with any direct or indirect subsidiary of the Company, and that provides, among other things, that the payments and arrangements paid in accordance with the the Transition Agreement constitute full and complete satisfaction of any and all amounts due and owing to him as a result of his employment with the Company and that Mr. Buffington receive a continuation of his salary for a period of 24 months and the value of his insurance coverage for a period of 18 months following his departure, subject to the statutory revocation provisions set forth in the Transition Agreement. In recognition of Mr. Buffington’s successful efforts in developing a new process to economically and profitably recover gold from sulfide ores in a heap leach process and restarting mining operations at the Hycroft Mine and to reward and compensate him for transition assistance, the Company and Mr. Buffington also entered into a Restricted Stock Unit Agreement (Time-Vesting) (the “RSU Agreement”) pursuant to which the Company will grant a special discretionary equity bonus in the form of $1,300,000 in restricted stock units convertible into shares of common stock, vesting pro rata over a period of two years following expiration of the statutory revocation period set forth in the Transition Agreement. The Company also agreed to transfer title to the truck that Mr. Buffington used to travel to the Hycroft Mine. In addition and in order to facilitate the continued development and operation of the Hycroft Mine and the transition to his successor as President and Chief Executive Officer, the Company and Mr. Buffington have entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which the Company will pay Mr. Buffington $25,000 a month for 24 months for his performance of consulting services during that time.

Mr. Buffington will be subject to ongoing restrictive covenants of non-disclosure of confidential information, and non-competition and non-solicitation for a period of 24 months following the subsequent termination of his employment with the Company.

Mr. Buffington’s decision to resign did not involve any disagreement relating to the Company’s operations, policies or practices. The foregoing summary of the Transition Agreement, the RSU Agreement and the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of those agreements, copies of which are attached as Exhibits 10.32, 10.33 and 10.34, respectively, to the registration statement on Form S-1 of which this prospectus forms a part and are incorporated by reference herein.

Employment Agreement with Stephen M. Jones

Seller entered into an employment agreement dated as of March 15, 2019 with Mr. Jones, which was assumed by the Company, providing for a three-year term as Executive Vice President and Chief Financial Officer, following which he shall be deemed to be an at-will employee during the continuation of his employment by the Company. Under the terms of his employment agreement, Mr. Jones is entitled to an annual base salary of $425,000, an annual cash incentive bonus initially set at 50% of his annual base salary at target, and long-term equity incentive awards initially awarded at 250% of his annual base salary at target. On February 20, 2019,

Seller’s board of directors authorized and approved the issuance of equity awards in the form of restricted stock units with a value of $1,062,500, which were also assumed by the Company. On September 8, 2020, the Company and Mr. Jones agreed to the terms of his resignation as an executive officer of the Company and termination of his employment as described in more detail in “– Transition Agreements with Stephen M. Jones” below.

The initial performance metrics for the annual cash incentive bonus plan were based upon successful financing of the Hycroft Mine development costs, Hycroft Mine operational start up, safety and other metrics which were determined by Seller’s board of directors. After commencement of mining operations, we anticipate establishing new performance metrics under the annual cash incentive bonus plan, including: (i) gold and gold equivalent production/sales, (ii) total cash costs of production per gold or gold equivalent ounce, (iii) health and safety, and/or (iv) such other metrics as are determined from time to time by the Board.

The long-term equity incentive awards are in the form of restricted stock units, subject to the terms and conditions set forth in the written award agreements. Fifty percent of such awards are performance-based equity awards with vesting tied to satisfaction of performance-based metrics which were determined by Seller’s board of directors at the end of the performance period. The remaining 50% of such awards were in the form of time-based equity awards with vesting based upon continued employment. Fifty percent of the time-based equity awards vested upon the consummation of Recapitalization Transaction and the remaining 50% of such time-based equity awards vested on the second anniversary of the effective date or June 1 , 2020. The number of units awarded were determined by an enterprise value of $350 million, reflecting the anticipated value of the Recapitalization Transaction. Under the terms of those equity award agreements and as provided in the Purchase Agreement, the obligations under such equity awards have been assumed by us in connection with the Recapitalization Transaction and mirror replacement equity awards in the form of substantially similar restricted stock units convertible into shares of Common Stock have been issued in connection with the consummation of the Recapitalization Transaction.

The initial long-term equity incentive award agreements will also include “double trigger” accelerated vesting in the event of a Change in Control (which does not include the Recapitalization Transaction), in addition to two accelerated vesting events involving liquidity transactions that would be mutually exclusive with the consummation of this offering.

Pursuant to the terms of his employment agreement, Mr. Jones will be subject to ongoing restrictive covenants of non-disclosure of confidential information, and non-competition and non-solicitation for a period of 18 months following the termination of his employment by the Company without Cause, by him for Good Reason or due to his Disability, or in the event that he voluntarily terminates his employment without Good Reason prior to the expiration of the initial term of his employment agreement.

Transition Agreements with Stephen M. Jones

On September 8, 2020, the Company and Mr. Jones entered into a Transition and Succession Agreement (the “Jones Transition Agreement”) pursuant to which Mr. Jones resigned as interim President and Chief Executive Officer and as an executive officer of the Company. Pursuant to the Jones Transition Agreement, Mr. Jones will remain a non-executive employee of the Company through November 30, 2020 (the “Termination Date”), at which time he will resign from the Company entirely and his employment with the Company will terminate. Mr. Jones will receive his ongoing salary through the Termination Date and, after that date, will receive salary continuation payments, at a rate of $425,000 per annum, for a period of 24 months from the Termination Date. In the event of a Change in Control (as defined in Mr. Jones’ Employment Agreement with the Company), all payments to be made to Mr. Jones through the Termination Date, as well as salary continuation payments and payments due under the Consulting Agreement will generally accelerate and be payable upon the Change in Control, subject to certain adjustments as required under the Internal Revenue Code. In connection with Mr. Jones’ employment agreement, he had agreed to certain confidentiality, non-solicitation of executives and customers and non-compete provisions. The Jones Transition Agreement extended the term of such provisions to 24 months following the Termination Date. Mr. Jones will provide the Company a general release of claims as set forth in the Jones Transition Agreement.

In addition, on September 8, 2020, the Company and Mr. Jones entered into a Consulting Agreement (the “Jones Consulting Agreement”) pursuant to which Mr. Jones agrees to provide consulting, technical advice and transition assistance to the Company from December 1, 2020 through May 31, 2021. Mr. Jones will receive $25,000 per month during the consulting period. The Compay many terminate the Jones Consulting Agreement prior to May 31, 2021 only upon mutual agreement with Mr. Jones, or for Cause (as defined in the Jones Consulting Agreement), in which event, payments under the Jones Consulting Agreement shall cease.

Mr. Jones’ decision to resign did not involve any disagreement relating to the Company’s operations, policies or practices. The foregoing summary of the Jones Transition Agreement and the Jones Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of those agreements, copies of which are attached as Exhibits 10.35 and 10.36, respectively, to the registration statement on Form S-1 of which this prospectus forms a part and are incorporated by reference herein.

Payments Upon Termination

Each of the employment agreements with Messrs. Buffington and Jones contain provisions which entitle them to payments following termination of their employment in certain circumstances, as described below.

Termination of Employment for any Reason

Pursuant to the employment agreements that we entered into with each of Messrs. Buffington and Jones, in the event their employment with the Company is terminated for any lawful reason or no reason, they (or their estate, as applicable) will be entitled to receive any earned but unpaid base salary, any earned but unpaid annual cash incentive bonus, any amounts that may be payable under any applicable executive benefit plan, expense reimbursements and COBRA benefits provided that a timely election for COBRA continuation coverage is made and the applicable amounts are paid.

Termination of Employment other than for Cause or Voluntary Termination by Executive for Good Reason

In the event that the Company terminates either of Messrs. Buffington and Jones without Cause or either of them terminates their employment for Good Reason, they would be entitled to (i) a cash amount equal to 1.5 multiplied by their annual base salary, payable in equal installments over the 18 month period following the date of termination, (ii) 18 months of continued coverage under the Company’s medical, dental, life and disability plans, at the same cost to the individual as in effect on the date of termination, and (iii) outplacement services until the earlier of (A) $15,000 in the aggregate having been paid by the Company to the outplacement firm or (B) 12 months following the date of termination.

Termination of Employment in the Event of Death or Disability

In the event that the employment of either of Messrs. Buffington and Jones with the Company is terminated due to his death or Disability, he (or their estate, as applicable) will be entitled to receive, the pro rata portion of any bonus payable to them under the Company’s annual cash incentive plan and/or Retention Bonus Plan for the year in which such termination for death or Disability occurs determined based on the actual bonus attained for the fiscal year in which such termination occurs.

Termination of Employment after a Change in Control

If within 90 days prior to, or one year after, a Change in Control, the Company terminates the employment of either of Messrs. Buffington or Jones for reasons other than for Cause, either of them incurs a Disability or either of them voluntarily terminates his employment for Good Reason, he will be entitled to (i) a cash amount equal to 2.0 multiplied by his annual base salary, payable in a lump sum on the 60th day following the date of termination, (ii) a cash amount equal to 2.0 multiplied by the greater of (A) the actual bonus paid for the fiscal year immediately preceding the date of termination, (B) the actual bonus attained for the fiscal year in which the date of termination occurs prior to the first anniversary of the employment agreement, or (C) the target bonus for the fiscal year in which the date of termination occurs, payable in a lump sum on the 60th day following the date of termination, (iii) 24 months of continued coverage under Seller’s medical, dental, life and disability plans, at the same cost to the individual as in effect on the date of the Change in Control (or, if lower, as in effect at any time thereafter) and (iv) outplacement services until the earlier of (A) $15,000 in the aggregate having been paid by the Company to the outplacement firm or (B) 12 months following the date of termination.

Director Compensation

During the years ended December 31, 2018 or 2019, we did not pay our directors for their service and as of December 31, 2019, none of the directors held any options or other equity in the Company.

The Compensation Committee and Board of Directors approved the following initial annual director compensation arrangements, for non-employee directors, in the form of (i) an annual cash retainer of $55,000; (ii) annual committee chair fees of $12,500 for the Audit Committee, $10,000 for the Safety, Sustainability and Technical Committee, and $7,500 for each of the Nominating and Governance and Compensation Committees; (iii) annual committee member fees of $5,000 for the Audit Committee, $4,000 for the Safety, Sustainability and Technical Committee, and $2,500 for each of the Nominating and Governance and Compensation Committees; and (iv) $75,000 in annual equity awards in the form of restricted stock units. In addition, an initial equity award in the amount of $50,000 will be granted to each non-employee director. Equity award will be granted at each annual stockholder meeting of the Company unless otherwise determined by the Compensation Committee.

Phantom Stock Award Agreements

Each of the non-employee members of our Board who served on Seller’s board of directors received phantom shares pursuant to Seller’s Non-Employee Director Phantom Stock Plan (the “Phantom Plan”). Non-employee members of Seller’s board of directors received such phantom shares as part of their annual compensation pursuant to phantom stock award agreements. Under the Phantom Plan, a phantom share was an unfunded bookkeeping unit, entitling a participant to a cash payment equal to the fair market value of a share of Seller’s common stock determined upon the date of the applicable “Payment Event” (as set forth below). Under the award agreements, each phantom share was vested upon the date of grant and was subject to forfeiture if the participant is removed from Seller’s board of directors for reasons constituting “Cause” (as defined below). Directors who are affiliated with our significant stockholders, which include Mr. Kirsch, were entitled to be awarded a number of phantom shares equal to the greater of (i) $125,000 or (ii) the value of 75,000 phantom shares (subject to equitable adjustment for changes in capital or corporate structure). Directors who were not affiliated with our significant stockholders, which included Messrs. Ellis and Harrison, were entitled to be awarded annually $50,000 in cash payable quarterly and a number of phantom shares equal to the greater of (i) $75,000 or (ii) the value of 45,000 phantom shares (subject to equitable adjustment for changes in capital or corporate structure).

For purposes of the Phantom Plan, “Payment Event” means the first to occur of the following:

1)	the participant’s retirement from Seller’s board of director;
2)	the participant’s resignation from Seller’s board of directors;
3)	the participant’s failure to stand for re-election as a non-employee director of Seller’s board of directors;
4)	the participant’s removal from Seller’s board of directors for reasons other than “Cause” (as defined below);
5)	the participant’s death; or
6)	a Change of Control (as defined in the Phantom Plan).

The cash payment described above to the participant in respect of his or her phantom shares shall be made within 30 days of the applicable Payment Event.

“Cause” is defined in each phantom stock award agreement as follows:

1)	the conviction of the participant for committing, or entering into a plea of nolo contendere by the participant with respect to, a felony under federal or state law or a crime involving moral turpitude;
2)	the commission of an act of personal dishonesty or fraud involving personal profit in connection with the participant’s service on Seller’s board of directors; or
3)	the willful misconduct, gross negligence or deliberate failure on the part of the participant to perform his or her duties with us in any material respect.

A Payment Event under the Phantom Plan was triggered by the Recapitalization Transaction and cash payments in the aggregate amount of $1.8 million were made by Seller in connection with the closing of the Recapitalization Transaction to satisfy such phantom share awards.

Compensation Philosophy and Objectives

Our compensation policies and philosophies are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success of the Company.

The Compensation Committee believes that the executive compensation program must be competitive in order to attract and retain our executive officers. The Compensation Committee has implemented compensation policies and philosophies that link a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards. This was the approach taken by the compensation committee of Seller and reflected in the compensation arrangements entered into with Messrs. Buffington and Jones, as well as other officers of Seller who have continue in their current roles following the Recapitalization Transaction.

Compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.

Base Salary

Base Salaries are set to be fair to the executive officers, competitive within the industry and reasonable in light of our cost structure. The Compensation Committee will determine base salaries, subject to the terms of any employment agreements, and will review base salaries annually based upon advice and counsel from its advisors.

Annual Cash Incentive Bonuses

The Compensation Committee will use annual cash incentive bonuses for the NEOs to tie a portion of the NEOs compensation to financial and operational objectives achievable within the applicable fiscal year. The Compensation Committee at the beginning of each year will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the NEOs. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the NEOs.

Equity-Based Awards

The Compensation Committee will use equity-based awards to reward long-term performance of the NEOs under the Incentive Plan. Providing a meaningful portion of the total compensation package in the form of equity-based awards is an essential element to compensation arrangements to align the incentives of its officers, including its NEOs, with the interests of its stockholders and serve to motivate and retain the individual NEOs.

Executive Agreements

Seller entered into compensation arrangements with its officers, including employment agreements and time-based and performance-based equity award agreements as part of its policy to pay and compensate key executives as appropriate to attract, retain and compensate executive talent following the Recapitalization Transaction. The obligations under those agreements have been assigned and assumed by us in connection with the Recapitalization Transaction. The Compensation Committee expects to continue such approach in the future.

Other Compensation

We will maintain the various employee benefit plans, including medical, dental, life insurance and 401(k) plans, offered by Seller in which the NEOs will participate.

Deductibility of Executive Compensation

Section 162(m) of the U.S. Tax Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to certain current and former executive officers of a publicly-traded corporation.

Compensation Committee Interlocks and Insider Participation

No member of Seller’s compensation committee was, during the years ended December 31, 2018 or 2019, and no member of our Compensation Committee currently is or was, an officer or employee of Seller or the Company, respectively, or any of their subsidiaries or affiliates. No executive officer of Seller was, during the years ended December 31, 2018 or 2019, no executive officer of the Company currently is or was, a director or a member of the compensation committee of another entity having an executive officer who is a director or a member of our Compensation Committee or Seller’s compensation committee, respectively.

Compensation Arrangements with Diane R. Garrett

The Company entered into an employment agreement dated as of August 31, 2020 (the “Garrett Employment Agreement”) with Diane R. Garrett, Ph.D, which provides for a three-year term as President and Chief Executive Officer, following which she shall be deemed to be an at-will employee during the continuation of her employment by the Company. Under the terms of the Garrett Employment Agreement, Dr. Garrett is entitled to an annual base salary of $550,000, an annual cash incentive bonus initially set at 70% of her annual base salary as target, and an initial long-term equity incentive award having a value of $1,000,000. The initial long-term equity incentive was granted on the effective date of her employment, September 8, 2020, in the form of 96,154 restricted stock units (“RSUs”), which was determined by dividing $1,000,000 by $10.40, the closing stock price of the Common Stock on the date of grant. Such RSUs will vest on the fourth anniversary of the date of grant, subject to Dr. Garrett’s continued employment by the Company through the vesting date and subject to any provisions of the grant relating to retirement, disability, change of control and other matters. Dr. Garrett will also be eligible to participate in equity-based compensation plans, initially targeted at 200% of her base salary, with 50% of such awards initially in the form of performance-based equity awards and 50% of such awards initially in the form of time-based equity awards. The foregoing description of the Garrett Employment Agreement and the RSUs do not purport to be complete and is qualified in its entirety by reference to the full text of the Garrett Employment Agreement and the initial Restricted Stock Unit Agreement (Time Vesting), which are attached as Exhibits 10.37 and 10.38, respectively, of the registration statement on Form S-1 of which this prospectus forms a part.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions relating to the Company

Interest in Seller, the Recapitalization Transaction and Private Investment

Various funds managed by and affiliated with Mudrick Capital, a greater than 5% beneficial owner of our Common Stock and an affiliate of sponsor of which Jason Mudrick, our prior Chief Executive Officer and director, is the President and David Kirsch, the current Chairman of the Board and prior Vice President of the Company, is Managing Director, may be deemed to have beneficially owned: 646,421 shares of Seller’s common stock (prior to the Recapitalization Transaction), in connection with which such funds received 72,131 shares of our Common Stock in connection with the consummation of the Recapitalization Transaction; and, as of May 29, 2020, an aggregate of $41.8 million in principal amount of Seller First Lien Notes, which was repaid in connection with the consummation of the Recapitalization Transaction; an aggregate of $58.1 million in principal amount of 1.5 Lien Notes, including accrued interest, which was subject to the Exchange Agreement and exchanged for shares of our Common Stock in the Note exchange; an aggregate of $85.9 million in principal amount of Second Lien Notes, including accrued interest, which were subject to the Second Lien Conversion Agreement and converted into shares of Seller’s common stock in connection with the consummation of the Recapitalization Transaction and received a distribution of shares of our Common Stock upon dissolution of Seller immediately following consummation of the Recapitalization Transaction; and an aggregate of $51.2 million in principal amount of 1.25 Lien Notes, including accrued interest, which was subject to the 1.25 Lien Exchange Agreement pursuant to which the 1.25 Lien Notes were exchanged for the $31.9 million in aggregate principal amount of Subordinated Notes, and the remainder for Excess Notes which were exchanged for shares of our Common Stock in the Note exchange. In addition, in connection with the private investment, funds managed by and affiliated with Mudrick Capital, entered into the Subscription/Backstop Agreements for the purchase of an aggregate of 3,028,924 shares of our Common Stock at a purchase price of $10.00 per share, and the issuance to such investors of an aggregate of 1,295,892 warrants exercisable at $11.50 per share, for an aggregate purchase price of $30.3 million.

In addition, various funds managed by and affiliated with Whitebox, Highbridge and Aristeia, each a greater than 5% beneficial owner of our Common Stock, as of May 29, 2020, held an aggregate of $15.4 million, $14.2 million and $5.9 million, respectively, in aggregate principal amount of Seller First Lien Notes, which was repaid in connection with the consummation of the Recapitalization Transaction; an aggregate of $40.9 million, $23.3 million and $15.7 million, respectively, in principal amount of 1.5 Lien Notes, including accrued interest, which was subject to the Exchange Agreement and exchanged for shares of our Common Stock in the Note exchange; an aggregate of $60.5 million, $34.5 million and $23.2 million, respectively, in principal amount of Second Lien Notes, including accrued interest, which were subject to the Second Lien Conversion Agreement and converted into shares of Seller’s common stock in connection with the consummation of the Recapitalization Transaction and received a distribution of shares of our Common Stock upon dissolution of Seller immediately following consummation of the Recapitalization Transaction; and an aggregate of $36.1 million, $20.6 million and $13.9 million, respectively, in principal amount of 1.25 Lien Notes, including accrued interest, which was subject to the 1.25 Lien Exchange Agreement pursuant to which the 1.25 Lien Notes were exchanged for $22.5 million, $12.8 million and $8.6 million, respectively, in aggregate principal amount of Subordinated Notes and the remainder for Excess Notes which were exchanged for shares of our Common Stock in the Note exchange. In addition, in connection with the private investment, funds managed by and affiliated with Whitebox, Highbridge and Aristeia each entered into the Subscription/Backstop Agreements for the purchase of an aggregate of 2,134,018, 1,216,653 and 819,404 shares of our Common Stock at a purchase price of $10.00 per share, and the issuance to such investors of an aggregate of 913,017, 520,532 and 350,573 warrants exercisable at $11.50 per share, for an aggregate purchase prices of $21.3 million, $12.2 million and $8.2 million, respectively.

David Kirsch was a director of Seller. Mr. Kirsch was the primary representative of the Company in respect of negotiating the Recapitalization Transaction and asked to be recused as a director from all Seller’s board of directors meetings related to consideration of the Recapitalization Transaction. Throughout the period from May 2018 through January 2020, Mr. Kirsch did not participate as a director in meetings of Seller’s board of directors related to consideration of a transaction with the Company unless specifically requested to do so after acknowledgment and disclosure of his potential conflicts of interest. In connection with the private investment, negotiations on behalf of the Initial Subscribers were led by Mr. Jonathan Segal, a member of Seller’s board of directors acting on behalf of Highbridge, and Mr. Jacob Mercer, a member of Seller’s board of directors acting on behalf of Whitebox, and Mr. Mudrick, on behalf of the funds managed by Mudrick Capital, who agreed that Mudrick Capital would participate on a pro rata basis with the other investors on the terms to which the other Initial Subscribers agreed.

Founder Shares

On September 25, 2017, sponsor purchased 5,750,000 founders shares for an aggregate price of $25,000. Holders of founder shares may also elect to convert their founder shares into an equal number of shares of our Common Stock, subject to adjustment, at any time. As a result of the underwriters’ election to partially exercise their over-allotment option on February 28, 2018, 550,000 founder shares were forfeited so that the founder shares held by the initial stockholders would represent 20% of the outstanding shares of our Common Stock following the completion of the IPO. In connection with the Recapitalization Transaction, 3,511,820 founder shares in accordance with the terms of the Purchase Agreement and the Parent Sponsor Letter Agreement and the remaining founder shares were automatically converted into 1,688,180 shares of our Common Stock.

Private Placement Warrants

Concurrently with the closing of the IPO, sponsor and Cantor purchased an aggregate of 7,500,000 private placement warrants at a price of $1.00 per warrant (6,500,000 private placement warrants by sponsor and 1,000,000 private placement warrants by Cantor) for an aggregate purchase price of $7,500,000. On February 28, 2018, we consummated the sale of an additional 240,000 private placement warrants at a price of $1.00 per warrant, of which 200,000 warrants were purchased by sponsor and 40,000 warrants were purchased by Cantor, generating gross proceeds of $240,000. Each private placement warrant is exercisable for one share of our Common Stock at a price of $11.50 per share. The proceeds from the private placement warrants were added to the proceeds from the IPO and held in the trust account. The private placement warrants are non-redeemable and exercisable on a cashless basis so long as they are held by sponsor, Cantor or their permitted transferees. The private placement warrants will expire five years after the completion of the Recapitalization Transaction or earlier upon redemption or liquidation. In addition, for as long as the private placement warrants are held by sponsor, Cantor or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement for the IPO.

Sponsor, Cantor and our prior officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until 30 days after the completion of the Recapitalization Transaction.

Related Party Loans

On September 25, 2017, sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note. The Note was non-interest bearing and was repaid in full to the sponsor at the time of the IPO.

On January 2, 2020, in order to finance transaction costs in connection with the Recapitalization Transaction, we issued an unsecured promissory Note to the sponsor in an amount up to $1,500,000. Such Note bore no interest and was repaid in full ($900,000) at the consummation of the Recapitalization Transaction.

Administrative Support Agreement

Commencing on February 8, 2018 through the earlier of the consummation of a business combination or its liquidation, we agreed to pay sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the years ended December 31, 2019 and December 31, 2018, the Company incurred $120,000 and $110,000 of administrative service fees, respectively.

Forward Purchase Contract

On January 24, 2018, we entered into the Forward Purchase Contract with sponsor, pursuant to which sponsor committed to purchase, in a private placement for gross proceeds of $25,000,000 to occur concurrently with the consummation of the Recapitalization Transaction, 3,125,000 shares of our Common Stock and 2,500,000 forward purchase warrants having substantially the same terms as the private placement warrants. The funds from the sale of the securities under the Forward Purchase Contract was used as part of the consideration in connection with the Recapitalization Transaction.

Sprott Credit Agreement

On October 4, 2019, Seller, as borrower, and certain of its subsidiaries, as guarantors, entered into the Initial Sprott Credit Agreement with Lender for a secured multi-advance term credit facility with an original aggregate principal amount not in excess of $110.0 million. In connection with the consummation of the Recapitalization Transaction we assumed the Initial Sprott Credit Agreement pursuant to the terms of the Purchase Agreement, entered into the Sprott Credit Agreement, with us becoming a party thereto, borrowed $70.0 million under such facility and issued to Lender 496,634 shares of Common Stock on behalf of the Lender and the other participants in the Sprott Credit Agreement. As a result, we are the borrower under the Sprott Credit Agreement. Subsequent to the consummation of the Recapitalization Transaction the Lender transferred 45,149 shares of Common Stock to nonaffiliated participants in the Sprott Credit Agreement and 13,545 shares of Common Stock to Sprott Private Resource Streaming and Royalty (Collector), LP., an affiliated participant in the Sprott Credit Agreement. Michael Harrison, a member of our Board, has an indirect pecuniary interest in shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP. and the Lender as chief executive officer of Sprott Resource Streaming and Royalty Corp. and/or through his fiduciary role as Managing Partner of Sprott Private Resource Streaming & Royalty (Collector) LP. For a more complete discussion of the Sprott Credit Agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources  — Sprott Credit Agreement” of this prospectus.

Sprott Royalty Agreement

The Company, HRD and Sprott Private Resource Lending II (Co) Inc., as the Payee, an affiliate of the Lender, entered into the Sprott Royalty Agreement with respect to the Hycroft Mine at the closing of the Recapitalization Transaction. Pursuant to the terms of the Sprott Royalty Agreement, at the closing of the Recapitalization Transaction, Payee paid to HRD cash consideration in the amount of $30.0 million, for which HRD granted to Payee a perpetual royalty equal to one and one-half percent (1.50%) of net smelter returns, payable monthly. Michael Harrison, a member of our Board, has an indirect interest in the Sprott Private Resource Lending II (Co) Inc. as chief executive officer of Sprott Resource Streaming and Royalty Corp. and/or through his fiduciary role as Managing Partner of Sprott Private Resource Streaming and Royalty (Collector) LP. For a more complete discussion of the Sprott Royalty Agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources  — Sprott Royalty Agreement” of this prospectus.

Amended and Restated Registration Rights Agreement

In connection with the consummation of the Recapitalization Transaction, the Company entered into an Amended and Restated Registration Rights Agreement with the restricted stockholders to register the shares of Common Stock and, to the extent applicable, warrants, currently held or subsequently acquired by such holders, whether through conversion, exchange or otherwise. The Amended and Restated Registration Rights Agreement provides the parties with demand and piggyback registration rights for underwritten offerings and shelf registration rights for underwritten and non-underwritten offerings, in each case with the costs associated with such preparation and registration to be borne by the Company other than any applicable underwriting fees for the sale of securities. The restricted stockholders under the Amended and Restated Registration Rights Agreement have agreed not to sell, transfer, pledge or otherwise dispose of shares of Common Stock and warrants they hold or receive, subject to certain exceptions, for certain time periods specified therein. Pursuant to the Amended and Restated Registration Rights Agreement, a registration statement on Form S-1 was filed with the SEC and became effective on July 22, 2020, which registers for resale the Common Stock and certain warrants of the Company owned by the restricted stockholders.

Employment Arrangements

In contemplation of the Recapitalization Transaction, Seller entered into employment agreements with its NEOs which were assumed by the Company upon the consummation of the Recapitalization Transaction. For more information regarding these agreements with Seller’s named executive officers, please see “Executive Compensation — Employment Arrangements” of this prospectus.

Transition Agreements

On July 1, 2020, the Company and Mr. Buffington entered into the Transition Agreement, the Consulting Agreement and the RSU Agreement. For more information regarding these agreements, please see “Executive Compensation — Transition Agreements with Randy Buffington” of this prospectus. On September 8, 2020, the Company and Mr. Jones entered into the Jones Transition Agreement and the Jones Consulting Agreement. For more information regarding these agreements, please see “Executive Compensation — Transition Agreements with Stephen M. Jones” of this prospectus.

Equity Award Grants to Executive Officers

We adopted and approved the Incentive Plan pursuant to which the Company issued to each holder of Seller’s equity awards a replacement equity incentive awards upon the consummation of the Recapitalization Transaction in the form of an equivalent value of restricted stock units convertible into shares of Common Stock and upon substantially identical terms and vesting conditions. Seller had granted equity awards to each of its officers, including its named executive officers who became the NEOs of the Company.

Under the terms of employment agreements entered into with Messrs. Buffington and Jones, they were each entitled to an equity incentive award. In February 2019, Seller authorized time-based and performance-based equity incentive awards to each of Messrs. Buffington and Jones. Under the terms of those agreements and as provided in the Purchase Agreement, the obligations under such equity awards were assumed by us in connection with the Recapitalization Transaction and mirror replacement equity awards in the form of substantially similar restricted stock units convertible into shares of Common Stock were issued in connection with the consummation of the Recapitalization Transaction. For more information regarding the equity awards granted to Seller’s named executive officers please see “Executive Compensation — 2019 Outstanding Equity Awards at Fiscal Year-End Table” of this prospectus.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our amended and restated bylaws in effect upon the consummation of the Recapitalization Transaction require us to indemnify all directors and officers to the fullest extent permitted by Delaware law against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements will also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Related Party Policy

Our Audit Committee, pursuant to its charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock, as of September 25, 2020, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our NEOs and directors and (iii) all of our executive officers and directors, as a group.

The number of shares of Common Stock beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The percentage ownership of our common stock in the “Percentage of Beneficial Ownership” column in the table is based on 50,160,143 shares of our common stock issued and outstanding as of September 25, 2020. Under such rules, beneficial ownership generally includes any shares of Common Stock over which the individual has sole or shared voting power or investment power as well as any shares of Common Stock that the individual has the right to acquire within 60 days of September 25, 2020, through the exercise of warrants or other rights. Unless otherwise indicated in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned.

	Shares	Percentage of
	Beneficially	Beneficial
Name and Address of Beneficial Owner	Owned	Ownership
5% or Greater Stockholders
Mudrick Capital Management, L.P. and affiliated entities(1)	32,477,130	53.5%
Whitebox Advisors and affiliated entities(2)	13,012,516	25.5%
Highbridge Capital Management, LLC and affiliated entities(3)	7,427,412	14.7%
Aristeia Capital, L.L.C. and affiliated entities(4)	4,989,085	9.9%
Named Executive Officers and Directors(5)
Randy Buffington**	—	—%
Stephen M. Jones***	—	—%
Eugene Davis	—	—%
John Ellis	—	—%
Diane R. Garrett	—	—%
Michael Harrison(6)	—	—%
David Kirsch(7)	—	—%
Thomas Weng	—	—%
Marni Wieshofer	—	—%
All current executive officers and directors as a group (8 individuals)	—	—%

*     Represents less than 1% of the outstanding shares of common stock.

**   Mr. Buffington resigned from his positions as Chairman of the Board, President and Chief Executive Officer effective on July 1, 2020.

*** Stephen M. Jones resigned from his position as interim President and Chief Executive Officer effective on September 8, 2020.

(1)	Based on a Schedule 13D filed with the SEC on June 8, 2020, this includes 10,495,892 shares of Common Stock underlying warrants held by the Mudrick Funds (as defined below). Mudrick Capital Management, L.P. is the investment manager of Mudrick Distressed Opportunity Drawdown Fund, L.P., Mudrick Distressed Opportunity Fund Global L.P., Mudrick Distressed Opportunity Specialty Fund, LP, Mudrick Distressed Senior Secured Fund Global, L.P., Mudrick Distressed Opportunity Drawdown Fund II, L.P. and certain funds managed by Mudrick Capital Management, L.P., and the managing member of Mudrick Capital Acquisition Holdings, LLC (collectively, the “Mudrick Funds”) and holds voting and dispositive power over the shares of Common Stock held by the Mudrick Funds. Mudrick Capital Management, LLC is the general partner of Mudrick Capital Management, L.P., and Jason Mudrick is the sole member of Mudrick Capital Management, LLC. As such, Mudrick Capital Management, L.P., Mudrick Capital Management, LLC and Jason Mudrick may be deemed to have beneficial ownership of the shares of Common Stock held by the Mudrick Funds. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of such holders is 527 Madison Avenue, 6th Floor, New York, New York 10022. David Kirsch, the Chairman of our Board, has no pecuniary interest in shares of our Common Stock and disclaims any beneficial ownership of the shares of our Common Stock beneficially owned by Mudrick Capital Management, L.P. and its affiliates.
(2)	Based on a Schedule 13D filed on June 9, 2020, this include 913,017 shares of Common Stock underlying warrants. Whitebox Advisors LLC is the investment manager of Whitebox Institutional Partners, LP, Whitebox Asymmetric Partners, LP, Whitebox Credit Partners, LP, Whitebox Multi-Strategy Partners, LP (the “Whitebox Funds”) and holds voting and disposable power over the shares of the Company held by the Whitebox Funds. Whitebox Advisors LLC is owned by Robert Vogel, Paul Twitchell, Jacob Mercer, Paul Roos, and Mark Strefling and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in Whitebox Advisors LLC or such Whitebox Funds. The address of these persons is 3033 Excelsior Blvd., Suite 500, Minneapolis, Minnesota 55416.
(3)	Based on a Schedule 13G filed on June 8, 2020, this includes 520,532 shares of Common Stock underlying warrants. Highbridge Capital Management, LLC (“HCM”), the trading manager of Highbridge MSF International Ltd. (“MSF”) and Highbridge Tactical Credit Master Fund, L.P. (“TCF” and, together with MSF, the “Highbridge Funds”), may be deemed to be the beneficial owner of the shares held by the Highbridge Funds. Mark Vanacore is responsible for the investment and voting decisions made by HCM with respect to the shares held by MSF, and Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to the shares held by TCF. The Highbridge Funds and the foregoing individuals disclaim any beneficial ownership of these shares. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the business address of the Highbridge Funds is c/o HedgeServ (Cayman) Ltd., Cricket Square, Floor 6, George Town, Grand Cayman KY1-1104, Cayman Islands.
(4)	Based on information provided to the Company by Aristeia Capital, L.L.C. (“Aristeia”) as a selling stockholder under the Form S-1 filed with the SEC on July 13 and effective on July 22, 2020, this includes 350,573 shares of Common Stock underlying warrants. Aristeia may be deemed the beneficial owner of the securities described herein in its capacity as the investment manager of APSV, LLC, ALSV Limited and Windermere Ireland Fund PLC (collectively, the “Aristeia Funds”), which are the holders of such securities. As investment manager of each Aristeia Fund, Aristeia has voting and investment control with respect to the securities held by each Aristeia Fund. Anthony M. Frascella and William R. Techar are the Co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Aristeia Funds. The business address of such holders is One Greenwich Plaza, Third Floor, Greenwich, Connecticut 06830.
(5)	The business address of each of the listed individuals is 8181 E. Tufts Avenue, Suite 510, Denver, Colorado 80237.
(6)	Michael Harrison has an indirect pecuniary interest in shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP and Sprott Private Resource Lending II (Collector), LP as chief executive officer of Sprott Resource Streaming and Royalty Corp. and/or through his fiduciary role as a Managing Partner of Sprott Private Resource Streaming and Royalty (Collector) LP. Mr. Harrison disclaims any beneficial ownership of the shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP. and Sprott Private Resource Lending II (Collector), LP.
(7)	David Kirsch, the Chairman of our Board, has no pecuniary interest in shares of our Common Stock and disclaims any beneficial ownership of the shares of our Common Stock beneficially owned by Mudrick Capital Management, L.P and its affiliates.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403 of Regulation S-K.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and the Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold our securities as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, the Medicare tax or any alternative minimum tax consideration. In addition, this summary is limited to investors that will hold our securities as a “capital asset,” as defined under the U.S. Tax Code (generally, property held for investment). No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner of such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or any instrument similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Common Stock and one Warrant to acquire one share of our Common Stock. For U.S. federal income tax purposes, each holder of a Unit must allocate the purchase price paid by such holder for such Unit between the one share of Common Stock and Warrants comprising the Unit based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each share of Common Stock and the Warrants comprising the Unit should be the stockholder’s tax basis in such share or Warrant, as the case may be. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of the share of Common Stock and the Warrants comprising the Unit, and the amount realized on the disposition should be allocated between the share of Common Stock and the Warrants comprising the Unit based on their respective relative fair market values (as determined by each such Unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of shares of Common Stock and Warrants comprising Units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the Units, shares of Common Stock and Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a Unit (including alternative characterizations of a Unit). The balance of this discussion assumes that the characterization of the Units described above will be respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

We do not intend to pay cash dividends for the foreseeable future. If we pay distributions to U.S. Holders of shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Common Stock exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in such Common Stock. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost (i.e., as discussed above, the portion of the purchase price of a Unit allocated to a share of Common Stock or, as discussed below, an amount equal to the sum of the U.S. Holder’s initial investment in a Warrant and the exercise price of such Warrant) less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Warrant. The U.S. Holder’s tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Common Stock received would generally equal such U.S. Holder’s tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrant. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of Warrants having a value equal to the exercise price. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock represented by the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s tax basis in the warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Description of Warrants Included in the Units.” An adjustment that has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the U.S. Holders of shares of our Common Stock that is taxable to such U.S. Holders as a distribution. Such a constructive distribution would be subject to tax as described under “U.S. Holders—Taxation of Distributions” above in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Non-U.S. Holders

Taxation of Distributions

As discussed above, we do not intend to pay cash dividends for the foreseeable future. In general, any distributions we make to a non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (generally on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such non-U.S. Holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Exchange, Redemption, Expiration or Other Taxable Disposition of Common Stock or Warrants” below.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if an applicable tax treaty so requires, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual rates or corporate rate applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the U.S. federal income tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange, Redemption, Expiration or Other Taxable Disposition of Common Stock or Warrants.”

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Description of Warrants Included in the Units.” An adjustment that has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases such non-U.S. Holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the non-U.S. Holders of shares of our Common Stock that is taxable to such non-U.S. Holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described in “Taxation of Distributions” above in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest, but without any corresponding receipt of cash. It is possible that any withholding tax on such a constructive distribution might be satisfied by us or the applicable withholding agent through a sale of a portion of the non-U.S. Holders’ Common Stock, Warrants, or other property held or controlled by us or the applicable withholding agent on behalf of the non-U.S. Holders or might be withheld from distributions or proceeds subsequently paid or credits to the non-U.S. Holder.

Gain on Sale, Exchange, Redemption, Expiration or Other Taxable Disposition of Common Stock or Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants, or upon the redemption or expiration of a Warrant, unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (or, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);
●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
●	(i) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock or Warrants, and (ii) shares of our Common Stock (A) are not regularly traded on an established securities market or (B) are regularly traded on an established securities market, but the non-U.S. Holder has owned, directly or constructively (including through ownership of Warrants), more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such non-U.S. holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if our stock does not continue to be regularly traded on an established securities market for this purpose, a buyer of our Common Stock or Warrants from such non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we currently are, and expect to remain for the foreseeable future, a United States real property holding corporation. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Additional U.S. Federal Tax Considerations

Backup Withholding and Additional Information Reporting

In general, information returns may be filed with the IRS in connection with actual or constructive dividends to a U.S. Holder in respect of our securities and the proceeds received by a U.S. Holder from the sale, exchange or other disposition of our securities within the United States or through certain U.S.-related financial intermediaries will be subject to U.S. information reporting rules, unless a U.S. Holder is a corporation or other exempt recipient and properly establishes its rights to an exemption. Backup withholding at a rate of 24% may apply to such payments if a U.S. Holder does not establish an exemption from backup withholding or fails to provide a correct taxpayer identification number and make any other required certifications.

In general, information returns may be filed with the IRS in connection with dividends paid to non-U.S. Holders and the proceeds received by a non-U.S. Holder from the sale, exchange or other disposition of our securities. Copies of the information returns reporting dividends and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of a treaty or agreement. A non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) in connection with actual or constructive dividends with respect to our securities and the proceeds from the sales, exchange or other disposition of our securities unless the non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Holders are urged to consult their own tax advisor regarding the information reporting and backup withholding rules.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the U.S. Tax Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on actual or constructive dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. Department of Treasury. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

DESCRIPTION OF SECURITIES

General

These summaries are not intended to be a complete discussion of the rights of Company stockholders and are qualified in their entirety by reference to the Delaware General Corporation Law and the various documents of the Company that are referred to in the summaries, as well as reference to the Second Amended and Restated Charter and Amended and Restated Bylaws, copies of which are included as Exhibits 3.1 and 3.2, respectively, to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

The Second Amended and Restated Charter authorizes the issuance of up to 400,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock.

Description of Units

We are offering 8,333,334 Units, with each Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock (together with the shares of Common Stock underlying such Warrants). Each Warrant included in the Units entitles its holder to purchase one share of Common Stock at an exercise price of $10.50.

The securities of which the Units are comprised (the “underlying securities”) are being sold in this offering only as part of the Units. However, the Units will not be certificated and the underlying securities comprising such Units are immediately separable. Each underlying security purchased in this offering will be issued independent of each other underlying security and not as part of a Unit. Upon issuance, each underlying security may be transferred independent of any other underlying security, subject to applicable law and transfer restrictions.

Description of Warrants Included in the Units

The material terms and provisions of the Warrants being offered pursuant to this prospectus are summarized below. This summary of some provisions of the Warrants is not complete, and is qualified in its entirety by, the provisions of the New Warrant Agreement. For the complete terms of the Warrants and the New Warrant Agreement, you should refer to the New Warrant Agreement, and the form of warrant included as Exhibit A to the New Warrant Agreement, filed as Exhibit 4.4 to the registration statement on Form S-1 of which this prospectus forms a part.

The Warrants have been issued in registered form under the New Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. The New Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but any change that adversely affects the interests of the registered holders of Warrants, including any modification or amendment to increase the Warrant price or shorten the exercise period, requires the approval of the registered holder of the Warrant.

Exercise Price

The initial exercise price is $10.50 per share of Common Stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

Exercisability

The Warrants are exercisable at any time after the date of issuance, and at any time up to the earlier to occur of (x) the date that is five years from the date of issuance and (y) the date fixed by the Company for redemption if the Company elects to redeem the Warrants (as described below), at which time any unexercised warrants will expire and cease to be exercisable. The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder.

Redemption by the Company and Cashless Exercise

Once the Warrants become exercisable, the Company may call the Warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per Warrant;
●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder; and
●	if, and only if, the last reported sale price of the Common Stock equals or exceeds $17.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days prior to the date the Company sends the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $17.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $10.50 per share warrant exercise price after the redemption notice is issued.

If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of Warrants that are outstanding and the dilutive effect on stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of its Warrants. If the Company’s Board takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption.

If the Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), the Company may, at its option, (i) require holders of the Warrants who exercise the Warrants to exercise such Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) as described in the New Warrant Agreement and (ii) in the event the Company so elects, the Company shall not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Common Stock issuable upon exercise of the Warrants, notwithstanding anything in the New Warrant Agreement to the contrary.

Reorganization

In case of any reclassification or reorganization of the outstanding shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the Company’s assets or other property as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such transaction is payable in the form of shares of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the New Warrant Agreement based on the Black-Scholes value (as defined in the New Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

Exchange Listing

There is no established trading market for the Warrants and we do not expect a market to develop. In addition, the Warrants are not listed, and we do not intend to apply for listing the Warrants on any securities exchange or trading system. Without an active trading market, the liquidity of the Warrants will be limited.

No Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

We do not intend to apply for listing of the Warrants on any securities exchange or other trading system.

Class A Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Charter, the holders of our Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of Common Stock will at all times vote together as one class on all matters submitted to a vote of the Company’s common stockholders under the Second Amended and Restated Charter.

Preferred Shares

The Second Amended and Restated Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. The Company has no preferred stock outstanding at the date hereof. Although the Company does not currently intend to issue any shares of preferred stock, it cannot assure you that it will not do so in the future.

Dividends

Subject to the rights, if any, of holders of any outstanding shares of preferred stock, the Second Amended and Restated Charter provides that holders of Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of legally available funds and shall share equally on a per share basis in such dividends and distributions.

Number and Election of Directors

The Second Amended and Restated Charter and the Company’s Amended and Restated Bylaws provide that the Board will be elected at each annual meeting of stockholders. The term of all directors shall be for one year and will expire at the next annual meeting of stockholders or until their respective successors are duly elected and qualified. With the approval of the stockholders at the special meeting of the stockholders on May 29, 2020, the Board was declassified and the seven directors nominated were elected to the Board upon the completion of the Recapitalization Transaction. The directors and executive officers of the Company following the Recapitalization Transaction are described in the Section entitled “Management” of this prospectus.

Under the Second Amended and Restated Charter, there is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at a meeting of stockholders by the holders of Common Stock.

Liquidation Preference

The Second Amended and Restated Charter provides that in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, after the rights of creditors and the holders of the preferred stock have been satisfied.

Business Combinations

The Second Amended and Restated Charter provides that the Company will not be governed by Section 203 of the DGCL and includes a provision that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with sponsor and their respective successors and affiliates and the investment funds affiliated with or managed by Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and their respective successors and affiliates from the definition of “interested stockholder.”

Pre-emption Rights

The holders of the Common Stock will not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Removal of Directors; Vacancies on the Board of Directors

The Second Amended and Restated Charter and the Company’s Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of the Company preferred stock, directors may be removed only by the affirmative vote of the holders of a majority of the voting power of all shares then entitled to vote at an election of directors. Furthermore, subject to the rights of the holders of any series of the Company preferred stock, any vacancy on the Company’s Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of the Company’s directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by a vote of the stockholders.

Corporate Opportunity

The Second Amended and Restated Charter provides that, to the extent allowed by applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, does not apply with respect to the Company or any of its officers or directors in circumstances where the application of such corporate opportunity doctrine would conflict with any fiduciary duties or contractual obligations they may have. Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and the investment funds affiliated with them, including their respective partners, principals, directors, officers, members, managers, equity holders and/or employees (including any of the foregoing who serve as officers or directors of the Company) do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries, except as may otherwise be provided in separate agreement between such person or entity and the Company.

Exclusive Forum Provision

The Second Amended and Restated Charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for stockholder litigation, other than any stockholder action to enforce any liability or duty under the Securities Act or the Exchange Act for which there is exclusive federal or concurrent federal and state jurisdiction.

Amendment of Certificate of Incorporation or Bylaws

As required by the DGCL, any amendment of the Second Amended and Restated Charter must first be approved by a majority of the directors then in office and, if required by law or the Second Amended and Restated Charter, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote on the amendment as a class.

The Company’s Amended and Restated Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the Company directors then in office, and may also be amended, altered or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote generally in the election of directors.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement, dated the date of this prospectus, with respect to the Units being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the respective number of Units shown opposite its name in the following table. BMO Capital Markets Corp., Stifel, Nicolaus & Company, Incorporated and Canaccord Genuity LLC are the representatives of the underwriters.

Underwriters	Number of Units
BMO Capital Markets Corp.	3,333,334
Stifel, Nicolaus & Company, Incorporated	2,083,334
Canaccord Genuity LLC	2,083,334
Cormark Securities Inc.	833,332
Total	8,333,334

The underwriters are committed to take and pay for all of the Units being offered, if any are taken, other than the Units covered by the option described below unless and until that option is exercised. If an underwriter fails or refuses to purchase any of its committed Units, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make for these liabilities.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of Units offered.

Option to Purchase Additional Units

The underwriters have an option to buy up to an additional 1,250,000 Units from us at the public offering price less the underwriting discount to cover sales by the underwriters of a greater number of Units than the total number set forth in the table above. They may exercise this option for 30 days from the date of this prospectus solely to cover any overallotments. If any Units are purchased pursuant to this option, the underwriters will severally purchase Units in approximately the same proportion as set forth in the table above, and the underwriters will offer the additional Units on the same terms as those on which the Units are being offered.

Commissions and Discounts

The underwriters propose to offer the Units directly to the public at the initial public offering price set forth on the cover of this prospectus and to certain dealers at such offering price less a concession not in excess of $0.495 per Unit other than Units sold to affiliates. After the initial public offering of the Units, the offering price and the selling concession may be changed by the underwriters.

The following table shows the per Unit and total underwriting discounts and commissions to be paid by us to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional Units (which excludes 4,055,555 Units sold to affiliated entities and individuals).

	No Exercise	Full Exercise
Per Unit	$0.495	$0.495
Total	$2,117,501	$2,736,251

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $403,290, all of which will be paid by us. We have agreed to reimburse the underwriters for certain of their expenses up to $15,000 incurred in connection with the clearance of this offering with the Financial Industry Regulatory Authority, Inc.

No Sales of Similar Securities

We and our officers and directors and certain holders of our capital stock and warrants have agreed with the underwriters that, for a period of 90 days after the date of this prospectus, subject to certain exceptions we and they will not (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), or require the Company to file with the SEC a registration statement under the Securities Act to register, any Units, shares of Common Stock, Warrants or any securities of the Company that are substantially similar to the Units, shares of Common Stock or Warrants, including but not limited to any options or warrants to purchase shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock or warrants or other rights to acquire shares of our Common Stock of which such officer, director or holder is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above except with the prior written consent of BMO Capital Markets Corp.

The restrictions above do not apply to the following, subject to certain limitations set forth in the lock-up agreements:

●	transfers of securities as a bona fide gift;
●	transfers or dispositions of securities to any trust for the direct or indirect benefit of the lock-up signatory or any member of the immediate family of the lock-up signatory;
●	transfers of securities to affiliates, limited partners, general partners, limited liability company members or stockholders;
●	transfers of securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up signatory;
●	transfers or dispositions of shares of our Common Stock acquired in open market purchases after the completion of this offering;
●	transfers to the Company in connection with the “net” or “cashless” exercise of options or other rights to purchase Common Stock granted pursuant to an equity incentive plan, stock purchase plan or other similar arrangement currently in effect in satisfaction of any tax withholding obligations through cashless surrender or otherwise, other than a “broker-assisted” exercise, provided that any shares of Common Stock issued upon exercise of such option or other rights would remain subject to the terms of the lock-up agreement;
●	dispositions by employees of the Company to sell a sufficient number of shares of Common Stock to cover tax obligations arising from the conversion of outstanding vested restricted stock units; or
●	entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act.

For the purposes of this section, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

Listing

Our Common Stock and warrants are listed on the Nasdaq Capital Market under the symbols “HYMC” and “HYMCW,” respectively. The Seller warrants commenced trading on September 1, 2020 on the Nasdaq Capital Market under the symbol “HYMCZ.” The Warrants offered hereby are not listed, and we do not intend to apply for listing the Warrants on any securities exchange or trading system.

Price Stabilization, Short Positions, Penalty Bids and Market Making

In connection with the offering, the underwriters may purchase and sell shares of our Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases.

A “covered short position” is a short position that is not greater than the amount of additional Units for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Units or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above.

“Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Common Stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Common Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Common Stock. As a result, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Capital Market, in the over-the- counter market or otherwise.

In connection with this offering, the underwriters may engage in passive market making transactions in the Common Stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Common Stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Common Stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, a prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. Other than the prospectus in electronic format, the information on such websites is not part of this prospectus. The representatives may agree to allocate a number of shares of our Common Stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non- financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

No prospectus or other disclosure document, as defined in the Corporations Act 2001 (Cth) of Australia, or Corporations Act, in relation to our securities has been or will be lodged with the Australian Securities & Investments Commission, or ASIC. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:
(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
(ii)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or
(iv)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)	you warrant and agree that you will not offer any of our securities for resale in Australia within 12 months of that security being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

The securities offered hereby may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
●	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Japan

The securities offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant party which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

-	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such securities of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;
-	where no consideration is or will be given for the transfer; or
-	where the transfer is by operation of law.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the “Swedish Financial Supervisory Authority”). Accordingly, this document may not be made available, nor may the securities offered hereby be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities offered hereby may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities offered hereby have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such securities, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of Section 85 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) has been published or is intended to be published in respect of the securities offered hereby. This document is issued on a confidential basis to “qualified investors” (within the meaning of Section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances that do not require the publication of a prospectus pursuant to Section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received in connection with the issue or sale of the securities offered hereby has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which Section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (the “FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a United Kingdom relevant person should not act or rely on this document or any of its contents.

INTEREST OF NAMED EXPERTS

The consolidated financial statements of Hycroft Mining Corporation as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019 have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report thereon and have been included in the registration statement of which this prospectus forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The balance sheets of Mudrick Capital Acquisition Corporation as of December 31, 2019 and December 31, 2018 and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2019 and December 31, 2018, have been included in the registration statement of which this prospectus forms a part in reliance upon the report of WithumSmith+Brown, PC, an independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

M3 Engineering & Technology Corporation, Steven Newman (RM-SME), Brooke Miller Clarkson (CPG), Tim Carew (P.Geo), Matt Hartmann (Member MAusIMM, RM-SME), and Richard F. DeLong (P.Geo) have prepared the Hycroft Technical Report and each is a qualified person as defined in subpart 1300 of Regulation S-K. Steven Newman is the Director of Feasibility Studies at the Company and is an employee of the Company. Brooke Miller Clarkson, Tim Carew, and Matt Hartmann are employees of SRK Consulting (U.S.), Inc. and Richard F. DeLong is an employee of EM Strategies, Inc. Other than Steven Newman, none of the qualified persons, or the employers of any of the qualified persons, is an affiliate of Company.

As at the date hereof, none of the above named experts has received, or is to receive, in connection with the offering, an interest, direct or indirect, in our Company.

LEGAL MATTERS

Neal, Gerber & Eisenberg LLP, Chicago, Illinois, which has acted as our counsel in connection with this offering, will pass upon the validity of the Common Stock and Warrants covered by this prospectus. The underwriters have been represented by Mayer Brown LLP, New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.hycroftmining.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

CHANGE IN AUDITOR

On July 8, 2020, the Audit Committee approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm. The reports of Withum on the financial statements as of and for the years ended December 31, 2019 and 2018 of the Company did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that Withum’s report for the fiscal years ended December 31, 2019 and 2018 included an explanatory paragraph indicating that the date for mandatory liquidation and subsequent dissolution raised a substantial doubt about the ability of the Company to continue as a going concern.

During the years ended December 31, 2019 and 2018 and the subsequent interim period through July 8, 2020, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its report on the Company’s financial statements for such years. During the years ended December 31, 2019 and 2018 and the subsequent interim period through July 8, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Withum with a copy of the foregoing disclosures and requested that Withum furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us set forth above. A copy of Withum’s letter, has been filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

On July 8, 2020, the Audit Committee approved the engagement of Plante & Moran PLLC (“Plante Moran”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Plante Moran was the independent registered public accounting firm for Seller prior to the acquisition of substantially all of its assets by the Company in a business combination that was consummated on May 29, 2020 and in which Seller was treated for accounting purposes as the acquiror in the transaction and the financial statements of Seller became the financial statements of the Company. During the years ended December 31, 2019 and 2018 and the subsequent period through July 8, 2020, neither we, nor anyone on our behalf consulted with Plante Moran on any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Hycroft Mining Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hycroft Mining Corporation (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, stockholders’ equity, and cash flows for each year in the two year period ended December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the the two year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s significant recurring operating losses, lack of liquidity and capital, and significant capital needed to expand operations raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Plante & Moran, PLLC

Denver, Colorado

February 21, 2020

We have served as the Company’s auditor since 2017.

HYCROFT MINING CORPORATION

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except per share amounts)

	December 31,
	2019	2018
Assets:
Cash	$6,220	$9,138
Restricted cash – Note 5	3,270	5,030
Accounts receivable	97	—
Inventories – Note 3	4,453	2,060
Ore on leach pads – Note 3	22,062	—
Prepaids and other – Note 4	2,648	2,261
Current assets	38,750	18,489
Restricted cash – Note 5	39,477	38,693
Plant, equipment and mine development, net – Note 6	51,207	41,404
Other assets, non-current – Note 4	5,203	1,158
Total assets	$134,637	$99,744
Liabilities:
Accounts payable	$10,746	$3,824
Interest payable	846	1,049
Other liabilities, current – Note 8	3,939	1,790
Debt, current – Notes 9 and 20	553,965	131,386
Current liabilities	569,496	138,049
Other liabilities, non-current – Note 8	18	18
Debt, non-current – Notes 9 and 20	—	296,201
Asset retirement obligation, non-current – Note 10	4,374	5,832
Total liabilities	573,888	440,100
Commitments and contingencies – Note 19
Stockholders’ (Deficit) Equity: – Note 11
Common stock, $0.001 par value; 400,000,000 shares authorized for both periods; 3,095,650 and 2,758,689 issued; and 2,897,568 and 2,598,035 outstanding at December 31, 2019 and 2018, respectively	3	3
Additional paid-in capital	5,184	5,184
Accumulated deficit	(444,438)	(345,543)
Total stockholders’ (deficit)	(439,251)	(340,356)
Total liabilities and stockholders’ (deficit)	$134,637	$99,744

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands)

	Year Ended December 31,
	2019	2018
Revenues – Note 12	$13,709	$—
Cost of sales:
Production costs	11,041	—
Depreciation and amortization	1,011	—
Write-down of production inventories – Note 3	18,617	—
Total cost of sales	30,669	—
Operating expenses:
Project and development	7,708	4,916
Care and maintenance	3,529	8,961
Pre-production depreciation and amortization	1,067	3,472
Accretion – Note 10	422	1,271
General and administrative	6,072	5,342
Reduction in asset retirement obligation	(1,880)	(16,987)
Impairment of long-lived assets – Note 6	63	—
Write-down of supplies inventories	—	144
Write-down of mineral properties – Note 7	—	1,032
Loss from operations	(33,941)	(8,151)
Other income (expense):
Interest expense, net of capitalized interest of $551 and $0, respectively – Notes 9 and 20	(64,844)	(50,893)
Interest income	795	464
Gain on retirement of debt – Note 9	—	3,321
Loss before reorganization items, net and income taxes	(97,990)	(55,259)
Reorganization items, net	(905)	(399)
Loss before income taxes	(98,895)	(55,658)
Income tax – Note 14	—	(145)
Net loss	$(98,895)	$(55,803)
Loss per share:
Basic – Note 15	$(36.10)	$(21.10)
Diluted – Note 15	$(36.10)	$(21.10)
Weighted average shares outstanding:
Basic – Note 15	2,739,505	2,645,194
Diluted – Note 15	2,739,505	2,645,194

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(98,895)	$(55,803)
Adjustments to reconcile net loss for the period to net cash used in operating activities:
Depreciation and amortization	2,078	3,472
Accretion – Note 10	422	1,271
Stock-based compensation – Note 13	1,102	—
Non-cash portion of interest expense – Note 9	54,810	40,839
Write-down of production inventories – Note 3	18,617	—
Reduction in asset retirement obligation – Note 10	(1,880)	(16,987)
Change in value of phantom shares – Note 16	181	(391)
Impairment of long-lived assets – Note 6	63	—
Write-down of supplies inventories – Note 3	—	144
Write-down of mineral property – Note 7	—	1,032
Gain on retirement of debt – Note 9	—	(3,321)
Changes in operating assets and liabilities:
Accounts receivable	(97)	—
Materials and supplies inventories	(977)	(182)
Production-related inventories	(38,627)	(138)
Prepaids and other	(387)	947
Income tax receivable	—	145
Other assets, non-current	(120)	—
Accounts payable	3,384	271
Interest payable	(203)	548
Other liabilities	758	1,228
Net cash used in operating activities	(59,771)	(26,925)
Cash flows from investing activities:
Additions to plant and equipment	(12,296)	(1,146)
Net cash used in investing activities	(12,296)	(1,146)
Cash flows from financing activities:
Proceeds from debt issuances, net	71,831	27,881
Refinancing of First Lien	(762)	—
Refinancing issuance costs	(2,896)	(133)
Repayments of principal on capital lease obligations	—	(47)
Retirement of convertible notes – Note 11	—	(106)
Net cash provided by financing activities	68,173	27,595
Net decrease in cash	(3,894)	(476)
Cash, beginning of period	52,861	53,337
Cash, end of period	$48,967	$52,861
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$6,220	$9,138
Restricted cash – current	3,270	5,030
Restricted cash – non-current	39,477	38,693
Total cash, cash equivalents and restricted cash	$48,967	$52,861

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

(U.S. dollars in thousands, except share amounts)

							Total
					Additional		Stockholders’
	Common Stock		Treasury Shares		Paid-in	Accumulated	(Deficit)
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2018	2,668,689	$3	65,572	$—	$5,184	$(289,740)	$(284,553)
Net loss	—	—	—	—	—	(55,803)	(55,803)
Shares issued	90,000	—	—	—	—	—	—
Shares repurchased	—	—	95,082	—	—	—	—
Balance at December 31, 2018	2,758,689	3	160,654	—	5,184	(345,543)	(340,356)
Net loss	—	—	—	—	—	(98,895)	(98,895)
Shares issued(1)	336,961	—	—	—	—	—	—
Shares repurchased	—	—	37,428	—	—	—	—
Balance at December 31, 2019	3,095,650	$3	198,082	$—	$5,184	$(444,438)	$(439,251)

(1)	Shares issued during the twelve months ended December 31, 2019 were related to settling the remaining bankruptcy claims.

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

1.    Company Overview

Hycroft Mining Corporation (formerly known as Allied Nevada Gold Corp.) and its subsidiaries (collectively, “HMC”, the “Company”, “we”, “us”, “our”, etc.) is a U.S.-based gold producer that is focused on mining, developing, and exploring properties in the state of Nevada in a safe, environmentally responsible, and cost-effective manner. Gold and silver sales represent 100% of the Company’s operating revenues and, when operating, the market prices of gold and silver significantly impact the Company’s financial position, operating results, and cash flows. The Hycroft Mine is located in the state of Nevada and the corporate office is located in Denver, Colorado.

2.    Summary of Significant Accounting Policies

Basis of presentation

The Consolidated Financial Statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain amounts in the 2018 Consolidated Financial Statements have been reclassified to conform to the 2019 presentation. References to “$” refers to United States dollars.

Going concern

The Consolidated Financial Statements of the Company have been prepared on a “going concern” basis, which means that the continuation of the Company is presumed even though events and conditions exist that, when considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern because it is probable that, without additional capital injections, the Company will be unable to meet its obligations as they become due within one year after the date that these financial statements were issued.

On March 10, 2015, the Company filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in an effort to recapitalize the Company’s balance sheet by reducing its debt balances while concurrently providing additional liquidity. The Company continued to operate and produce gold and silver at its Hycroft Mine during the bankruptcy process. However, on July 8, 2015, the Company announced that it had suspended mining operations to maximize cash flow and minimize spending through the remainder of the Chapter 11 process. Effective October 22, 2015 (the “Effective Date”), the Company completed its financial restructuring process and emerged from bankruptcy.

From July 2015 through December 31, 2016, the Company produced gold and silver from its leach pads, actively running its processing facilities. The operation went into a care and maintenance mode as of January 1, 2017 when the Company stopped adding lime to the leach pads and wrote-down the remaining gold and silver on the leach pads to $0 due to the inability to economically recover the metal. As a result of going into care and maintenance, gold and silver production became a byproduct of maintaining the Hycroft Mine. Beginning January 1, 2017, the Company recorded all metal sales as a reduction to Care and maintenance, net in the consolidated statements of operations (see Note 12 — Gold and Silver Sales). The Company did not generate sufficient cash flow from its operations during 2018 to cover its operating costs, general and administrative costs, and the development costs related to the feasibility of its sulfide expansion project and was reliant upon additional debt funding to continue operations.

During 2019, the Company restarted open pit mining at the Hycroft Mine, and produced and sold gold and silver. However, based on the financial results for the year ended December 31, 2019, the significant debt burden and the need for additional cash to expand the operations, the Company believes its operations cannot currently generate enough cash to make scheduled principal and interest payments required by its debt obligations and/or cover operating and general and administrative costs necessary to operate the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern, since the Company is reliant on receiving future cash flows from financing activities to meet its obligations. While the Company has entered into a purchase agreement with MUDS, (the “MUDS transaction”) (as discussed in Note 21 — Subsequent Events) the MUDS transaction has yet to close and is subject to customary and other closing conditions, including regulatory approvals and receipt of approvals from MUDS and Hycroft stockholders.

The ability to continue as a going concern is contingent upon the Company’s ability to expand mining operations to an economic level and to refinance its existing debt obligations, which the MUDS transaction is designed to support. During August 2019, M3 Engineering and Technology Corp. in association with SRK Consulting US and the Company completed a feasibility study (the “2019 Hycroft Technical Report”). The 2019 Hycroft Technical Report projects the economic viability and potential future cash flows for the Hycroft Mine when mining operations expand.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

As part of the 2019 restart of mining operations, existing equipment was re-commissioned, including haul trucks, shovels and a loader, upgrades were made to the crushing system and new leach pad space was added to the existing leach pads. The 2019 restart of mining operations through December 31, 2019 was funded by the issuance of $72.0 million in Senior Secured Notes due June 30, 2020 (the “1.25 Lien Notes”), discussed below. Additional short-term funding continues to be required. See Note 21 — Subsequent Events for more information. The Company plans to refinance its existing debt obligations and obtain the funds necessary to expand its mining operations with the proceeds from the MUDS transaction.

These Consolidated Financial Statements do not include any adjustments related to the recoverability and classification of recorded assets or any other adjustments that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the Company’s Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in these Consolidated Financial Statements and accompanying notes. The more significant areas requiring the use of management estimates and assumptions relate to recoverable gold and silver on the leach pads and in-process inventories; the useful lives of long-lived assets; probabilities of future expansion projects; environmental reclamation and closure costs; deferred taxes and related valuation allowances; and estimates of fair value for asset impairments and financial instruments. The Company bases its estimates on historical experience and various assumptions that are believed to be reasonable at the time the estimate is made. Actual results may differ from amounts estimated in these Consolidated Financial Statements, and such differences could be material.

Principles of consolidation

The Consolidated Financial Statements include the accounts of HMC and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash

Cash and cash equivalents have historically consisted of cash balances and highly liquid investments with an original maturity of three months or less. The Company has not experienced any losses on cash balances and believes that no significant risk of loss exists with respect to its cash. As of December 31, 2019 and 2018, the Company held no cash equivalents. Restricted cash is excluded from cash and is listed separately on the consolidated balance sheets. See Note 5 — Restricted Cash for additional information.

Ore on leach pads and inventories

The Company’s production-related inventories include: ore on leach pads; in-process inventories; and doré finished goods. Production-related inventories are carried at the lower of average cost or net realizable value. Cost includes mining (ore and waste); processing; refining costs incurred during production stages, and mine site overhead and depreciation and amortization relating to mining and processing operations. Net realizable value represents the estimated future sales price of production-related inventory quantities computed using the London Bullion Market Association’s (“LBMA”) quoted period-end metal prices, less any further estimated processing, refining, and selling costs. Losses that result from the application of the lower of cost or net realizable value accounting policy are recorded as a component of Cost of sales in the consolidated statements of operations. See Note 3 — Inventories for additional information.

The recovery of gold and silver at the Hycroft Mine is accomplished through a heap leaching process, the nature of which limits the Company’s ability to precisely determine the recoverable gold ounces in ore on leach pads. The Company estimates the quantity of recoverable gold ounces in ore on leach pads using surveyed volumes of material, ore grades determined through sampling and assaying of blastholes, crushed ore sampling, solution sampling, and estimated recovery percentages based on ore type and domain. The estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related ore gold contents to the actual gold ounces recovered (metallurgical balancing). Changes in recovery rate estimates from metallurgical balancing that do not result in write-downs are accounted for on a prospective basis. If a write-down is required, production-related inventories would be adjusted to net realizable value and recorded as a component of Cost of sales in the consolidated statements of operations. See Note 3 — Inventories for additional information.

Ore on leach pads

Ore on leach pads represents ore that is being treated with a chemical solution to dissolve the contained gold. Costs are added to ore on leach pads based on current mining costs, including applicable depreciation and amortization relating to mining operations. As

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

gold-bearing materials are further processed, costs are transferred from ore on leach pads at an average cost per estimated recoverable ounce of gold to in-process inventories.

In-process inventories

In-process inventories represent gold-bearing concentrated materials that are in the process of being converted to a saleable product using a Merrill-Crowe or carbon in column processing method. As gold ounces are recovered using the Merrill-Crowe process, costs are transferred from in-process inventories at an average cost per ounce of gold to doré finished goods inventory. In-process inventories are valued at the average cost of the material fed into the process, plus the in-process conversion costs, including applicable depreciation and amortization relating to the process facilities incurred to that point in the process.

Precious metals inventory

Precious metals inventory consists of doré containing both gold and silver. While operations are actively producing gold and silver, and as the Company sells its in-process inventories, costs are recognized in Production costs in the consolidated statements of operations at an average cost per gold ounce sold. While the Hycroft Mine is in care and maintenance, costs to maintain the mine are recognized in Care and maintenance, net in the consolidated statements of operations as incurred.

Materials and supplies

Materials and supplies are valued at the lower of average cost or net realizable value. Cost includes applicable taxes and freight.

Fair value measurements

Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements, defines fair value and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis;

Level 2 — Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Certain financial instruments, including cash, prepaids and other, accounts payable, and other liabilities are carried at cost, which approximates their fair value due to the short-term nature of these instruments.

Plant, equipment, and mine development

Expenditures for new facilities and equipment, and expenditures that extend the useful lives or increase the capacity of existing facilities or equipment are capitalized and recorded at cost. Such costs are depreciated using either the straight-line method over the estimated productive lives of such assets or using the units-of- production method (when actively operating) at rates sufficient to depreciate such costs over the estimated proven and probable reserves as gold ounces are recovered. See Note 6 — Plant, Equipment, and Mine Development, Net for additional information.

Mine development

Mine development costs include the cost of engineering and metallurgical studies, drilling and assaying costs to delineate an ore body, environmental costs and the building of infrastructure. Additionally, interest is capitalized to mine development until such assets are ready for their intended use. Any of the above costs incurred before mineralization is classified as proven and probable reserves are expensed. During the second half of 2019, the Company established proven and probable reserves.

Drilling, engineering, metallurgical, and other related costs are capitalized for an ore body where proven and probable reserves exist and the activities are directed at obtaining additional information on the ore body, converting non-reserve mineralization to

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

proven and probable reserves, infrastructure planning, or supporting the environmental impact statement. All other drilling costs are expensed as incurred. Drilling costs incurred during the production phase for operational ore control are allocated to inventory costs to be included as a component of Total cost of sales on the consolidated statements of operations.

Mine development costs are amortized using the units-of-production method based upon estimated recoverable ounces in proven and probable reserves. To the extent such capitalized costs benefit an entire ore body, they are amortized over the estimated life of that ore body. Capitalized costs that benefit specific ore blocks or areas are amortized over the estimated life of that specific ore block or area. Recoverable ounces are determined by the Company based upon its proven and probable reserves and estimated metal recoveries associated with those reserves.

Impairment of long-lived assets

The Company’s long-lived assets consist of plant, equipment and mine development. The Company reviews and evaluates its long-lived assets for recoverability annually and at interim periods if triggering events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Events that may trigger a test for recoverability include, but are not limited to, significant adverse changes to projected revenues, costs, or future expansion plans or changes to federal and state regulations (with which the Company must comply) that may adversely impact the Company’s current or future operations. An impairment is determined to exist if the total projected future cash flows on an undiscounted basis are less than the carrying amount of a long-lived asset group. An impairment loss is measured and recorded based on the excess carrying value of the impaired long-lived asset group over fair value.

To determine fair value, the Company uses a discounted cash flow model based on quantities of estimated recoverable minerals and incorporates projections and probabilities involving metal prices (considering current and historical prices, price trends, and related factors), production levels, operating and production costs, and the timing and capital costs of expansion and sustaining projects, all of which are based on life-of-mine plans. The term “recoverable minerals” refers to the estimated amount of gold and silver that will be sold after taking into account losses during ore processing and treatment. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions, which are consistent or reasonable in relation to internal budgets and projections, and actual future cash flows may be significantly different than the estimates, as actual future quantities of recoverable gold and silver, metal prices, operating and production costs, and the timing and capital costs of expansion and sustaining projects are each subject to significant risks and uncertainties. See Note 6 — Plant, Equipment, and Mine Development, Net for additional information.

Mineral properties

Mineral properties are tangible assets recorded at cost and include royalty interests, asset retirement costs, and land and mineral rights to explore and extract minerals from properties. Once a property is in the production phase, mineral property costs are amortized using the units-of-production method based upon the estimated recoverable gold ounces in proven and probable reserves at such properties. Costs to maintain mineral properties are expensed in the period they are incurred. As of December 31, 2019 and 2018, there was no value assigned to mineral properties as the value had been written-down to $0 in previous periods.

Asset retirement obligation

The Company’s mining and exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. The Company’s asset retirement obligation (“ARO”), consisting of estimated future mine reclamation and closure costs, may increase or decrease significantly in the future as a result of changes in regulations, mine plans, estimates, or other factors. The Company’s ARO relates to its operating property, the Hycroft Mine, and was recognized as a liability at fair value in the period incurred. An ARO, which is initially estimated based on discounted cash flow estimates, is accreted to full value over time through charges to Accretion expense in the consolidated statements of operations. Resultant ARO cost assets (recorded in Mineral properties, net on the consolidated balance sheets) are depreciated on a straight-line method over the related long-lived asset’s useful life. The Company’s ARO is adjusted annually, or more frequently if necessary, to reflect changes in the estimated present value resulting from revisions to the timing or amount of reclamation and closure costs.

Derivative instruments

The fair value of the Company’s derivative instruments is reflected as liabilities on the consolidated balance sheets. The Company does not hold derivative instruments for trading purposes.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

Derivative Instruments Not Designated as Hedges

Previous equity stockholders of the Company received warrants with a seven-year term that represent 17.5% of the outstanding new common shares. These warrants were accounted for as a derivative instrument and included in Other liabilities, non-current on the consolidated balance sheets at fair value with periodic changes in fair value included in Other, net in the consolidated statements of operations. During the years ended December 31, 2019 and 2018 there were no adjustments recorded as a result of no change in the fair value.

See Note 11 — Stockholders’ Equity and Note 16 — Fair Value Measurements for additional information on the Company’s derivative instruments.

Treasury Stock

The Company records repurchases of common shares as Treasury stock at cost.

Revenue recognition

When actively operating, the Company recognizes revenue on gold and silver sales. During the year ended December 31, 2019, the Company began actively operating the Hycroft Mine and, as such, recorded gold and silver sales as Revenue. When in care and maintenance, gold and silver sales are recorded as a reduction to Care and maintenance, net on the consolidated statements of operations. During 2018, the Hycroft Mine was in care and maintenance and, as a result, all gold and silver sales were recorded as a reduction to Care and maintenance, net. For 2019 and 2018, 93% and 99%, respectively, of the Company’s gold and silver sales were attributable to gold sales.

The Company recognizes revenue for gold and silver production when it satisfies the performance obligation of transferring gold inventory to the customer, which generally occurs when the refiner notifies the customer that gold has been credited or irrevocably pledged to their account at which point the customer obtains the ability to direct the use and obtain substantially all of the remaining benefits of ownership of the asset. The transaction amount is determined based on the agreed upon market price and the number of ounces delivered. Concurrently, the payment date is agreed upon, which is usually within one week. All sales are final.

Stock-Based Compensation

Stock-based compensation costs for eligible employees are measured at fair value on the date of grant and charged to expense over the requisite service period. The fair value of awards is determined using the stock price on either the date of grant (if subject only to service conditions) or the date that the Compensation Committee of the Board of Directors establishes applicable performance targets (if subject to performance conditions). The Company estimates forfeitures at the time of grant and revises those estimates in subsequent periods through the final vesting date. See Note 13 — Stock-Based Compensation for additional information.

Phantom shares

Non-employee members of the Company’s board of directors receive phantom shares of stock pursuant to a Non-Employee Director Phantom Stock Plan. For grants issued during the years ended 2015 and 2016, the cash payment is equal to the fair market value of one share of common stock of the Company at the date of payment. Under the grant agreements, each phantom share vests on the date of grant and entitles the participant to a cash payment. For grants issued during 2019 and 2018, the cash payment is equal to the greater of the (1) grant date value and (2) the fair market value of one share of common stock of the Company at the date of payment. The fair market value at date of grant of the phantom shares was based upon the valuation of the Company determined in the bankruptcy process. During the twelve months ended December 31, 2019, the Company recorded a $0.2 million increase in the value of phantom shares granted in 2015 and 2016, which is included in General and administrative on the consolidated statements of operations and increased the compensation expense in 2019. During the twelve months ended December 31, 2018, the Company recorded a $0.4 million decrease in the value of phantom shares granted in 2015 and 2016, which is included in General and administrative on the consolidated statements of operations and decreased the compensation expense in 2018. For the twelve months ended December 31, 2019 and 2018 the Company recognized $0.5 million in each period in compensation expense related to the vesting of the phantom shares granted during each respective period, which are included in General and administrative on the consolidated statements of operations. See Note 16 — Fair Value Measurements for additional information.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

Reorganization items, net

Expenses directly associated with finalizing the Chapter 11 cases before the Bankruptcy Court are reported as Reorganization items, net in the consolidated statements of operations. The Company incurred legal and professional fees of $0.9 million and $0.4 million for the years ended December 31, 2019 and 2018, respectively.

Income taxes

The Company accounts for income taxes using the liability method, recognizing certain temporary differences between the financial reporting basis of the Company’s liabilities and assets and the related income tax basis for such liabilities and assets. This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect at the anticipated time of reversal. The Company derives its deferred income tax provision or benefit by recording the change in either the net deferred income tax liability or asset balance for the year. See Note 14 — Income Taxes for additional information.

The Company’s deferred income tax assets include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized. Evidence evaluated includes past operating results, forecasted earnings, estimated future taxable income, and prudent and feasible tax planning strategies. The assumptions utilized in determining future taxable income require significant judgment and are consistent with the plans and estimates used to manage the underlying business.

As necessary, the Company also provides reserves against the benefits of uncertain tax positions taken on its tax filings. The necessity for and amount of a reserve is established by determining, based on the weight of available evidence, the amount of benefit which is more likely than not to be sustained upon audit for each uncertain tax position. The difference, if any, between the full benefit recorded on the tax return and the amount more likely than not to be sustained is recorded as a liability on the Company’s consolidated balance sheets unless the additional tax expense that would result from the disallowance of the tax position can be offset by a net operating loss, a similar tax loss, or a tax credit carryforward. In that case, the reserve is recorded as a reduction to the deferred tax asset associated with the applicable net operating loss, similar tax loss, or tax credit carryforward.

Recently issued accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which supersedes current revenue recognition requirements and industry-specific guidance. The codification was amended through additional ASUs and, as amended, requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. The Company’s only revenue stream is from the sale of precious metals, which is scoped into ASU 2014-09.

The Company adopted ASU 2014-09 on January 1, 2019 using a modified retrospective approach. As there were no unfulfilled contracts outstanding as of December 31, 2018, there was no cumulative effect adjustment required to be recognized at January 1, 2019.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard establishes a right-of- use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2020, including interim periods within the year. A modified retrospective transition approach is required to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is evaluating the potential impact on its Consolidated Financial Statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which requires companies to include restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 was adopted on January 1, 2019 on a retrospective basis. The adoption of ASU 2016-18 eliminated the activity related to transfers between cash and restricted cash for the twelve months ended December 31, 2018. The adoption of ASU 2016-18 did not have a material impact on our statements of cash flows for the periods presented.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurements (“ASU 2018-13”), which amends the disclosure requirements for fair value measurements in Topic 820 based on the considerations of costs and benefits. Under ASU 2018-13, certain disclosures were

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

eliminated, while others were modified and there were some additions. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019. The Company will adopt ASU 2018-13 in 2020, but will not have a material effect on the financial statement disclosures.

3.    Inventories

The following table provides the components of inventories and the estimated recoverable gold ounces therein (in thousands, except ounces):

	December 31, 2019		December 31, 2018
	Amount	Gold Ounces	Amount	Gold Ounces
Materials and supplies	$2,559	—	$1,582	—
Merrill-Crowe in process	1,004	691	—	—
Carbon column in-process	478	474	478	482
Doré finished goods	412	278	—	—
Total	$4,453	1,443	$2,060	482

As of December 31, 2019 and 2018, in-process Inventories included $0.1 million and $0, respectively, of capitalized depreciation and amortization costs.

The following table summarizes ore on leach pads and the estimated recoverable gold ounces therein (in thousands, except ounces):

	December 31, 2019		December 31, 2018
	Amount	Gold Ounces	Amount	Gold Ounces
Ore on leach pads	$22,062	17,019	$—	—

As of December 31, 2019 (including the both write-downs discussed below) and 2018, Ore on leach pads included $1.8 million and $0, respectively, of capitalized depreciation and amortization costs.

Write-down of production inventories

As discussed in Note 2 — Summary of Significant Accounting Policies, the estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related ore gold contents to the actual gold ounces recovered (metallurgical balancing). During the 2019 fourth quarter, based on metallurgical balancing results, the Company determined that 11,680 ounces of gold that had been placed on the leach pads were no longer recoverable and wrote-off these ounces. As a result of the write-off the Company recognized a Write-down of production inventories on the consolidated statements of operations of $16.4 million. Cash production costs written-off were $15.1 million and capitalized depreciation and amortization costs written-off were $1.3 million. The write-off of these ounces was primarily a result of mismanagement of solution flows. The lost gold and silver ounces were leached and captured in solution. However, prior to the solution being processed through the Merrill-Crowe plant, it was inadvertently commingled with barren solution and pumped to leach pads no longer in use, which will prevent it from being recovered in the future.

In addition to the write-down related to metallurgical balancing during 2019, the Company performed its lower of cost or net realizable value test for the Ore on leach pads at December 31, 2019 and that resulted in a $2.2 million write-down of production inventories. The $2.2 million write-down includes $2.0 million of cash production costs and $0.2 million of capitalized depreciation and amortization which is included in Write-down of production inventories on the consolidated statements of operations. The recognition of the write-down is based on the Company’s application of the lower of cost or net realizable value accounting policy.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

4.    Prepaids and Other Assets

The following table provides the components of prepaids and other assets (in thousands):

	December 31,
	2019	2018
Prepaids and other
Prepaids	$2,109	$1,722
Deposits	539	539
Total	$2,648	$2,261

Other assets, non-current
Deferred future financing costs	5,083	1,158
Royalty – advance payment	120	—
Total	$5,203	$1,158

5.    Restricted Cash

The following table provides the components of restricted cash (in thousands):

	December 31,
	2019	2018
First Lien agreement restricted cash – Note 9	3,270	5,030
Asset retirement obligation surety bonds (collateralized obligation)	39,477	38,693
Total	$42,747	$43,723

6.    Plant, Equipment, and Mine Development, Net

The following table provides the components of plant, equipment, and mine development, net (in thousands):

	Depreciation Life	December 31,
	of Method	2019	2018
Process equipment	5 – 13 years	$14,770	$6,759
Leach pads	Units-of-production	11,190	11,190
Buildings and leasehold improvements	10 years	10,507	10,507
Restart leach pads	18 months	6,229	—
Mine equipment	5 – 7 years	4,716	3,905
Vehicles	3 – 5 years	136	41
Furniture and office equipment	7 years	129	22
Mine development	Units-of-production	119	—
Construction in progress and other		20,619	20,750
		$68,415	$53,174
Less: accumulated depreciation and amortization		(17,208)	(11,770)
Total		$51,207	$41,404

During the year ended December 31, 2019, leach pads were constructed and used for the restart of mining operations. New processing equipment was also placed into service. For the years ended December 31, 2019 and 2018, the Company recorded depreciation and amortization related to plant, equipment and mine development of $5.4 million and $3.4 million, respectively. The Company capitalized $4.3 million of depreciation and amortization during 2019 to Ore on leach pads on the consolidated balance sheets.

Impairment of long-lived assets

During the years ended December 31, 2019, the Company recorded impairments of long-lived assets of $0.1 million. The impairment recorded during 2019 related to a leach pad expansion project that the Company determined it would not utilize and, therefore, did not complete.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

7.    Mineral Properties, Net

The following table summarizes changes in the Company’s mineral properties, net (in thousands):

	December 31,
	2019	2018
Balance, beginning of year	$—	$1,093
Amortization of asset retirement cost asset	—	(61)
Write-down of mineral property	—	(1,032)
Balance, end of year	$—	$—

During the year ended December 31, 2018, the Company wrote-down the asset retirement cost asset to $0 based on a decrease in the ARO.

8.    Other Liabilities

The following table summarizes the components of other liabilities, current and non-current (in thousands):

	December 31,
	2019	2018
Other liabilities, current
Accrued compensation for phantom shares – Note 16	$1,590	$884
Restricted stock units – Note 13	1,210	—
Other accrued compensation	1,139	892
Other	—	14
Total	$3,939	$1,790

Other liabilities, non-current
Warrant liability – Notes 11 and 16	$18	$18

9.    Debt

Debt covenants

The Company’s debt agreements contain representations and warranties, events of default, and covenants that are customary for agreements of these types. The Company’s First Lien Term Loan Credit Agreement (the “First Lien Agreement”) contains financial covenants that, among other things, restrict or limit the ability of the Company to enter into liens, dispose of its assets, enter into hedging arrangements, pay dividends, purchase or redeem shares, incur or guarantee additional indebtedness, and make capital expenditures. The Second Lien Convertible Notes (the “Convertible Notes”), the Senior Secured Notes due June 30, 2020 (the “1.5 Lien Notes”) and the 1.25 Lien Notes contain provisions that, among other things, restrict or limit the ability of the Company to incur or guarantee additional debt, pay dividends, enter into liens, or dispose of its assets.

The Company’s First Lien Agreement, the Convertible Notes, the 1.5 Lien Notes and the 1.25 Lien Notes include customary events of default, including those relating to a failure to pay principal or interest, a breach of a covenant, representation or warranty, a cross-default to other indebtedness, and non-compliance with security documents.

As of December 31, 2019, we believe we were in compliance with all covenants related to the debt obligations.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

Debt balances

The following table summarizes the components of debt (in thousands):

	December 31,
	2019	2018
Debt, current:
Convertible Notes	$208,411	$—
1.5 Lien Notes	137,050	—
First Lien Agreement	125,468	125,468
1.25 Lien Notes	77,212	—
Other Note payable	6,773	5,989
Less debt issuance costs	(949)	(71)
Total	$553,965	$131,386

Debt, non-current:
Convertible Notes	$—	$179,874
1.5 Lien Notes	—	118,270
Less debt issuance costs	—	(1,943)
Total	$—	$296,201

Debt issued at the Effective Date

First lien term loan agreement

The Company entered into the First Lien Agreement on the Effective Date for an aggregate principal amount of $126.7 million. The First Lien Agreement originally matured March 31, 2017 and now matures on May 31, 2020. For the period from December 13, 2019 through January 31, 2020 the First Lien Agreement bore interest at either LIBOR plus 7.0% or an Alternate Base Rate Canada, as defined in the First Lien Agreement, plus 7.0% and thereafter increased to either LIBOR plus 7.5% or an Alternate Base Rate Canada plus 7.5%. Prior to December 13, 2019, the First Lien Agreement bore interest at either LIBOR plus 5.5% or an Alternate Base Rate Canada plus 4.5%. Fifty percent of the monthly Excess Cash Flow, as defined in the First Lien Agreement and subject to minimum cash balance restrictions, is required to be paid to reduce the outstanding amount under the First Lien Agreement. The maximum outstanding amount under the First Lien Agreement was initially determined by a Borrowing Base (as defined in the First Lien Agreement) that is based upon 80% of the net realizable value of the gold and silver in the Company’s ore on leach pads, in- process and finished goods inventories less estimated selling and processing costs. The repayment of the First Lien Agreement and other obligations under the First Lien Agreement are guaranteed by all of the direct and indirect domestic subsidiaries of the Company. The First Lien Agreement, the guarantees by the guarantors in respect thereof and all obligations under the First Lien Agreement, and such guarantees are secured by liens on substantially all of the assets of the Company and its subsidiaries.

After a series of short-term maturity extensions through July 14, 2017, the Company amended the First Lien Agreement to provide for a maturity of January 31, 2019. After several short-term maturity extensions through February 22, 2019, the First Lien Agreement maturity was extended to December 13, 2019 (the “February 2019 Extension”). The extended amendment requires that the Company will maintain at all times a cash balance of $5.0 million, including a balance in a segregated account sufficient to pay projected First Lien Agreement interest payments for the succeeding three months. In conjunction with the close of the February 2019 Extension, the Company issued $18.0 million of 1.25 Lien Notes (discussed below). Pursuant to the February 2019 Extension, the Company obtained commitments from the holders of the 1.5 Lien Notes to purchase an additional $9.0 million of 1.25 Lien Notes during 2019, which was fulfilled in May 2019. Additionally, pursuant to the February 2019 Extension, the maximum outstanding amount under the First Lien Agreement is no longer determined by the Borrowing Base, however, the Company is to maintain at all times at least 175,000 recoverable gold equivalent ounces on the leach pads. The Company has agreed to certain operational and reporting milestones during the remaining life of the First Lien Agreement. Also, the Company agreed that it will ensure that the holders of the 1.5 Lien Notes or other parties acceptable to the Administrative Agent (as defined in the First Lien Agreement) will reduce the Bank of Nova Scotia’s holdings under the First Lien Agreement by $5.0 million within two banking days of each of June 30, 2019, if a certain milestone is not met, and October 28, 2019. Both buy-down obligations were met by the holders of the 1.5 Lien Notes.

The Company completed two additional maturity amendments in December 2019 and January 2020. As stated above, the First Lien Agreement now matures May 31, 2020. In connection with these two amendments, the Company has agreed to certain operational and reporting milestones during the remaining life of the First Lien Agreement.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

Second lien convertible notes

The Company issued $95.0 million of Convertible Notes on the Effective Date pursuant to the Indenture. Of the initial $95.0 million in Convertible Notes issued, $90.0 million was received by the Company in cash. The remaining $5.0 million in Convertible Notes were issued in satisfaction of a backstop put option payment. Certain lenders provided a backstop to the commitments in respect of the Convertible Notes to the extent there was a shortfall (in such capacity, collectively, the “Backstop Note Lenders”) in exchange for a backstop put option payment. Each of the Backstop Note Lenders received a portion of the backstop put option payment of $5.0 million.

Since the initial issuance of the $95.0 million in Convertible Notes, the Company issued, pursuant to the Indenture, an additional $20.0 million in aggregate principal amount of Convertible Notes upon substantially the same terms and conditions as those issued on October 22, 2015. In August 2018, the Company paid $0.1 million to retire $3.4 million of Convertible Notes resulting in a gain of $3.3 million.

The Convertible Notes mature on October 22, 2020 and bear interest at a rate of 15% per annum, payable in-kind on a quarterly basis. The issuance of an additional $96.8 million in Convertible Notes has been made through December 2019, representing interest payments on the outstanding Convertible Notes, including $0.3 million that was prepaid upon issuance of additional notes.

The Convertible Notes are convertible at an initial conversion price of $1.67 per share, subject to anti- dilution protection. There was no beneficial conversion feature as it was determined that the conversion price was equal to the commitment date value of the common stock. The obligations under the Convertible Notes and the guarantees by the guarantors in respect thereof are secured by liens on substantially all assets of the Company and the guarantors, subject to the priority of the liens that secure the obligations under the First Lien Agreement, the 1.25 Lien Notes and the 1.5 Lien Notes. In connection with the issuance of the Convertible Notes, an Intercreditor Agreement was entered into by and among the agent under the First Lien Agreement and the trustee under the Indenture.

Additional debt issued

1.5 Lien Notes

In May, 2016, the Company issued $10.0 million of the 1.5 Lien Notes, pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”). The 1.5 Lien Notes bear interest at a rate of 15% per annum, which is payable in-kind on a quarterly basis, and mature June 30, 2020. The obligations under the 1.5 Lien Notes and the guarantees by the guarantors in respect thereof are secured by liens on substantially all assets of the Company and the guarantors, subject to the priority of the liens that secure the obligations of the First Lien Agreement and the 1.25 Lien Notes but superior in priority to the liens that secure the obligations of the Convertible Notes and the unsecured obligations of the Company. In connection with the issuance of the 1.5 Lien Notes, an Intercreditor Agreement was entered into by and among the agent under the First Lien Agreement and the collateral agent under the Note Purchase Agreement. Additionally, an Intercreditor Agreement was entered into by and among the collateral agent under the Note Purchase Agreement and the trustee under the Indenture.

The following table summarizes the issuance of 1.5 Lien Notes bifurcated by Note issuances and interest in-kind during the years ended December 31, 2019, 2018, 2017 and 2016 (in thousands):

Transaction Period	Note Issuances	Interest In-Kind	Total
Year ended December 31, 2016	$26,200	$1,535	$27,735
Year ended December 31, 2017	41,000	7,512	48,512
Year ended December 31, 2018	28,000	14,023	42,023
Year ended December 31, 2019	—	18,780	18,780
Total	$95,200	$41,850	$137,050

While each 1.5 Lien Notes issuance is pursuant to a new Note purchase agreement, all the 1.5 Lien Notes have the same terms and security priority as the original issuance in May 2016.

The 1.5 Lien Notes provide the holders the right upon a change of control, as defined in the Note Purchase Agreement, to require the Company to repurchase all of the holder’s notes for 110% of the outstanding principal balance, plus accrued and unpaid interest. Furthermore, the 1.5 Lien Notes give the Company the right upon a change of control, as defined in the Note Purchase Agreement, to redeem the notes for 110% of the outstanding principal balance, plus accrued and unpaid interest.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

1.25 Lien Notes

On February 22, 2019, the Company issued $18.0 million of the 1.25 Lien Notes, pursuant to a Note Purchase Agreement (the “1.25 Note Purchase Agreement”). The 1.25 Lien Notes bear interest at a rate of 15% per annum, which is payable in-kind on a quarterly basis, and mature June 30, 2020. The obligations under the 1.25 Lien Notes and the guarantees by the guarantors in respect thereof are secured by liens on substantially all assets of the Company and the guarantors, subject to the priority of the liens that secure the obligations of the First Lien Agreement but superior in priority to the liens that secure the obligations of the 1.5 Lien Notes, the Convertible Notes and the unsecured obligations of the Company. In connection with the issuance of the 1.25 Lien Notes, an Intercreditor Agreement was entered into by and among the agent under the First Lien Agreement and the collateral agent under the 1.25 Note Purchase Agreement, and an Intercreditor Agreement was entered into by and among the collateral agent under the Note Purchase Agreement and the collateral agent under the 1.25 Note Purchase Agreement. Additionally, an Intercreditor Agreement was entered into by and among the collateral agent under the 1.25 Note Purchase Agreement and the trustee under the Indenture.

Additional 1.25 Lien Notes were issued in 2019 pursuant to new Note purchase agreements. All of the 1.25 Lien Notes have the same terms and security priority as the original issuance in February 2019. A total of $77.2 million of 1.25 Lien Notes were issued during 2019, including $5.2 million of interest in-kind notes.

Other notes payable

On October 15, 2014, the Company entered into a Release and Settlement Agreement (the “Settlement Agreement”) and a Promissory Note (the “Promissory Note”) resolving and settling any and all disputes between Jacobs Field Services North America and the Company. A First Amendment to the Settlement Agreement was executed on April 5, 2016, a Second Amendment was executed on October 6, 2016, a Third Amendment was executed on December 21, 2017 (the “Third Amendment”), a Fourth Amendment was executed on December 31, 2018 (the “Fourth Amendment”) and a Fifth Amendment was executed on June 27, 2019 (the “Fifth Amendment”). The Fourth Amendment amended the Promissory Note to begin accruing interest January 1, 2019, at the rate of 5% per annum, to be added to the principal of the Promissory Note. Interest for 2018 was prepaid coincident with the execution of the Third Amendment. Pursuant to the Fourth Amendment, a delayed payment fee of 5.5% of the principal balance as of June 30, 2019, including accrued interest, was added to the principal balance of the Promissory Note. The due date of the Promissory Note was extended to December 31, 2019, pursuant to the Fifth Amendment. A Sixth Amendment was executed on December 19, 2019 (the “Sixth Amendment”), which extended the Promissory Note due date to June 30, 2020.

On each of December 31, 2019 and 2018, coincident with the execution of the Sixth Amendment and Fourth Amendment, delayed payment fees of 2% of the principal balance at each date, or $0.1 million and $0.1 million, respectively, were added to the principal balance of the Promissory Note.

Interest expense

The following table summarizes the components of recorded interest expense (in thousands):

	Year Ended December 31,
	2019	2018
Second Lien Convertible Notes	$28,537	$24,923
1.5 Lien Notes	18,763	14,012
First Lien Agreement	10,022	9,589
1.25 Lien Notes	5,241	—
Amortization of debt issuance costs	2,047	1,802
Promissory Note	785	567
Capitalized interest	(551)	—
Total interest expense	$64,844	$50,893

We capitalize interest to Property and equipment, net on the consolidated balance sheets for construction projects in accordance with ASC Topic 835, Interest.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

10.  Asset Retirement Obligation

The following table summarizes changes in the Company’s ARO (in thousands):

	December 31,
	2019	2018
Balance, beginning of year	$5,832	$21,548
Accretion expense	422	1,271
Changes in estimates	(1,880)	(16,987)
Balance, end of year	$4,374	$5,832

Changes in estimates during the year ended December 31, 2019 were driven by increased equipment and diesel costs but were more than offset by an increase in our credit-adjusted risk free rate, which is used to discount the future reclamation costs. Changes in estimate during 2018 were primarily a result of the Company extending the life-of-mine estimate to 30 years. Due to the extended life of mine, reclamation expenditures are delayed by approximately 25 years from the prior estimated schedule. As of December 31, 2019, the Company estimated that no significant reclamation expenditures will be made until 2047 and that reclamation work will be completed by the end of 2065.

11.  Stockholders’ Equity

Common stock

In connection with the Company’s emergence from bankruptcy and as detailed in the plan of reorganization, the Company’s then-existing unsecured notes and general unsecured claims were canceled and holders of such claims received equity in the reorganized Company or received cash in amounts negotiated by the major creditor groups. The Company was required to issue 3.0 million new common shares to its creditors, but has not listed the new common shares for public trading and is not a reporting company with the United States Securities and Exchange Commission. Previous equity stockholders of the Company received warrants with a seven-year term that represent 17.5% of the outstanding new common shares.

As of December 31, 2019, all bankruptcy claims had been settled and all 3.0 million shares had been issued. For additional information see Note 16 — Fair Value Measurements. As of December 31, 2019, the Company had 400.0 million shares of common stock authorized at $.001 par value per share.

Preferred stock

In addition to common stock, the authorized share capital of the Company includes 10,000,000 shares of undesignated preferred stock with a par value of $0.001 per share, none of which has been issued.

Treasury stock

During the year ended December 31, 2019, the Company repurchased 37,428 shares of its common stock outstanding for a total purchase price of $1 (one dollar). During the year ended December 31, 2018, the Company repurchased 95,082 shares of its common stock outstanding for a total purchase price of $1 (one dollar).

Dividend policy

The Company has never paid dividends and currently has no intention to do so. The Company’s Convertible Notes, 1.5 Lien Notes, 1.25 Lien Notes and First Lien Agreement contain provisions that restrict its ability to pay dividends. For additional information see Note 9 — Debt.

Warrant issuance at effective date:

As discussed above, the previous equity stockholders of the Company were issued 12.7 million warrants with a seven-year term that represent 17.5% of the outstanding new common shares on the Effective Date. At issuance, each warrant was convertible into one share of the Company’s common stock. As the number of shares of common stock issuable upon conversion of the Convertible Notes increases, the conversion ratio of the warrants increases such that the warrants continue to represent 17.5% of the shares of common stock outstanding, assuming that all Convertible Notes have been converted to common shares. As of December 31, 2019, each warrant was convertible into 2.13 shares of common stock for a total of 27.2 million shares. The exercise price per share was

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

$5.20 as of December 31, 2019. The warrants were accounted for as a derivative instrument and included as of December 31, 2019 and 2018 in Other liabilities, non-current on the consolidated balance sheets at fair value.

12.  Gold and Silver Sales

The table below is a summary of the Company’s gold and silver sales (in thousands, except ounces sold):

	Year Ended December 31,
	2019		2018
		Ounces		Ounces
	Amount	Sold	Amount	Sold
Gold sales	$12,803	8,593	$178	145
Silver sales	906	52,036	2	124
Total gold and silver sales	$13,709		$180

For the year ended December 31, 2019, gold and silver sales of $13.7 million were reported as Revenue as the Hycroft Mine was operating. Nearly all gold and silver sales during 2019 were to the same customer. However, the Company is not obligated to sell all of its gold and silver to one customer. As discussed in Note 2 — Summary of Significant Accounting Policies, as of January 1, 2017 the Hycroft Mine went into a care and maintenance mode. While in care and maintenance, gold and silver sales are considered a byproduct of maintaining the Hycroft Mine and reported as a reduction to Care and maintenance, net on the consolidated statements of operations. Gold and silver sales of $0.2 million for the year ended December 31, 2018, were included as a reduction to Care and maintenance, net on the consolidated statements of operations.

13.  Stock-Based Compensation

The Company has a stock-based compensation plan, the Performance and Incentive Pay Plan (the “PIPP”), to attract, retain and motivate employees while directly linking incentives to increases in stockholder value. Terms and conditions (including performance-based vesting criteria) of awards granted under the PIPP are established by the Board of Directors or the Compensation Committee of the Board of Directors, who administer the plan.

On February 20, 2019, the Board of Directors of the Company approved the PIPP, which makes available up to 4,277,000 shares of common stock for award. The awards may be granted in a variety of forms, including restricted stock, restricted stock units, stock options, stock appreciation rights, performance awards, and other stock-based awards. As of December 31, 2019, all awards granted under the PIPP were in the form of restricted stock units.

Restricted stock units granted under the PIPP without performance-based vesting criteria typically vest in equal annual installments over two or three years. Awards granted with performance-based vesting criteria typically vest in annual installments over two or three years subject to achievement of certain financial and operating results of the Company.

For the restricted stock units granted in 2019, a price per share was not determined as of the grant date. The number of shares of common stock of the Company to be issued upon vesting will be calculated on the vesting date based on the grant date value. The first tranche of restricted stock units will vest upon the closing of the MUDS transaction, which the Company expects to close in the first half of 2020. Restricted stock units set to vest during 2020 are convertible into shares of MUDS common stock as of December 31, 2020, if the MUDS transaction closes. The remainder of the restricted stock unites vest through March 2022. The restricted stock units are included in Other liabilities, current on the consolidated balance sheets.

The fair value of restricted stock units is recognized as expense over the vesting period. During the year ended December 31, 2019, the Company recognized $1.2 million in stock-based compensation cost related to the issuance of the restricted stock units of which $0.1 million was capitalized to ore on leach pads.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

14.  Income Taxes

The Company’s loss before income taxes was attributable solely to domestic operations in the United States. The components of the Company’s income tax expense (benefit) were as follows (in thousands):

	Year Ended December 31,
	2019	2018
Current:
Federal	$—	$145
Deferred:
Federal	(24,609)	(18,842)
Change in valuation allowance	24,609	18,842
Income tax benefit	$—	$145

The following table provides a reconciliation of income taxes computed at the United States federal statutory tax rate of 21% in 2019 and 2018 to the income tax provision (in thousands):

	Year Ended December 31,
	2019	2018
Loss before income taxes	$(98,895)	$(55,658)
United States statutory income tax rate	21%	21%
Income tax (benefit) at United States statutory income tax rate	$(20,768)	$(11,688)
Change in valuation allowance	24,609	18,842
Return to provision adjustment	(2,624)	(7,029)
Tax rate changes	(1,028)	—
State tax benefit	(195)	—
Other	6	20
Income tax benefit	$—	$145

For the year ended December 31, 2019, the effective tax rate was driven by an increase in the valuation allowance of $24.6 million that was partially offset by adjustments related to the apportionment of taxable loss to the state of Colorado. The apportionment of taxable loss caused return to provision adjustments of $2.6 million, rate change adjustments of $1.0 million and state tax benefits of $0.2 million.

For the year ended December 31, 2018, the effective tax rate was driven by return to provision adjustments of $7.0 million. The largest adjustment was related to the deferred tax asset for reorganization costs, which was not previously recorded. Additionally, the income tax receivable that was recorded during the year ended December 31, 2017 was eliminated during 2018 as a result of attribute reduction, which caused an income tax expense of $0.1 million for the year ended December 31, 2018.

The components of the Company’s deferred tax assets are as follows (in thousands):

	December 31,
	2019	2018
Net operating loss	$146,382	$126,143
Plant, equipment, and mine development	60,840	65,760
Interest expense carryforward	24,369	10,590
Inventories	12,289	17,163
Reorganization costs	7,701	7,437
Assets held-for-sale	3,149	3,106
Asset retirement obligation	927	1,225
Other liabilities	609	490
Stock-based compensation	257	—
Credits and other	(6)	(6)
Valuation allowance	(256,517)	(231,908)
Total net deferred tax assets	$—	$—

Based on the weight of evidence available as of both December 31, 2019, and 2018, which included recent operating results, future projections, and historical inability to generate operating cash flow, the Company concluded that it was more likely than not

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

that the benefit of its net deferred tax assets would not be realized and, as such, recorded a full valuation allowance of $256.5 million and $231.9 million, respectively, against its net deferred tax assets.

The Company had net operating loss carryovers as of December 31, 2019 of $683.7 million for federal income tax and financial statement purposes. The Company also had net operating loss carryovers as of December 31, 2019 of $76.3 million for state income tax and financial statement purposes. Historical differences between the federal income tax purposes and financial statement purposes amounts were eliminated through fresh start accounting. Substantially all of the Company’s net operating loss carryovers expire in years 2036 through 2039. Additional analysis of the Internal Revenue Code (“IRC”) section 382 limitations will be done upon the release of the valuation allowance and could result in a change to the value of the net operating losses.

The Company believes that the benefits of uncertain tax positions recorded in the calculation of the current year income tax benefit and on prior year tax returns did not exceed benefits calculated using the more likely than not threshold. As a result, the Company has not recorded any income tax reserves or related interest or penalties for the year ended December 31, 2019. With limited exception, the Company is no longer subject to U.S. federal income tax audits by taxing authorities for tax years 2015 and prior; however, net operating loss and credit carryforwards from all years are subject to examinations and adjustments for at least three years following the year in which the attributes are used.

15.  Earnings (Loss) Per Share

The table below shows our basic and diluted earnings (loss) per share calculations (in thousands, except share and per share amounts):

	Year Ended December 31,
	2019	2018
Net loss	$(98,895)	$(55,803)
Weighted average shares outstanding
Basic	2,739,505	2,645,194
Diluted	2,739,505	2,645,194
Basic earnings per common share	$(36.10)	$(21.10)
Diluted earnings per common share	$(36.10)	$(21.10)

There was no dilutive effect of common stock equivalents for the twelve months ended December 31,2019 or 2018 because the effect of their inclusion would have been anti-dilutive.

There was no dilutive effect of common stock equivalents for the years ended December 31, 2019 and 2018 because the effect of their inclusion would have been anti-dilutive. Using the treasury stock method, the weighted-average common stock equivalents excluded from diluted EPS were 152.2 million shares and 131.5 million shares for the years ended December 31, 2019 and 2018, respectively. The restricted stock units are not included in the common stock equivalents because the number of shares used to settle them in not known.

16.  Fair Value Measurements

Recurring fair value measurements

The following table sets forth by level within the fair value hierarchy, the Company’s assets and liabilities measured at fair value on a recurring basis (in thousands).

		December 31,
	Hierarchy Level	2019	2018
Liabilities
Accrued compensation for phantom shares	3	$1,590	$884
Derivative instruments:
Warrant liability – Note 11	2	$18	$18

Accrued compensation

During each of the years ended December 31, 2019 and 2018, non-executive members of the Company’s board of directors were granted a total of 315,000 phantom shares of stock, which vested upon grant, pursuant to a Non-Employee Director Phantom Stock

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

Plan. Under the grant agreements, the phantom shares entitle the participant to a cash payment equal to the greater of the (1) grant date fair value and (2) the fair market value of one share of common stock of the Company at the date of payment. The cash payments are to be made to a participant upon the first of the following to occur: (i) retirement from the Board; (ii) resignation from the Board; (iii) failure to stand for re-election as a non-employee director of the Board; (iv) removal from the board for reasons other than cause; (v) death of the participant; or (vi) a change of control.

During 2017, the grant agreements with one of the non-executive members of the board of directors were amended to provide for the participant to receive one share of common stock of the Company for each phantom share at the date of payment instead of a cash payment. The non-executive member of the board of directors received 90,000 shares of the common stock of the Company upon resigning in January 2018.

During 2019 and 2018, the Company performed fair value analyses of the phantom shares. A valuation of the Company based on negotiated financing arrangements with several unrelated parties was used to determine the value at both December 31, 2019 and December 31, 2018. The phantom shares issued during 2018 and 2019 were recorded at the grant date fair value and, pursuant to the grant agreements, cannot be written-down below the grant date fair value. During 2019, the fair market value of the 2015 and 2016 phantom shares issuances were increased by $0.2 million, which was recorded to General and administrative on the consolidated statements of operations. During 2018, the fair market value of the 2015 and 2016 phantom shares issuances were decreased by $0.4 million, which was recorded to General and administrative on the consolidated statements of operations.

The fair market value at date of grant of the phantom shares was based upon the valuation of the Company determined in the bankruptcy process. The liability will be marked-to-market on a recurring basis using a quoted price if the Company’s common stock is actively traded on a national securities market exchange or in the over the counter market. Since the common stock is not quoted, a reasonable valuation method in accordance with treasury regulations was used.

Derivative instruments

The fair values (as prescribed by GAAP) of the warrants, the Company’s only derivative instrument, were computed by independent third-party consultants (and validated by the Company) using models that require a variety of inputs, including contractual terms, market prices, exercise prices, and correlations of such inputs. In general, model inputs that are significant to the fair value measurements of the Company’s derivative instruments trade in active markets or are observable in markets that are not active, and, as such, derivative instruments are classified within Level 2 of the fair value hierarchy.

The fair value of the Company’s warrant liability as of December 31, 2019 and 2018, for the warrants issued at the Effective Date, was determined using a Monte Carlo simulation-based valuation model. The warrants have a seven-year term and an initial exercise price of $8.40 per share. The assumptions used include a risk-free interest rate of 1.74%, an expected volatility of 70%, and a dividend rate of 0%.

Items disclosed at fair value

The carrying amount and fair value of the debt as of December 31, 2019 and 2018 are disclosed in the following table (in thousands):

	December 31, 2019		December 31, 2018
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value
Total current and non-current debt	$553,965	$471,890	$427,587	$350,000

As of December 31, 2019 and 2018, the fair value of the Company’s debt was determined using level 3 inputs and the phantom shares were marked to market based on level 3 inputs. There were no changes to the Company’s valuation techniques, and no transfers in or out of Levels 1, 2, or 3.

During 2018, the Company considered various financing alternatives to finance the restart of the Hycroft Mine. In considering the financing alternatives the Company determined that as of December 31,2018 the fair value of the debt no longer approximated the carrying value. The Company determined the fair value of the debt at December 31, 2019 and 2018 using potential financing options that have been presented to the Company, which are considered level 3 inputs.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

17.  Supplemental Cash Flow Information

The following table provides supplemental cash flow information (in thousands):

	Year Ended December 31,
	2019	2018
Cash paid for interest	$10,239	$9,409
Significant non-cash financing and investing activities:
Increase in Second Lien convertible notes from in-kind interest	$28,537	$24,869
Increase in 1.5 Lien Notes from in-kind interest	$18,780	$14,023
Increase in 1.25 Lien Notes from in-kind interest	$5,212	$—
Increase in the Promissory Note from in-kind interest	$785	$117
Accrual of deferred future financing costs	$1,029	$1,025
Plant and equipment additions	$2,458	$—

18.  Employee Benefit Plans

401(k) Plan

The Hycroft Mining Corporation 401(k) Plan (the “401(k) Plan”) is a defined contribution plan that is available to all employees of the Company upon their date of hire and is sponsored by the Company. The 401(k) Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 401(k) of the IRC. Administrative fees of the 401(k) Plan are paid by the Company.

Participants in the 401(k) Plan exercise control and direct the investment of their contributions and account balances among various investment alternatives. The Company matches a percentage of employee deferrals to the 401(k) Plan up to certain limits. For the year ended December 31, 2019 and 2018, the Company’s matching contributions totaled $0.5 million and $0.2 million, respectively.

19.  Commitments and Contingencies

From time to time, the Company is involved in various legal actions related to its business, some of which are class actions lawsuits. Management does not believe, based on currently available information,that contingencies related to any pending or threatened legal matter will have a material adverse effect on the Company’s Consolidated Financial Statements, although a contingency could be material to the Company’s results of operations or cash flows for a particular period depending on the results of operations and cash flows for such period. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources, and other factors.

Financial commitments not recorded in the Consolidated Financial Statements

Net profit royalty

A portion of the Hycroft Mine is subject to a mining lease that requires a 4% net profit royalty be paid to the owner of certain patented and unpatented mining claims. The mining lease also requires an annual advance payment of $120,000 every year mining occurs on the leased claims. All advance annual payments are credited against the future payments due under the 4% net profit royalty. The total payments due under the mining lease are capped at $7.6 million, of which the Company has paid $2.5 million through December 31,2019.

Transaction bonus plan

The Company has entered into a bonus plan whereby, upon the consummation of a sale transaction or certain other transformative transactions as defined in the plan, the Company will be obligated to pay certain senior level employees a total of $5.8 million to $7.3 million, depending on the value of the transaction.

20.  Related Party Transactions

As disclosed in Note 9 — Debt, the Company has issued numerous tranches of debt since emerging from bankruptcy primarily to five financial institutions. These financial institutions, Aristeia Capital LLC (“Aristeia”), Highbridge Capital Management, LLC (“Highbridge”), Mudrick Capital Management, L.P (“Mudrick”) Whitebox Advisors, LLC (“Whitebox”) and Wolverine Asset

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

Management, LLC (“Wolverine”), each hold beneficial ownership (assuming conversion of the Convertible Notes) of 5% or more of the Company’s common stock. Additionally, Highbridge, Mudrick and Whitebox, as long as they remain holders of 10% or more of the Company’s common stock, have the right to nominate and designate one director pursuant to the Company’s stockholder agreement. As a result of their owning 5% or more of the Company’s common stock, Aristeia, Highbridge, Mudrick, Whitebox, and Wolverine are each considered a related party (the “Related Parties”) in accordance with ASC 850, Related Party Disclosures.

The following table provides the recorded interest expense by Related Party (in thousands):

	Year Ended December 31,
	2019	2018
Aristeia	$5,993	$4,394
Highbridge	9,325	6,934
Mudrick	23,743	17,766
Whitebox	15,607	11,444
Wolverine	2,906	2,130
Total related party interest expense	$57,574	$42,668

The following table provides debt balances by Related Party (in thousands):

	December 31,
	2019	2018
Aristeia	$50,905	$35,939
Highbridge	80,930	58,709
Mudrick	208,078	152,757
Whitebox	132,559	93,583
Wolverine	24,683	23,998
Total related party debt	$497,155	$364,986

21.  Subsequent Events

Issuance of Additional 1.25 Lien Notes

On January 17, 2020 and February 7, 2020 additional 1.25 Lien Notes of $5.0 million and $10.0 million, respectively, were issued. The 1.25 Lien Notes issued in January and February have the same terms and security priority as the original issuance of 1.25 Lien Notes in February 2019.

Extension of First Lien Agreement

On January 31, 2020, the First Lien Agreement maturity was extended to May 31, 2020, as stated in Note 9 — Debt.

Purchase Agreement Signed

On January 13, 2020, — Mudrick Capital Acquisition Corporation (“MUDS”), a publicly traded blank check company, and Hycroft entered into a definitive purchase agreement (the “Purchase Agreement”), under which Hycroft will sell substantially all of its assets to MUDS, and MUDS will discharge and pay or assume certain of Hycroft’s liabilities. Following the closing of the transaction, Hycroft will be listed on the Nasdaq Stock Exchange under the ticker symbol “HYMC”.

Pursuant to the terms of the transaction MUDS will have at least $50.0 million of unrestricted and available cash on hand at closing. Cash sources for the transaction include (A) a $110.0 million multi- tranche credit agreement arranged by Sprott Resource Lending Corp. (the “Sprott Credit Agreement”), of which $70.0 million is expected to be drawn at closing, (B) a $30.0 million 1.5% net smelter royalty agreement arranged by Sprott Resource Lending Corp. and (C) consummation of the $25 million forward purchase of MUDS units and shares by Mudrick Capital Acquisition Holdings LLC, (d) a $65 million backstop agreement to purchase MUDS shares by certain existing stockholders of Hycroft and (e) the net cash remaining in MUDS’ trust account following any stockholder redemptions.

MUDS post-transaction indebtedness will include amounts drawn from the Sprott Credit Agreement plus newly issued subordinated notes not to exceed $80.0 million. All other indebtedness of Hycroft will be retired, exchanged for MUDS shares, converted into Hycroft shares or assumed by MUDS in the transaction.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

The transaction will be funded through a combination of stock consideration payable to Hycroft (which Hycroft will promptly distribute to is stockholders), cash and stock to repay certain Hycroft indebtedness and the assumption of certain Hycroft obligations. The boards of directors of MUDS and Hycroft have approved the transaction and recommend that their respective stockholders approve the transaction. Stockholders of Hycroft holding a majority of the outstanding stock of Hycroft have agreed to support approval of the transaction at any meeting of Hycroft stockholders, subject to customary exceptions.

Completion of the proposed transaction, which is expected in the first half of 2020, is subject to customary and other closing conditions, including regulatory approvals and receipt of approvals from MUDS and Hycroft stockholders.

On February 7, 2020, the Company became aware that a purported class action complaint was filed by Travus Pope, a purported holder of Company warrants, in the Court of Chancery of the State of Delaware against the Company and Mudrick Capital Acquisition Corporation (“MUDS”). As filed, the complaint seeks a declaratory judgment that the transactions contemplated under the Purchase Agreement constitute a “Fundamental Change” under the terms of that certain Warrant Agreement dated as of October 22, 2015 and thereby require that the warrants issued thereunder be assumed by MUDS as part of the transactions, in addition to asserting claims for (i) breach or anticipatory breach of contract against the Company, (ii) breach or anticipatory breach of the implied covenant of good faith and fair dealing against the Company, and (iii) tortious interference with contractual relations against MUDS. The complaint seeks unspecified money damages and also seeks an injunction enjoining the Company and MUDS from consummating the transactions.

Other

The Company has evaluated all subsequent events through February, 21, 2020, which is the date these Consolidated Financial Statements were available to be issued. There were no additional material subsequent events that required recognition or additional disclosure in these Consolidated Financial Statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Mudrick Capital Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mudrick Capital Acquisition Corporation (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity and cash flows, for the years ended December 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a Business Combination by August 12, 2020, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

March 11, 2020

MUDRICK CAPITAL ACQUISITION CORPORATION

BALANCE SHEETS

	December 31,	December 31,
	2019	2018

ASSETS
Current Assets
Cash	$208,536	$535,946
Prepaid income taxes	95,275	—
Prepaid expenses	3,966	52,295
Total Current Assets	307,777	588,241

Investments held in Trust Account	215,385,757	212,916,691
TOTAL ASSETS	$215,693,534	$213,504,932

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$334,619	$201,392
Income taxes payable	—	555,449
Total Current Liabilities	334,619	756,841

Deferred underwriting fees	7,280,000	7,280,000
Total Liabilities	7,614,619	8,036,841

Commitments and Contingencies

Common stock subject to possible redemption, $0.0001 par value; 20,106,823 and 19,848,325 shares as of December 31, 2019 and 2018, respectively (at redemption value of $10.10 per share)	203,078,914	200,468,083

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding as of December 31, 2019 and 2018	—	—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 693,177 and 951,675 shares issued and outstanding (excluding 20,106,823 and 19,848,325 shares subject to possible redemption) as of December 31, 2019 and 2018, respectively	69	95
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,200,000 shares issued and outstanding as of December 31, 2019 and 2018, respectively	520	520
Additional paid-in capital	711,409	3,322,214
Retained earnings	4,288,003	1,677,179
Total Stockholders’ Equity	5,000,001	5,000,008
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$215,693,534	$213,504,932

The accompanying notes are an integral part of the unaudited financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2019	2018

General and administrative expenses	$875,900	$609,581
Loss from operations	(875,900)	(609,581)

Other income:
Interest income	6,634	8,302
Interest earned on marketable securities held in Trust Account	4,379,894	2,836,691
Other income	4,386,528	2,844,993

Income before provision for income taxes	3,510,628	2,235,412
Provision for income taxes	(899,804)	(555,449)
Net income	$2,610,824	$1,679,963

Weighted average shares outstanding of Class A common stock	20,800,000	20,800,000

Basic and diluted income per common share, Class A	$0.16	$0.10

Weighted average shares outstanding of Class B common stock	5,200,000	5,200,000

Basic and diluted loss per common share, Class B	$(0.13)	$(0.08)

The accompanying notes are an integral part of the unaudited financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid-in	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance – December 31, 2017	—	$—	5,750,000	$575	$24,425	$(2,784)	$22,216

Sale of 20,800,000 Units, net of underwriting discounts and offering expenses	20,800,000	2,080	—	—	196,023,832	—	196,025,912

Sale of 7,740,000 Private Placement Warrants	—	—	—	—	7,740,000	—	7,740,000

Forfeiture of founder shares	—	—	(550,000)	(55)	55	—	—

Common stock subject to possible redemption	(19,848,325)	(1,985)	—	—	(200,466,098)	—	(200,468,083)

Net income	—	—	—	—	—	1,679,963	1,679,963

Balance – December 31, 2018	951,675	95	5,200,000	520	3,322,214	1,677,179	5,000,008

Change in value of common stock subject to possible redemption	(258,498)	(26)	—	—	(2,610,805)	—	(2,610,831)

Net income	—	—	—	—	—	2,610,824	2,610,824

Balance – December 31, 2019	693,177	$69	5,200,000	$520	$711,409	$4,288,003	$5,000,001

The accompanying notes are an integral part of the unaudited financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net income	$2,610,824	$1,679,963
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(4,379,894)	(2,836,691)
Changes in operating assets and liabilities:
Prepaid income taxes	(95,275)	—
Prepaid expenses	48,329	(52,295)
Accounts payable and accrued expenses	133,227	200,859
Income taxes payable	(555,449)	555,449
Net cash used in operating activities	(2,238,238)	(452,715)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	1,910,828	—
Investment of cash in Trust Account	—	(210,080,000)
Net cash provided by (used in) investing activities	1,910,828	(210,080,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting fees paid	—	203,840,000
Proceeds from sale of Private Placement Warrants	—	7,740,000
Repayment of promissory Note – related party	—	(242,331)
Payment of offering costs	—	(293,953)
Net cash provided by financing activities	—	211,043,716

Net Change in Cash	(327,410)	511,001
Cash – Beginning of period	535,946	24,945
Cash – End of period	$208,536	$535,946

Supplementary cash flow information:
Cash paid for income taxes	$1,550,528	$—

Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$—	$198,787,536
Change in value of common stock subject to possible redemption	$2,610,831	$1,680,547
Deferred underwriting fees charged to additional paid in capital	$—	$7,280,000
Payment of deferred offering costs and expenses by Sponsor	$—	$240,135

The accompanying notes are an integral part of the unaudited financial statements.

1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Mudrick Capital Acquisition Corporation (the “Company”) was incorporated in Delaware on August 28, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies that have recently emerged from bankruptcy court protection. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2019, the Company had not commenced any operations. All activity through December 31, 2019 relates to the Company’s formation, its Initial Public Offering, which is described below, identifying a target company for a Business Combination and activities in connection with the potential acquisition of Hycroft Mining Corporation, a Delaware corporation (“Hycroft”) (see Note 5). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and marketable securities from the proceeds derived from the Initial Public Offering, as defined below.

The registration statement for the Company’s initial public offering (“Initial Public Offering”) was declared effective on February 7, 2018. On February 12, 2018, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $200,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 7,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Company’s sponsor, Mudrick Capital Acquisition Holdings LLC ($6,500,000) (the “Sponsor”) and Cantor Fitzgerald & Co. ($1,000,000) (“Cantor”), generating gross proceeds of $7,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on February 12, 2018, an amount of $202,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

On February 28, 2018, in connection with the underwriters’ election to partially exercise their over- allotment option, the Company consummated the sale of an additional 800,000 Units at $10.00 per Unit and the sale of an additional 240,000 Private Placement Warrants at $1.00 per warrant, generating total gross proceeds of $8,240,000. Following the closing, an additional $8,080,000 of net proceeds ($10.10 per Unit) was placed in the Trust Account, resulting in $210,080,000 ($10.10 per Unit) initially held in the Trust Account.

Transaction costs amounted to $11,974,088, consisting of $4,160,000 of underwriting fees, $7,280,000 of deferred underwriting fees payable (which are held in the Trust Account) and $534,088 of other costs. In addition, as of December 31, 2019, cash of $208,536 was held outside of the Trust Account and is available for working capital purposes. As described in Note 5, the $7,280,000 deferred underwriting fees payable is contingent upon the consummation of a Business Combination.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding shares of its Class A common stock, par value $0.0001, (“Class A common stock”), sold in the Initial Public Offering (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below in Note 3) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion.

The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per Public Share). The per- share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination.

If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, public stockholders may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares held by them in favor of approving a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their shares of Class A common stock in conjunction with any such amendment.

The Company initially had until February 12, 2020 to complete a Business Combination. If the Company is unable to complete a Business Combination by the Extended Termination Date (as defined below), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On February 10, 2020, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation (the “Extension Amendment”) to extend the period of time for which the Company was required to consummate a Business Combination from February 12, 2020 to August 12, 2020 (the “Extended Termination Date”). In connection with the Extension Amendment, stockholders elected to redeem an aggregate of 13,890,713 shares of the Company’s Class A common stock. As a result, an aggregate of approximately $144,218,760 (or approximately $10.38 per share) was removed from the Trust Account to pay such stockholders.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination by the Extended Termination Date. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination by the Extended Termination Date. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination by the Extended Termination Date and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.10 per share held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

As of December 31, 2019, the Company had a cash balance of approximately $209,000, which excludes interest income of approximately $5,306,000 from the Company’s investments in the Trust Account which is available to the Company for tax obligations. Subsequent to the redemption of common stock by the Company’s stockholders in connection with the Extension Amendment, there was approximately $71.7 million remaining in the Trust Account. During the year ended December 31, 2019, the Company withdrew approximately $1,911,000 of interest income from the Trust Account to pay its franchise and income taxes.

The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable and deferred underwriting commissions) to complete its initial Business Combination. To the extent necessary, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required, up to $1,500,000. Such loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants (see Note 4).

If the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to a Business Combination. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or because it becomes obligated to redeem a significant number of its Public Shares upon completion of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination.

The liquidity condition and date for mandatory liquidation unless there is a Business Combination, the consummation of which is uncertain, raise substantial doubt about the Company’s ability to continue as a going concern through August 12, 2020, the scheduled liquidation date of the Company. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 12, 2020.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes- Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2019 and 2018.

Marketable securities held in Trust Account

At December 31, 2019 and 2018, substantially all of the assets held in the Trust Account were held in money market funds.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2019 and 2018, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Offering costs

Offering costs consist principally of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $11,974,088 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of and December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net income (loss) per common share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and Private Placement to purchase 28,540,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account (net of applicable franchise and income taxes of approximately $1,099,900 and $755,400 for the year ended December 31, 2019 and December 31, 2018, respectively, by the weighted average number of Class A redeemable common stock outstanding during the period. Net loss per common share, basic and diluted for Class A and Class B non-redeemable common stock is calculated by dividing the net income (loss), less income attributable to Class A redeemable common stock, by the weighted average number of Class A and Class B non-redeemable common stock outstanding for the period. Class A and Class B non-redeemable common stock includes the Founder Shares and the Placement Units as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income (loss) per common share:

Redeemable Common Stock

Numerator: Earnings allocable to Redeemable Common Stock

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Redeemable Common Stock
Numerator: Earnings allocable to Redeemable Common Stock
Interest Income	$4,379,894	$2,836,691
Income and Franchise Tax	$(1,099,904)	$(744,449)
Net Earnings	$3,279,990	$2,081,242
Denominator: Weighted Average Redeemable Common Stock
Redeemable Common Stock, Basic and Diluted	20,800,000	20,800,000
Earnings/Basic and Diluted Redeemable Common Stock	$0.16	$0.10
Non-Redeemable Common Stock
Numerator: Net Loss minus Redeemable Net Earnings
Net Income	$2,610,824	$1,679,963
Redeemable Net Earnings	$(3,279,990)	$(2,081,242)
Non-Redeemable Net Loss	$(669,166)	$(401,279)
Denominator: Weighted Average Non-Redeemable Common Stock
Non-Redeemable Common Stock, Basic and Diluted (1)	5,200,000	5,200,000
Loss/Basic and Diluted Non-Redeemable Common Stock	$(0.13)	$(0.08)

Note: As of December 31, 2019 and 2018, basic and diluted shares are the same as there are no securities that are dilutive to the Company’s common stockholders

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2019 and 2018, the

Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3.    INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 20,800,000 units at a price of $10.00 per Unit, inclusive of 800,000 Units sold on February 28, 2018 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one share of Class A common stock (such shares of Class A common stock included in the Units being offered, the “Public Shares”), and one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

4.    RELATED PARTY TRANSACTIONS

Founder Shares

On September 25, 2017, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $25,000. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment, at any time. As a result of the underwriters’ election to partially exercise their over-allotment option on February 28, 2018, 550,000 Founder Shares were forfeited.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, the Sponsor and Cantor purchased an aggregate of 7,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant (6,500,000 Private Placement Warrants by the Sponsor and 1,000,000 Private Placement Warrants by Cantor) for an aggregate purchase price of $7,500,000. On February 28, 2018, the Company consummated the sale of an additional 240,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, of which 200,000 Private Placement Warrants were purchased by the Sponsor and 40,000 Private Placement Warrants were purchased by Cantor, generating gross proceeds of $240,000. Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination by the Extended Termination Date, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non- redeemable and exercisable on a cashless basis so long as they are held by the Sponsor, Cantor or their permitted transferees. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. In addition, for as long as the Private Placement Warrants are held by Cantor or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement for the Initial Public Offering.

The Private Placement Warrants have been deemed compensation by Financial Industry Regulatory Authority, or FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Manual commencing on the effective date of the registration statement for the Initial Public Offering. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement for the Initial Public Offering. Additionally, the Private Placement Warrants purchased by Cantor may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the effective date of the Initial Public Offering except to any selected dealer participating in the Initial Public Offering and the bona fide officers or partners of the underwriter and any such participating selected dealer.

The Sponsor, Cantor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On September 25, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory Note (the “Note”). The Note was non-interest bearing and payable on the earlier of March 31, 2018 or the completion of the Initial Public Offering. The Note was repaid upon the consummation of the Initial Public Offering.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

On January 2, 2020, the Company issued an unsecured promissory Note (the “Promissory Note”) to the Sponsor in the aggregate amount of $1,500,000 in order to finance transaction costs in connection with a Business Combination. The Promissory Note is non-interest bearing and repayable by the Company to the Sponsor upon the consummation of a Business Combination. The Promissory Note will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account. The Promissory Note may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant, other than in connection with the Hycroft Business Combination. The warrants would be identical to the Private Placement Warrants.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on February 8, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the years ended December 31, 2019 and 2018, the Company incurred $120,000 and $110,000 of administrative service fees, respectively. At December 31, 2019 and 2018, $10,000 and $-0- of such fees are included in accounts payable and accrued expenses in the accompanying balance sheets.

5.    COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on February 7, 2018, the holders of Founder Shares, Private Placement Warrants, securities issuable pursuant to the Forward Purchase Contract (see below), and warrants that may be issued upon conversion of Working Capital Loans are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders have certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $4,160,000 in the aggregate. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $7,280,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On February 12, 2020, the Company entered into an amendment (the “UA Amendment”) to its underwriting agreement with Cantor, pursuant to which the deferred underwriting fees provided for by the underwriting agreement, which were originally payable by the Company to the underwriters in cash upon completion of an initial Business Combination, shall be payable upon completion of the Hycroft Business Combination (as defined below) through a combination of (i) $2,500,000, payable in cash and directly from the Trust Account, (ii) $2,000,000, payable in shares of Class A common stock, valued for these purposes at $10.00 per share and (iii) an amount up to $2,780,000, determined as follows: (A) if Third Party Equity Value (as defined in the UA Amendment) is less than or equal to $75,000,000, an amount payable in Class A common stock, valued for these purposes at $10.00 per share, equal to the product of (x) 2,780,000 and (y) a fraction, the numerator of which is the Third Party Equity Value and the denominator of which is $75,000,000 or (B) if Third Party Equity Value is greater than $75,000,000, $2,780,000 payable in cash and directly from the Trust Account (collectively, the “Deferred Underwriting Commission”); provided, however, to the extent Cantor continues to beneficially own and hold for its own account the Specified Shares (as defined in the UA Amendment) on the date of the consummation of the Hycroft Business Combination (the “Acquisition Closing Date”), (1) the Deferred Underwriting Commission payable in Class A common stock pursuant to clauses (ii) and (iii) above shall be reduced by an amount equal to the product of (x) $10.00 and (y) the number of Specified Shares beneficially owned and held by Cantor for its own account on the Acquisition Closing Date, and (2) the Deferred Underwriting Commission payable in cash and directly from the Trust Account pursuant to this sentence shall be increased by such same and equal amount. As of the opinion date the trust value was approximately $72,000,000 which is below the threshold for situation (A) as described above. Therefore, the amount payable for (iii) as of the opinion date would be approximately $2,670,000. The UA Amendment does not amend, modify or supplement any other terms of the underwriting agreement.

Forward Purchase Contract

On January 24, 2018, the Company entered into a forward purchase contract (the “Forward Purchase Contract”) with the Sponsor, pursuant to which the Sponsor committed to purchase, in a private placement for gross proceeds of $25,000,000 to occur concurrently with the consummation of a Business Combination, 2,500,000 Units (the “Forward Units”) on substantially the same terms as the sale of Units in Initial Public Offering at $10.00 per Unit, and 625,000 shares of Class A common stock. The funds from the sale of Forward Units will be used as part of the consideration to the sellers in a Business Combination; any excess funds from this private placement will be used for working capital purposes in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their Public Shares and provides the Company with a minimum funding level for a Business Combination.

Purchase Agreement

On January 13, 2020, the Company entered into a Purchase Agreement (as amended on February 26, 2020, and as may be further amended from time to time, the “Purchase Agreement”) with MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Acquisition Sub”), and Hycroft, pursuant to which the parties thereto intend to consummate a business combination transaction (the “Hycroft Business Combination”) pursuant to which Hycroft will sell to Acquisition Sub, and Acquisition Sub will purchase from Hycroft, all of the issued and outstanding equity interests of Hycroft’s subsidiaries and substantially all of Hycroft’s other assets (collectively, the “Transferred Assets”).

In consideration for the Transferred Assets and in connection with the consummation of the Hycroft Business Combination, Acquisition Sub will deliver, or cause to be delivered on its behalf, to Hycroft (A) a number of shares of the Company’s Class A common stock equal to (i) (A) $325,000,000, plus (B) the Surrendered Shares Value (as defined in the Purchase Agreement), minus (C) the 1.5 Lien Share Payment Value (as defined in the Purchase Agreement), minus (D) the 1.5 Lien Cash Payment Amount (as defined in the Purchase Agreement), minus (E) the Excess Notes Share Payment Amount (as defined in the Purchase Agreement), minus (F) the Excess Notes Cash Payment Amount (as defined in the Purchase Agreement), divided by (ii) $10.00, which Hycroft will promptly distribute to its stockholders and (B) the Excess Notes (as defined in the Purchase Agreement) and Hycroft’s 1.5 lien notes acquired by Acquisition Sub in connection with the consummation of the Hycroft Business Combination and pursuant to the transactions described in the Purchase Agreement. In addition, (x) the Company and Acquisition Sub will assume certain of Hycroft’s liabilities, including the Company’s assumption of certain debt obligations of Hycroft and Hycroft’s liabilities and obligations under its existing warrant agreement, and (y) Acquisition Sub will pay off, or cause to be paid off, Hycroft’s other outstanding indebtedness for borrowed money, on Hycroft’s behalf, including under Hycroft’s first lien debt and promissory note.

The Hycroft Business Combination will be consummated subject to the deliverables and provisions as further described in the Purchase Agreement.

6.    STOCKHOLDERS’ EQUITY

Common Stock

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2019 and 2018, there were 693,177 and 951,675 shares of Class A common stock issued and outstanding (excluding 20,106,823 and 19,848,325 shares of common stock subject to possible redemption), respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2019 and 2018, there were 5,200,000 shares of Class B common stock outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, as is the case with the Hycroft Business Combination) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as- converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity- linked securities issued, or to be issued, to any seller in the initial Business Combination, any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company or any securities issued pursuant to the Forward Purchase Contract (see Note 5)). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

Warrants — Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (A) 30 days after the completion of a Business Combination or (B) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may redeem the Public Warrants (except with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time during the exercise period;
●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.
●	If, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination by the Extended Termination Date and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

7.    INCOME TAX

The Company’s net deferred tax assets are as follows:

	December 31,	December 31,
	2019	2018
Deferred tax asset
Organizational costs/Startup expenses	$227,930	$86,012
Total deferred tax assets	227,930	86,012
Valuation allowance	(227,930)	(86,012)
Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Federal
Current	$899,804	$555,449
Deferred	(141,918)	(86,012)

State
Current	—	—
Deferred	—	—
Change in valuation allowance	141,918	86,012
Income tax provision	$899,804	$555,449

As of December 31, 2019, the Company had no U.S. federal and state net operating loss carryovers (“NOLs”) available to offset future taxable income. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2019 and 2018, the change in the valuation allowance was $141,918 and $86,012, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2019 sand 2018 is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
True-ups	0.6%	0.0%
Change in valuation allowance	4.0%	3.8%
Income tax provision	25.6%	24.8%

The Company files income tax returns in the U.S. federal jurisdiction and in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company considers New York to be a significant state tax jurisdiction.

8.    FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re- measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re- measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2019 and 2018, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		December 31,	December 31,
Description	Level	2019	2018
Assets:
Trust Account – U.S. Treasury Securities Money Market Fund	1	$215,385,757	$212,916,691

See Note 1 for details on the subsequent redemptions and adjustment to the Trust Account.

9.    SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 7, 2020, a purported class action complaint was filed by a purported holder of warrants, of Hycroft Mining Corporation (“Seller”), in the Court of Chancery of the State of Delaware against the Company and Seller. The complaint seeks a declaratory judgment that the transactions contemplated under the Purchase Agreement constitute a “Fundamental Change” under the terms of Seller warrant agreement and thereby requiring that Seller warrants be assumed by the Company as part of the Recapitalization Transaction, in addition to asserting claims for (i) breach or anticipatory breach of contract against Seller, (ii) breach or anticipatory breach of the implied covenant of good faith and fair dealing against Seller, and (iii) tortious interference with contractual relations against the Company. The complaint seeks unspecified money damages and also seeks an injunction enjoining Seller and the Company from consummating the Recapitalization Transaction. On February 26, 2020, the Company and Seller entered into an Amendment to the Purchase Agreement whereby Seller’s liabilities and obligations under Seller warrant agreement shall be included as Parent Assumed Liability under the Purchase Agreement.

HYCROFT MINING HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share amounts)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets:
Cash	$47,293	$6,220
Accounts receivable	372	97
Inventories - Note 4	9,303	4,453
Ore on leach pads - Note 4	28,180	22,062
Prepaids and other - Note 5	4,822	2,648
Restricted cash - Note 6	—	3,270
Current assets	89,970	38,750
Other assets, non-current - Note 5	20,808	24,886
Plant, equipment, and mine development, net - Note 7	42,272	31,524
Restricted cash - Note 6	39,631	39,477
Total assets	$192,681	$134,637

Liabilities:
Accounts payable	$19,817	$10,746
Other liabilities, current - Note 8	1,834	3,939
Royalty obligation, current - Note 10	296	—
Interest payable	—	846
Debt, net, current - Note 9	—	553,965
Current liabilities	21,947	569,496
Other liabilities, non-current - Note 8	153	18
Debt, net, non-current - Note 9	139,044	—
Royalty obligation, non-current - Note 10	29,699	—
Asset retirement obligation, non-current - Note 11	4,561	4,374
Total liabilities	195,404	573,888
Commitments and contingencies - Note 20
Stockholders’ (deficit) equity:(1) - Note 12
Common stock, $0.0001 par value; 400,000,000 shares authorized; 50,160,042 issued and outstanding at June 30, 2020; and 345,431 issued and 323,328 outstanding at December 31, 2019	5	—
Additional paid-in capital	466,047	5,187
Accumulated deficit	(468,775)	(444,438)
Total stockholders’ (deficit)	(2,723)	(439,251)
Total liabilities and stockholders’ equity	$192,681	$134,637

(1)	Retroactively restated for the reverse recapitalization as described in Note 2 - Summary of Significant Accounting Policies.

The accompanying notes are an integral part of these unaudited interim financial statements.

HYCROFT MINING HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(U.S. dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues - Note 13	$7,636	$—	$18,760	$—
Cost of sales:
Production costs	7,486	—	16,421	—
Mine site period costs - Note 4	11,996	—	18,630
Depreciation and amortization mine site period costs	874	—	1,432	—
Depreciation and amortization	548	—	1,324	—
Write-down of production inventories - Note 4	10,959	—	17,924	—
Total cost of sales	31,863	—	55,731	—
Operating expenses:
General and administrative	10,432	1,214	12,438	3,161
Accretion - Note 11	94	105	187	211
Project and development	—	4,574	—	6,790
Pre-production depreciation and amortization	—	238	—	1,065
Care and maintenance	—	—	—	3,770
Loss from operations	(34,753)	(6,131)	(49,596)	(14,997)
Other income (expense):
Interest expense, net of capitalized interest of $290, $272, $334, and $417 respectively - Note 9	(15,072)	(15,641)	(34,959)	(30,039)
Interest income	35	110	147	226
Loss before reorganization items and income taxes	(49,790)	(21,662)	(84,408)	(44,810)
Reorganization items	—	(285)	—	(577)
Loss before income taxes	(49,790)	(21,947)	(84,408)	(45,387)
Income taxes - Note 15	—	—	—	—
Net loss	$(49,790)	$(21,947)	$(84,408)	$(45,387)

Loss per share:
Basic - Note 16	$(2.71)	$(73.21)	$(9.02)	$(151.80)
Diluted - Note 16	$(2.71)	$(73.21)	$(9.02)	$(151.80)
Weighted average shares outstanding(1):
Basic - Note 16	18,395,983	299,780	9,359,655	299,001
Diluted - Note 16	18,395,983	299,780	9,359,655	299,001

(1)	Retroactively restated for the reverse recapitalization. Refer to Note 2 - Summary of Significant Accounting Policies and Note 16 - Loss Per Share for further information.

The accompanying notes are an integral part of these unaudited interim financial statements.

HYCROFT MINING HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(84,408)	$(45,387)
Adjustments to reconcile net loss for the period to net cash used in operating activities:
Non-cash portion of interest expense - Note 9	30,376	24,981
Write-down of production inventories - Note 4	17,924	—
Depreciation and amortization	2,758	1,065
Stock-based compensation - Note 14	592	516
Accretion - Note 11	187	211
Phantom share compensation	225	525
Amortization of royalty obligation - Note 10	(5)	—
Changes in operating assets and liabilities:
Accounts receivable	(275)	—
Production-related inventories	(24,787)	(7,613)
Materials and supplies inventories	(2,484)	(425)
Prepaids and other	(3,761)	535
Other assets, non-current	(1,005)	(120)
Accounts payable	7,807	1,720
Other liabilities	(103)	93
Interest payable	(818)	(236)
Other liabilities, non-current	135	—
Net cash used in operating activities	(57,642)	(24,135)
Cash flows used in investing activities:
Additions to plant, equipment, and mine development	(11,704)	(9,725)
Net cash used in investing activities	(11,704)	(9,725)
Cash flows from financing activities:
Proceeds from private placement - Note 3	75,963	—
Proceeds from Sprott Credit Agreement - Note 3 and 9	68,600	—
Proceeds from royalty obligation - Note 3 and 10	30,000	—
Proceeds from forward purchase contract - Note 3	25,000	—
Proceeds from Recapitalization Transaction - Note 3	10,419	—
Proceeds from 1.25 Lien Note Issuances	44,841	36,927
Repayment of First Lien Agreement - Note 9	(125,468)	—
Transaction and issuance costs - Note 19	(15,138)	(1,881)
Repayment of Promissory Note - Note 3	(6,914)	—
Net cash provided by financing activities	107,303	35,046
Net increase in cash and restricted cash	37,957	1,186
Cash and restricted cash, beginning of period	48,967	52,861
Cash, end of period	$86,924	$54,047

Reconciliation of cash and restricted cash:
Cash	$47,293	$12,576
Restricted cash - current	—	2,547
Restricted cash - non-current	39,631	38,924
Total cash and restricted cash	$86,924	$54,047

See Note 19 - Supplemental Cash Flow Information for additional details.

The accompanying notes are an integral part of these unaudited interim financial statements.

HYCROFT MINING HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY (UNAUDITED)

(U.S. dollars in thousands, except share amounts)

							Total
					Additional		Stockholders’
	Common Stock(1)		Treasury Stock(1)		Paid-in	Accumulated	(Deficit)
	Shares	Amount	Shares	Amount	Capital(1)	Deficit	Equity
Balance at January 1, 2019	307,831	$—	17,927	$—	$5,187	$(345,543)	$(340,356)
Shares issued	10,105	—	—	—	—	—	—
Net loss	—	—	—	—	—	(23,440)	(23,440)
Balance at March 31, 2019	317,936	—	17,927	—	5,187	(368,983)	(363,796)
Share repurchased	—	—	4,176	—	—	—	—
Net loss	—	—	—	—	—	(21,947)	(21,947)
Balance at June 30, 2019	317,936	$—	22,103	$—	$5,187	$(390,930)	$(385,743)

							Total
					Additional		Stockholders’
	Common Stock(1)		Treasury Stock(1)		Paid-in	Accumulated	(Deficit)
	Shares	Amount	Shares	Amount	Capital(1)	Deficit	Equity
Balance at January 1, 2020	345,431	$—	22,103	$—	$5,187	$(444,438)	$(439,251)
Net loss	—	—	—	—	—	(34,618)	(34,618)
Balance at March 31, 2020	345,431	$—	22,103	$—	$5,187	$(479,056)	$(473,869)
Conversion of Seller’s 2.0 Lien Notes to common shares of Seller and distribution of HYMC common stock(2)	14,795,153	2	(22,103)	—	146,217	74,640	220,859
Exchange of Seller’s 1.5 Lien Notes for HYMC common stock	16,025,316	2	—	—	160,252	(14,569)	145,685
Common shares issued in private placement	7,596,309	1	—	—	75,962	—	75,963
Exchange of Seller’s 1.25 Lien Notes for HYMC common stock	4,845,920	—	—	—	48,459	—	48,459
Shares issued pursuant to forward purchase agreement with SPAC sponsor, including conversion of Class B shares	4,813,180	—	—	—	25,000	—	25,000
Unredeemed SPAC shares of MUDS public stockholders	1,197,704	—	—	—	3,723	—	3,723
Common shares issued pursuant to Sprott Credit Agreement	496,634	—	—	—	6,282	—	6,282
Common shares issued to underwriter	44,395	—	—	—	444	—	444
Vesting of restricted stock(3)	—	—	—	—	1,802	—	1,802
Equity issuance costs	—	—	—	—	(7,281)	—	(7,281)
Net loss	—	—	—	—	—	(49,790)	(49,790)
Balance at June 30, 2020	50,160,042	$5	—	$—	$466,047	$(468,775)	$(2,723)

(1)	Retroactively restated for the reverse recapitalization as described in Note 2 - Summary of Significant Accounting Policies.
(2)	Includes 3,511,820 shares of HYMC common stock received by Seller which were surrendered by the Company (formerly known as Mudrick Capital Acquisition Corporation).
(3)	As of June 30, 2020 there were 148,803 unissued shares underlying restricted stock units which had vested.

The accompanying notes are an integral part of these unaudited interim financial statements.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

1. Company Overview

Hycroft Mining Holding Corporation (formerly known as Mudrick Capital Acquisition Corporation (“MUDS”)) and its subsidiaries (collectively, “Hycroft”, the “Company”, “we”, “us”, “our”, “it”, “HYMC”, etc.) is a U.S.-based gold producer that is focused on operating and developing its wholly-owned Hycroft Mine in a safe, environmentally responsible, and cost-effective manner. Gold and silver sales represent 100% of the Company’s operating revenues and the market prices of gold and silver significantly impact the Company’s financial position, operating results, and cash flows. The Hycroft Mine is located in the state of Nevada and the corporate office is located in Denver, Colorado.

During the second quarter of 2019, the Company restarted open pit mining operations at the Hycroft Mine, and, during the third quarter of 2019, produced and sold gold and silver which it has continued to do on an approximate weekly basis since restarting. As part of the 2019 restart of mining operations, existing equipment was re-commissioned, including haul trucks, shovels and a loader, upgrades were made to the crushing system and new leach pad space was added to the existing leach pads. During 2020, the Company continued to increase its operations by mining more tons, procuring additional mobile equipment rentals, and increasing its total headcount. Through May 29, 2020, the Company obtained all of its financing from related party debt issuances (see Note 21 - Related Party Transactions), which were extinguished in connection with the Recapitalization Transaction with MUDS (discussed below).

M3 Engineering and Technology Corporation (“M3 Engineering”), in conjunction with SRK Consulting (U.S.), Inc. (“SRK”) and the Company, completed the Hycroft Technical Report Summary, Heap Leaching Feasibility Study, prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants, with an effective date of July 31, 2019 (the “Hycroft Technical Report”), for a two-stage, heap oxidation and subsequent leaching of transition and sulfide ores. The 2019 Hycroft Technical Report projects the economic viability and potential future cash flows for the Hycroft Mine when mining operations expand to levels presented in the 2019 Hycroft Technical Report.

Recapitalization Transaction with MUDS

As discussed in Note 3 - Recapitalization Transaction, on May 29, 2020, pursuant to the Purchase Agreement, the Company completed a business combination Recapitalization Transaction with MUDS, a publicly-traded blank check special purpose acquisition corporation or “SPAC,” Acquisition Sub, and Seller (as each of such terms are defined herein). The Recapitalization Transaction was completed upon receiving regulatory approvals and stockholder approvals from each of MUDS and Seller. Following the close of the Recapitalization Transaction, MUDS and the entities purchased from Seller were consolidated under Hycroft Mining Holding Corporation, by amending and restating the Company’s certificate of incorporation to reflect the Company’s change in name. Pursuant to the consummation of the Recapitalization Transaction, the shares of common stock of Hycroft Mining Holding Corporation were listed on the Nasdaq Stock Market under the ticker symbol “HYMC”. Upon closing of the Recapitalization Transaction, the Company’s unrestricted cash available for use totaled $68.9 million, the number of shares of HYMC common stock issued and outstanding totaled 50,160,042. In addition, the Company had 34,289,999 outstanding warrants to purchase an equal number of shares of HYMC common stock at $11.50 per share and 12,721,623 warrants to purchase 3,210,213 shares of HYMC common stock at a price of $44.82 per share.

For more information on the consummation of the Recapitalization Transaction with MUDS, see Note 3 – Recapitalization Transaction.

Recent developments

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States of America. Efforts implemented by local and national governments, as well as businesses, including temporary closures, are expected to have adverse impacts on local, national and the global economies. The Company has implemented health and safety policies for employees that follow guidelines published by the Center for Disease Control (CDC) and the Mine Safety and Health Administration (MSHA). The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and continued spread of the outbreak, and the direct and indirect impacts on our employees, vendors and customers, all of which are uncertain and cannot be fully anticipated or predicted. Since the Company’s Hycroft Mine represents the entirety of its operations, any COVID-19 outbreak at the mine site could result in an entire shutdown of the Hycroft Mine itself which would negatively impact the Company’s financial position, operating results, and cash flows. As of the date of these financial statements, the extent to which COVID-19 may impact our financial condition. results of operations or cash flows is uncertain, but could be material and adverse.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies

Basis of presentation

These condensed consolidated interim financial statements have been prepared, without audit, in accordance with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, these financial statements do not include all information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying condensed consolidated unaudited interim financial statements include all adjustments which are necessary for a fair presentation of the interim financial position, operating results and cash flows for the periods presented.

Certain reclassifications have been made to the prior periods presented in these financial statements to conform to the current period presentation, which had no effect on previously reported total assets, liabilities, cash flows, or net loss.

References to “$” refers to United States currency.

Recapitalization Transaction with MUDS

The Recapitalization Transaction (see Note 3 - Recapitalization Transaction) was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, for financial reporting purposes, MUDS has been treated as the “acquired” company and Hycroft Mining Corporation (“Seller”) has been treated as the “acquirer”. This determination was primarily based on (1) stockholders of Seller immediately prior to the Recapitalization Transaction with MUDS having a relative majority of the voting power of the combined entity; (2) the operations of Seller prior to the Recapitalization Transaction with MUDS comprising the only ongoing operations of the combined entity; (3) four of the seven members of the board of directors immediately following the Recapitalization Transaction with MUDS were directors of Seller immediately prior to the Recapitalization Transaction; and (4) executive and senior management of Seller comprises the same for the Company.

Based on Seller being the accounting acquirer, the financial statements of the combined entity represent a continuation of the financial statements of Seller, with the acquisition treated as the equivalent of Seller issuing stock for the net assets of MUDS, accompanied by a recapitalization. The net assets of MUDS were recognized at historical cost as of the date of the Recapitalization Transaction, with no goodwill or other intangible assets recorded. Comparative information prior to the Recapitalization Transaction in these financial statements are those of Seller and the accumulated deficit of Seller has been carried forward after the Recapitalization Transaction. The shares and net loss per common share prior to the Recapitalization Transaction, have been retroactively restated as shares reflecting the exchange ratio established in the Recapitalization Transaction to effect the reverse recapitalization (1 Seller share for 0.112 HYMC share). See Note 3 – Recapitalization Transaction for additional information.

Going concern

The financial statements of the Company have been prepared on a “going concern” basis, which contemplates the presumed continuation of the Company even though events and conditions exist that, when considered individually or in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern because it is probable that, without additional capital injections, the Company will be unable to meet its obligations as they become due within one year after the date that these financial statements were issued.

For the six months ended June 30, 2020, the Company incurred a net loss of $84.4 million and the net cash used in operating activities was $57.6 million. As of June 30, 2020, the Company had available cash on hand of $47.3 million, working capital of $68.0 million, total liabilities of $195.4 million, and an accumulated deficit of $468.8 million. Although the Company recently completed the Recapitalization Transaction with MUDS, using its internal forecasts and cash flow projection models, it currently projects there will be insufficient cash to meet its future obligations as they become due as the Company continues to ramp up the Hycroft Mine’s operations from current levels or to levels which are contemplated by the 2019 Hycroft Technical Report.

Consistent with our financial reporting and accounting policies, and as part of the preparation of the second quarter 2020 financial statements, the Company performed routine quarter-end metallurgical balancing analysis, which is a process that estimates the remaining recoverable gold and silver ounces on the leach pads using surveyed volumes of material, ore grades determined through sampling and assaying of blastholes, crushed ore sampling, leach pad and solution sampling, estimated recovery percentages based on ore type, domain, and oxidation levels achieved, and quantities of gold and silver actually recovered. During the second quarter of

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

2020, based on metallurgical balancing results, the Company determined that 6,512 ounces of gold that had been placed on the leach pads were no longer recoverable and wrote-off such ounces. The write-down of these ounces significantly reduced the Company’s projected revenues for the second half of 2020.

The Company has been unsuccessful in achieving its operating and production costs targets at the Hycroft Mine. During the second quarter of 2020, the Company’s production costs, mine site period costs, and the cash portion of the write-down of production inventories totaled $29.7 million, which exceeded second quarter 2020 revenues of $7.6 million by $22.1 million. Higher than planned operating and production costs were the result of: (1) increased contractor support for technical and manpower shortages in crusher operations, mobile maintenance, and leach pad operations; (2) overuse of processing reagents used in the leach pad operations due to poor planning, monitoring, and execution; (3) higher operating costs in the crusher, due to higher than planned belt failures; and (4) higher maintenance costs for the owned mining fleet, due to unexpected timing of component failures. As a result of actual second quarter 2020 operating and production costs incurred, the Company has revised its future forecasts of production and operating cost estimates for the second half of 2020 which has reduced its estimated future cash flows.

The Company’s ability to continue as a going concern is contingent upon achieving its sales, production, cost, and other operating targets, as well as the success of a future financing transaction to provide additional capital financing for working capital and construction of its leach pad. The Company has begun the process of speaking with its financial advisors and stakeholders about options and timing related to securing additional financing or capital that may permit it to complete the construction of its leach pad and continue to ramp up its operations. While the Company has received a non-binding letter of support from its two largest stakeholders, the Board of Directors of the Company intends to evaluate its options to ensure the necessary capital is raised on terms favorable to and in the best interests of all of its shareholders. The Company has no commitment from any party to provide additional financing, and there can be no assurance that any funding will be available, or if available, that its terms will be favorable or acceptable to the Company. At this time, the Company does not have an expected time frame for, or an expectation with respect to, securing additional financial capital, if at all.

These financial statements do not include any adjustments related to the recoverability and classification of recorded assets or the amounts and classification of any liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern. As such, recorded amounts in these financial statements (including without limitation, stockholders’ equity) have been prepared in accordance with GAAP on a historical-cost basis, as required, which do not reflect or approximate the current fair value of the Company’s assets or management’s assessment of the Company’s overall enterprise or equity value.

Use of estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in these financial statements and accompanying notes. The more significant areas requiring the use of management estimates and assumptions relate to: recoverable gold and silver on the leach pads and in-process inventories; the useful lives of long-lived assets; probabilities of future expansion projects; estimates of mineral reserves; estimates of life-of-mine production timing and volumes; current and future mining and processing plans; environmental reclamation and closure costs; deferred taxes and related valuation allowances; and estimates of fair value for asset impairments and financial instruments. The Company bases its estimates on historical experience and various assumptions that are believed to be reasonable at the time the estimate is made. Actual results may differ from amounts estimated in these financial statements, and such differences could be material. Accordingly, amounts presented in these financial statements are not indicative of results that may be expected for future periods.

Cash

Cash has historically consisted of cash balances and highly liquid investments with an original maturity of three months or less. The Company has not experienced any losses on cash balances and believes that no significant risk of loss exists with respect to its cash. As of June 30, 2020 and December 31, 2019, the Company held no cash equivalents.

Restricted cash is excluded from cash and is listed separately on the condensed consolidated balance sheets. As of June 30, 2020 and December 31, 2019, the Company held $39.6 million and $42.7 million in restricted cash, respectively. See Note 6 – Restricted Cash for additional information.

Accounts receivable

Accounts receivable consists of amounts due from customers for gold and silver sales. The Company has evaluated the customers’ credit risk, payment history and financial condition and determined that no allowance for doubtful accounts is necessary. The entire accounts receivable balance is expected to be collected during the next 12 months.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

Ore on leach pads and inventories

The Company’s production-related inventories include: ore on leach pads; in-process inventories; and doré finished goods. Production-related inventories are carried at the lower of average cost or net realizable value. Cost includes mining (ore and waste); processing; refining costs incurred during production stages; and mine site overhead and depreciation and amortization relating to mining and processing operations. Net realizable value represents the estimated future sales price of production-related inventories computed using the London Bullion Market Association’s (“LBMA”) quoted period-end metal prices, less any further estimated processing, refining, and selling costs.

Write-downs of production inventories

The recovery of gold and silver at the Hycroft Mine is accomplished through a heap leaching process, the nature of which limits the Company’s ability to precisely determine the recoverable gold ounces in ore on leach pads. The Company estimates the quantity of recoverable gold ounces in ore on leach pads using surveyed volumes of material, ore grades determined through sampling and assaying of blastholes, crushed ore sampling, solution sampling, and estimated recovery percentages based on ore type and domain. The estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related ore gold contents to the actual gold ounces recovered (metallurgical balancing). Changes in recovery rate estimates from metallurgical balancing that do not result in write-downs are accounted for on a prospective basis. When a write-down is required, production-related inventories are adjusted to net realizable value with adjustments recorded as Write-down of production inventories, which is a component of Cost of sales in the condensed consolidated statements of operations. See Note 4 – Inventories for additional information on the Company’s write-downs.

Mine site period costs

The Company evaluates its mine site costs incurred, which are normally recorded to the carrying value of production-related inventories, to determine if any such costs are a result of recurring or significant downtime or delays, unusually high levels of repairs, inefficient operations, overuse of processing reagents, or other costs or activities which significantly increase the cost per ounce of production-related inventories and are considered unusual. If costs are determined to meet the criteria and, therefore, cannot be recorded to the carrying value of production-related inventories, then the Company recognizes such costs in the period incurred as Mine site period costs or Depreciation and amortization mine site period costs, which are components of Cost of sales on the condensed consolidated statements of operations.

Ore on leach pads

Ore on leach pads represents ore that is being treated with a chemical solution to dissolve the contained gold. Costs are added to ore on leach pads based on current mining costs, including applicable depreciation and amortization relating to mining operations. As gold-bearing materials are further processed, costs are transferred from ore on leach pads at an average cost per estimated recoverable ounce of gold to in-process inventories.

In-process inventories

In-process inventories represent gold-bearing concentrated materials that are in the process of being converted to a saleable product using a Merrill-Crowe plant or carbon in column processing method. As gold ounces are recovered from in-process inventories, costs are transferred at an average cost per ounce of gold to precious metals inventory.

Precious metals inventory

Precious metals inventory consists of doré and loaded carbon containing both gold and silver, which is ready for offsite shipment and sale to a third party. As gold ounces are sold, costs are recognized in Production costs and Depreciation and amortization in the condensed consolidated statements of operations at an average cost per gold ounce sold.

Materials and supplies

Materials and supplies are valued at the lower of average cost or net realizable value. Cost includes applicable taxes and freight.

Fair value measurements

Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements, defines fair value and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis;

Level 2 – Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Certain financial instruments, including Cash, Restricted cash, Accounts receivable, Prepaids and other, Accounts payable, and Other liabilities, current are carried at cost, which approximates their fair value due to the short-term nature of these instruments. See Note 18 - Fair Value Measurements for additional information.

Plant, equipment, and mine development, net

Expenditures for new facilities and equipment, and expenditures that extend the useful lives or increase the capacity of existing facilities or equipment are capitalized and recorded at cost. Such costs are depreciated using either the straight-line method over the estimated productive lives of such assets or the units-of-production method (when actively operating) at rates sufficient to depreciate such costs over the estimated proven and probable reserves as gold ounces are recovered. See Note 7 – Plant, Equipment, and Mine Development, Net for additional information.

Mine development

Mine development costs include the cost of engineering and metallurgical studies, drilling and assaying costs to delineate an ore body, environmental costs, and the building of infrastructure. Additionally, interest is capitalized to mine development until such assets are ready for their intended use. Any of the above costs incurred before mineralization is classified as proven and probable reserves are expensed. During the second half of 2019, the Company established proven and probable mineral reserves.

Drilling, engineering, metallurgical, and other related costs are capitalized for an ore body where proven and probable reserves exist and the activities are directed at obtaining additional information on the ore body, converting non-reserve mineralization to proven and probable mineral reserves, infrastructure planning, or supporting the environmental impact statement. All other drilling costs are expensed as incurred. Drilling costs incurred during the production phase for operational ore control are allocated to production-related inventories to be included as a component of Total cost of sales on the condensed consolidated statements of operations.

Mine development costs are amortized using the units-of-production method based upon estimated recoverable ounces in proven and probable mineral reserves. To the extent such capitalized costs benefit an entire ore body, they are amortized over the estimated life of that ore body. Capitalized costs that benefit specific ore blocks or areas are amortized over the estimated life of that specific ore block or area. Recoverable ounces are determined by the Company based upon its proven and probable mineral reserves and estimated metal recoveries associated with those mineral reserves.

Equipment not in use

From time to time the Company may determine that certain of its property and equipment no longer fit into its strategic operating plans and commence activities to sell such identified assets. The Company evaluates equipment not in use for held-for-sale classification in accordance with ASC Topic 360 Property, Plant, and Equipment (“ASC 360”). If property and equipment do not meet the held-for-sale criteria in ASC 360, but have been taken out of service for sale or were never placed into service, the costs of such assets are included in Other assets, non-current. In accordance with its impairment policy, the Company reviews and evaluates its equipment not in use for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. For comparative purposes, prior year amounts related to equipment not in use have been reclassified to conform with the current year presentation.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

Impairment of long-lived assets

The Company’s long-lived assets consist of plant, equipment, and mine development. The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Events that may trigger a test for recoverability include, but are not limited to, significant adverse changes to projected revenues, costs, or future expansion plans or changes to federal and state regulations (with which the Company must comply) that may adversely impact the Company’s current or future operations. An impairment is determined to exist if the total projected future cash flows on an undiscounted basis are less than the carrying amount of a long-lived asset group. An impairment loss is measured and recorded based on the excess carrying value of the impaired long-lived asset group over fair value.

To determine fair value, the Company uses a discounted cash flow model based on quantities of estimated recoverable minerals and incorporates projections and probabilities involving metal prices (considering current and historical prices, price trends, and related factors), production levels, operating and production costs, and the timing and capital costs of expansion and sustaining projects, all of which are based on life-of-mine plans. The term “recoverable minerals” refers to the estimated amount of gold and silver that will be sold after taking into account losses during ore processing and treatment. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions, which are consistent or reasonable in relation to internal budgets and projections, and actual future cash flows may be significantly different than the estimates, as actual future quantities of recoverable gold and silver, metal prices, operating and production costs, and the timing and capital costs of expansion and sustaining projects are each subject to significant risks and uncertainties. See Note 7 – Plant, Equipment, and Mine Development, Net for additional information.

During the three months ended June 30, 2020, the Company determined a triggering event had occurred, as it has been unsuccessful in achieving its operating and production costs targets. As a result, the Company performed a recoverability test at June 30, 2020, and no impairments were recorded.

Mineral properties

Mineral properties are tangible assets recorded at cost and include royalty interests, asset retirement costs, and land and mineral rights to explore and extract minerals from properties. Once a property is in the production phase, mineral property costs are amortized using the units-of-production method based upon the estimated recoverable gold ounces in proven and probable reserves at such properties. Costs to maintain mineral properties are expensed in the period they are incurred. As of June 30, 2020 and December 31, 2019, there was no recorded amounts for mineral properties as such values had been written-down to $0 in previous periods.

Asset retirement obligation

The Company’s mining and exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. The Company’s asset retirement obligation (“ARO”), consisting of estimated future mine reclamation and closure costs, may increase or decrease significantly in the future as a result of changes in regulations, mine plans, estimates, or other factors. The Company’s ARO relates to its operating property, the Hycroft Mine, and was recognized as a liability at fair value in the period incurred. An ARO, which is initially estimated based on discounted cash flow estimates, is accreted to full value over time through charges to Accretion in the condensed consolidated statements of operations. Resultant ARO cost assets (recorded in Mineral properties on the condensed consolidated balance sheets) are depreciated on a straight-line method over the related long-lived asset’s useful life. The Company’s ARO is adjusted annually, or more frequently if necessary, to reflect changes in the estimated present value resulting from revisions to the timing or amount of reclamation and closure costs.

Royalty obligation

The Company’s royalty obligation is carried at amortized cost with reductions calculated by dividing actual gold and silver production by the estimated total life-of-mine production from proven and probable mineral reserves. Any updates to proven and probable mineral reserves or the estimated life-of-mine production profile would result in prospective adjustments to the amortization calculation used to reduce the carrying value of the royalty obligation. Amortization reductions to the royalty obligation are recorded to Production costs which is a component of Cost of sales. A portion of the Company’s royalty obligation is classified as current based upon the estimated gold and silver expected to be produced over the next 12 months, using the current mine plan, and current proven and probable mineral reserves. The royalty obligation and its embedded features do not meet the requirements for derivative accounting.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

Derivative instruments

The Company recognizes all derivatives as either assets or liabilities and measures those instruments at fair value. Changes in the fair value of derivative instruments, together with any gains or losses on derivative settlements and transactions, are recorded in earnings to Fair value adjustments in the period in which they occur. In estimating the fair value of derivative instruments, the Company is required to apply judgments and make assumptions that impact the amount recorded for such derivative instruments. The Company does not hold derivative instruments for trading purposes.

As of June 30, 2020, the Company’s only recorded derivative was for warrants (see Note 18 - Fair Value Measurements for additional detail).

Revenue recognition

The Company recognizes revenue for gold and silver sales when it satisfies the performance obligation of transferring inventory to the customer, which generally occurs when the refiner notifies the customer that gold has been credited or irrevocably pledged to their account at which point the customer obtains the ability to direct the use and obtain substantially all of the remaining benefits of ownership of the asset. The transaction amount is determined based on the agreed upon sales prices and the number of ounces delivered. Concurrently, the payment date is agreed upon, which is usually within one week. The majority of sales are in the form of doré bars, but the Company also sells loaded carbon and slag, a by-product. All sales are final.

Stock-based compensation

Stock-based compensation costs for eligible employees are measured at fair value on the date of grant. Stock-based compensation costs are charged to General and administrative on the condensed consolidated statements of operations over the requisite service period. The fair value of awards is determined using the stock price on either the date of grant (if subject only to service conditions) or the date that the Compensation Committee of the Board of Directors establishes applicable performance targets (if subject to performance conditions). The Company estimates forfeitures at the time of grant and revises those estimates in subsequent periods through the final vesting date. See Note 14 - Stock-Based Compensation for additional information.

Phantom shares

Non-employee members of Seller’s board of directors received phantom shares of stock pursuant to a Non-Employee Director Phantom Stock Plan. For grants issued during the years ended 2015 and 2016, the cash payment was equal to the fair market value of one share of common stock of Seller at the date of payment. Under the grant agreements, each phantom share vested on the date of grant and entitled the participant to a cash payment. For grants issued during 2020, 2019 and 2018, the cash payment was equal to the greater of the (1) grant date value, and (2) the fair market value of one share of common stock of Seller at the date of payment. All phantom shares issued by Seller were terminated and paid in connection with the Recapitalization Transaction. See Note 14 - Stock-Based Compensation and Note 18 – Fair Value Measurements for additional information.

Reorganization items

On March 10, 2015, a predecessor of the Company filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Expenses directly associated with finalizing the Chapter 11 cases before the Bankruptcy Court are reported as Reorganization items in the condensed consolidated statements of operations.

Income taxes

The Company accounts for income taxes using the liability method, recognizing certain temporary differences between the financial reporting basis of the Company’s liabilities and assets and the related income tax basis for such liabilities and assets. This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect at the anticipated time of reversal. The Company derives its deferred income tax provision or benefit by recording the change in either the net deferred income tax liability or asset balance for the year. See Note 15 – Income Taxes for additional information.

The Company’s deferred income tax assets include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized. Evidence evaluated includes past operating results, forecasted earnings, estimated future taxable income, and prudent and feasible tax planning strategies. The assumptions

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

utilized in determining future taxable income require significant judgment and are consistent with the plans and estimates used to manage the underlying business.

As necessary, the Company also provides reserves against the benefits of uncertain tax positions taken on its tax filings. The necessity for and amount of a reserve is established by determining, based on the weight of available evidence, the amount of benefit which is more likely than not to be sustained upon audit for each uncertain tax position. The difference, if any, between the full benefit recorded on the tax return and the amount more likely than not to be sustained is recorded as a liability on the Company’s condensed consolidated balance sheets unless the additional tax expense that would result from the disallowance of the tax position can be offset by a net operating loss, a similar tax loss, or a tax credit carryforward. In that case, the reserve is recorded as a reduction to the deferred tax asset associated with the applicable net operating loss, similar tax loss, or tax credit carryforward.

Recently issued accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. In October 2019, the FASB issued ASU No. 2019-10 that amended the effective date of this ASU for non-public entities such that the new standard is effective for fiscal years and interim periods beginning after December 15, 2020. As the Company qualifies as an emerging growth company, the Company plans to take advantage of the deferred effective date afforded to non-public entities. A modified retrospective transition approach is required to either the beginning of the earliest period presented or the beginning of the year of adoption. We have compiled our leases and are in the process of estimating the impact of adopting this ASU.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurements (“ASU 2018-13”), which amends the disclosure requirements for fair value measurements in Topic 820 based on the considerations of costs and benefits. Under ASU 2018-13, certain disclosures were eliminated, while others were modified and there were some additions. The Company’s adoption of ASU 2018-13 on January 1, 2020 did not materially affect its financial statement disclosures.

3. Recapitalization Transaction

Recapitalization Transaction

On May 29, 2020, the Company, formerly known as Mudrick Capital Acquisition Corporation (“MUDS”) and now known and referred to herein as HYMC, consummated a business combination transaction (the “Recapitalization Transaction”) as contemplated by a purchase agreement dated January 13, 2020, as amended on February 26, 2020 (the “Purchase Agreement”), by and among the Company, MUDS Acquisition Sub, Inc. (“Acquisition Sub”) and Hycroft Mining Corporation (“Seller”). Pursuant to the Purchase Agreement, Acquisition Sub acquired all of the issued and outstanding equity interests of the direct subsidiaries of Seller and substantially all of the other assets of Seller and assumed substantially all of the liabilities of Seller. In conjunction with the Recapitalization Transaction, Seller’s indebtedness existing prior to the Recapitalization Transaction was either repaid, exchanged for indebtedness of HYMC, exchanged for shares of HYMC common stock or converted into shares of Seller common stock, and the Company’s post-Recapitalization Transaction indebtedness included amounts drawn under the Sprott Credit Agreement and the assumption of the newly issued Subordinated Notes (as such are defined herein). Upon closing of the Recapitalization Transaction, the Company’s unrestricted cash available for use totaled $68.9 million, the number of shares of HYMC common stock issued and outstanding totaled 50,160,042. In addition, the Company had 34,289,999 outstanding warrants to purchase an equal number of shares of HYMC common stock at $11.50 per share and 12,721,623 warrants to purchase 3,210,213 shares of HYMC common stock at a price of $44.82 per share.

Prior to the Recapitalization Transaction, MUDS was a blank check special purpose acquisition corporation (“SPAC”) with no business operations and prior to the Recapitalization Transaction on May 29, 2020 had assets and liabilities consisting primarily of $10.4 million of cash and $8.9 million of liabilities for accounts payable, accrued expenses, and deferred underwriting fees. As described in Note 2 - Summary of Significant Accounting Policies, the Company accounted for the Recapitalization Transaction as a reverse recapitalization in which the Company’s financial statements reflect a continuation of Seller.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

The material financial effects and actions arising from the Recapitalization Transaction, which are described in detail elsewhere in these financial statements, were as follows (the defined terms that follow are included elsewhere in these financial statements):

Common stock and warrant transactions

a.	The Company issued, in a private placement transaction, an aggregate of 7.6 million shares of HYMC common stock and 3.25 million warrants to purchase shares of HYMC common stock at a price of $10.00 per share for aggregate gross cash proceeds of $76.0 million.
b.	Pursuant to a forward purchase contract, the Company issued 3.125 million shares of HYMC common stock and 2.5 million warrants to purchase shares of HYMC common stock having substantially the same terms as the private placement warrants for gross cash proceeds of $25.0 million. The Company also converted 5.2 million shares of MUDS Class B common stock into the same number of shares of HYMC common stock, of which 3.5 million shares were surrendered to Seller as transaction consideration.
c.	The Company received $10.4 million of cash proceeds from the SPAC trust associated with the 1.2 million shares of MUDS Class A common stock which were not redeemed by MUDS public stockholders. Additionally, the Company has 28.5 million warrants to purchase shares of HYMC common stock at a price of $11.50 per share which were issued to MUDS public stockholders at the time of the SPAC’s initial public offering (see Note 12 – Stockholders’ Equity).
d.	The Company assumed the obligations with respect to 12.7 million Seller Warrants (as defined herein), which Seller Warrants became exercisable to purchase shares of HYMC common stock at an exercise price as of July 1, 2020, of $44.82 per share (see Note 12 – Stockholders’ Equity). As of July 1, 2020, each Seller Warrant was exercisable into approximately 0.2523 shares of HYMC common stock for a total of 3,210,213 shares of HYMC Common Stock.

Seller’s pre-Recapitalization Transaction indebtedness

a.	Seller’s $125.5 million First Lien Agreement with the Bank of Nova Scotia, as agent, and $6.9 million Promissory Note plus accrued and unpaid interest were repaid with cash (see Note 9 - Debt, Net).
b.	$48.5 million of Seller’s 1.25 Lien Notes were exchanged, and subsequently cancelled, for 4.85 million shares of HYMC common stock and the remaining $80.0 million of Seller’s 1.25 Lien Notes were exchanged for $80.0 million in aggregate principal of new Subordinated Notes of the Company (see Note 9 - Debt, Net).
c.	After giving effect to the 1.5 Lien Notes’ 110% repurchase feature, $145.7 million of Seller’s 1.5 Lien Notes plus accrued and unpaid interest were exchanged, and subsequently cancelled, for 16.0 million shares of HYMC common stock (see Note 9 - Debt, Net).
d.	Prior to close, a total of $221.3 million of Seller’s 2.0 Lien Notes were converted into 132.8 million shares of Seller common stock and, together with the existing 2.9 million shares of Seller’s common stock issued and outstanding, received transaction consideration of 15.1 million shares of HYMC common stock distributed by Seller, including 3.5 million surrendered shares received by Seller from MUDS (see Note 9 - Debt, Net). The consideration initially received by Seller was promptly distributed to the its stockholders on a pro rata basis pursuant to Hycroft Mining Corporation’s plan of dissolution.

Sprott entity transactions

a.	The Company assumed the amended Sprott Credit Agreement and was advanced $70.0 million of cash, subject to an original issue discount of 2.0% (see Note 9 - Debt, Net). Pursuant to the Sprott Credit Agreement, the Company issued 0.5 million shares of HYMC common stock to the Lender, which was equal to 1.0% of the Company’s post-closing shares of HYMC common stock issued and outstanding.
b.	The Company entered into the Sprott Royalty Agreement, pursuant to which the Company received $30.0 million of cash proceeds and incurred a 1.5% net smelter royalty payment obligation, payable monthly, relating to the Hycroft Mine’s monthly production (see Note 10 – Royalty Obligation).

Other items

a.	Seller retained a reserve of $2.3 million in cash for use in the dissolution of Hycroft Mining Corporation.
b.	A $2.5 million cash payment was made and 0.04 million shares of HYMC common stock were issued to the Company’s underwriter, Cantor Fitzgerald & Co. (“Cantor”), pursuant to an underwriting agreement. Additionally, a $2.0 million payment

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

was made to Cantor at closing in connection with shares of HYMC common stock held by Cantor which were not redeemed from the SPAC trust balance prior to closing.
c.	The Company remitted $1.8 million of cash to holders of Seller’s deferred phantom units (see Note 18 – Fair Value Measurements) and paid $7.4 million of cash for additional transaction costs.

Upon closing of the Recapitalization Transaction and after giving effect to the terms of the business combination, the former holders of Seller’s indebtedness and common stock, including affiliated entities of such former holders, owned approximately 96.5% of the issued and outstanding HYMC common stock. The following table summarizes the ownership of the Company’s common stock issued and outstanding upon closing of the Recapitalization Transaction:

	Shares	Ownership %
Former Seller stockholders and affiliated entities	48,421,309	96.5%
Former MUDS public stockholders(1)	1,197,704	2.4%
Lender to Sprott Credit Agreement	496,634	1.0%
Cantor Fitzgerald & Co.	44,395	0.1%
Total shares issued and outstanding	50,160,042	100.0%

(1)	Includes 200,000 shares held by Cantor.

4. Inventories

The following table provides the components of inventories and the estimated recoverable gold ounces therein (in thousands, except ounces):

	June 30, 2020		December 31, 2019
	Amount	Gold Ounces	Amount	Gold Ounces
Materials and supplies	$5,043	—	$2,559	—
Merrill-Crowe in process	410	226	1,004	691
Carbon column in-process	2,209	1,397	478	474
Doré finished goods	1,641	885	412	278
Total	$9,303	2,508	$4,453	1,443

As of June 30, 2020 and December 31, 2019, in-process Inventories included $0.2 million and $0.1 million, respectively, of capitalized depreciation and amortization costs.

The following table summarizes Ore on leach pads and the estimated recoverable gold ounces therein (in thousands, except ounces):

	June 30, 2020		December 31, 2019
	Amount	Gold Ounces	Amount	Gold Ounces
Ore on leach pads	$28,180	17,825	$22,062	17,019

As of June 30, 2020 and December 31, 2019 (including write-downs discussed below), Ore on leach pads included $1.9 million and $1.8 million, respectively, of capitalized depreciation and amortization costs.

Write-down of production inventories

The estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related ore contents to the actual gold ounces recovered (metallurgical balancing). During the three and six months ended June 30, 2020, based on metallurgical balancing results, the Company determined that 6,512 and 10,492 ounces of gold, respectively, that had been placed on the leach pads were no longer recoverable and wrote-off these ounces. As a result, the Company recognized a Write-down of production inventories on the condensed consolidated statements of operations, which included production costs of $10.2 million and $16.7 million, respectively, and capitalized depreciation and amortization costs of $0.7 million and $1.3 million, respectively. The write-off of these ounces was primarily due to mismanagement of the oxidation process and not properly adjusting variables in the oxidation process for changes in the ore type based on domain. As a result, we determined that we would recover less than planned of the mismanaged sections of the leach pads.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

Mine site period costs

During the three and six months ended June 30, 2020, the Company incurred $12.9 million and $20.1 million, respectively, of Mine site period costs (inclusive of depreciation and amortization expenses) which did not qualify for allocation to the Company’s production-related inventories and, therefore, were expensed as incurred. Such period costs are generally the result of recurring or significant downtime or delays, unusually high levels of repairs, inefficient operations, overuse of processing reagents, or other unusual costs and activities.

5. Prepaids and Other

The following table provides the components of prepaids and other (in thousands):

	June 30,	December 31,
	2020	2019
Prepaids and other
Prepaids	$4,283	$2,109
Deposits	539	539
Total	$4,822	$2,648

Other assets, non-current
Equipment not in use	$19,683	$19,683
Prepaid supplies inventory	885	—
Royalty - advance payment	240	120
Deferred future financing costs	—	5,083
Total	$20,808	$24,886

As of June 30, 2020 and December 31, 2019, equipment not in use in Other assets, non-current included ball mills, SAG mills, and related motors and components, which were purchased some time ago by Company predecessor. During the six months ended June 30, 2020, the Company engaged an international equipment broker to advertise equipment not in use for potential sale. There is a limited market for the Company’s equipment not in use and any potential purchase would likely be subject to technical and commercial due diligence by the purchaser. The equipment not in use is not classified as held-for-sale as it is uncertain if the Company will sell any of the equipment within one year and, as a result, equipment not in use is included in Other assets, non-current.

The Company has an inventory consignment agreement with a supplier of crusher parts, requiring the supplier to maintain a specified inventory of replacement parts and components that are exclusively for purchase and use at the Hycroft Mine. As part of the agreement, the Company is required to make certain payments in advance of receiving such consignment inventory at the mine site. The Company records advance payments as prepaid supplies inventory within Other assets, non-current until such inventory is received and amounts are reclassified to Inventories.

6. Restricted Cash

The following table provides the components of restricted cash (in thousands):

	June 30,	December 31,
	2020	2019
Asset retirement obligation surety bonds (collateralized obligation)	$39,631	39,477
First Lien Agreement restricted cash - Note 9	—	3,270
Total	$39,631	$42,747

As of June 30, 2020, the Company’s asset retirement obligation was secured with surety bonds totaling $59.9 million, which were partially collateralized by the restricted cash shown above. Restricted cash from the Company’s First Lien Agreement was released on May 29, 2020 when such indebtedness was repaid in conjunction with the Recapitalization Transaction (see Note 3 - Recapitalization Transaction).

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

7. Plant, Equipment, and Mine Development, Net

The following table provides the components of plant, equipment, and mine development, net (in thousands):

	Depreciation Life	June 30,	December 31,
	of Method	2020	2019
Process equipment	5 - 13 years	$15,809	$14,770
Leach pads	Units-of-production	17,431	17,419
Buildings and leasehold improvements	10 years	10,507	10,507
Mine equipment	5 - 7 years	4,898	4,716
Vehicles	3 - 5 years	730	136
Furniture and office equipment	7 years	290	129
Mine development	Units-of-production	408	119
Construction in progress and other		13,736	936
		$63,809	$48,732
Less: accumulated depreciation and amortization		(21,537)	(17,208)
Total		$42,272	$31,524

During the six months ended June 30, 2020, new processing equipment was placed into service, construction of the restart leach pads was completed, and construction of a new larger leach pad began, which comprised substantially all of the construction in progress as of June 30, 2020.

8. Other Liabilities

The following table summarizes the components of other liabilities, current and non-current (in thousands):

	June 30,	December 31,
	2020	2019
Other liabilities, current
Other accrued compensation	$1,784	$1,139
Restricted stock units - Note 14	50	1,210
Accrued compensation for phantom shares - Note 18	—	1,590
Total	$1,834	$3,939

Other liabilities, non-current
Seller Warrant liability - Notes 12 and 18	$18	$18
Payroll Tax Liability	135	—
Total	$153	$18

9. Debt, Net

Debt covenants

The Company’s debt agreements contain representations and warranties, events of default, restrictions and limitations, reporting requirements, and covenants that are customary for agreements of these types.

The Sprott Credit Agreement (as defined herein) contains covenants that, among other things, restrict or limit the ability of the Company to enter into encumbrances (other than Permitted Encumbrances), incur indebtedness (other than Permitted Indebtedness), dispose of its assets (other than Permitted Disposals), pay dividends, and purchase or redeem shares, as such terms are defined in the Sprott Credit Agreement. The Sprott Credit Agreement requires the Company to ensure that, at all times, both its Working Capital and Unrestricted Cash is at least $10.0 million, and that at least every six months from May 29, 2020 (or earlier as required per the terms of the Sprott Credit Agreement) it demonstrates its ability to repay and meet all present and future obligations as they become due with a financial Model that uses consensus gold and silver prices discounted by 5.0%, as such terms are defined in the Sprott Credit Agreement. The Subordinated Notes (as defined herein) include customary events of default, including those relating to a failure to pay principal or interest, a breach of a covenant, representation or warranty, a cross-default to other indebtedness, and non-compliance with security documents.

As of June 30, 2020, the Company was in compliance with all covenants.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

Debt balances

The following table summarizes the components of debt (in thousands):

	June 30,	December 31,
	2020	2019
Debt, net, current:
2.0 Lien Notes	$—	$208,411
1.5 Lien Notes	—	137,050
First Lien Agreement	—	125,468
1.25 Lien Notes	—	77,212
Promissory Note	—	6,773
Less, debt issuance costs	—	(949)
	$—	$553,965
Debt, net, non-current:
Subordinated Notes	$80,711	$—
Sprott Credit Agreement	63,114	—
Less, debt issuance costs	(4,781)	—
	$139,044	$—

As it relates to the $62.3 million initially recorded for the Sprott Credit Agreement on the May 29, 2020 closing of the Recapitalization Transaction, the Company recorded $70.0 million for the stated amount of the borrowing itself, $9.3 million for the additional interest payment obligation, and a $17.0 million discount (inclusive of the $1.4 million original issuance discount) which will be amortized to Interest expense, net using the effective interest method over the term of the Sprott Credit Agreement. As of June 30, 2020, the interest rate charged on the outstanding principal balance of the Sprott Credit Agreement was 8.5%. Using the closing price of $12.65 per share of common stock on the Recapitalization Transaction date, the Company also recorded $6.3 million to Additional paid-in capital for the 496,634 shares of HYMC common stock issued to the Lender.

Sprott Credit Agreement

On October 4, 2019, the Company, as borrower, certain subsidiaries of the Company, as guarantors, and Sprott Private Resource Lending II (Collector), LP. (“Lender”), as arranger, executed a secured multi-advance term credit facility pursuant to which Lender committed to make, subject to certain conditions set forth therein, term loans in an aggregate principal amount up to $110.0 million. On May 29, 2020, the Company entered into the Amended and Restated Credit Agreement (the “Sprott Credit Agreement”) to update the conditions precedent and effect certain other changes to conform to the details of the business combination. On May 29, 2020, at the consummation of the business combination, the Company borrowed $70.0 million under the Sprott Credit Agreement, which was equal to the amount available under the first and second tranches, and issued to Lender 496,634 shares of HYMC common stock, which was equal to 1.0% of the Company’s post-closing shares of common stock outstanding. The Company paid an original issuance discount equal to 2.0% ($1.4 million) of the amount borrowed. The Company does not believe it is currently able to borrow under the third and final $40.0 million tranche of the Sprott Credit Agreement due to its inability to satisfy applicable conditions and production milestones required by certain conditions precedent to borrowing.

Advances under the Sprott Credit Agreement bear interest monthly at a floating rate equal to 7.0% plus the greater of (i) US Dollar three-month LIBOR and (ii) 1.5%, per annum, accruing daily and compounded monthly. For a period of twelve (12) months following the May 29, 2020 initial advance date, no cash payments of interest or principal will be due, with 100% of interest accruing and being capitalized on a monthly basis to the outstanding principal balance of the Sprott Credit Agreement. Additionally, for each three-month period commencing on February 28, 2021 and ending on the maturity date, the Company shall pay Lender additional interest on the last business day of such three-month period, calculated according to a formula set forth in the Sprott Credit Agreement and currently equal to $0.5 million per quarter ($9.3 million in total over the life of the Sprott Credit Agreement). Upon the prepayment of the entire Sprott Credit Agreement, all remaining additional interest payments and all remaining and yet unpaid additional interest must be prepaid as well.

The Company is required to make principal repayments beginning on August 31, 2021 and on the last business day of each calendar quarter thereafter. The first four (4) principal repayments are equal to two and one-half percent (2.5%) of the outstanding principal amount of the Sprott Credit Agreement on May 31, 2021 (including all capitalized interest thereon, if any, but excluding the principal repayment then due). All subsequent principal repayments are equal to seven and one-half (7.5%) of the outstanding principal amount of the Sprott Credit Agreement on May 31, 2021 (including all capitalized interest thereon, if any, but excluding the principal repayment then due). The entire outstanding balance of the Sprott Credit Agreement, together with all unpaid interest and

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

fees (including all capitalized interest, if any), is due on the day that is five years from the last day of the month of the initial closing date, which shall be no later than May 31, 2025, the maturity date. The Company reviewed the features of the Sprott Credit Agreement for embedded derivatives, and determined no such instruments exist.

The Sprott Credit Agreement may be repaid in whole or in part, at any time prior to the maturity date. Each prepayment or cancellation of the Sprott Credit Agreement (including capitalized interest, if any), whether in whole or in part, voluntarily or mandatory, subject to certain exceptions, that occurs on or prior to the fourth anniversary of the date of the initial advance is subject to a prepayment premium between 3.0% and 5.0%. The obligations of the Company under the Sprott Credit Agreement are guaranteed by Credit Parties and secured by a lien on all properties and assets now owned, leased or hereafter acquired or leased by any Credit Party, as such terms are defined and further detailed in the Sprott Credit Agreement.

Subordinated Notes

In connection with the business combination and pursuant to a 1.25 Lien Exchange Agreement, on May 29, 2020, the Company assumed $80.0 million in aggregate principal amount of Seller’s 1.25 Lien Notes that were exchanged as part of the Recapitalization Transaction (the Subordinated Notes”). The Subordinated Notes are secured and subordinate in priority to the obligations under the Sprott Credit Agreement. The Subordinated Notes bear interest at a rate of 10.0% per annum, payable in kind on a quarterly basis. The principal on the New Subordinated Notes is due December 1, 2025.

2.0 Lien Notes

As discussed in Note 3 - Recapitalization Transaction, on May 29, 2020, $221.3 million of 2.0 Lien Notes were converted into shares of Seller common stock which, along with all of Seller’s other stockholders, as part of Sellers’s plan of dissolution, received a pro rata distribution of HYMC common stock from Seller that was received by Seller as consideration from MUDS. The Company recorded a $74.6 million gain recorded directly to retained earnings upon Seller’s distribution of 14,817,256 shares of HYMC common stock to Seller’s former 2.0 Lien Note holders, which represented the difference between the carrying value of the 2.0 Lien Notes and the value of the HYMC common stock received as consideration by Seller’s former 2.0 Lien Note holders. The 2.0 Lien Notes bore interest at a rate of 15.0% per annum, payable in-kind on a quarterly basis, through the issuance of additional 2.0 Lien Notes. The 2.0 Lien Notes were converted into Seller common stock at a conversion price of $1.67 per share. While outstanding, the obligations under the 2.0 Lien Notes and the guarantees by the guarantors in respect thereof were secured by liens on substantially all assets of the Company and the guarantors, subject to the priority of the liens that secured the obligations under the First Lien Agreement, the 1.25 Lien Notes and the 1.5 Lien Notes.

1.5 Lien Notes

As discussed in Note 3 - Recapitalization Transaction, on May 29, 2020, after giving effect to the 1.5 Lien Notes’ 110.0% repurchase feature, $145.7 million of Seller’s 1.5 Lien Notes plus accrued and unpaid interest were exchanged, and subsequently cancelled, for 16,025,316 shares of HYMC common stock. The Company recorded a $14.6 million loss directly to retained earnings upon such exchange, which represented 10.0% of the $145.7 million aggregate principal amount of 1.5 Lien Notes balance at the time of exchange. While outstanding, the 1.5 Lien Notes bore interest at a rate of 15.0% per annum, which was payable in-kind on a quarterly basis, through the issuance of additional 1.5 Lien Notes. While outstanding, the obligations under the 1.5 Lien Notes and the guarantees by the guarantors in respect thereof were secured by liens on substantially all assets of Seller and the guarantors, subject to the priority of the liens that secured the obligations of the First Lien Agreement and the 1.25 Lien Notes but superior in priority to the liens that secured the obligations of the 2.0 Lien Notes and the unsecured obligations of Seller.

1.25 Lien Notes

As discussed in Note 3 - Recapitalization Transaction, on May 29, 2020, $48.5 million in aggregate principal amount of Seller’s 1.25 Lien Notes, which bore interest at 15.0% per annum, payable in-kind, were exchanged, and subsequently cancelled, for 4,845,920 shares of HYMC common stock and the remaining $80.0 million aggregate principal amount of Seller’s 1.25 Lien Notes were exchanged for $80.0 million in aggregate principal amount of new Subordinated Notes that were assumed in the Recapitalization Transaction by the Company bearing interest at a rate of 10.0% per annum, payable-in-kind. The 1.25 Lien Notes bore interest at a rate of 15.0% per annum, which was payable in-kind on a quarterly basis, through the issuance of additional 1.25 Lien Notes. While outstanding, the obligations under the 1.25 Lien Notes and the guarantees by the guarantors in respect thereof were secured by liens on substantially all assets of Seller and the guarantors, subject to the priority of the liens that secured the obligations of the First Lien Agreement but superior in priority to the liens that secured the obligations of the 1.5 Lien Notes, the 2.0 Lien Notes and the unsecured obligations of Seller.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

First Lien Agreement

As discussed in Note 3 - Recapitalization Transaction, on May 29, 2020, $125.5 million of outstanding principal under the First Lien Agreement with the Bank of Nova Scotia as agent, plus accrued interest, was repaid. Most recently, from January 31, 2020 through the repayment date, the First Lien Agreement bore interest at either LIBOR plus 7.5% or an Alternate Base Rate Canada plus 7.5%, as such terms were defined in the First Lien Agreement. The repayment of the First Lien Agreement and other obligations under the First Lien Agreement were guaranteed by all of the direct and indirect domestic subsidiaries of Seller. While outstanding, the obligations under the First Lien Agreement, the guarantees by the guarantors in respect thereof were secured by liens on substantially all of the assets of the Company and its subsidiaries. Upon repayment of the First Lien Agreement, $3.3 million of restricted cash was released to the Company (see Note 6 - Restricted Cash).

Promissory Note

As discussed in Note 3 - Recapitalization Transaction, on May 29, 2020, a $6.9 million Promissory Note was repaid, the obligation of which related to a 2014 settlement with vendor of a predecessor of Seller.

Interest expense, net

The following table summarizes the components of recorded interest expense (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
2.0 Lien Notes	$5,085	$6,997	$12,901	$13,743
1.5 Lien Notes	3,496	4,601	8,635	9,034
1.25 Lien Notes	2,866	852	6,218	1,130
First Lien Agreement	1,708	2,547	4,575	5,058
Sprott Credit Agreement	796	—	796	—
Subordinated Notes	711	—	711	—
Amortization of debt issuance costs	635	503	1,307	1,002
Promissory Note	57	413	142	489
Capitalized interest	(290)	(272)	(334)	(417)
Other interest expense	8	—	8	—
	$15,072	$15,641	$34,959	$30,039

The Company capitalizes interest to Plant, equipment, and mine development, net on the condensed consolidated balance sheets for construction projects in accordance with ASC Topic 835, Interest. Except for the First Lien Agreement and other interest expense, amounts shown in the table above represent non-cash interest expense charges.

10. Royalty Obligation

On May 29, 2020, the closing date of the Recapitalization Transaction, the Company and Sprott Private Resource Lending II (Co) Inc. (the “Payee”) entered into a royalty agreement with respect to the Hycroft Mine (the “Sprott Royalty Agreement”) in which Payee paid to the Company cash consideration in the amount of $30.0 million, for which the Company granted to Payee a perpetual royalty equal to 1.5% of the net smelter returns from its Hycroft Mine, payable monthly. Net Smelter Returns for any given month are calculated as Monthly Production multiplied by the Monthly Average Gold Price and the Monthly Average Silver Price, minus Allowable Deductions, as such terms are defined in the Sprott Royalty Agreement.

The Company has the right to repurchase up to 33.3% (0.5% of the 1.5% royalty) of the royalty on each of the first and second anniversaries from May 29, 2020. The Sprott Royalty Agreement is secured by a first priority lien on certain property of the Hycroft Mine, including (1) all land and mineral claims, leases, interests, and rights; (2) water rights, wells, and related infrastructure; and (3) stockpiles, buildings, structures, and facilities affixed to, or situated on, the Hycroft Mine, which ranks senior to security interests and liens granted pursuant to the Sprott Credit Agreement. In addition to the terms generally described above, the Sprott Royalty Agreement contains other terms and conditions commonly contained in royalty agreements of this nature.

During both the three and six months ended June 30, 2020, the Company recorded amortization of the royalty obligation of  approximately $5,300. As of June 30, 2020, $0.3 million of the royalty obligation was recorded as a current liability based upon the estimated gold and silver expected to be produced over the next 12 months, using the current mine plan, and current proven and probable mineral reserves.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

11. Asset Retirement Obligation

The following table summarizes changes in the Company’s ARO (in thousands):

	2020	2019
Balance at January 1,	$4,374	$5,832
Accretion expense	187	211
Balance at June 30,	$4,561	$6,043

12. Stockholders’ Equity

Following the May 29, 2020 Recapitalization Transaction, as of June 30, 2020, the total number of shares of all classes of capital stock which we have authority to issue is 410,000,000, of which 400,000,000 are common stock, par value $0.0001 per share, and 10,000,000 are preferred stock par value $0.0001 per share. The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect to each of our class of capital stock are discussed below.

Common stock

As of June 30, 2020, there were 50,160,042 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share of common stock held by such holder. The holders of common stock are entitled to the payment of dividends and other distributions as may be declared from time to time by the Board in accordance with applicable law and to receive other distributions from the Company. Subject to the terms of the Recapitalization Transaction and as of May 29, 2020, certain new and existing holders of common stock of the Company, are subject to a lock-up periods, which ranged from six to twelve months or were dependent on the Company’s filing of a registration statement, deemed effective by the SEC.

Preferred stock

As of June 30, 2020, there were no shares of preferred stock issued and outstanding.

Dividend policy

The Company’s credit facility under the Sprott Credit Agreement contains provisions that restrict its ability to pay dividends. For additional information see Note 9 - Debt, Net.

Warrants

As described below, the Company had a total of 47,011,622 warrants outstanding as of June 30, 2020.

Five-year Public Warrants

The Company has 34,289,999 publicly-traded warrants outstanding which entitle holders to purchase one share of HYMC common stock at an exercise price of $11.50 per share for a period of five years from the May 29, 2020 Recapitalization Transaction. The Company has certain abilities to call such warrants if the last reported sale price of HYMC common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period. See Note 3 - Recapitalization Transaction for additional details on transactions to which these warrants were issued.

Seller Warrants

As part of the Recapitalization Transaction, the Company assumed the obligations and liabilities under that certain warrant agreement, dated as of October 22, 2015, by and between Seller and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company, collectively as initial warrant agent; and Continental Stock Transfer & Trust Company, LLC was named as the successor warrant agent (the “Seller Warrant Agreement”). Pursuant to the assumption of the Seller Warrant Agreement, the warrants issued thereunder (the “Seller Warrants”) became exercisable into shares of HYMC common stock. As of the consummation of the Recapitalization Transaction, 3,210,213 shares of common stock may be issued upon exercise of Seller Warrants at an exercise price, determined as of July 1, 2020 pursuant to the Seller Warrant Agreement of $44.82 per share upon the exercise of 12,721,623 Seller Warrants, each currently exercisable into approximately 0.2523 shares of common stock, which exercise price and number of shares may fluctuate under the terms of the Seller Warrant Agreement. Seller Warrants have a seven-year term that expires in October 2022.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

13. Revenues

The table below is a summary of the Company’s gold and silver sales (in thousands, except ounces sold):

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
		Ounces		Ounces		Ounces		Ounces
	Amount	Sold	Amount	Sold	Amount	Sold	Amount	Sold
Gold sales	$7,284	4,237	$—	—	$17,612	10,797	$—	—
Silver sales	352	21,331	—	—	1,148	70,703	—	—
Total	$7,636		$—		$18,760		$—

During the second quarter of 2019, the Company began actively operating the Hycroft Mine, but no ounces of gold or silver were sold. While the Company is not obligated to sell all of its gold and silver to one customer, the vast majority of gold and silver sales during 2020 were to the same customer. During the first six months of 2020, approximately 95.1% of revenue was attributable to sales to one customer.

14. Stock-Based Compensation

Performance and Incentive Pay Plan

The Company’s Performance and Incentive Pay Plan (the “PIPP”), which was approved on February 20, 2019 and amended on May 29, 2020 in connection with the Recapitalization Transaction, is a stock-based compensation plan to attract, retain and motivate employees and directors while directly linking incentives to increases in stockholder value. Terms and conditions (including performance-based vesting criteria) of awards granted under the PIPP are established by the Board of Directors or the Compensation Committee of the Board of Directors, who administer the PIPP. Awards may be granted in a variety of forms, including restricted stock, restricted stock units, stock options, stock appreciation rights, performance awards, and other stock-based awards. The number of shares of common stock made available for award under the PIPP is equal to 5.0% of the issued and outstanding shares of HYMC common stock immediately after the close of the Recapitalization Transaction, or 2,508,002 shares.

As of June 30, 2020, all awards granted under the PIPP were in the form of restricted stock units to employees of the Company. Restricted stock units granted under the PIPP without performance-based vesting criteria typically vest in equal annual installments over two or three years. Awards granted with performance-based vesting criteria typically vest in annual installments over two or three years subject to the achievement of certain financial and operating results of the Company.

For restricted stock units granted in the first quarter of 2019, a price per share was not determined as of the grant date. The number of shares of common stock of the Company to be granted and issued upon vesting is to be calculated on the vesting date, which can be the closing date of the Recapitalization Transaction, June 1, 2020, or the second and third anniversary of the date of the grant or the annual date the compensation committee determines the achievement of the corporate performance targets. In connection with the closing of the Recapitalization Transaction on May 29, 2020, 78,565 restricted stock units, which were granted in 2019, vested at an average price of $12.65 per share, the closing price of HYMC common stock on the date of the Recapitalization Transaction, for a total fair value of $1.0 million. Additionally, on June 1, 2020, 70,238 restricted stock units vested at an average price of $11.50 per share, the closing price of HYMC common stock on such vesting date, for a total fair value of $0.8 million. During the three months ended June 30, 2020, the Company reclassified $1.8 million from Other liabilities, current to Additional paid-in capital for the restricted stock units that vested; however, shares of common stock for such awards have not yet been issued but will be upon the Conversion Date, as defined in the grant agreements. As of June 30, 2020, all outstanding and unvested restricted stock vests through March 2022 and is included in Other liabilities, current on the condensed consolidated balance sheets.

The fair value of restricted stock units is recognized as expense over the vesting period. During the three and six months ended June 30, 2020, the Company recognized $0.2 million and $0.6 million, respectively, in stock-based compensation cost related to previously granted restricted stock units. During the three and six months ended June 30, 2019, the Company recognized $0.3 million and $0.5 million, respectively, in stock-based compensation cost related to the issuance of the restricted stock units.

Non-Employee Director Phantom Stock Plan

Non-executive members of Seller’s Board of Director’s received phantom shares pursuant to the Hycroft Mining Corporation Non-Employee Director Phantom Stock Plan (the “Phantom Plan”) as part of their annual compensation pursuant to phantom stock award agreements. For grants issued during the years ended 2015 and 2016, the cash payment was equal to the fair market value of

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

one share of common stock of Seller at the date of payment. Under the grant agreements, each phantom share vested on the date of grant and entitled the participant to a cash payment. For grants issued during 2020, 2019 and 2018, the cash payment was equal to the greater of the (1) grant date value, and (2) the fair market value of one share of common stock of Seller at the date of payment. The cash payments were to be made to participants upon certain Payment Events, as such term is defined in the Phantom Plan, which was triggered by the closing of the Recapitalization Transaction. In connection with the closing of the Recapitalization Transaction, a $1.8 million cash payment was made to the participants to satisfy the 1,237,500 phantom shares that were vested and outstanding.

During the six months ended June 30, 2020 and 2019, non-employee members of Seller’s board of directors were granted a total of 157,500 and 315,000 phantom shares of stock, respectively, which vested upon grant. During the six months ended June 30, 2020 and 2019, the Company recorded $0.2 million and $0.5 million, respectively, in compensation expense related to the vesting of the phantom shares granted during each respective period, which are included in General and administrative on the condensed consolidated statements of operations. Historically, the Company included amounts for outstanding phantom awards at fair value within Other liabilities, current (see Note 18 – Fair Value Measurements for additional information).

15. Income Taxes

For the three and six months ended June 30, 2020 and 2019, the Company recorded no income tax benefit or expense based upon the estimated annual effective tax rate of 0.0% for each period. The estimated annual effective tax rate for each period was driven by year-to-date net losses for each period along with the expectation of continued losses for the remainder of the years. The gain related to the Recapitalization Transaction was excluded from the estimated annual effective tax rate calculation for the 2020 period as it is considered a discrete item. The Company reversed a portion of the valuation allowance based on the net operating loss expected to be used, in order to offset Seller’s taxable gain related to the Recapitalization Transaction.

The Company is subject to state income tax in Colorado, which is the location of its corporate office, but did not incur any income tax expense related to Colorado due to continued net operating losses. The Company is subject to mining taxes in Nevada, which are classified as income taxes as such taxes are based on a percentage of mining profits, but did not incur any mining tax expense due to continued mining losses. The Company is not subject to foreign income taxes as all of the Company’s operations and properties are located within the United States.

As of December 31, 2019, the Company had $256.5 million of net deferred tax assets, which were primarily comprised of net operating losses and disallowed interest expense under IRC Sec. 163(j). The Company recorded a full valuation allowance of $256.5 million against its net deferred tax assets.

Immediately prior to the Recapitalization Transaction, Seller had estimated net deferred tax assets of approximately $267.8 million, which were primarily comprised of net operating losses and offset by a full valuation allowance. As a result of the Recapitalization Transaction, Seller, which sold all of its issued and outstanding equity interests of its direct subsidiaries and substantially all of its other assets, to Acquisition Sub, which also assumed substantially all of the liabilities of Seller, had a taxable gain and cancellation of indebtedness of approximately $95.0 million before considering Seller’s net operating loss carryforwards. In connection with the Recapitalization Transaction, Seller used approximately $19.9 million of its deferred tax assets to offset the taxable gain in full, resulting in remaining net deferred tax assets of approximately $247.9 million immediately after the Recapitalization Transaction. The remaining net deferred tax assets balance of Seller did not transfer to the Company as a result of the Recapitalization Transaction. For U.S. tax purposes, the sale of Seller’s disregarded subsidiaries interests and other assets was considered a sale of assets. The acquired assets have a carryover basis for US GAAP purposes and the Company has stepped up the fair market value basis in the assets acquired for tax purposes, resulting in the Company having estimated net deferred tax assets of $94.2 million at June 30, 2020. The Company recorded a full valuation allowance of approximately $94.2 million as of June 30, 2020 against the net deferred tax assets, which were determined more likely than not to not be realized.

As necessary, the Company provides a reserve against the benefits of uncertain tax positions taken in its tax filings that are more likely than not to not be sustained upon examination. Based on the weight of available evidence, the Company does not believe it has taken any uncertain tax positions that require the establishment of a reserve. The Company has not recorded any interest or penalties related to income tax liabilities as of June 30, 2020.

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

16. Loss Per Share

The table below shows our basic and diluted loss per share calculations (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(49,790)	$(21,947)	$(84,408)	$(45,387)

Weighted average shares outstanding
Basic	18,395,983	299,780	9,359,655	299,001
Diluted	18,395,983	299,780	9,359,655	299,001

Basic loss per common share	$(2.71)	$(73.21)	$(9.02)	$(151.80)
Diluted loss per common share	$(2.71)	$(73.21)	$(9.02)	$(151.80)

The weighted-average shares of common stock outstanding for the three and six months ended June 30, 2019 have been retroactively restated as shares reflecting the exchange ratio established in the Recapitalization Transaction to effect the reverse recapitalization (1 Seller share for 0.112 HYMC share). Basic and diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Loss per share amounts in the 2019 periods exclude the common share effects from certain of Seller’s debt instruments which are reflected in the 2020 periods.

Due to the Company’s net loss during the three and six months ended June 30, 2020 and 2019, there was no dilutive effect of common stock equivalents because the effects of such would have been anti-dilutive. Using the treasury stock method, the weighted-average common stock equivalents excluded from diluted loss per share calculations were 37.6 million shares (37.5 million shares related to warrants, and 0.1 million shares related to restricted stock units), for both the three and six months ended June 30, 2020. For the three and six months ended June 30, 2019, the weighted-average common stock equivalents excluded from diluted loss per share calculations using the treasury stock method were 37.5 million shares related to warrants. Unvested restricted stock units were excluded from common stock equivalent calculations because the number of shares required to settle such stock-based compensation awards is not known until the future vesting date.

17. Segment Information

The Company’s reportable segments are comprised of operating units which have revenues, earnings or losses, or assets exceeding 10% of the respective consolidated totals, each of which is reviewed by the executive decision-making group to make

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

decisions about resources to be allocated to the segments and to assess their performance. The tables below summarize segment information:

	Three months ended June 30,			Six months ended June 30,
	Hycroft	Corporate		Hycroft	Corporate
	Mine	and Other	Total	Mine	and Other	Total
2020
Revenue - Note 13	$7,636	$—	$7,636	$18,760	$—	$18,760
Cost of sales	31,863	—	31,863	55,731	—	55,731
Other operating costs	94	10,432	10,526	187	12,438	12,625
Loss from operations	24,321	10,432	34,753	37,158	12,438	49,596
Interest expense - Note 9	56	15,016	15,072	141	34,818	34,959
Interest income	(35)	—	(35)	(147)	—	(147)
Loss before reorganization items and income taxes	24,342	25,448	49,790	37,152	47,256	84,408
Reorganization items	—	—	—	—	—	—
Loss before income taxes	$24,342	$25,448	$49,790	$37,152	$47,256	$84,408

2019
Revenue - Note 13	$—	$—	$—	$—	$—	$—
Cost of sales	—	—	—	—	—	—
Other operating costs	4,917	1,214	6,131	11,836	3,161	14,997
Loss from operations	4,917	1,214	6,131	11,836	3,161	14,997
Interest expense - Note 9	414	15,227	15,641	489	29,550	30,039
Interest income	(110)	—	(110)	(226)	—	(226)
Loss before reorganization items and income taxes	5,221	16,441	21,662	12,099	32,711	44,810
Reorganization items	—	285	285	—	577	577
Loss before income taxes	$5,221	$16,726	$21,947	$12,099	$33,288	$45,387

18. Fair Value Measurements

Recurring fair value measurements

The following table sets forth by level within the fair value hierarchy, the Company’s liabilities measured at fair value on a recurring basis (in thousands).

	Hierarchy	June 30,	December 31,
Liabilities:	Level	2020	2019
Other liabilities, current
Accrued compensation for phantom shares	3	$—	$1,590
Other liabilities, non-current
Warrant liability - Note 12	3	$18	$18

Accrued compensation for phantom shares

Certain of Seller’s phantom shares, which were satisfied in full upon closing of the Recapitalization Transaction, were carried at fair value due to holders of such awards being entitled to variable cash payments based upon valuations of the Company’s common stock. The historical fair value of such obligation was computed using inputs and assumptions which were significant and unobservable as Seller was a privately held entity and, as such, were classified within Level 3 of the fair value hierarchy. The inputs and assumptions included estimates of consideration to be received by holders of phantom shares based on the estimated fair value of the consideration which may be allocated to such holders from the various financing transactions Seller was considering at such time based on the implied equity value.

Warrant liability

As part of the Recapitalization Transaction, the Company assumed Seller’s obligations under the Seller Warrant Agreement and the 12.7 million Seller Warrants outstanding became exercisable into shares of HYMC common stock. The Seller Warrant Agreement also contains certain terms and features to reduce the exercise price and increase the number of shares of common stock each warrant

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

is exercisable into. As a result, Seller Warrants are considered derivative financial instruments and carried at fair value. The fair value of Seller Warrants was  computed by an independent third-party consultant (and validated by the Company) using a Monte Carlo simulation model that requires a variety of inputs, including contractual terms, market prices, exercise prices, equity volatility and discount rates. As of June 30, 2020, Seller Warrants were carried at $18,000, which represents the historically computed fair value. The Company plans to update the fair value calculation on at least an annual basis or more frequently if changes in circumstances and assumptions indicate a change from the existing carrying value. Since equity volatility is a significant unobservable input to the valuation, the derivative instruments are classified within Level 3 of the fair value hierarchy. Seller Warrants have a seven-year term which expires in October 2022, an exercise price of $44.82 as of July 1, 2020, and are exercisable into approximately 0.2523 shares of HYMC common stock.

Items disclosed at fair value

Debt

As of June 30, 2020, the fair value of the Company’s total current and non-current debt approximated its carrying value due to the short time period between the May 29, 2020 close of the Recapitalization Transaction and the end of the second quarter of 2020. As of December 31, 2019, Seller determined that certain of its debt instruments’ carrying value exceeded the estimated fair value, which was based on the estimated fair value of the consideration which may be allocated to such debt instruments from the various financing transactions Seller was considering at such time. Accordingly, as of December 31, 2019, Seller estimated that the fair value of the 2.0 Lien Notes and 1.5 Lien Notes was approximately $262.4 million, compared to the carrying value of $345.5 million.

Royalty obligation

As of June 30, 2020, the estimated net present value of the Company’s royalty obligation $99.9 million, compared to the carrying value of $30.0 million. The net present value of the Company’s royalty obligation was modeled using the following level 3 inputs: (1) market consensus inputs for future gold and silver prices; (2) a precious metal industry consensus discount rate of 5.0%; and (3) estimates of the Hycroft Mine’s life-of-mine gold and silver production volumes and timing.

19. Supplemental Cash Flow Information

The following table provides supplemental cash flow information (in thousands):

	Six Months Ended June 30,
	2020	2019
Cash paid for interest	$5,366	$5,271

Significant non-cash financing and investing activities:
Exchange of Seller’s 1.5 Lien Notes for HYMC common stock	160,254	—
Exchange of Seller’s 1.25 Lien Notes for Subordinated Notes	80,000	—
Exchange of Seller’s 1.25 Lien Notes for HYMC common stock	48,459	—
Allocate and write-off of Seller’s debt issuance costs	8,202	—
Plant, equipment, and mine development additions included in accounts payable	3,038	2,592

In addition to the supplemental cash flow information shown above, Note - 3. Recapitalization Transaction and Note 9 - Debt, Net provide additional details on non-cash transactions that were part of the Recapitalization Transaction, as well as information on non-cash interest charges.

20. Commitments and Contingencies

From time to time, the Company is involved in various legal actions related to its business, some of which are class actions lawsuits. Management does not believe, based on currently available information, that contingencies related to any pending or threatened legal matter will have a material adverse effect on the Company’s financial statements, although a contingency could be material to the Company’s results of operations or cash flows for a particular period depending on the results of operations and cash flows for such period. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources, and other factors.

On February 7, 2020, a purported class action complaint was filed by a purported holder of the Company’s warrants, in the Court of Chancery of the State of Delaware against the Company and MUDS. The complaint sought a declaratory judgment that the Recapitalization Transaction constitutes a “Fundamental Change” under the terms of the Seller Warrant Agreement and thereby

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

requiring that Seller Warrants be assumed by MUDS as part of the Recapitalization Transaction, in addition to asserting claims for (1) breach or anticipatory breach of contract against Seller; (2) breach or anticipatory breach of the implied covenant of good faith and fair dealing against Seller; and (3) tortious interference with contractual relations against MUDS. The complaint sought unspecified money damages and also seeks an injunction enjoining the Company and MUDS from consummating the Recapitalization Transaction. On February 26, 2020, MUDS and Seller entered into an amendment to the Purchase Agreement whereby the Company’s liabilities and obligations under the Seller Warrant Agreement were included as a Parent Assumed Liability under the Purchase Agreement. On March 27, 2020, MUDS and Seller filed motions to dismiss the complaint. On May 15, 2020, a hearing was held and the complaint was dismissed. On May 21, 2020, Plaintiff filed a motion to alter or amend the Court’s order in order to retain jurisdiction in order to file application for a mootness fee, to which MUDS and Seller, while disputing factual assertions and characterizations, did not oppose. On June 30, 2020, the motion was granted and the Court retained jurisdiction over the action to hear any mootness fee application.

Financial commitments not recorded in the financial statements

As of June 30, 2020 and December 31, 2019, Seller’s off-balance sheet arrangements consisted of operating lease agreements, a net profit royalty arrangement, and a future purchase obligation for consignment inventory.

Operating Leases

During the first quarter of 2020, the Company signed a lease for mining equipment. The one-year operating lease for mobile mining equipment is used to supplement the Company’s own fleet. The lease term began during the second quarter of 2020 as all equipment was placed into service and has less than a year remaining as of June 30, 2020. The total remaining minimum lease payments was approximately $10.1 million as of June 30, 2020.

The Company also holds an operating lease for the Company’s office space in Denver, Colorado. Rent expense for this office space is $0.1 million annually and expires in January 2022. The total remaining lease payments were $0.2 million as of June 30, 2020.

As the Company has elected to take advantage of the extended transition period for complying with new or revised accounting standards, the liability for the Company’s operating leases will not be considered on the balance sheets until the new lease accounting rules apply to publicly traded emerging growth companies in accordance with the JOBS Act, or we no longer qualify as an emerging growth company.

Net profit royalty

A portion of the Hycroft Mine is subject to a mining lease that requires a 4% net profit royalty be paid to the owner of certain patented and unpatented mining claims. The mining lease also requires an annual advance payment of $120,000 every year mining occurs on the leased claims. All advance annual payments are credited against the future payments due under the 4% net profit royalty. The total payments due under the mining lease are capped at $7.6 million, of which the Company has paid $2.6 million through June 30, 2020, which is included in Prepaids and other in the condensed consolidated balance sheets. See Note 5 - Prepaids and Other for additional detail.

Consignment Inventory

During the first quarter of 2020, Hycroft entered into an agreement with a spare parts supplier that requires the supplier to maintain a specified inventory of replacement parts and components that are exclusively for purchase by Hycroft. Pursuant to the agreement, the Company is required to purchase all of the un-replenished consignment stock inventory, totaling $2.5 million, over the two-year life of the Inventory Consignment agreement. As of June 30, 2020, the Company had prepaid $0.9 million towards the un-replenished consignment stock inventory, which is included in Prepaids and other in the condensed consolidated balance sheets. See Note 2 - Summary of Significant Accounting Policies and Note 5 - Prepaids and Other for additional detail.

21. Related Party Transactions

Certain amounts of the Company’s indebtedness disclosed in Note 9 – Debt, Net have historically, and with regard to the $80.0 million of Subordinated Notes, are currently, held by five financial institutions. As of June 30, 2020, three of the financial institutions, Highbridge Capital Management, LLC (“Highbridge”), Mudrick Capital Management, L.P (“Mudrick”) and, Whitebox Advisors, LLC (“Whitebox”), held more than 10% of the common stock of the Company and, as a result, each are considered a related party (the “Related Parties”) in accordance with ASC 850, Related Party Disclosures. For the three and six months ended June 30, 2020, Interest expense, net of capitalized interest included $12.7 million and $27.8 million, respectively, for the debt held by Related Parties. For the three and six months ended June 30, 2019, Interest expense, net of capitalized interest included $11.0 million and

HYCROFT MINING HOLDING CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

$21.7 million, respectively, for the debt held by Related Parties. As of June 30, 2020 and December 31, 2019, the Related Parties held a total $67.8 million and $421.6 million, respectively, of debt.

22. Subsequent Events

On July 1, 2020, the Company’s Board of Directors and Randy Buffington agreed that Mr. Buffington would depart from the Company effective July 1, 2020. In connection with Mr. Buffington’s departure and in recognition of his successful efforts in developing a new process to economically and profitably recover gold from sulfide ores in a heap leach process and in restarting mining operations at the Hycroft Mine and to reward and compensate him for transition assistance, Mr. Buffington will receive continuation payments for a period of 24 months following his departure at an amount equal to his previous salary. Additionally, the Company and Mr. Buffington entered into a restricted stock unit agreement (time-vesting) pursuant to which the Company granted a special discretionary equity bonus in the form of $1.3 million in restricted stock units convertible into shares of common stock, in which 50.0% vests on the first anniversary of the date of grant, and 50.0% vests on the second anniversary of the date of grant. The liability for the restricted stock units will be included in Other liabilities, current on the condensed consolidated balance sheets as the number of shares of common stock will not be known until the applicable vesting date. Finally, the Company and Mr. Buffington entered into a consulting agreement pursuant to which the Company will pay Mr. Buffington $25,000 per month for 24 months for his performance of consulting services during that time.

The Compensation Committee and Board of Directors approved the following initial annual Director compensation arrangements for non-employee directors, in the form of: (i) an annual cash retainer of $55,000; (ii) annual committee chair fees of $12,500 for the Audit Committee, $10,000 for the Safety, Sustainability and Technical Committee, and $7,500 for each of the Nominating and Governance and Compensation Committees; (iii) annual committee member fees of $5,000 for the Audit Committee, $4,000 for the Safety, Sustainability and Technical Committee, and $2,500 for each of the Nominating and Governance and Compensation Committees; and (iv) $75,000 in annual equity awards in the form of restricted stock units. In addition, an initial equity award in the amount of $50,000 in form of restricted stock units will be granted to each director. Equity awards will be granted at each annual stockholder meeting of the Company unless otherwise determined by the Compensation Committee.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Recapitalization Transaction. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to such statements. The information used to prepare the unaudited pro forma condensed combined financial statements was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus.

●	The historical audited financial statements as of and for the year ended December 31, 2019 of Hycroft Mining Corporation (“Seller”); and
●	The historical audited financial statements as of and for the year ended December 31, 2019 of Mudrick Capital Acquisition Corporation (“MUDS”).

The foregoing historical financial statements have been prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial statements are based on MUDS’ historical financial statements and Seller’s historical consolidated financial statements as adjusted to give effect to the Recapitalization Transaction assuming that the minimum cash condition under the Purchase Agreement is satisfied with no additional cash. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 gives effect to the Recapitalization Transaction, the exchange, the debt and warrant assumption, the 1.25 Lien Exchange, the conversion and the private investment as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of December 31, 2019 gives effect to the Recapitalization Transaction as if such transactions had occurred on December 31, 2019.

The historical financial information has been adjusted to give pro forma effect to the following events that are related and/or directly attributable to the Recapitalization Transaction: (i) the exchange, (ii) the debt and warrant assumption, (iii) the 1.25 Lien Exchange, (iv) the conversion, (v) the PIPE Investment (as defined below), (vi) the forward purchase, (vii) the underwriting commission issuance of MUDS Class A common stock and (viii) the lender issuance of MUDS Class A common stock, each of which are factually supportable and, with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined company. For purposes of the unaudited pro forma financial information contained in this prospectus, the “PIPE Investment” consists of the private investment plus an incremental private placement equity investment, if needed. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Recapitalization Transaction and related transactions.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and preliminary in nature. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MUDS and Seller have not had any historical commercial relationship prior to the Recapitalization Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with MUDS’ and Seller’s financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2019

(UNAUDITED)

(in thousands)

			No Redemption Scenario			Maximum Redemption Scenario
			Pro Forma		Pro Forma	Pro Forma		Pro Forma
	(a)		Adjustments		Combined	Adjustments		Combined
	Seller	(b)	(No		(No	(Max		(Max
	Subsidiaries	MUDS	Redemptions)		Redemptions)	Redemptions)		Redemptions)
Assets:
Cash	$6,220	$209	1,270	c		1,270	c
			(1,590)	c		(1,590)	c
			25,000	d		25,000	d
			71,735	d		—	d
			98,600	e		98,600	e
			10,000	f		20,000	f
			(133,087)	g		(133,087)	g
			(13,589)	h		(12,014)	h
			3,265	i	$68,033	65,000	i	$69,608
Restricted cash	3,270		(3,270)	c	—	(3,270)	c	—
Accounts receivable	97				97	$0		97
Inventories	4,453				4,453			4,453
Ore on leach pads	22,062				22,062			22,062
Prepaids and other	2,648	99			2,747			2,747
Current assets	38,750	308	58,334		97,392	59,909		98,967
Investments held in Trust account		215,386	(215,386)	d	—	(215,386)	d	—
Restricted cash	39,477				39,477			39,477
Plant and equipment, net	51,207				51,207			51,207
Deferred tax asset, net			—	k	—	—	k	—
Other assets, non-current	5,203		(5,083)	j	120	(5,083)	j	120
Total assets	$134,637	$215,694	$(162,135)		$188,196	$(160,560)		$189,771
Liabilities:
Accounts payable	$10,746	$335	(1,025)	h	$10,056	(1,025)	h	$10,056
Interest payable	846		(846)	g	—	(846)	g	—
Other liabilities, current	3,939		(1,590)	c	2,349	(1,590)	c	2,349
Debt, current	553,965		(553,965)	g	—	(553,965)	g	—
Current liabilities	569,496	335	(557,426)		12,405	(557,426)		12,405
Deferred underwriting fees		7,280	(7,280)	h	—	(7,280)	h	—
Other liabilities, non-current	18				18			18
Debt, non-current			64,350	e		64,350	e
			77,212	g		77,212	g
			(5,083)	j	136,479	(5,083)	j	136,479
Royalty agreement			30,000	e	30,000	30,000	e	30,000
Asset retirement obligation, non-current	4,374				4,374			4,374
Total liabilities	573,888	7,615	(398,227)		183,276	(398,227)		183,276

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

			No Redemption Scenario			Maximum Redemption Scenario
			Pro Forma		Pro Forma	Pro Forma		Pro Forma
	(a)		Adjustments		Combined	Adjustments		Combined
	Seller	(b)	(No		(No	(Max		(Max
	Subsidiaries	MUDS	Redemptions)		Redemptions)	Redemptions)		Redemptions)
Stockholders’ (Deficit) Equity:
Common stock subject to possible redemption		203,079	(203,079)	d	—	(203,079)	d	—
Preferred stock		—			—			—
Class A Common stock		—						—
			2	d		1	d
			4	g		4	g
			—	i	6	1	i	6
Class B Common stock		1	(1)	d	—	(1)	d	—
Common stock	3	0	(3)	c	—	(3)	c	—
Additional paid-in capital	5,184	711	(1,235)	c		(1,235)	c
			88,715	d		16,981	d
			4,250	e		4,250	e
			10,000	f		20,000	f
			321,047	g		321,047	g
			4,561	h		2,371	h
			3,265	i	436,498	64,999	i	434,308
Retained earnings (accumulated deficit)	(444,438)	4,288	23,461	g		23,461	g
			(762)	c		(762)	c
			(4,288)	d		(4,288)	d
			(9,845)	h	(431,584)	(6,080)	h	(427,819)
Total stockholders’ (deficit) equity	(439,251)	208,079	236,092		4,920	237,667		6,495
Total liabilities and stockholders’ (deficit) equity	$134,637	$215,694	$(162,135)		$188,196	$(160,560)		$189,771

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2019 (UNAUDITED)

(in thousands, except share and per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
			Pro Forma		Pro Forma	Pro Forma		Pro Forma
	(a)		Adjustments		Combined	Adjustments		Combined
	Seller	(b)	(No		(No	(Max		(Max
	Subsidiaries	MUDS	Redemptions)		Redemptions)	Redemptions)		Redemptions)
Revenues	$13,709				$13,709			$13,709
Cost of sales:
Production costs	11,041		206	c	11,247	206	c	11,247
Depreciation and amortization	1,011				1,011			1,011
Write-down of production inventories .	18,617				18,617			18,617
Total cost of sales	30,669	—	206		30,875	206		30,875
Operating expenses:
Project and development	7,708				7,708			7,708
Care and maintenance	3,529				3,529			3,529
Pre-production depreciation and amortization	1,067				1,067			1,067
Accretion	422				422			422
General and administrative	6,072	876	(1,582)	d	5,366	(1,582)	d	5,366
Reduction in asset retirement obligation	(1,880)				(1,880)			(1,880)
Impairment of long-lived assets	63				63			63
Loss from operations	(33,941)	(876)	1,376		(33,441)	1,376		(33,441)
Other income (expense):
Interest income	795	4,387	(4,387)	e	795	(4,387)	e	795
Interest expense	(64,844)		51,521	f	(13,323)	51,521	f	(13,323)
Loss before reorganization items, net and income taxes	(97,990)	3,511	48,510		(45,969)	48,510		(45,969)
Reorganization items, net	(905)				(905)			(905)
Loss before income taxes	(98,895)	3,511	48,510		(46,874)	48,510		(46,874)
Income tax	—	(900)	900	g	—	900	g	—
Net loss	$(98,895)	$2,611	$49,410		(46,874)	$49,410		$(46,874)
Loss per share:
Basic and diluted	$(36.10)				$(0.94)			$(0.94)
Weighted average shares outstanding:
Basic and diluted	2,739,505		47,272,555		50,012,060	47,318,182		50,057,687

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

Description of the Transactions

MUDS, a publicly traded blank check company, and Seller, a US-based, gold and silver producer operating the Hycroft mine located in the world-class mining region of Northern Nevada, have entered into a definitive purchase agreement, under which Seller will sell all of the equity interests of Seller’s subsidiaries to MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of MUDS (“Acquisition Sub”), and MUDS or Acquisition Sub will acquire substantially all of Seller’s other assets and discharge and pay or assume substantially all of Seller’s liabilities.

Pursuant to the terms of the Recapitalization Transaction, Seller will have, after raising gross cash proceeds of $210.0 million, the minimum cash condition under the Purchase Agreement, at least $50.0 million of unrestricted and available cash on hand at closing. Cash and financing sources for the transaction include

(a)	a $110.0 million multi-tranche credit agreement arranged by Sprott Resource Lending Corp. (the “Sprott Credit Agreement”), of which $70.0 million is expected to be drawn at closing, (B) a $30.0 million 1.5% net smelter royalty agreement arranged by Sprott Private Resource Lending II (Co.) Inc. (the “Sprott Royalty Agreement”), (C) consummation of a $25.0 million forward purchase of MUDS units and shares by sponsor, (d) Assumed New Subordinated Notes not to exceed $80.0 million, (e) the net cash remaining in MUDS’ trust account following any MUDS stockholder redemptions, (f) proceeds generated from the PIPE Investment, which are expected to be at least $13.3 million and (g) the exchange of the Excess Notes and the 1.5 Lien Notes into shares of MUDS Class A common stock and conversion of the Second Lien Notes into shares of Seller common stock immediately prior to the consummation of the Recapitalization Transaction.

Seller’s post-transaction indebtedness will include amounts drawn from the Sprott Credit Agreement plus the Assumed New Subordinated Notes not to exceed $80.0 million. All other indebtedness of Seller will be repaid and retired, exchanged for shares of MUDS Class A common stock, converted into shares of Seller common stock or assumed by MUDS in the transaction.

Accounting for the Business Combination

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, for financial reporting purposes, MUDS has been treated as the “acquired” company and Seller has been treated as the “acquirer”. This determination was primarily based on current stockholders of Seller having a relative majority of the voting power of the combined entity, the operations of Seller prior to the acquisition comprising the only ongoing operations of the combined entity, the fact that four of the seven director nominees to the HYMC board of directors are current directors of Seller (and such nominees are therefore expected to comprise a majority of the HYMC board of directors following the Recapitalization Transaction), and senior management of Seller comprising the majority of the senior management of the combined entity. At any redemption level, including the maximum, Seller’s common stockholders prior to the consummation of the Recapitalization Transaction (and after issuance of additional shares of Seller common stock pursuant to the conversion of the Second Lien Notes) and the holders of the Excess Notes and 1.5 Lien Notes receiving shares of MUDS Class A common stock in exchange for their notes, will hold more than 50% at a minimum, and up to approximately 94% at a maximum, of the total shares of MUDS Class A common stock which will be issued and outstanding upon consummation of the Recapitalization Transaction.

Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Seller. The net assets of Seller will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the following events that are related and/or directly attributable to the Recapitalization Transaction: (i) the exchange, (ii) the debt and warrant assumption, (iii) the 1.25 Lien Exchange, (iv) the conversion, (v) the PIPE Investment, (vi) the forward purchase, (vii) the underwriting commission issuance of MUDS Class A common stock and (viii) the lender issuance of MUDS Class A common stock, each of which are factually supportable and, with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Recapitalization Transaction, and the foregoing transactions attributable to the Recapitalization Transaction listed above.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and preliminary in nature. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MUDS and Seller have not had any historical commercial relationship prior to the Recapitalization Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with MUDS’ and Seller’s financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus. Additionally, for more information about the Recapitalization Transaction, please see the sections entitled “The Business Combination” and “The Purchase Agreement and Related Agreements” to the Joint Proxy Statement/Prospectus.

Redemption Scenarios

The unaudited pro forma condensed combined financial information has been prepared using two redemption scenarios, which give effect to the range of minimum and maximum redemptions that may occur in addition to the effects of other financing agreements and exchanges outlined in the Description of Business Combination section above.

a)	No Redemption Scenario — The no redemption scenario assumes that, after giving effect to the stock redeemed by public stockholders in connection with the Extension Meeting, no additional shares of MUDS Class A common stock are redeemed, resulting in aggregate cash available for transaction consideration, before any costs and fees, of $71.7 million for the benefit of the continuing combined entity. At the Extension Meeting, 13,890,713 shares of MUDS Class A common stock (approximately 67%) were redeemed, which, when applied to the February 10, 2020 trust balance of $216.0 million of Investments held in trust, results in $71.7 million remaining for presentation in the no redemption scenario. Following the Extension Meeting a total of 6,909,287 shares of MUDS Class A common stock remained unredeemed.
b)	Maximum Redemption Scenario — The maximum redemption scenario assumes that 20,800,000 shares of MUDS Class A common stock, or 100% of the outstanding shares of MUDS Class A common stock, are redeemed, resulting in an aggregate payment before any costs and fees, of $216.0 million as of February 10, 2020 ($215.4 million as of December 31, 2019) out of the trust account to the holders of MUDS Class A common stock. In its historical audited financial statements as of and for the year ended December 31, 2019, to support its financial reporting presentation requirements for the Trust, the Sponsor has presented 693,177 shares of Class A Common Stock as issued and outstanding which is exclusive of the 20,106,823 shares of Class A Common Stock presented as subject to possible redemption in those same financial statements; however, the total of these two amounts, which equals 20,800,000 shares, is entirely subject to redemption.

The following table summarizes the estimated transaction consideration and costs and fees under each redemption scenario. The amounts reflected below are preliminary in nature and subject to future adjustment as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs. The preliminary amounts shown below are not indicative or representative of how such transactions may be reported in the future for financial reporting purposes upon the

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

completion of all technical accounting analysis. See the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements for additional details and pro forma adjustments related to the below instruments and transactions.

	(a)	(b)
	No	Maximum
Preliminary Estimated Consideration	Redemptions	Redemptions
Cash:
Investments held in Trust account(1)	$71,735	$—
Sprott Credit Agreement(2)	68,600	68,600
Royalty Agreement(3)	30,000	30,000
Sponsor forward purchase (MUDS units and shares)(4)	25,000	25,000
Proceeds from PIPE Investment (MUDS stock)(5)	10,000	20,000
Backstop Agreement (MUDS stock and warrants)(6)	3,265	65,000
Class A common stock:
MUDS stock issued to holders of Seller’s 1.5 Lien Notes(7)	150,755	150,755
MUDS stock issued to former holders of Seller’s Second Lien Notes(8)(9)	170,296	170,296
MUDS stock issued to Seller’s common stockholders(8)(9)	3,949	3,949
Assumed debt:
New Subordinated Notes(10)	77,212	77,212
Estimated Consideration, Gross	610,812	610,812
Transaction fees and costs:
Management incentive compensation(11)	(7,339)	(5,764)
Deferred underwriting fees(12)	(7,061)	(4,871)
Investment banking advisory services(13)	(3,750)	(3,750)
Estimated Fees and Costs	(18,150)	(14,385)
Estimated Consideration, Net	$592,662	$596,427

(1)	Represents estimated remaining gross proceeds from investments held in Trust account, using the February 10, 2020 trust balance of $216.0 million, after giving effect to the stock redeemed by public stockholders in connection with the Extension Meeting.
(2)	Represents the gross proceeds expected to be advanced under the Sprott Credit Agreement on the closing date after giving effect to the 2% issuance discount of $1.4 million.
(3)	Proceeds from the Sprott Royalty Agreement.
(4)	Gross proceeds from the forward purchase of MUDS’ units and shares by sponsor at $10.00 per unit.
(5)	Estimated gross proceeds from shares of MUDS Class A common stock purchased at $10.00 per share through the PIPE Investment (excluding the proceeds from the Subscription/Backstop Agreements but including incremental equity investment).
(6)	Estimated gross proceeds from shares of MUDS Class A common stock issued at $10.00 per share under the Subscription/Backstop Agreements; the counterparties to the Subscription/Backstop Agreements are investment funds affiliated with Seller and will receive 0.5 warrants per share (3.25 million warrants) regardless of whether or not such parties are required to purchase any shares pursuant to the Subscription/Backstop Agreements.
(7)	Represents the estimated value of shares of MUDS Class A common stock issued at $10.00 per share to holders of the 1.5 Lien Notes to satisfy any remaining and unpaid balance following any cash repayments of the 1.5 Lien Notes (based on the cash available for such repayments, if any).
(8)	Represents the estimated value of shares of MUDS Class A common stock distributed, on a pro rata basis, to holders of Seller common stock, including the former holders of the Second Lien Notes, at $10.00 per share following the conversion of the Second Lien Notes into shares of Seller common stock.
(9)	Does not reflect distribution of Surrendered Shares to holders of Seller common stock, including the former holders of the Second Lien Notes, as Surrendered Shares, while received by Seller as consideration in transaction for distribution to holders of Seller common stock, including the former holders of the Second Lien Notes, are an allocation of MUDS Class A common shares and do not result in specific or additional transaction consideration requiring pro forma adjustment in these unaudited pro forma condensed combined financial statements.
(10)	Represents the New Subordinated Notes issued in exchange for the 1.25 Lien Notes.
(11)	Represents cash payments for management incentive bonuses pursuant to Seller’s Retention Bonus Plan.
(12)	Represents amounts due to MUDS’ underwriter which were deferred until the completion of a business combination. The fees will be paid with (A) $2.5 million cash, (B) $2.0 million of MUDS’ Class A common stock, and (C) $2.78 million of MUDS Class A common stock to be paid dependent on the level of redemptions and PIPE investment proceeds and a sliding scale using a price of $10.00 per share and a $75.0 million threshold.
(13)	Represents amounts due for investment banking advisory services to Seller.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2019

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 reflects the following adjustments:

(a)	Represents the historical audited balance sheet of Hycroft Mining Corporation, Seller, as of December 31, 2019. For financial reporting purposes under US GAAP, Seller is the acquirer.
(b)	Represents the historical audited balance sheet of MUDS, as of December 31, 2019. For financial reporting purposes under US GAAP, MUDS is the acquiree.
(c)	Represents adjustments to Seller’s balances for certain assets and liabilities that will either remain with Seller or be settled as part of the transaction, including, (1) $2.0 million of cash (post reclassification of $3.3 million of restricted cash to available cash) to be retained by Seller, (2) $1.6 million of cash paid at closing of the Recapitalization Transaction to settle the deferred phantom unit liability, and (3) related stockholders’ equity adjustments based on the $3.9 million of value for 394,857 shares of MUDS Class A common stock, at $10.00 per share, representing the portion of the 32,500,000 shares of MUDS Class A common stock issued by MUDS that is distributed to the existing owners of Seller’s common stock. Based on the terms of the Recapitalization Transaction and allocation hierarchy of transaction consideration, the value of the 394,857 shares of MUDS Class A common stock received by Seller’s stockholders exceeds Seller’s December 31, 2019 paid-in capital balance of $5.2 million, less the $2.0 million of cash retained by Seller, by approximately $0.8 million.

The allocation of the 32,500,000 shares of MUDS Class A common stock issued by MUDS is determined using the balances of Seller’s paid-in capital and the Excess Notes, the 1.5 Lien Notes and the Second Lien Notes (collectively referred to as the “Seller Stockholder Funded Debt”, which, based on the terms of the Recapitalization Transaction and allocation hierarchy of transaction consideration results in the Excess Notes and 1.5 Lien Notes (at 110% of face value) being satisfied in full, after which the remaining consideration is distributed on a pro rata basis to Seller’s common stockholders, which includes the former holders of the Second Lien Notes. Accordingly, as the balances of Seller Stockholder Funded Debt has increased after December 31, 2019 for additional 1.25 Lien Note issuances, which increases the balance of the Excess Notes, and for payment-in-kind interest added to Seller Stockholder Funded Debt balances, the future/actual allocation of the 32,500,000 shares of MUDS Class A common stock at the transaction closing date will not match the presentation of such herein or included elsewhere in this prospectus as a higher number of shares will be allocated to the holders of the Excess Notes and 1.50 Lien Notes with corresponding decreases to the number of shares of MUDS Class A common stock distributed on a pro rata basis to Seller’s common stockholders, which includes the former holders of the Second Lien Notes. The following table provides a summary of the pro forma adjustments related to the $325.0 million (representing 32,500,000 shares of MUDS Class A common stock) of consideration paid to Seller and distributed to Seller’s stockholders, including the former Second Lien Noteholders, using Seller’s December 31, 2019 recorded balances:

		Pro Forma Adjustments
		1.5 Lien Notes	Cash		Total Pro
	Seller	Exchanged	Retained by	Pro Rata	Forma	Pro Forma
	Subsidiaries	at 110%	Seller	Adjustments	Adjustments	Combined(1)
Additional paid-in capital	$5,184		$(2,000)	$765	$(1,235)	$3,949
Debt, current:
1.5 Lien Notes	137,050	13,705			13,705	150,755
Second Lien Notes	208,411			(38,115)	(38,115)	170,296
	$350,645	$13,705	$(2,000)	$(37,350)	$(25,645)	$325,000

(1)	$325.0 million of consideration issued by MUDS is allocated among the exchange of Seller’s existing Excess Notes (which had a balance of $nil as of December 31, 2019) and conversion of Second Lien Notes balances into shares of Seller common stock and the exchange of the 1.5 Lien Notes for shares of MUDS Class A common stock.

See Note 4. Pro Forma Loss Per Share to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(d)	Under both the no redemption and maximum redemption scenarios, a $4.3 million adjustment is made to remove the retained earnings balance of MUDS.

No Redemption — Represents (1) the reclassification of $71.7 million (representing 6,909,287 shares of MUDS Class A common stock) of investments held in Trust account to cash available for the benefit of the continuing combined entity and $143.7 million (representing 13,890,713 shares of MUDS Class A common stock) disbursed for redemptions, (2) $25.0 million of proceeds received pursuant to the Sponsor’s forward purchase agreement for 2,500,000 MUDS units and 625,000 of shares of MUDS Class A common stock, and (3) related stockholders’ equity adjustments to (i) reclassify 6,216,110 shares of MUDS Class A common stock subject to redemption to HYMC Class A common stock and additional paid-in capital, (ii) record the units and

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

shares of MUDS Class A common stock purchased by the Sponsor under the forward purchase, and (iii) record the conversion and reclassification of 5,200,000 shares of MUDS Class B common stock into shares of MUDS Class A common stock, of which 1,941,667 are surrendered to Seller for pro rata distribution to Seller’s stockholders, which includes the former Second Lien Noteholders following conversion of the Second Lien Notes into Seller common stock. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents (1) the distribution of $215.4 million (representing 20,106,823 shares of MUDS Class A common stock) of investments held in Trust account to common stockholders of MUDS to disburse the funds for redemptions, (2) $25.0 million of proceeds received pursuant to the Sponsor’s forward purchase agreement for 2,500,000 MUDS units and 625,000 of shares of MUDS Class A common stock, and (3) related stockholders’ equity adjustments to (i) record the distribution of MUDS Class A common stock subject to redemption, (ii) record the units and shares of MUDS Class A common stock purchased by the Sponsor under the forward purchase agreement and (iii) record the conversion and reclassification of 5,200,000 shares of MUDS Class B common stock into shares of MUDS Class A common stock, of which 3,584,616 are surrendered to Seller for pro rata distribution to Seller’s stockholders, which includes the former Second Lien Noteholders following conversion of the Second Lien Notes into Seller common stock. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(e)	Represents the $98.6 million of proceeds from transactions with the Sprott entities, which include (1) $68.6 million of net proceeds received from the Sprott Credit Agreement ($70.0 million gross reduced for a 2% issuance discount), of which $4.3 million was recorded to additional paid-in capital for the partner alignment shares (495,169 shares of MUDS Class A common stock under the No Redemption scenario and 495,621 shares of MUDS Class A common stock under the Maximum Redemption scenario), and (2) $30.0 million of proceeds received from the Sprott Royalty Agreement arranged by Sprott Resource Lending Corp. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.
(f)	No Redemption — Represents $10.0 million of proceeds received from the 1,000,000 shares of MUDS’ stock sold to investors in the PIPE Investment at $10.00 per share. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents $20.0 million of proceeds received from the 2,000,000 shares of MUDS Class A common stock sold to investors in the PIPE Investment (excluding the proceeds from the Subscription/Backstop Agreements but including the incremental equity investment) at $10.00 per share to satisfy the minimum cash requirement of $210.0 million of gross cash raised in the transactions. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(g)	Represents the repayment, exchange, or conversion of Seller’s existing debt and interest balances.

Under both the no redemption and maximum redemption scenarios (1) the $125.5 million First Lien Credit Agreement, $6.8 million Jacobs Note, and $0.8 million of interest payable are repaid with cash, (2) the $77.2 million of outstanding 1.25 Lien Notes are exchanged for Assumed New Subordinated Notes, (3) the 1.5 Lien Notes are entitled to receive an amount equal to 110% of the principal balance, which was $13.7 million more than the $137.1 million recorded balance as of December 31, 2019, and are repaid with 15,075,500 shares of MUDS Class A common stock, and (4) the Second Lien Notes are converted into shares of Seller common stock and then 17,424,500 shares of MUDS Class A common stock is distributed pro rata to all holders of Seller common stock (including former holders of Seller common stock following the conversion of the Second Lien Notes which represents 17,029,643 shares of MUDS Class A common stock distributed on a pro rata basis) and the Second Lien Notes will realize a $38.1 million adjustment below the December 31, 2019 recorded balance of $208.4 million based on the terms of the

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Recapitalization Transaction and allocation hierarchy of transaction consideration. See “2(c)” above for additional detail on the methodology and adjustments to Seller’s 1.5 Lien Notes and 2.0 Lien Notes balances.

	Seller			Issuance of	Equity
	Subsidiaries		Cash	New Subord.	Conversions /	Pro Forma
	Balance	Adjustments	Repayments	Notes	Exchanges	Combined
Debt, current
First Lien Agreement	$125,468		$(125,468)			$—
1.25 Lien Notes	77,212			(77,212)		—
1.5 Lien Notes	137,050	13,705	—		(150,755)	—
Second Lien Notes	208,411	(38,115)			(170,296)
Jacobs Note	6,773		(6,773)			—
Less, debt issuance costs	(949)	949				—
	$553,965					$—
Interest payable
First Lien Agreement	$846		(846)			$—
		$(23,461)	$(133,087)	$(77,212)	$(321,051)

See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(h)	No Redemption — Represents the payments of underwriting fees and transaction costs, including (1) $13.6 million of cash for (i) a $7.3 million management incentive plan payment, (ii) $2.5 million paid for deferred underwriting fees, and (iii) $3.8 million for investment banking advisory services for Seller and (2) $4.6 million for 456,104 shares of MUDS Class A common stock issued for deferred underwriting fees. As of December 31, 2019, $1.0 million was accrued in accounts payable for the investment banking advisory services for Seller and $7.3 million was accrued as deferred underwriting fees.

Maximum Redemption — Represents the same pro forma adjustments as the no redemption scenario except that (1) cash underwriting fees and transaction costs total $12.0 million, which includes (i) a $5.8 million management incentive plan payment, (ii) $2.5 million paid for deferred underwriting fees, and (iii) $3.8 million for investment banking advisory services for Seller, and (2) only $2.4 million, representing 237,067 shares of MUDS Class A common stock, are issued for deferred underwriting fees.

See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(i)	No Redemption — Represents $3.3 million (representing 326,500 shares of MUDS Class A common stock) of cash proceeds received pursuant to the Subscription/Backstop Agreements, to satisfy the minimum cash requirement of $210.0 million of gross cash raised in the transactions, and related stockholders’ equity adjustments. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents $65.0 million (representing 6,500,000 shares of MUDS Class A common stock) of cash proceeds received pursuant to the Subscription/Backstop Agreements and related stockholders’ equity adjustments. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(j)	Represents the reclassification of Seller’s deferred future financing costs related to the debt financing to debt, resulting in $5.1 million of such deferred costs presented as a contra-liability.
(k)	The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, for financial reporting purposes, MUDS has been treated as the “acquired” company and Seller has been treated as the “acquirer.” For tax purposes, MUDS will be treated as the acquirer and is expected to establish a new tax basis in the purchased assets which may result in the recognition of a net deferred tax asset; however, these pro forma adjustments do not include any adjustments for increases in deferred tax assets as it uncertain as to the ultimate realization of any future tax benefits.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2019

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 reflects the following adjustments:

(a)	Represents the historical audited statement of operations of Seller for the year ended December 31, 2019. For financial reporting purposes under GAAP, Seller is the acquirer.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(b)	Represents the historical audited statement of operations of MUDS for the year ended December 31, 2019. For financial reporting purposes under GAAP, MUDS is the acquiree.
(c)	Represents the effect of the Sprott Royalty Agreement cost, calculated as a percentage of revenue.
(d)	Represents adjustments of(1) $0.9 million for MUDS’ general and administrative costs and (2) $0.7 million of deferred phantom unit costs of Seller, both of which are not expected to have a continuing impact on the combined company.
(e)	Represents an adjustment of $4.4 million for interest income from investments held in the Trust account as such funds would be used as transaction consideration or classified as available cash in the combined company.
(f)	Represents adjustments to interest expense to (1) remove effects of Seller’s obligations, which will not have a continuing effect on the combined company, and (2) add the effects of the obligations of the combined company, namely (i) $70.0 million expected to be advanced under the Sprott Credit Agreement on the closing date of the Recapitalization Transaction and (ii) $77.2 million of Assumed New Subordinated Notes in exchange for the 1.25 Lien Notes. The pro forma adjustments do not include the effects of any issuance discounts which may be calculated in the future as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs.

	Seller
	Subsidiaries	Pro Forma	Pro Forma
	Balance	Adjustments	Combined
First Lien Agreement	$10,022	$(10,022)	$—
1.25 Lien Notes	5,241	(5,241)	—
1.5 Lien Notes	18,763	(18,763)	—
Second Lien Notes	28,537	(28,537)	—
Jacobs Note	785	(785)	—
Amortization of debt issuance costs	2,047	(2,047)	—
Less: capitalized interest	(551)		(551)
Assumed New Subordinated Notes		7,721	7,721
Sprott Credit Agreement		6,153	6,153
	$64,844	$(51,521)	$13,323

(g)	Represents adjustments to reverse income tax expense recorded by MUDS as the combined company has a loss before income taxes.

Note 4. Pro Forma Loss Per Share

The tables below summarize the estimated pro forma shares of HYMC Class A common stock issued and outstanding as a result of the transactions using December 31, 2019 recorded balances and the no redemption and maximum redemptions scenarios and assumptions described in Note 1. Basis of Presentation to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements. Since the balances of Seller Stockholder Funded Debt have increased after December 31, 2019 for additional issuance of 1.25 Lien Notes, which increases the balance of Excess Notes, and for payment-in-kind interest added to Seller Stockholder Funded Debt balances, the future/actual allocation of 32,500,000 shares of MUDS Class A common stock at the transaction closing date between Seller Stockholder Funded Debt holders and Seller’s common stockholders (including holders of Seller common stock following the conversion of the Second Lien Notes) will not match the presentation of such herein or included elsewhere in this prospectus as a higher number of shares will be allocated to the holders of the Excess Notes and 1.50 Lien Notes with corresponding

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

decreases to the number of shares allocated to Seller’s common stockholders (including holders of Seller common stock following the conversion of the Second Lien Notes).

			Pro Forma Adjustments — No Redemption Scenario
		Mudrick	See	See	See	See	See	See	See	Pro Forma
		Capital	Note 2(c)	Note 2(d)	Note 2(e)	Note 2(f)	Note 2(g)	Note 2(h)	Note 2(i)	Combined
	Seller	Acquisition	for further	for further	for further	for further	for further	for further	for further	(No
Description	Subsidiaries	Corporation	detail	detail	detail	detail	detail	detail	detail	Redemptions)
Seller’s common stockholders	2,897,568		(2,502,711)							394,857
MUDS’ stockholders:
Common Stock subject to redemption		20,106,823		(20,106,823)						—
Class A Common Stock:
Existing stockholders		693,177		6,216,110						6,909,287
Sponsor forward purchase				3,125,000						3,125,000
Shares retained by Sponsor from Class B conversions				3,258,333						3,258,333
Surrendered Shares to Seller’s stockholders and Second Lien Noteholders				1,941,667						1,941,667
Class B Common Stock		5,200,000		(5,200,000)						—
PIPE Investment						1,000,000				1,000,000
Exchange and conversions of Seller’s debt:
1.25 Lien Notes										—
1.5 Lien Notes							15,075,500			15,075,500
Former holders of Second Lien Notes							17,029,643			17,029,643
Deferred underwriting fees (Cantor)								456,104		456,104
Sprott Credit Agreement					495,169					495,169
Backstop Agreement with Initial Subscribers									326,500	326,500
	2,897,568	26,000,000	(2,502,711)	(10,765,713)	495,169	1,000,000	32,105,143	456,104	326,500	50,012,060

			Pro Forma Adjustments — Maximum Redemption Scenario
		Mudrick	See	See	See	See	See	See	See	Pro Forma
		Capital	Note 2(c)	Note 2(d)	Note 2(e)	Note 2(f)	Note 2(g)	Note 2(h)	Note 2(i)	Combined
	Seller	Acquisition	for further	for further	for further	for further	for further	for further	for further	(Max
Description	Subsidiaries	Corporation	detail	detail	detail	detail	detail	detail	detail	Redemptions)
Seller’s common stockholders	2,897,568		(2,502,711)							394,857
MUDS’ stockholders:
Common Stock subject to redemption		20,106,823		(20,106,823)						—
Class A Common Stock:
Existing stockholders		693,177		(693,177)						—
Sponsor forward purchase				3,125,000						3,125,000
Shares retained by Sponsor from Class B conversions				1,615,384						1,615,384
Surrendered Shares to Seller’s stockholders and Second Lien Noteholders				3,584,616						3,584,616
Class B Common Stock		5,200,000		(5,200,000)						—
PIPE Investment						2,000,000				2,000,000
Exchange and conversions of Seller’s debt:
1.25 Lien Notes										—
1.5 Lien Notes							15,075,500			15,075,500
Former holders of Second Lien Notes							17,029,643			17,029,643
Deferred underwriting fees (Cantor)								237,067		237,067
Sprott Credit Agreement					495,621					495,621
Backstop Agreement with Initial Subscribers									6,500,000	6,500,000
	2,897,568	26,000,000	(2,502,711)	(17,675,000)	495,621	2,000,000	32,105,143	237,067	6,500,000	50,057,687

The table below summarizes the estimated pro forma loss per share as a result of the transactions had such transactions occurred on January 1, 2019. After the transaction, there will be (1) 34.3 million warrants to purchase shares of MUDS common stock outstanding at an exercise price of $11.50 per share and (2) an additional number of warrants to purchase shares of MUDS common stock pursuant to the assumption of the outstanding Seller warrants, the quantity and exercise price of which will be determined pursuant to the terms of Seller Warrant Agreement to be assumed by MUDS upon consummation of the Recapitalization Transaction; however, since all warrant instruments would be anti-dilutive, they were excluded from the below calculations.

	Year ended December 31, 2019
	No	Max
	Redemptions	Redemptions
Net loss	$(46,874)	$(46,874)
Basic and diluted shares outstanding	50,012,060	50,057,687
Basic and diluted loss per share	$(0.94)	$(0.94)

UPDATED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Recapitalization Transaction. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to such statements. The information used to prepare the unaudited pro forma condensed combined financial statements was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included in this prospectus.

●	The historical unaudited condensed financial statements as of and for the three months ended March 31, 2020 and the historical audited financial statements as of and for the year ended December 31, 2019 of Hycroft Mining Corporation (“Seller”); and
●	The historical unaudited condensed financial statements as of and for the three months ended March 31, 2020 and the historical audited financial statements as of and for the year ended December 31, 2019 of Mudrick Capital Acquisition Corporation (“MUDS”).

The foregoing historical financial statements have been prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial statements are based on MUDS’ historical financial statements and Seller’s historical consolidated financial statements as adjusted to give effect to the Recapitalization Transaction assuming that the minimum cash condition under the Purchase Agreement is satisfied with no additional cash. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 and the year ended December 31, 2019 gives effect to the Recapitalization Transaction, the exchange, the debt and warrant assumption, the 1.25 Lien Exchange, the conversion and the private investment as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives effect to the Recapitalization Transaction as if such transactions had occurred on March 31, 2020.

The historical financial information has been adjusted to give pro forma effect to the following events that are related and/or directly attributable to the Recapitalization Transaction: (i) the exchange, (ii) the debt and warrant assumption, (iii) the 1.25 Lien Exchange, (iv) the conversion, (v) the PIPE Investment (as defined below), (vi) the forward purchase, (vii) the underwriting commission issuance of MUDS Class A common stock and (viii) the lender issuance of MUDS Class A common stock, each of which are factually supportable and, with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined company. For purposes of the unaudited pro forma financial information contained in this prospectus, the “PIPE Investment” consists of the private investment plus an incremental private placement equity investment, if needed. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Recapitalization Transaction and related transactions.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and preliminary in nature. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MUDS and Seller have not had any historical commercial relationship prior to the Recapitalization Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with MUDS’ and Seller’s financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in this prospectus.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2020

(UNAUDITED)

(in thousands)

			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Assets:
Cash	$6,566	$13	679	c		679	c
			(1,853)	c		(1,853)	c
			25,000	d		25,000	d
			71,786	d		—	d
			98,600	e		98,600	e
			10,000	f		20,000	f
			(132,697)	g		(132,697)	g
			(13,589)	h		(12,014)	h
			3,214	i	$67,719	65,000	i	$69,294
Restricted cash	2,929		(2,929)	c	—	(2,929)	c	—
Accounts receivable	851				851			851
Inventories	4,989				4,989			4,989
Ore on leach pads	26,122				26,122			26,122
Prepaids and other	4,131	54			4,185			4,185
Current assets	45,588	67	58,211		103,866	59,786		105,441
Investments held in Trust account		71,786	(71,786)	d	—	(71,786)	d	—
Restricted cash	39,595				39,595			39,595
Plant and equipment, net	51,573				51,573			51,573
Deferred tax asset, net			—	k	—	—	k	—
Other assets, non-current	7,551		(7,311)	j	240	(7,311)	j	240
Total assets	$144,307	$71,853	$(20,886)		$195,274	$(19,311)		$196,849
Liabilities:
Accounts payable	$13,086	$2,671	(1,025)	h	$14,732	(1,025)	h	$14,732
Interest payable	371		(371)	g	—	(371)	g	—
Other liabilities, current	4,858	33	(1,853)	c	3,038	(1,853)	c	3,038
Debt, current	595,376	600	(595,376)	g	600	(595,376)	g	600
Current liabilities	613,691	3,304	(598,625)		18,370	(598,625)		18,370
Deferred underwriting fees		7,280	(7,280)	h	—	(7,280)	h	—
Other liabilities, non-current	18				18			18
Debt, non-current			64,350	e		64,350	e
			80,000	g		80,000	g
			(7,311)	j	137,039	(7,311)	j	137,039
Royalty agreement			30,000	e	30,000	30,000	e	30,000
Asset retirement obligation, non-current	4,467				4,467			4,467
Total liabilities	618,176	10,584	(438,866)		189,894	(438,866)		189,894

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Stockholders’ (Deficit) Equity:
Common stock subject to possible redemption		56,269	(56,269)	d	—	(56,269)	d	—
Preferred stock		—			—			—
Class A common stock		—	2	d		1	d
			3	g		3	g
			—	i	5	1	i	5
Class B common stock		1	(1)	d	—	(1)	d	—
Common stock	3		(3)	c	—	(3)	c	—
Additional paid-in capital	5,184	3,302	(2,058)	c		(2,058)	c
			82,965	d		11,180	d
			4,250	e		4,250	e
			10,000	f		20,000	f
			321,914	g		321,914	g
			4,561	h		2,371	h
			3,214	i	433,332	64,999	i	431,141
Retained earnings (accumulated deficit)	(479,056)	1,697	61,133	g		61,133	g
			(189)	c		(189)	c
			(1,697)	d		(1,697)	d
			(9,845)	h	(427,957)	(6,080)	h	(424,191)
Total stockholders’ (deficit) equity	(473,869)	61,269	417,980		5,380	419,555		6,955
Total liabilities and stockholders’ (deficit) equity	$144,307	$71,853	$(20,886)		$195,274	$(19,311)		$196,849

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2020

(UNAUDITED)

(in thousands, except share and per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Revenues	$11,124				$11,124			$11,124
Cost of sales:
Production costs	15,569		167	c	15,736	167	c	15,736
Depreciation and amortization	1,334				1,334			1,334
Write-down of production inventories	6,965				6,965			6,965
Total cost of sales	23,868	—	167		24,035	167		24,035
Operating expenses:
Accretion	93				93			93
General and administrative	2,006	3,122	(3,385)	d	1,743	(3,385)	d	1,743
Loss from operations	(14,843)	(3,122)	3,218		(14,747)	3,218		(14,747)
Other income (expense):
Interest income	112	660	(660)	e	112	(660)	e	112
Interest expense	(19,887)		16,443	f	(3,444)	16,443	f	(3,444)
Loss before income taxes	(34,618)	(2,462)	19,001		(18,079)	19,001		(18,079)
Income tax	—	(128)	128	g	—	128	g	—
Net loss	$(34,618)	$(2,590)	$19,129		$(18,079)	$19,129		$(18,079)
Loss per share:
Basic and diluted	$(11.95)				$(0.36)			$(0.36)
Weighted average shares outstanding:
Basic and diluted	2,897,568	47,109,341	50,006,909		47,160,119	50,057,687

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2019

(UNAUDITED)

(in thousands, except share and per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Revenues	$13,709				$13,709			$13,709
Cost of sales:
Production costs	11,041		206	c	11,247	206	c	11,247
Depreciation and amortization	1,011				1,011			1,011
Write-down of production inventories	18,617				18,617			18,617
Total cost of sales	30,669	—	206		30,875	206		30,875
Operating expenses:
Project and development	7,708				7,708			7,708
Care and maintenance	3,529				3,529			3,529
Pre-production depreciation and amortization	1,067				1,067			1,067
Accretion	422				422			422
General and administrative	6,072	876	(1,582)	d	5,366	(1,582)	d	5,366
Reduction in asset retirement obligation	(1,880)				(1,880)			(1,880)
Impairment of long-lived assets	63				63			63
Loss from operations	(33,941)	(876)	1,376		(33,441)	1,376		(33,441)
Other income (expense):
Interest income	795	4,387	(4,387)	e	795	(4,387)	e	795
Interest expense	(64,844)		51,521	f	(13,323)	51,521	f	(13,323)
Loss before reorganization items, net and income taxes	(97,990)	3,511	48,510		(45,969)	48,510		(45,969)
Reorganization items, net	(905)				(905)			(905)
Loss before income taxes	(98,895)	3,511	48,510		(46,874)	48,510		(46,874)
Income tax	—	(900)	900	g	—	900	g	—
Net loss	$(98,895)	$2,611	$49,410		$(46,874)	$49,410		$(46,874)
Loss per share:
Basic and diluted	$(36.10)				$(0.94)			$(0.94)
Weighted average shares outstanding:
Basic and diluted	2,739,505		47,272,555		50,012,060	47,318,182		50,057,687

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.Basis of Presentation

Description of the Transactions

MUDS, a publicly traded blank check company, and Seller, a US-based, gold and silver producer operating the Hycroft mine located in the world-class mining region of Northern Nevada, have entered into a definitive purchase agreement, under which Seller will sell all of the equity interests of Seller’s subsidiaries to MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of MUDS (“Acquisition Sub”), and MUDS or Acquisition Sub will acquire substantially all of Seller’s other assets and discharge and pay or assume substantially all of Seller’s liabilities.

Pursuant to the terms of the Recapitalization Transaction, Seller will have, after raising gross cash proceeds of $210.0 million, the minimum cash condition under the Purchase Agreement, at least $50.0 million of unrestricted and available cash on hand at closing. Cash and financing sources for the transaction include (A) a $110.0 million multi-tranche credit agreement arranged by Sprott Resource Lending Corp. (the “Sprott Credit Agreement”), of which $70.0 million is expected to be drawn at closing, (B) a $30.0 million 1.5% net smelter royalty agreement arranged by Sprott Private Resource Lending II (Co.) Inc. (the “Sprott Royalty Agreement”), (C) consummation of a $25.0 million forward purchase of MUDS units and shares by sponsor, (d) Assumed New Subordinated Notes not to exceed $80.0 million, (e) the net cash remaining in MUDS’ trust account following any MUDS stockholder redemptions, (f) proceeds generated from the PIPE Investment, which are expected to be at least $10.0 million and (g) the exchange of the Excess Notes and the 1.5 Lien Notes into shares of MUDS Class A common stock and conversion of the Second Lien Notes into shares of Seller common stock immediately prior to the consummation of the Recapitalization Transaction.

Seller’s post-transaction indebtedness will include amounts drawn from the Sprott Credit Agreement plus the Assumed New Subordinated Notes not to exceed $80.0 million. All other indebtedness of Seller will be repaid and retired, exchanged for shares of MUDS Class A common stock, converted into shares of Seller common stock or assumed by MUDS in the transaction.

Accounting for the Business Combination

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, for financial reporting purposes, MUDS has been treated as the “acquired” company and Seller has been treated as the “acquirer”. This determination was primarily based on current stockholders of Seller having a relative majority of the voting power of the combined entity, the operations of Seller prior to the acquisition comprising the only ongoing operations of the combined entity, the fact that four of the seven director nominees to the HYMC board of directors are current directors of Seller (and such nominees are therefore expected to comprise a majority of the HYMC board of directors following the Recapitalization Transaction), and senior management of Seller comprising the majority of the senior management of the combined entity. At any redemption level, including the maximum, Seller’s common stockholders prior to the consummation of the Recapitalization Transaction (and after issuance of additional shares of Seller common stock pursuant to the conversion of the Second Lien Notes) and the holders of the Excess Notes and 1.5 Lien Notes receiving shares of MUDS Class A common stock in exchange for their notes, will hold more than 50% at a minimum, and up to approximately 94% at a maximum, of the total shares of MUDS Class A common stock which will be issued and outstanding upon consummation of the Recapitalization Transaction.

Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Seller. The net assets of Seller will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the following events that are related and/or directly attributable to the Recapitalization Transaction: (i) the exchange, (ii) the debt and warrant assumption, (iii) the 1.25 Lien Exchange, (iv) the conversion, (v) the PIPE Investment, (vi) the forward purchase, (vii) the underwriting commission issuance of MUDS Class A common stock and (viii) the lender issuance of MUDS Class A common stock, each of which are factually supportable and, with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Recapitalization Transaction, and the foregoing transactions attributable to the Recapitalization Transaction listed above.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and preliminary in nature. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MUDS and Seller have not had

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

any historical commercial relationship prior to the Recapitalization Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with MUDS’ and Seller’s financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in this prospectus.

Redemption Scenarios

The unaudited pro forma condensed combined financial information has been prepared using two redemption scenarios, which give effect to the range of minimum and maximum redemptions that may occur in addition to the effects of other financing agreements and exchanges outlined in the Description of Business Combination section above.

a)	No Redemption Scenario — The no redemption scenario assumes that, after giving effect to the stock redeemed by public stockholders in connection with the Extension Meeting, no additional shares of MUDS Class A common stock are redeemed, resulting in aggregate cash available for transaction consideration, before any costs and fees, of $71.8 million for the benefit of the continuing combined entity. At the Extension Meeting, 13,890,713 shares of MUDS Class A common stock (approximately 67%) were redeemed leaving a total of 6,909,287 shares of MUDS Class A common stock unredeemed as of March 31, 2020.
b)	Maximum Redemption Scenario — The maximum redemption scenario assumes that 6,909,287 shares of MUDS Class A common stock are redeemed, resulting in an aggregate payment before any costs and fees, of $71.8 million as of March 31, 2020 out of the trust account to the holders of MUDS Class A common stock. In its unaudited condensed interim financial statements as of and for the three months ended March 31, 2020, to support its financial reporting presentation requirements for the Trust, the Sponsor has presented 1,338,072 shares of Class A Common Stock as issued and outstanding which is exclusive of the 5,571,215 shares of Class A Common Stock presented as subject to possible redemption in those same financial statements; however, the total of these two amounts, which equals 6,909,287 shares, is entirely subject to redemption.

The following table summarizes the estimated transaction consideration and costs and fees under each redemption scenario. The amounts reflected below are preliminary in nature and subject to future adjustment as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs. The preliminary amounts shown below are not indicative or representative of how such transactions may be reported in the future for financial reporting purposes upon the completion of all technical accounting analysis. See the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements for additional details and pro forma adjustments related to the below instruments and transactions.

Preliminary Estimated Consideration	(a) No Redemptions	(b) Maximum Redemptions
Cash:
Investments held in Trust account(1)	$71,786	$—
Sprott Credit Agreement(2)	68,600	68,600
Royalty Agreement(3)	30,000	30,000
Sponsor forward purchase (MUDS units and shares)(4)	25,000	25,000
Proceeds from PIPE Investment (MUDS stock)(5)	10,000	20,000
Backstop Agreement (MUDS stock and warrants)(6)	3,214	65,000
Class A common stock:
MUDS stock issued to holders of Seller’s 1.25 and 1.5 Lien Notes(7)	182,001	182,001
MUDS stock issued to former holders of Seller’s Second Lien Notes(8)(9)	139,873	139,873
MUDS stock issued to Seller’s common stockholders(8)(9)	3,126	3,126
Assumed debt:
New Subordinated Notes(10)	80,000	80,000
Estimated Consideration, Gross	613,600	613,600
Transaction fees and costs:
Management incentive compensation(11)	(7,339)	(5,764)
Deferred underwriting fees(12)	(7,061)	(4,871)
Investment banking advisory services(13)	(3,750)	(3,750)
Estimated Fees and Costs	(18,150)	(14,385)
Estimated Consideration, Net	$595,450	$599,215

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(1)	Represents estimated remaining gross proceeds from investments held in Trust account, using the March 31, 2020 trust balance.
(2)	Represents the gross proceeds expected to be advanced under the Sprott Credit Agreement on the closing date after giving effect to the 2% issuance discount of $1.4 million.
(3)	Proceeds from the Sprott Royalty Agreement.
(4)	Gross proceeds from the forward purchase of MUDS’ units and shares by sponsor at $10.00 per unit.
(5)	Estimated gross proceeds from shares of MUDS Class A common stock purchased at $10.00 per share through the PIPE Investment (excluding the proceeds from the Subscription/Backstop Agreements but including incremental equity investment).
(6)	Estimated gross proceeds from shares of MUDS Class A common stock issued at $10.00 per share under the Subscription/Backstop Agreements; the counterparties to the Subscription/Backstop Agreements are investment funds affiliated with Seller and will receive 0.5 warrants per share (3.25 million warrants) regardless of whether or not such parties are required to purchase any shares pursuant to the Subscription/Backstop Agreements.
(7)	Represents the estimated value of shares of MUDS Class A common stock issued at $10.00 per share to former holders of Seller’s 1.25 Lien and 1.5 Lien Notes to satisfy any remaining and unpaid balance following any cash repayments of the such notes (based on the cash available for such repayments, if any).
(8)	Represents the estimated value of shares of MUDS Class A common stock distributed, on a pro rata basis, to holders of Seller common stock, including the former holders of the Second Lien Notes, at $10.00 per share following the conversion of the Second Lien Notes into shares of Seller common stock.
(9)	Does not reflect distribution of Surrendered Shares to holders of Seller common stock, including the former holders of the Second Lien Notes, as Surrendered Shares, while received by Seller as consideration in transaction for distribution to holders of Seller common stock, including the former holders of the Second Lien Notes, are an allocation of MUDS Class A common shares and do not result in specific or additional transaction consideration requiring pro forma adjustment in these unaudited pro forma condensed combined financial statements.
(10)	Represents the New Subordinated Notes (not to exceed $80.0 million) issued in exchange for the 1.25 Lien Notes.
(11)	Represents cash payments for management incentive bonuses pursuant to Seller’s Retention Bonus Plan.
(12)	Represents amounts due to MUDS’ underwriter which were deferred until the completion of a business combination. The fees will be paid with (A) $2.5 million cash, (B) $2.0 million of MUDS’ Class A common stock, and (C) $2.78 million of MUDS Class A common stock to be paid dependent on the level of redemptions and PIPE investment proceeds and a sliding scale using a price of $10.00 per share and a $75.0 million threshold.
(13)	Represents amounts due for investment banking advisory services to Seller.

Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 reflects the following adjustments:

(a)	Represents the historical unaudited balance sheet of Hycroft Mining Corporation, Seller, as of March 31, 2020. For financial reporting purposes under US GAAP, Seller is the acquirer.
(b)	Represents the historical unaudited balance sheet of MUDS, as of March 31, 2020. For financial reporting purposes under US GAAP, MUDS is the acquiree.
(c)	Represents adjustments to Seller’s balances for certain assets and liabilities that will either remain with Seller or be settled as part of the transaction, including, (1) $2.25 million of cash (post reclassification of $2.9 million of restricted cash to available cash) to be retained by Seller, (2) $1.8 million of cash paid at closing of the Recapitalization Transaction to settle the deferred phantom unit liability, and (3) related stockholders’ equity adjustments based on the $3.1 million of value for 312,595 shares of MUDS Class A common stock, at $10.00 per share, representing the portion of the 32,500,000 shares of MUDS Class A common stock issued by MUDS that is distributed to the existing owners of Seller’s common stock. Based on the terms of the Recapitalization Transaction and allocation hierarchy of transaction consideration, the value of the 312,595 shares of MUDS Class A common stock received by Seller’s stockholders is lower than Seller’s March 31, 2020 paid-in capital balance of $5.2 million, less the $2.25 million of cash retained by Seller, by approximately $0.1 million.

The allocation of the 32,500,000 shares of MUDS Class A common stock issued by MUDS is determined using the balances of Seller’s paid-in capital and the Excess Notes, the 1.5 Lien Notes and the Second Lien Notes (collectively referred to as the “Seller Stockholder Funded Debt”, which, based on the terms of the Recapitalization Transaction and allocation hierarchy of transaction consideration results in the Excess Notes and 1.5 Lien Notes (at 110% of face value) being satisfied in full, after which the remaining consideration is distributed on a pro rata basis to Seller’s common stockholders, which includes the former holders of the Second Lien Notes. Accordingly, as the balances of Seller Stockholder Funded Debt has increased after March 31, 2020 for additional 1.25 Lien Note issuances, which increases the balance of the Excess Notes, and for payment-in-kind interest added to Seller Stockholder Funded Debt balances, the future/actual allocation of the 32,500,000 shares of MUDS Class A common stock at the transaction closing date will not match the presentation of such herein or included elsewhere in this prospectus as a higher number of shares will be allocated to the holders of the Excess Notes and 1.50 Lien Notes with corresponding decreases to the number of shares of MUDS Class A common stock distributed on a pro rata basis to Seller’s common stockholders, which includes the former holders of the Second Lien Notes. The following table provides a summary of the pro forma adjustments related to the $325.0 million (representing 32,500,000 shares of MUDS Class A

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

common stock) of consideration paid to Seller and distributed to Seller’s stockholders, including the former Second Lien Noteholders, using Seller’s March 31, 2020 recorded balances:

		Pro Forma Adjustments
	Seller Subsidiaries	Issuance of New Subordinated Note	1.5 Lien Notes Exchanged at 110%	Cash Retained by Seller	Pro Rata Adjustments	Total Pro Forma Adjustments	Pro Forma Combined(1)
Additional paid-in capital	$5,184			$(2,250)	$192	$(2,058)	$3,126
Debt, current:
1.25 Lien Notes	105,593	(80,000)				(80,000)	25,593
1.5 Lien Notes	142,189		14,219			14,219	156,408
Second Lien Notes	216,227				(76,354)	(76,354)	139,873
	$469,193	$(80,000)	$14,219	$(2,250)	$(76,162)	$(144,193)	$325,000

(1)	$325.0 million of consideration issued by MUDS is allocated among the exchange of Seller’s existing Excess Notes and conversion of Second Lien Notes balances into shares of Seller common stock and the exchange of the 1.5 Lien Notes for shares of MUDS Class A common stock. See Note 5. Pro Forma Loss Per Share to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.
(d)	Under both the no redemption and maximum redemption scenarios, a $1.7 million adjustment is made to remove the retained earnings balance of MUDS.

No Redemption — Represents (1) the reclassification of $71.8 million (representing 6,909,287 shares of MUDS Class A common stock) of investments held in Trust account to cash available for the benefit of the continuing combined entity, (2) $25.0 million of proceeds received pursuant to the Sponsor’s forward purchase agreement for 2,500,000 MUDS units and 625,000 of shares of MUDS Class A common stock, and (3) related stockholders’ equity adjustments to (i) reclassify 5,571,215 shares of MUDS Class A common stock subject to redemption to HYMC Class A common stock and additional paid-in capital, (ii) record the units and shares of MUDS Class A common stock purchased by the Sponsor under the forward purchase, and (iii) record the conversion and reclassification of 5,200,000 shares of MUDS Class B common stock into shares of MUDS Class A common stock, of which 1,941,667 are surrendered to Seller for pro rata distribution to Seller’s stockholders, which includes the former Second Lien Noteholders following conversion of the Second Lien Notes into Seller common stock. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents (1) the distribution of $71.8 million (representing 6,909,287 shares of MUDS Class A common stock) of investments held in Trust account to common stockholders of MUDS to disburse the funds for redemptions, (2) $25.0 million of proceeds received pursuant to the Sponsor’s forward purchase agreement for 2,500,000 MUDS units and 625,000 of shares of MUDS Class A common stock, and (3) related stockholders’ equity adjustments to (i) record the distribution of MUDS Class A common stock subject to redemption, (ii) record the units and shares of MUDS Class A common stock purchased by the Sponsor under the forward purchase agreement and (iii) record the conversion and reclassification of 5,200,000 shares of MUDS Class B common stock into shares of MUDS Class A common stock, of which 3,584,616 are surrendered to Seller for pro rata distribution to Seller’s stockholders, which includes the former Second Lien Noteholders following conversion of the Second Lien Notes into Seller common stock. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(e)	Represents the $98.6 million of proceeds from transactions with the Sprott entities, which include (1) $68.6 million of net proceeds received from the Sprott Credit Agreement ($70.0 million gross reduced for a 2% issuance discount), of which $4.3 million was recorded to additional paid-in capital for the partner alignment shares (495,118 shares of MUDS Class A common stock under the No Redemption scenario and 495,621 shares of MUDS Class A common stock under the Maximum Redemption scenario), and (2) $30.0 million of proceeds received from the Sprott Royalty Agreement arranged by Sprott Resource Lending Corp. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.
(f)	No Redemption — Represents $10.0 million of proceeds received from the 1,000,000 shares of MUDS’ stock sold to investors in the PIPE Investment at $10.00 per share. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents $20.0 million of proceeds received from the 2,000,000 shares of MUDS Class A common stock sold to investors in the PIPE Investment (excluding the proceeds from the Subscription/Backstop Agreements but including the incremental equity investment) at $10.00 per share to satisfy the minimum cash requirement of $210.0 million of gross cash

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

raised in the transactions. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(g)	Represents the repayment, exchange, or conversion of Seller’s existing debt and interest balances.

Under both the no redemption and maximum redemption scenarios (1) the $125.5 million First Lien Credit Agreement, $6.9 million Jacobs Note, and $0.4 million of interest payable are repaid with cash, (2) $80.0 million of outstanding 1.25 Lien Notes are exchanged for Assumed New Subordinated Notes and $25.6 million of outstanding 1.25L Notes are exchanged for 2,559,300 shares of MUDS Class A common stock, (3) the 1.5 Lien Notes are entitled to receive an amount equal to 110% of the principal balance, which was $14.2 million more than the $142.2 million recorded balance as of March 31, 2020, and are repaid with 15,640,790 shares of MUDS Class A common stock, and (4) the Second Lien Notes are converted into shares of Seller common stock and then 14,299,910 shares of MUDS Class A common stock is distributed pro rata to all holders of Seller common stock (including former holders of Seller common stock following the conversion of the Second Lien Notes which represents 13,987,315 shares of MUDS Class A common stock distributed on a pro rata basis) and the Second Lien Notes will realize a $76.4 million adjustment below the March 31, 2020 recorded balance of $216.2 million based on the terms of the Recapitalization Transaction and allocation hierarchy of transaction consideration. See “2(c)” above for additional detail on the methodology and adjustments to Seller’s 1.25 Lien Notes, 1.5 Lien Notes and 2.0 Lien Notes balances.

	Seller Subsidiaries Balance	Adjustments	Cash Repayments	Issuance of New Subord. Notes	Equity Conversions / Exchanges	Pro Forma Combined
Debt, current
First Lien Agreement	$125,468		$(125,468)			$—
1.25 Lien Notes	105,593			(80,000)	(25,593)	—
1.5 Lien Notes	142,189	14,219	—		(156,408)	—
Second Lien Notes	216,227	(76,354)			(139,873)
Jacobs Note	6,858		(6,858)			—
Less, debt issuance costs	(959)	959				—
	$595,376					$—
Interest payable
First Lien Agreement	$371		(371)			$—
		$(61,176)	$(132,697)	$(80,000)	$(321,874)

See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(h)	No Redemption — Represents the payments of underwriting fees and transaction costs, including (1) $13.6 million of cash for (i) a $7.3 million management incentive plan payment, (ii) $2.5 million paid for deferred underwriting fees, and (iii) $3.8 million for investment banking advisory services for Seller and (2) $4.6 million for 456,104 shares of MUDS Class A common stock issued for deferred underwriting fees. As of March 31, 2020, $1.0 million was accrued in accounts payable for the investment banking advisory services for Seller and $7.3 million was accrued as deferred underwriting fees.

Maximum Redemption — Represents the same pro forma adjustments as the no redemption scenario except that (1) cash underwriting fees and transaction costs total $12.0 million, which includes (i) a $5.8 million management incentive plan payment, (ii) $2.5 million paid for deferred underwriting fees, and (iii) $3.8 million for investment banking advisory services for Seller, and (2) only $2.4 million, representing 237,067 shares of MUDS Class A common stock, are issued for deferred underwriting fees.

See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(i)	No Redemption — Represents $3.2 million (representing 321,400 shares of MUDS Class A common stock) of cash proceeds received pursuant to the Subscription/Backstop Agreements, to satisfy the minimum cash requirement of $210.0 million of gross cash raised in the transactions, and related stockholders’ equity adjustments. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents $65.0 million (representing 6,500,000 shares of MUDS Class A common stock) of cash proceeds received pursuant to the Subscription/Backstop Agreements and related stockholders’ equity adjustments. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(j)	Represents the reclassification of Seller’s deferred future financing costs related to the debt financing to debt, resulting in $7.3 million of such deferred costs presented as a contra-liability.
(k)	The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, for financial reporting purposes, MUDS has been treated as the “acquired” company and Seller has been treated as the “acquirer.” For tax purposes, MUDS will be treated as the acquirer and is expected to establish a new tax basis in the purchased assets which may result in the recognition of a net deferred tax asset; however, these pro forma adjustments do not include any adjustments for increases in deferred tax assets as it uncertain as to the ultimate realization of any future tax benefits.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Statement of Operations for the Three Months Ended March 31, 2020

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 reflects the following adjustments:

(a)	Represents the historical unaudited statement of operations of Seller for the three months ended March 31, 2020. For financial reporting purposes under GAAP, Seller is the acquirer.
(b)	Represents the historical unaudited statement of operations of MUDS for the three months ended March 31, 2020. For financial reporting purposes under GAAP, MUDS is the acquiree.
(c)	Represents the effect of the Sprott Royalty Agreement cost, calculated as a percentage of revenue.
(d)	Represents adjustments of (1) $3.1 million for MUDS’ general and administrative costs and (2) $0.3 million of deferred phantom unit costs of Seller, both of which are not expected to have a continuing impact on the combined company.
(e)	Represents an adjustment of $0.7 million for interest income from investments held in the Trust account as such funds would be used as transaction consideration or classified as available cash in the combined company.
(f)	Represents adjustments to interest expense to (1) remove effects of Seller’s obligations, which will not have a continuing effect on the combined company, and (2) add the effects of the obligations of the combined company, namely (i) $70.0 million expected to be advanced under the Sprott Credit Agreement on the closing date of the Recapitalization Transaction and (ii) $80.0 million of Assumed New Subordinated Notes in exchange for the 1.25 Lien Notes. The pro forma adjustments do not include the effects of any issuance discounts which may be calculated in the future as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs.

	Seller Subsidiaries Balance	Pro Forma Adjustments	Pro Forma Combined
First Lien Agreement	$2,867	$(2,867)	$—
1.25 Lien Notes	3,352	(3,352)	—
1.5 Lien Notes	5,139	(5,139)	—
Second Lien Notes	7,816	(7,816)	—
Jacobs Note	85	(85)	—
Amortization of debt issuance costs	672	(672)	—
Less: capitalized interest	(44)		(44)
Assumed New Subordinated Notes		2,000	2,000
Sprott Credit Agreement		1,488	1,488
	$19,887	$(16,443)	$3,444

(g)	Represents adjustments to reverse income tax expense recorded by MUDS as the combined company has a loss before income taxes.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2019

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 reflects the following adjustments:

(a)	Represents the historical audited statement of operations of Seller for the year ended December 31, 2019. For financial reporting purposes under GAAP, Seller is the acquirer.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

(b)	Represents the historical audited statement of operations of MUDS for the year ended December 31, 2019. For financial reporting purposes under GAAP, MUDS is the acquiree.
(c)	Represents the effect of the Sprott Royalty Agreement cost, calculated as a percentage of revenue.
(d)	Represents adjustments of (1) $0.9 million for MUDS’ general and administrative costs and (2) $0.7 million of deferred phantom unit costs of Seller, both of which are not expected to have a continuing impact on the combined company.
(e)	Represents an adjustment of $4.4 million for interest income from investments held in the Trust account as such funds would be used as transaction consideration or classified as available cash in the combined company.
(f)	Represents adjustments to interest expense to (1) remove effects of Seller’s obligations, which will not have a continuing effect on the combined company, and (2) add the effects of the obligations of the combined company, namely (i) $70.0 million expected to be advanced under the Sprott Credit Agreement on the closing date of the Recapitalization Transaction and (ii) $77.2 million of Assumed New Subordinated Notes in exchange for the 1.25 Lien Notes. The pro forma adjustments do not include the effects of any issuance discounts which may be calculated in the future as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs.

	Seller Subsidiaries Balance	Pro Forma Adjustments	Pro Forma Combined
First Lien Agreement	$10,022	$(10,022)	$—
1.25 Lien Notes	5,241	(5,241)	—
1.5 Lien Notes	18,763	(18,763)	—
Second Lien Notes	28,537	(28,537)	—
Jacobs Note	785	(785)	—
Amortization of debt issuance costs	2,047	(2,047)	—
Less: capitalized interest	(551)		(551)
Assumed New Subordinated Notes		7,721	7,721
Sprott Credit Agreement		6,153	6,153
	$64,844	$(51,521)	$13,323

(g)	Represents adjustments to reverse income tax expense recorded by MUDS as the combined company has a loss before income taxes.

Note 5. Pro Forma Loss Per Share

The tables below summarize the estimated pro forma shares of HYMC Class A common stock issued and outstanding as a result of the transactions using March 31, 2020 recorded balances and the no redemption and maximum redemptions scenarios and assumptions described in Note 1. Basis of Presentation to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements. Since the balances of Seller Stockholder Funded Debt have increased after March 31, 2020 for additional issuance of 1.25 Lien Notes and for payment-in-kind interest added to Seller Stockholder Funded Debt balances, the future/actual allocation of 32,500,000 shares of MUDS Class A common stock at the transaction closing date between Seller Stockholder Funded Debt holders and Seller’s common stockholders (including holders of Seller common stock following the conversion of the Second Lien Notes) will not match the presentation of such herein or included elsewhere in this prospectus as a higher number of shares will be allocated to the

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

holders of the Excess Notes and 1.50 Lien Notes with corresponding decreases to the number of shares allocated to Seller’s common stockholders (including holders of Seller common stock following the conversion of the Second Lien Notes).

			Pro Forma Adjustments — No Redemption Scenario
Description	Seller Subsidiaries	Mudrick Capital Acquisition Corporation	See Note 2(c) for further detail	See Note 2(d) for further detail	See Note 2(e) for further detail	See Note 2(f) for further detail	See Note 2(g) for further detail	See Note 2(h) for further detail	See Note 2(i) for further detail	Pro Forma Combined (No Redemptions)
Seller’s common stockholders	2,897,568		(2,584,973)							312,595
MUDS’ stockholders:
Common Stock subject to redemption		5,571,215		(5,571,215)						—
Class A Common Stock:
Existing stockholders		1,338,072		5,571,215						6,909,287
Sponsor forward purchase				3,125,000						3,125,000
Shares retained by Sponsor from Class B conversions				3,258,333						3,258,333
Surrendered Shares to Seller’s stockholders and Second Lien Noteholders				1,941,667						1,941,667
Class B Common Stock		5,200,000		(5,200,000)						—
PIPE Investment						1,000,000				1,000,000
Exchange and conversions of Seller’s debt:
1.25 Lien Notes							2,559,300			2,559,300
1.5 Lien Notes							15,640,790			15,640,790
Former holders of Second Lien Notes							13,987,315			13,987,315
Deferred underwriting fees (Cantor)								456,104		456,104
Sprott Credit Agreement					495,118					495,118
Backstop Agreement with Initial Subscribers									321,400	321,400
	2,897,568	12,109,287	(2,584,973)	3,125,000	495,118	1,000,000	32,187,405	456,104	321,400	50,006,909

			Pro Forma Adjustments — Maximum Redemption Scenario
Description	Seller Subsidiaries	Mudrick Capital Acquisition Corporation	See Note 2(c) for further detail	See Note 2(d) for further detail	See Note 2(e) for further detail	See Note 2(f) for further detail	See Note 2(g) for further detail	See Note 2(h) for further detail	See Note 2(i) for further detail	Pro Forma Combined (Max Redemptions)
Seller’s common stockholders	2,897,568		(2,584,973)							312,595
MUDS’ stockholders:
Common Stock subject to redemption		5,571,215		(5,571,215)						—
Class A Common Stock:
Existing stockholders		1,338,072		(1,338,072)						—
Sponsor forward purchase				3,125,000						3,125,000
Shares retained by Sponsor from Class B conversions				1,615,384						1,615,384
Surrendered Shares to Seller’s stockholders and Second Lien Noteholders				3,584,616						3,584,616
Class B Common Stock		5,200,000		(5,200,000)						—
PIPE Investment						2,000,000				2,000,000
Exchange and conversions of Seller’s debt:
1.25 Lien Notes							2,559,300			2,559,300
1.5 Lien Notes							15,640,790			15,640,790
Former holders of Second Lien Notes							13,987,315			13,987,315
Deferred underwriting fees (Cantor)								237,067		237,067
Sprott Credit Agreement					495,621					495,621
Backstop Agreement with Initial Subscribers									6,500,000	6,500,000
	2,897,568	12,109,287	(2,584,973)	(3,784,287)	495,621	2,000,000	32,187,405	237,067	6,500,000	50,057,687

The table below summarizes the estimated pro forma loss per share as a result of the transactions had such transactions occurred on January 1, 2019. After the transaction, there will be (1) 34.3 million warrants to purchase shares of MUDS common stock outstanding at an exercise price of $11.50 per share and (2) an additional number of warrants to purchase shares of MUDS common stock pursuant to the assumption of the outstanding Seller warrants, the quantity and exercise price of which will be determined

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

pursuant to the terms of Seller Warrant Agreement to be assumed by MUDS upon consummation of the Recapitalization Transaction; however, since all warrant instruments would be anti-dilutive, they were excluded from the below calculations.

	Three Months Ended March 31, 2020		Year ended December 31, 2019
	No Redemptions	Max Redemptions	No Redemptions	Max Redemptions
Net loss	$(18,079)	$(18,079)	$(46,874)	$(46,874)
Basic and diluted shares outstanding	50,006,909	50,057,687	50,012,060	50,057,687
Basic and diluted loss per share	$(0.36)	$(0.36)	$(0.94)	$(0.94)

EXPLANATORY NOTE REGARDING PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2020

Adjustments to combine MUDS with the Company

As discussed in Note 3. Recapitalization Transaction to the Notes to Unaudited Condensed Consolidated Financial Statements as of and for the three and six months ended June 30, 2020, on May 29, 2020, the Company, formerly known as Mudrick Capital Acquisition Corporation (“MUDS”), consummated a business combination transaction (the “Recapitalization Transaction”) as contemplated by a purchase agreement dated January 13, 2020, as amended on February 26, 2020 (the “Purchase Agreement”), by and among the Company, MUDS Acquisition Sub, Inc. (“Acquisition Sub”) and Hycroft Mining Corporation (“Seller”). Pursuant to the Purchase Agreement, Acquisition Sub acquired all the issued and outstanding equity interests of the direct subsidiaries of Seller and substantially all of the other assets of Seller and assumed substantially all of the liabilities of Seller. In conjunction with the Recapitalization Transaction, Seller’s indebtedness existing prior to the Recapitalization Transaction was either repaid, exchanged for indebtedness of the Company, exchanged for shares of Company common stock or converted into shares of Seller common stock, and the Company’s post-Recapitalization Transaction indebtedness included amounts drawn under the Sprott Credit Agreement and the assumption of the newly issued New Subordinated Notes. Upon closing of the Recapitalization Transaction, the Company’s unrestricted cash available for use totaled $68.9 million and the number of shares of Company common stock issued and outstanding totaled 50,160,042. In addition, the Company had 34,289,999 outstanding warrants to purchase an equal number of shares of Company common stock at $11.50 per share and 12,721,623 warrants to purchase 3,210,213 shares of HYMC common stock at a price of $44.82 per share.

Prior to the Recapitalization Transaction, MUDS was a blank check special purpose acquisition corporation (“SPAC”) with no business operations. The Company accounted for the Recapitalization Transaction as a reverse recapitalization in which the Company’s financial statements reflect a continuation of Seller.

As the Recapitalization Transaction was completed on May 29, 2020, MUDS did not prepare financial statements as of and for the three and six months ended June 30, 2020, which precluded the Company from preparing updated unaudited pro forma condensed combined financial information for the second quarter of 2020; however, the Company has described the adjustments made to its financial statements on May 29, 2020 to combine the financial records of MUDS with the Company. For additional information on all the Company’s adjustments recorded as a result of the Recapitalization Transaction, refer to the Company’s Unaudited Condensed Consolidated Financial Statements as of and for the three and six months ended June 30, 2020.

Condensed consolidated balance sheet

On May 29, 2020, MUDS had assets and liabilities consisting primarily of $10.4 million of cash and cash equivalents and $6.7 million of liabilities for accounts payable, accrued expenses, and deferred underwriting fees. Upon consummation of the Recapitalization Transaction, the Company recorded MUDS’ assets and liabilities in its financial records along with a $3.7 million increase to additional paid-in capital, which represents the net equity increase for the 1,197,704 shares of MUDS common stock not redeemed by MUDS public stockholders and Cantor Fitzgerald & Co., the SPAC underwriter. The 1,197,704 shares of MUDS common stock not redeemed by MUDS public stockholders represented approximately 2.4% of the Company’s common stock issued and outstanding upon closing of the Recapitalization Transaction.

Condensed consolidated statement of operations

Since the Company accounted for the Recapitalization Transaction as a reverse recapitalization, in which the Company’s financial statements reflect a continuation of Seller, the Company recorded no amounts in its financial records for income, expenses, and costs incurred and recorded by MUDS as of and through May 29, 2020. During the three months ended March 31, 2020, in connection with MUDS’ operating of a blank check SPAC, MUDS recorded general and administrative expenses of $3.4 million, interest income of $0.7 million, and income tax of $0.1 million, resulting in a net loss of $2.6 million. MUDS’ recorded administrative costs and expenses to administer the SPAC and interest income received from its trust balance deposits were just that, and no amounts for such similar items are expected to be recorded in the Company’s financial records after completing the Recapitalization Transaction.

Loss per share

As discussed in Note 16. Loss per Share to the Notes to Unaudited Condensed Consolidated Financial Statements as of and for the three and six months ended June 30, 2020, during the three and six months ended June 30, 2020, the Company recorded basic and diluted loss per share of ($2.71) and ($9.02), respectively. If the Company were to exclude the 1,197,704 shares of MUDS common stock not redeemed by MUDS public stockholders in its calculation of loss per share, the basic and diluted loss per share during the three and six months ended June 30, 2020 would equal ($2.77) and ($9.23), respectively. Due to the Company’s net loss during the three and six months ended June 30, 2020, no consideration was given to the dilutive effect of common stock equivalents because the effects of such would have been anti-dilutive.

HYCROFT MINING HOLDING CORPORATION

8,333,334 Units, each consisting of One Share of Class A Common Stock and

One Warrant to Purchase One Share of Class A Common Stock

PROSPECTUS

October 2, 2020

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

Joint Book-Running Managers

BMO Capital Markets

Stifel

Canaccord Genuity

Co-Manager

Cormark Securities